                                                     Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-45467

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 9, 1998)

                           $1,143,843,000 (Approximate)
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                   HELLER FINANCIAL CAPITAL FUNDING, INC. and
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            as Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-HF1
                               -------------------

         The Series 1998-HF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 16 classes (each, a "Class") of Certificates:
(i) the Class A1 and Class A2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Class X Certificates" or the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Duff & Phelps Credit Rating Co. ("DCR") and/or by Standard & Poor's Ratings Services ("S&P" and, together with DCR, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance") or aggregate notional amount (the aggregate "Notional Amount"), and will accrue interest (initially, in the case of the Interest Only Certificates and the Class E Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

         The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, AMRESCO Services, L.P., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Sellers (as defined herein), the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined herein) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any of their respective affiliates or any other person.

      SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-41 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR
    CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                               -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
      IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------
                                                   (cover continued on page S-3)


                  INITIAL AGGREGATE CERTIFICATE
                         BALANCE OR                            INITIAL                 FINAL SCHEDULED               RATINGS
                    NOTIONAL AMOUNT(1)                 PASS-THROUGH RATE(2)         DISTRIBUTION DATE(3)           (DCR/S&P)(4)
                    ------------------                 --------------------         --------------------           ------------
Class A1                $225,000,000                            6.19%                     01/15/07                     AAA/AAA

Class A2                $697,143,000                            6.52%                     01/15/08                     AAA/AAA

Class X               $1,285,217,765                            1.22%                     02/15/18                     AAA/AAAr

Class B                  $67,474,000                            6.58%                     01/15/08                      AA/AA

Class C                  $64,261,000                            6.75%                     01/15/08                       A/A

Class D                  $64,261,000                            7.10%                     02/15/08                     BBB/BBB

Class E                  $25,704,000                            7.60%                     02/15/08                     BBB-/BBB-

-----------------------
(Footnotes to table on page S-3)

                            -----------------------

         The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, together, with Morgan Stanley, the "Underwriters") and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by the Depositor, will be approximately $1,244,647,860 plus accrued interest. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of the Depository Trust Company ("DTC") in the United States and may be made in book-entry form through Cedel Bank, S.A. ("Cedel") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about March 27, 1998 (the "Closing Date").
                               -------------------

MORGAN STANLEY DEAN WITTER                                 MERRILL LYNCH & CO.
             The date of this Prospectus Supplement is March 18, 1998

                                  [MAP OF U.S.]

The footnotes to the table on the cover page are as follows:

         (1) The table sets forth: in the case of the Class of Interest Only Certificates, the initial aggregate Notional Amount thereof; and, in the case of each other Class of Offered Certificates, the initial aggregate Certificate Balance thereof. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to distributions of principal. The initial aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%.

         (2) The Pass-Through Rates for the Class A1, Class A2, Class B, Class C and Class D Certificates for each Distribution Date are fixed at the respective per annum rates set forth in the table; provided that in each case such Pass-Through Rate will not exceed the WAC Rate (as defined herein) for such Distribution Date. The Pass-Through Rates for the Class X Certificates and the Class E Certificates are variable and, subsequent to the initial Distribution Date (as defined herein), will be determined as described under "Description of the Certificates -- Pass-Through Rates" herein. The Pass-Through Rates for the Class X Certificates and the Class E Certificates as set forth in the table are the approximate initial Pass-Through Rates.

         (3) The Final Scheduled Distribution Date with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class based on the assumption that no Mortgage Loan is prepaid in whole or in part and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings", the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in March 2030.

         (4)      See "Ratings" herein.


(cover continued from second preceding page)

         Initially, the assets of the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of 352 fixed-rate commercial and multifamily mortgage loans (the "Mortgage Loans"). The Cut-off Date is March 1, 1998 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,285,217,765, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Mortgage Loans are further described under "DESCRIPTION OF THE MORTGAGE POOL" herein and in Appendix I and Appendix II hereto.

         The Depositor will acquire the Mortgage Loans from the following sellers (each, a "Seller"): Heller Financial Capital Funding, Inc. (306 Mortgage Loans, representing 84.3% of the Initial Pool Balance); and Morgan Stanley Mortgage Capital Inc. (46 Mortgage Loans, representing 15.7% of the Initial Pool Balance).

         Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in April 1998 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to receive distributions of principal. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

         As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

         The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance or Notional Amount of such Class. THE YIELD TO MATURITY OF THE INTEREST ONLY CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, LOAN EXTENSIONS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) AND LOSSES ON OR IN RESPECT OF THE MORTGAGE LOANS, WHICH RATE AND TIMING OF PRINCIPAL PAYMENTS AND LOSSES MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Interest Only Certificates. Investors in the Interest Only Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--Certain Yield Considerations" and "MATURITY CONSIDERATIONS" herein and "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

         As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

         See "Index of Principal Definitions" in this Prospectus Supplement or in the Prospectus for the location of meanings of capitalized terms used but not defined herein.

         There is currently no secondary market for the Offered Certificates. Each Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND

ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

         THE OFFERED CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984, AS AMENDED.

         EACH UNDERWRITER MAY SELL OFFERED CERTIFICATES TO ITS AFFILIATES OR ENTITIES OVER WHICH ITS AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.

         THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 9, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL JUNE 16, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                           FORWARD-LOOKING STATEMENTS

         IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A

VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN, POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER EVENTS, CONDITIONS AND CIRCUMSTANCES, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.



                          REPORTS TO CERTIFICATEHOLDERS

         The Trustee will mail or otherwise make available monthly reports concerning the Certificates to all Certificateholders of record.



         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
AVAILABLE INFORMATION...........................................................................................S-5

FORWARD-LOOKING STATEMENTS......................................................................................S-5

REPORTS TO CERTIFICATEHOLDERS...................................................................................S-6

TRANSACTION OVERVIEW...........................................................................................S-10

SUMMARY........................................................................................................S-11

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS..................................................................S-41
   The Certificates............................................................................................S-41
   The Mortgage Loans..........................................................................................S-43
DESCRIPTION OF THE CERTIFICATES................................................................................S-48
   General.....................................................................................................S-48
   Registration; Denominations.................................................................................S-49
   Book-Entry Registration.....................................................................................S-49
   Certificate Balances and Notional Amounts...................................................................S-50
   Pass-Through Rates..........................................................................................S-51
   Distributions...............................................................................................S-52
   Appraisal Reductions........................................................................................S-56
   Subordination; Allocation of Losses and Certain Expenses....................................................S-57
   Prepayment Interest Shortfalls..............................................................................S-58
   Optional Termination........................................................................................S-58
   Advances....................................................................................................S-59
   Reports to Certificateholders; Available Information........................................................S-61
   Book-Entry Certificates.....................................................................................S-63
   Example of Distributions....................................................................................S-63
   Voting Rights...............................................................................................S-64
   The Trustee and the Fiscal Agent............................................................................S-64
MATURITY CONSIDERATIONS........................................................................................S-65

YIELD CONSIDERATIONS...........................................................................................S-69
   General.....................................................................................................S-69
   Rate and Timing of Principal Payments.......................................................................S-69
   Losses and Shortfalls.......................................................................................S-70
   Certain Relevant Factors....................................................................................S-70
   Delay in Payment of Distributions...........................................................................S-70
   Yield Sensitivity of the Interest Only Certificates.........................................................S-70
DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-72
   General.....................................................................................................S-72
   Certain Terms and Characteristics of the Mortgage Loans.....................................................S-73
   Assessments of Property Value and Condition.................................................................S-77
   Additional Mortgage Loan Information........................................................................S-78
   Standard Hazard Insurance...................................................................................S-80
   The Sellers.................................................................................................S-80
   Assignment of the Mortgage Loans............................................................................S-81
   Representations and Warranties..............................................................................S-81
   Repurchases and Other Remedies..............................................................................S-83
   Changes in Mortgage Pool Characteristics....................................................................S-83

SERVICING OF THE MORTGAGE LOANS................................................................................S-84
   General.....................................................................................................S-84
   The Master Servicer.........................................................................................S-86
   The Special Servicer........................................................................................S-86
   Sub-Servicers...............................................................................................S-87
   Servicing and Other Compensation and Payment of Expenses....................................................S-87
   The Operating Adviser.......................................................................................S-88
   Mortgage Loan Modifications.................................................................................S-89
   Sale of Defaulted Mortgage Loans and REO Properties.........................................................S-90
   REO Properties..............................................................................................S-90
   Inspections; Collection of Operating Information............................................................S-91
   Maintenance of Master Servicer/Special Servicer Acceptability...............................................S-91
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........................................................................S-91
   General.....................................................................................................S-91
   Original Issue Discount and Premium.........................................................................S-92
   Additional Considerations...................................................................................S-94
ERISA CONSIDERATIONS...........................................................................................S-94
   Plan Asset Regulation.......................................................................................S-94
   Individual Exemption........................................................................................S-95
   Other Exemptions............................................................................................S-96
   Insurance Company Purchasers................................................................................S-97
LEGAL INVESTMENT...............................................................................................S-97

USE OF PROCEEDS................................................................................................S-97

PLAN OF DISTRIBUTION...........................................................................................S-97

LEGAL MATTERS..................................................................................................S-98

RATINGS........................................................................................................S-99

INDEX OF PRINCIPAL DEFINITIONS................................................................................S-100


APPENDIX I   - MORTGAGE POOL INFORMATION........................................................................I-1
APPENDIX II  - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...................................................II-1
APPENDIX III - ADDITIONAL INFORMATION REGARDING THE MULTI-FAMILY LOANS........................................III-1

TERM SHEET......................................................................................................T-1

                              TRANSACTION OVERVIEW

         Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in its entirety.

=================================================================================================================================
                INITIAL
               AGGREGATE
              CERTIFICATE
               BALANCE OR                RATINGS                                              DESCRIPTION             INITIAL
                NOTIONAL                  (DCR/           WEIGHTED           PRINCIPAL          OF PASS-            PASS-THROUGH
  CLASS        AMOUNT (1)                S&P) (2)       AVG. LIFE (3)        WINDOW (3)       THROUGH RATE             RATE (4)

---------------------------------------------------------------------------------------------------------------------------------
     A1         $225,000,000             AAA/AAA            5.44               1-106           Fixed Rate             6.19%
---------------------------------------------------------------------------------------------------------------------------------
     A2         $697,143,000             AAA/AAA            9.54               106-118         Fixed Rate             6.52%
---------------------------------------------------------------------------------------------------------------------------------
      X         $1,285,217,765 (a)       AAA/AAAr           N/A                 N/A            Variable Rate I/O      1.22%
---------------------------------------------------------------------------------------------------------------------------------
      B         $67,474,000               AA/AA             9.80               118-118         Fixed Rate             6.58%
---------------------------------------------------------------------------------------------------------------------------------
      C         $64,261,000                A/A              9.80               118-118         Fixed Rate             6.75%
---------------------------------------------------------------------------------------------------------------------------------
      D         $64,261,000              BBB/BBB            9.87               118-119         Fixed Rate             7.10%
---------------------------------------------------------------------------------------------------------------------------------
      E         $25,704,000             BBB-/BBB-           9.88               119-119         Variable Rate          7.60%
---------------------------------------------------------------------------------------------------------------------------------
    F(b)        $51,409,000               NR/BB+            10.24              119-141         Fixed Rate             7.18%
---------------------------------------------------------------------------------------------------------------------------------
    G(b)        $19,278,000               NR/BB             12.71              141-169         Fixed Rate             7.18%
---------------------------------------------------------------------------------------------------------------------------------
    H(b)        $12,852,000               NR/BB-            14.44              169-175         Fixed Rate             6.19%
---------------------------------------------------------------------------------------------------------------------------------
    J(b)        $25,705,000                NR/B             14.67              175-177         Fixed Rate             6.19%
---------------------------------------------------------------------------------------------------------------------------------
    K(b)        $9,639,000                NR/B-             14.77              177-179         Fixed Rate             6.19%
---------------------------------------------------------------------------------------------------------------------------------
    L(b)        $22,491,765               NR/NR             16.71              179-239         Fixed Rate             6.19%
=================================================================================================================================

         (1)      In each case, subject to a variance of plus or minus 5%.

         (2)      See "Ratings" herein.

         (3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 0% CPR (as defined herein) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium (as defined herein) in connection therewith. See "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS" herein.

         (4) The Pass-Through Rates for the Class A1, Class A2, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K and Class L Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided that in each case such Pass-Through Rate will not exceed the WAC Rate for such Distribution Date. The initial Pass-Through Rates for the Interest Only Certificates and the Class E Certificates set forth in the table are approximate. The Pass-Through Rates for the Interest Only Certificates and the Class E Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described under "DESCRIPTION OF THE CERTIFICATES -- Pass-Through Rates" herein.

---------------
         (a)      Aggregate Notional Amount.
         (b)      Not offered hereby.

                                     SUMMARY


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or the Prospectus. An "INDEX OF PRINCIPAL DEFINITIONS" is included at the end of this Prospectus Supplement and the Prospectus.

DEPOSITOR..................................................   Morgan Stanley Capital I Inc., a Delaware corporation
                                                              (the "Depositor").  The Depositor's principal offices are
                                                              located at 1585 Broadway, New York, New York 10036,
                                                              telephone (212) 761-4700.

THE CERTIFICATES...........................................   The Series 1998-HF1 Commercial Mortgage Pass-Through
                                                              Certificates (the "Certificates") will be issued
                                                              in 16 classes (each, a "Class") designated as: (i) the
                                                              Class A1 and Class A2 Certificates (collectively, the
                                                              "Class A Certificates"); (ii) the Class X Certificates (the
                                                              "Interest Only Certificates" or the "Class X Certificates"
                                                              and, collectively with the Class A Certificates, the
                                                              "Senior Certificates"); (iii) the Class B, Class C, Class
                                                              D, Class E, Class F, Class G, Class H, Class J, Class K
                                                              and Class L Certificates (collectively, the "Subordinate
                                                              Certificates" and, collectively with the Senior
                                                              Certificates, the "REMIC Regular Certificates"); and
                                                              (iv) the Class R-I, Class R-II and Class R-III Certificates
                                                              (collectively, the "REMIC Residual Certificates").

                                                              The Certificates will evidence beneficial ownership
                                                              interests in a trust fund (the "Trust Fund") to be formed
                                                              by the Depositor pursuant to a Pooling and Servicing
                                                              Agreement to be dated as of the Cut-off Date (the
                                                              "Pooling and Servicing Agreement"), among the Depositor,
                                                              the Master Servicer, the Special Servicer, the Trustee
                                                              and the Fiscal Agent.  Initially, the assets of the
                                                              Trust Fund will consist primarily of 352 fixed-rate
                                                              mortgage loans (each, a "Mortgage Loan").  Each
                                                              Mortgage Loan is secured by a first mortgage lien on the
                                                              related borrower's fee and/or leasehold interest in a
                                                              commercial or multifamily real property (each, a
                                                              "Mortgaged Property" and collectively, the "Mortgaged
                                                              Properties").  As of the Cut-off Date, the Mortgage
                                                              Loans had an aggregate principal balance (the "Initial
                                                              Pool Balance") of $1,285,217,765, after application of
                                                              all payments due on or before such date, whether or not
                                                              received, and subject to a variance of plus or minus 5%.
                                                              The Trust Fund will also hold (i) any Mortgaged
                                                              Property acquired by foreclosure or deed in lieu of
                                                              foreclosure in respect of a Mortgage Loan that becomes
                                                              defaulted (any such property upon acquisition, an "REO
                                                              Property") and (ii) certain other related property, as

                                                              described herein. The Certificates collectively
                                                              represent the entire interest in the Trust Fund.

                                                              Only the Senior Certificates and the Class B, Class C, Class D, and
                                                              Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K,
                                                              Class L, Class R-I, Class R-II and Class R-III Certificates
                                                              (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

SELLERS....................................................   Heller Financial Capital Funding, Inc. ("Heller"), as to
                                                              306 Mortgage Loans, representing 84.3% of the Initial
                                                              Pool Balance; and Morgan Stanley Mortgage Capital
                                                              Inc. ("MSMC" and, collectively with Heller, the
                                                              "Sellers"), as to 46 Mortgage Loans, representing 15.7%
                                                              of the Initial Pool Balance.  Each Seller will sell its
                                                              Mortgage Loans on the Closing Date pursuant to an
                                                              agreement (each, a "Mortgage Loan Purchase Agreement"), which will be assigned in relevant part to the Trustee.  See "DESCRIPTION OF THE
                                                              MORTGAGE POOL -- The Sellers" herein.

MASTER SERVICER............................................   AMRESCO Services, L.P.  The Master Servicer will be
                                                              obligated to make Advances (as defined herein) with
                                                              respect to the Mortgage Loans as described herein.  See
                                                              "SERVICING OF THE MORTGAGE LOANS" and "DESCRIPTION OF THE
                                                              CERTIFICATES -- Advances" herein.

SPECIAL SERVICER...........................................   Lennar Partners, Inc.  The Special Servicer will be
                                                              responsible for performing certain servicing functions
                                                              with respect to Mortgage Loans that, in general, are in
                                                              default or as to which default is imminent, and for the
                                                              management of REO Properties.  The Special Servicer
                                                              will be required to notify the Operating Adviser before
                                                              taking certain actions and to obtain the approval of the
                                                              Operating Adviser with respect to each Asset Status
                                                              Report (as defined herein), and may be replaced by the
                                                              Operating Adviser without cause, as described herein.
                                                              See "SERVICING OF THE MORTGAGE LOANS -- The Operating Adviser" and
                                                              " -- General" herein.

TRUSTEE....................................................   LaSalle National Bank, a nationally chartered bank.  See
                                                              "DESCRIPTION OF THE CERTIFICATES -- The Trustee and the Fiscal Agent"
                                                              herein.  The Trustee will

                                                              be obligated to make Advances with respect to
                                                              the Mortgage Loans in certain circumstances
                                                              where the Master Servicer or Special Servicer
                                                              was required but failed to do so, as described
                                                              under "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

FISCAL AGENT...............................................   ABN AMRO Bank N.V., a Netherlands banking
                                                              corporation, and the indirect corporate parent of the
                                                              Trustee. See "DESCRIPTION OF THE CERTIFICATES --
                                                              The Trustee and the Fiscal Agent."  The Fiscal Agent
                                                              will be obligated to make Advances with respect to the
                                                              Mortgage Loans in certain circumstances where the
                                                              Master Servicer, Special Servicer and/or Trustee were
                                                              required but failed to do so, as described under
                                                              "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

OPERATING ADVISER..........................................   The holders of Certificates representing more than 50%
                                                              of the aggregate Certificate Balance of the most
                                                              subordinate Class of Principal Balance Certificates
                                                              outstanding at any time of determination (or, if the then-
                                                              aggregate Certificate Balance of such Class of
                                                              Certificates is less than 25% of the initial aggregate
                                                              Certificate Balance of such Class, of the next most
                                                              subordinate Class of Principal Balance Certificates) (in
                                                              any event, the "Controlling Class"), may appoint a
                                                              representative (the "Operating Adviser") as described
                                                              herein.  The Special Servicer will be required to notify
                                                              the Operating Adviser before taking certain actions and
                                                              to obtain the approval of the Operating Adviser with
                                                              respect to each Asset Status Report (as defined herein),
                                                              and may be replaced by the Operating Adviser without
                                                              cause, as described herein.  See "SERVICING OF THE
                                                              MORTGAGE LOANS -- The Operating Adviser" and
                                                              " -- General" herein.

CUT-OFF DATE...............................................   March 1, 1998.

CLOSING DATE...............................................   On or about March 27, 1998.

RECORD DATE................................................   With respect to each Class of Offered Certificates and
                                                              each Distribution Date, the last business day of the
                                                              calendar month immediately preceding the month in
                                                              which such Distribution Date occurs.

DISTRIBUTION DATE..........................................   The 15th day of each month or, if such 15th day is not a
                                                              business day, the business day immediately following
                                                              such 15th day, commencing in April, 1998.

DETERMINATION DATE.........................................   With respect to each Distribution Date, the tenth day of
                                                              the month in which such Distribution Date occurs (or, if
                                                              such tenth day is not a business day, the business day
                                                              immediately preceding such tenth day).

COLLECTION PERIOD..........................................   The "Collection Period" related to each Distribution
                                                              Date will begin (a) with respect to Monthly Payments,
                                                              on the day after the Determination Date in the month
                                                              preceding the month of such Distribution Date (or, in
                                                              the case of the first Distribution Date, the Cut-off Date)
                                                              and will end on the Determination Date in the month in
                                                              which the Distribution Date occurs; and (b) with respect
                                                              to all other collections on the Mortgage Loans and REO
                                                              Properties, on the day following the last day of the
                                                              previous Collection Period for such collections (or, in
                                                              the case of the first Distribution Date, the Cut-off Date)
                                                              and will end on the earlier of the Determination Date in
                                                              the month in which the Distribution Date occurs and the
                                                              fourth business day prior to such Distribution Date.

INTEREST ACCRUAL PERIOD....................................   With respect to each Class of Offered Certificates and
                                                              each Distribution Date, the calendar month immediately
                                                              preceding the month in which such Distribution Date
                                                              occurs.  Interest payable in respect of each Class of
                                                              Offered Certificates will be calculated on the basis of a
                                                              360-day year consisting of twelve 30-day months.

REGISTRATION AND DENOMINATIONS.............................   The Class A Certificates will initially be issued in book-
                                                              entry form in denominations of $5,000 initial Certificate
                                                              Balance and in any whole dollar denomination in excess
                                                              thereof.  The Interest Only, Class B, Class C, Class D
                                                              and Class E Certificates will initially be issued in book-
                                                              entry form in denominations of $50,000 initial
                                                              Certificate Balance or Notional Amount, as applicable,
                                                              and in any whole dollar denomination in excess thereof.
                                                              Each Class of Offered Certificates will be represented by
                                                              one or more Certificates registered in the name of Cede
                                                              & Co., as nominee of The Depository Trust Company
                                                              ("DTC"). No person acquiring an interest in an Offered
                                                              Certificate (any such person, a "Certificate Owner") will
                                                              be entitled to receive a fully registered physical
                                                              certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances
                                                              described herein and in the Prospectus.  See "DESCRIPTION OF THE
                                                              CERTIFICATES -- General" herein, and "Description Of The Certificates
                                                              -- Book-Entry Registration" and "-- Definitive Certificates" in the
                                                              Prospectus.

CLEARANCE AND SETTLEMENT...................................   Certificateholders must elect to hold their Offered
                                                              Certificates in book entry form, delivery of which will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme
                                                              ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers
                                                              within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and
                                                              counterparties holding directly or indirectly through CEDEL or
                                                              Euroclear, on the other, will be effected in DTC through Citibank,
                                                              N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

SUBORDINATION..............................................   Credit enhancement for each Class of Offered
                                                              Certificates will be provided by those other Classes of
                                                              Certificates that are subordinate thereto with respect to
                                                              (a) rights to receive distributions of interest and
                                                              principal, to the extent described herein, and (b) the
                                                              allocation of Realized Losses (as defined herein)
                                                              incurred on the Mortgage Loans and Expense Losses
                                                              (also as defined herein), to the extent described herein.
                                                              As described herein, the REMIC Residual Certificates
                                                              are subordinate to the REMIC Regular Certificates; each
                                                              Class of Subordinate Certificates is subordinate to the
                                                              Senior Certificates and to each other Class of
                                                              Subordinate Certificates with an earlier alphabetical
                                                              Class designation (for example, the Class L Certificates
                                                              are subordinate to the Class K Certificates); and the
                                                              respective Classes of Senior Certificates rank pari passu
                                                              in entitlement to distributions of interest.  The level of credit enhancement available to any Class of Offered
                                                              Certificates will change over time as a result of (i) the
                                                              allocation, as described herein, of principal payments on
                                                              the Mortgage Loans (including scheduled payments,
                                                              prepayments, liquidations of Mortgage Loans or
                                                              associated REO Properties or the sale of defaulted
                                                              Mortgage Loans) and (ii) the allocation of any Realized
                                                              Losses and Expense Losses to one or more Classes of
                                                              Subordinate Certificates in the order of priority
                                                              described herein.  After the aggregate Certificate
                                                              Balance of the Subordinate Certificates has been reduced
                                                              to zero, Realized Losses and Expense Losses will be
                                                              allocated pro rata among the Class A1 and Class A2
                                                              Certificates.

DESCRIPTION OF THE
  CERTIFICATES.............................................    The Certificates will have the following characteristics.

A.   CERTIFICATE BALANCES
      AND NOTIONAL AMOUNTS ................................    Upon initial issuance, the Class A1, Class A2, Class B,
                                                               Class C, Class D, Class E, Class F, Class G, Class H,
                                                               Class J, Class K and Class L Certificates (collectively,
                                                               the "Principal Balance Certificates") will have the
                                                               following aggregate Certificate Balances (in each case,
                                                               subject to a variance of plus or minus 5%):


                                                                                          APPROXIMATE
                                                                                            INITIAL              APPROXIMATE
                                                                                           AGGREGATE            PERCENTAGE OF
                                                                                          CERTIFICATE              INITIAL
                                                                      CLASS                 BALANCE             POOL BALANCE
                                                                      -----                 -------             ------------
                                                                     Class A1              $225,000,000            17.51%
                                                                     Class A2               697,143,000            54.24
                                                                     Class B                 67,474,000             5.25
                                                                     Class C                 64,261,000             5.00
                                                                     Class D                 64,261,000             5.00
                                                                     Class E                 25,704,000             2.00
                                                                     Class F                 51,409,000             4.00
                                                                     Class G                 19,278,000             1.50
                                                                     Class H                 12,852,000             1.00
                                                                     Class J                 25,705,000             2.00
                                                                     Class K                  9,639,000             0.75
                                                                     Class L                 22,491,765             1.75


                                                               The "Certificate Balance" of any Principal Balance Certificate
                                                               outstanding at any time will equal the then-maximum amount that the holder will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal
                                                               Balance Certificate will be set forth on the face thereof. On each
                                                               Distribution Date, the Certificate Balance of each Principal Balance
                                                               Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date and will be further reduced by any Realized Losses or Expense Losses allocated to such Certificate on such Distribution Date. See "DESCRIPTION OF
                                                               THE CERTIFICATES -- Distributions" and "-- Subordination; Allocation
                                                               of Losses and Certain Expenses" herein.

                                                              The Interest Only Certificates will not have
                                                              Certificate Balances; each such Certificate will
                                                              instead represent the right to receive
                                                              distributions of interest accrued as described
                                                              herein on a notional principal amount (a
                                                              "Notional Amount"). The aggregate Notional
                                                              Amount of the Interest Only Certificates will
                                                              equal 100% of the aggregate Stated Principal
                                                              Balance (as defined herein) of all the Mortgage
                                                              Loans outstanding from time to time. The
                                                              Notional Amount of each Interest Only
                                                              Certificate is used solely for the purpose of
                                                              determining the amount of interest to be
                                                              distributed on such Certificate and does not
                                                              represent the right to receive any distributions
                                                              of principal.

                                                              The REMIC Residual Certificates will not have
                                                              Certificate Balances.

                                                              A Class of Offered Certificates will be
                                                              considered outstanding until its aggregate
                                                              Certificate Balance or Notional Amount, as the
                                                              case may be, is reduced to zero; provided,
                                                              however, that reimbursements of any previously
                                                              allocated Realized Losses and Expense Losses may
                                                              thereafter still be made with respect thereto.
                                                              See "DESCRIPTION OF THE CERTIFICATES --
                                                              Certificate Balances and Notional Amounts" and
                                                              "-- Distributions" herein.

B.   PASS-THROUGH RATES....................................   The Pass-Through Rates applicable to the Class A1,
                                                              Class A2, Class B, Class C and  Class D Certificates
                                                              will, at all times, be equal to 6.19%, 6.52%, 6.58%,
                                                              6.75% and 7.10% per annum, respectively; provided,
                                                              however, that each such Pass-Through Rate will not
                                                              exceed the WAC Rate for such Distribution Date.


                                                              The Pass-Through Rates on the Class E Certificates for
                                                              the initial Distribution Date will equal approximately
                                                              7.60%.  For each subsequent Distribution Date, the
                                                              Pass-Through Rate on the Class E Certificates will be a
                                                              per annum rate equal to the WAC Rate minus 0.17%.


                                                              The Pass-Through Rate applicable to the Interest Only
                                                              Certificates for the initial Distribution Date will equal
                                                              approximately 1.22% per annum.  The Pass-Through
                                                              Rate applicable to the Interest Only Certificates for
                                                              each subsequent Distribution Date will, in general,
                                                              equal the excess, if any, of (i) the WAC Rate, over (ii)
                                                              the weighted average of the Pass-Through Rates
                                                              applicable to the respective Classes of Principal
                                                              Balance Certificates for such Distribution Date, the
                                                              relevant weighting to be on the basis of the respective
                                                              aggregate Certificate Balances of such Classes of
                                                              Certificates

                                                              immediately prior to such Distribution Date.

                                                              The "WAC Rate" for any Distribution Date is the
                                                              weighted average of the Net Mortgage Rates in
                                                              effect for the Mortgage Loans as of their Due
                                                              Dates in the month preceding the month in which
                                                              such Distribution Date occurs weighted on the
                                                              basis of their respective Stated Principal
                                                              Balances on such Due Date.

                                                              The "Net Mortgage Rate" with respect to any
                                                              Mortgage Loan will, in general, be a per annum
                                                              rate equal to the related Mortgage Rate in
                                                              effect from time to time, minus the applicable
                                                              Administrative Cost Rate. However, for purposes
                                                              of calculating Pass-Through Rates, the Mortgage
                                                              Rate for any Mortgage Loan will be determined
                                                              without regard to any post-Closing Date
                                                              modification, waiver or amendment of the terms
                                                              of such Mortgage Loan. In addition, because the
                                                              Certificates accrue interest on the basis of a
                                                              360-day year consisting of twelve 30-day months,
                                                              when calculating the Pass-Through Rate for each
                                                              Class of Certificates for each Distribution
                                                              Date, the Mortgage Rate of any Mortgage Loan
                                                              that accrues interest other than on the basis of
                                                              a 360-day year consisting of twelve 30-day
                                                              months (a "Non-30/360 Loan") will be
                                                              appropriately adjusted to reflect such
                                                              difference. See "DESCRIPTION OF THE CERTIFICATES
                                                              -- Pass-Through Rates" and "SERVICING OF THE
                                                              MORTGAGE LOANS -- Servicing and Other
                                                              Compensation and Payment of Expenses" herein.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ...................   The total of all payments or other collections (or
                                                              advances in lieu thereof) on or in respect of the
                                                              Mortgage Loans (exclusive of Prepayment Premiums)
                                                              that are available for distributions of interest on and
                                                              principal of the Certificates on any Distribution Date is
                                                              herein referred to as the "Available Distribution
                                                              Amount" for such date. See "DESCRIPTION OF THE
                                                              CERTIFICATES -- Distributions -- The Available Distribution
                                                              Amount" herein.

                                                              On each Distribution Date, the Trustee will apply the
                                                              Available Distribution Amount for such date for the
                                                              following purposes and in the following order of
                                                              priority:

                                                                (1) to pay interest to the holders of the
                                                                    respective Classes of Senior Certificates, up to
                                                                    an amount equal to, and pro rata as among such
                                                                    Classes in accordance with, Distributable
                                                                    Certificate Interest in respect of each such
                                                                    Class of

                                                                Certificates for such Distribution Date;

                                                                (2) to pay principal from the Principal
                                                                    Distribution Amount (as defined below) with
                                                                    respect to the Mortgage Loans for such
                                                                    Distribution Date, first to the holders of the
                                                                    Class A1 Certificates and second to the holders
                                                                    of the Class A2 Certificates in each case, up to
                                                                    an amount equal to the lesser of (i) the
                                                                    then-outstanding aggregate Certificate Balance
                                                                    of such Class of Certificates and (ii) the
                                                                    remaining portion of such Principal Distribution
                                                                    Amount;

                                                                (3) to reimburse the holders of the respective
                                                                    Classes of Class A Certificates, up to an amount
                                                                    equal to, and pro rata as among such Classes in
                                                                    accordance with, (a) the respective amounts of
                                                                    Realized Losses and Expense Losses, if any,
                                                                    previously allocated to such Classes of
                                                                    Certificates and for which no reimbursement has
                                                                    previously been paid, plus (b) all unpaid
                                                                    interest on such amounts (compounded monthly) at
                                                                    the respective Pass-Through Rates of such
                                                                    Classes; and

                                                                (4) to make payments on the Subordinate
                                                                    Certificates and the REMIC Residual Certificates
                                                                    as contemplated below;

                                                              provided that, on each Distribution Date after
                                                              the aggregate Certificate Balance of the
                                                              Subordinate Certificates has been reduced to
                                                              zero, the payments of principal to be made as
                                                              contemplated by clause (2) above with respect to
                                                              the Class A Certificates will be so made to the
                                                              holders of the respective Classes of such
                                                              Certificates, up to an amount equal to, and pro
                                                              rata as among such Classes in accordance with,
                                                              the respective then-outstanding aggregate
                                                              Certificate Balances of such Classes of
                                                              Certificates.

                                                              On each Distribution Date, following the
                                                              above-described distributions on the Senior
                                                              Certificates, the Trustee will apply the
                                                              remaining portion, if any, of the Available
                                                              Distribution Amount for such date to make
                                                              payments to the holders of each of the
                                                              respective Classes of Subordinate Certificates,
                                                              in alphabetical order of Class designation, in
                                                              each case for the following purposes and in the
                                                              following order of priority (i.e., payments
                                                              under clauses (1), (2) and (3) below, in that order,
                                                              to the holders of the Class B Certificates, then
                                                              payments under clauses (1), (2) and

                                                              (3) below, in that order, to the holders of
                                                              the Class C Certificates, and in such manner
                                                              with respect to the Class D, Class E, Class F,
                                                              Class G, Class H, Class J, Class K and
                                                              Class L Certificates):

                                                                (1) to pay interest to the holders of the
                                                                    particular Class of Certificates, up to an
                                                                    amount equal to the Distributable Certificate
                                                                    Interest in respect of such Class of
                                                                    Certificates for such Distribution Date;

                                                                (2) if the aggregate Certificate Balance of the
                                                                    Class A Certificates and each Class of
                                                                    Subordinate Certificates, if any, with an
                                                                    earlier alphabetical Class designation has been
                                                                    reduced to zero, to pay principal to the holders
                                                                    of the particular Class of Certificates, up to
                                                                    an amount equal to the lesser of (a) the
                                                                    then-outstanding aggregate Certificate Balance
                                                                    of such Class of Certificates and (b) the
                                                                    aggregate of the remaining Principal
                                                                    Distribution Amount; and

                                                                (3) to reimburse the holders of the particular
                                                                    Class of Certificates, up to an amount equal to
                                                                    (a) all Realized Losses and Expense Losses, if
                                                                    any, previously allocated to such Class of
                                                                    Certificates and for which no reimbursement has
                                                                    previously been paid, plus (b) all unpaid
                                                                    interest on such amounts (compounded monthly) at
                                                                    the respective Pass-Through Rates of such
                                                                    Classes.

                                                              Any portion of the Available Distribution Amount
                                                              for any Distribution Date that is not otherwise
                                                              payable to the holders of REMIC Regular
                                                              Certificates as contemplated above, will be paid
                                                              to the holders of the Class R-I Certificates.

                                                              Reimbursement of previously allocated Realized
                                                              Losses and Expense Losses will not constitute
                                                              distributions of principal for any purpose and
                                                              will not result in an additional reduction in
                                                              the Certificate Balances of the Certificates in
                                                              respect of which any such reimbursement is made.

                                                              The "Distributable Certificate Interest" in
                                                              respect of any Class of REMIC Regular
                                                              Certificates for any Distribution Date will
                                                              equal the Accrued Certificate Interest in
                                                              respect of such Class of Certificates for such

                                                              Distribution Date, reduced (to not less than
                                                              zero) by such Class of Certificates' allocable
                                                              share (calculated as described herein) of any
                                                              Net Aggregate Prepayment Interest Shortfall (as
                                                              defined herein) for such Distribution Date, and
                                                              increased by any Class Interest Shortfall in
                                                              respect of such Class of Certificates for such
                                                              Distribution Date. The "Accrued Certificate
                                                              Interest" in respect of any Class of REMIC
                                                              Regular Certificates for any Distribution Date
                                                              will equal the amount of interest for the
                                                              applicable Interest Accrual Period accrued at
                                                              the applicable Pass-Through Rate on the
                                                              aggregate Certificate Balance or Notional
                                                              Amount, as the case may be, of such Class of
                                                              Certificates outstanding immediately prior to
                                                              such Distribution Date. Accrued Certificate
                                                              Interest will be calculated on the basis of a
                                                              360-day year consisting of twelve 30-day months.
                                                              See "-- DESCRIPTION OF THE CERTIFICATES --
                                                              Distributions -- Distributable Certificate
                                                              Interest" and "-- Prepayment Interest
                                                              Shortfalls" herein.


                                                              The "Class Interest Shortfall" with respect to
                                                              any Class of REMIC Regular Certificates for any
                                                              Distribution Date will equal: (a) in the case of
                                                              the initial Distribution Date, zero; and (b) in
                                                              the case of any subsequent Distribution Date,
                                                              the sum of (i) the excess, if any, of (A) all
                                                              Distributable Certificate Interest in respect of
                                                              such Class of Certificates for the immediately
                                                              preceding Distribution Date, over (B) all
                                                              distributions of interest made with respect to
                                                              such Class of Certificates on the immediately
                                                              preceding Distribution Date, plus (ii) to the
                                                              extent permitted by applicable law, other than
                                                              in the case of the Interest Only Certificates,
                                                              one month's interest on any such excess at the
                                                              Pass-Through Rate applicable to such Class of
                                                              Certificates for the current Distribution Date.

                                                              The "Principal Distribution Amount" for each
                                                              Distribution Date will, in general, equal the
                                                              aggregate of the following:

                                                                (a) the principal portions of all Monthly
                                                                    Payments (other than Balloon Payments (as
                                                                    defined herein)) and any Assumed Monthly
                                                                    Payments due or deemed due, as the case may be,
                                                                    in respect of the Mortgage Loans for their Due
                                                                    Dates (as defined herein) occurring during the
                                                                    related Collection Period; and

                                                                (b) all payments (including voluntary principal
                                                                    prepayments and Balloon Payments) and other
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                                                                  collections received on the Mortgage Loans
                                                                  during the related Collection Period that were
                                                                  identified and applied by the Master Servicer as
                                                                  recoveries of principal thereof, in each case
                                                                  net of any portion of such amounts that
                                                                  represents a payment or other recovery of the
                                                                  principal portion of any Monthly Payment (other
                                                                  than a Balloon Payment) due, or the principal
                                                                  portion of any Assumed Monthly Payment deemed
                                                                  due, in respect of the related Mortgage Loan on
                                                                  a Due Date during or prior to the related
                                                                  Collection Period and not previously paid or
                                                                  recovered.

                                                              The "Monthly Payment" for any Mortgage Loan
                                                              will, in general, be the scheduled payment of
                                                              principal and/or interest due thereon from time
                                                              to time (taking into account any waiver,
                                                              modification or amendment of the terms of such
                                                              Mortgage Loan, whether agreed to by the Master
                                                              Servicer or Special Servicer or in connection
                                                              with a bankruptcy or similar proceeding
                                                              involving the related borrower).

                                                              An "Assumed Monthly Payment" is an amount deemed
                                                              due in respect of: (i) any Balloon Loan (as
                                                              defined herein) that is delinquent in respect of
                                                              its Balloon Payment beyond the end of the
                                                              Collection Period in which its stated maturity
                                                              date occurs; or (ii) any Mortgage Loan as to
                                                              which the related Mortgaged Property has become
                                                              an REO Property. The Assumed Monthly Payment for
                                                              any such Balloon Loan deemed due on its stated
                                                              maturity date and on each successive Due Date
                                                              that it remains or is deemed to remain
                                                              outstanding shall equal the Monthly Payment that
                                                              would have been due thereon on such date if the
                                                              related Balloon Payment had not come due, but
                                                              rather such Mortgage Loan had continued to
                                                              amortize in accordance with such loan's
                                                              amortization schedule, if any, in effect
                                                              immediately prior to maturity and had continued
                                                              to accrue interest in accordance with its terms
                                                              in effect immediately prior to maturity. The
                                                              Assumed Monthly Payment for any such Mortgage
                                                              Loan as to which the related Mortgaged Property
                                                              has become an REO Property, deemed due on each
                                                              Due Date for so long as such REO Property
                                                              remains part of the Trust Fund, shall equal the
                                                              Monthly Payment (or, in the case of a Balloon
                                                              Loan described in the prior sentence, the
                                                              Assumed Monthly Payment) due on the last Due
                                                              Date prior to the acquisition of such REO
                                                              Property.
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DISTRIBUTIONS OF
  PREPAYMENT PREMIUMS.................................         Any Prepayment Premium collected with respect to a
                                                               Mortgage Loan during any particular Collection Period
                                                               will be distributed on the following Distribution Date as
                                                               follows:  The holders of the respective Classes of
                                                               Principal Balance Certificates (other than the Class F,
                                                               Class G, Class H, Class J, Class K and Class L
                                                               Certificates) then entitled to distributions of principal
                                                               from the Principal Distribution Amount for such
                                                               Distribution Date, will be entitled to an aggregate
                                                               amount (allocable among such Classes, if more than
                                                               one, as described below) equal to the lesser of (a) such
                                                               Prepayment Premium, and (b) such Prepayment
                                                               Premium multiplied by a fraction, the numerator of
                                                               which is equal to the excess, if any, of the Pass-
                                                               Through Rate applicable to the most senior of such
                                                               Classes of Certificates then outstanding (or, in the case
                                                               of two Classes of Class A Certificates, the one with the
                                                               earlier payment priority), over the relevant Discount
                                                               Rate (as defined herein), and the denominator of which
                                                               is equal to the excess, if any, of the Mortgage Rate for
                                                               the prepaid Mortgage Loan, over the relevant Discount
                                                               Rate.  If there is more than one Class of Principal
                                                               Balance Certificates entitled to distributions of
                                                               principal from the Principal Distribution Amount for
                                                               such Distribution Date, the aggregate amount described
                                                               in the preceding sentence shall be allocated among
                                                               such Classes on a pro rata basis in accordance with the
                                                               relative amounts of such distributions of principal.  Any
                                                               portion of such Prepayment Premium that is not so
                                                               distributed to the holders of such Principal Balance
                                                               Certificates will be distributed to the holders of the
                                                               Interest Only Certificates.  See "Description of the
                                                               Certificates -- Distributions -- Distributions of
                                                               Prepayment Premiums" herein.

APPRAISAL REDUCTIONS..................................         As soon as reasonably practicable, and in any event
                                                               within 60 days, following the earliest of (i) the date 120 days after the occurrence of any delinquency in
                                                               payment with respect to a Mortgage Loan if such
                                                               delinquency remains uncured, (ii) the date 90 days after
                                                               the related borrower files a bankruptcy petition or a
                                                               receiver is appointed in respect of the related
                                                               Mortgaged Property, provided such petition or
                                                               appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate,
                                                               principal balance, amortization term or payment
                                                               frequency (each, a "Money Term") of a Mortgage Loan,
                                                               other than the extension of the date that a Balloon
                                                               Payment is due for a period of less than six
                                                               months from the initial maturity date, and (iv)
                                                               the date 30 days following the date the related
                                                               Mortgaged Property becomes an REO Property
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                                                              (each of (i), (ii), (iii) and (iv), an
                                                              "Appraisal Event"; and the affected Mortgage
                                                              Loan, a "Required Appraisal Loan"), the Special
                                                              Servicer will be required to obtain an MAI
                                                              appraisal of the related Mortgaged Property or
                                                              REO Property, as the case may be (or, at its
                                                              discretion, if the Stated Principal Balance of
                                                              the particular Required Appraisal Loan is less
                                                              than or equal to $1,000,000, to perform an
                                                              internal valuation of such property). As a
                                                              result of such appraisal or internal valuation,
                                                              an "Appraisal Reduction" may be created.

                                                              The Appraisal Reduction for any Required
                                                              Appraisal Loan, will be an amount, calculated as
                                                              of the first Determination Date that is at least
                                                              fifteen days after the date on which an
                                                              appraisal report or internal valuation is
                                                              obtained, equal to the excess, if any, of (a)
                                                              the sum of (i) the Stated Principal Balance of
                                                              such Mortgage Loan, (ii) to the extent not
                                                              previously advanced by the Master Servicer, the
                                                              Trustee or the Fiscal Agent, all unpaid interest
                                                              on the Mortgage Loan, (iii) all related
                                                              unreimbursed Advances and interest on such
                                                              Advances at the Advance Rate (as defined herein)
                                                              and (iv) all currently due and unpaid real
                                                              estate taxes and assessments, insurance premiums
                                                              and, if applicable, ground rents in respect of
                                                              the related Mortgaged Property or REO Property,
                                                              as the case may be (net of any amounts escrowed
                                                              for such items), over (b) 90% of the appraised
                                                              value (net of any prior mortgage liens) of the
                                                              related Mortgaged Property or REO Property as
                                                              determined by such appraisal or internal
                                                              valuation. An Appraisal Reduction will be
                                                              reduced to zero as of the date the related
                                                              Mortgage Loan is brought current under the then
                                                              current terms of the Mortgage Loan for at least
                                                              three consecutive months or is paid in full,
                                                              liquidated, repurchased, replaced or otherwise
                                                              disposed of.

                                                              The existence of an Appraisal Reduction
                                                              proportionately reduces the Master Servicer's,
                                                              the Trustee's or the Fiscal Agent's, as the case
                                                              may be, advancing obligation in respect of
                                                              delinquent principal and interest on the related
                                                              Mortgage Loan, which may result in a reduction
                                                              in current distributions in respect of the
                                                              then-most subordinate Class of Principal Balance
                                                              Certificates. See "DESCRIPTION OF THE
                                                              CERTIFICATES -- Advances--P&I Advances"
                                                              herein.
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ALLOCATION OF REALIZED LOSSES AND EXPENSE
  LOSSES..............................................       As and to the extent described herein, Realized Losses
                                                             and Expense Losses will generally be allocated with
                                                             respect to each Distribution Date to the Class L, Class
                                                             K, Class J, Class H, Class G, Class F, Class E, Class D,
                                                             Class C and Class B Certificates, in that order, and
                                                             then to the Class A1 and Class A2 Certificates, pro
                                                             rata, in each case by reducing the aggregate Certificate
                                                             Balance of such Class of Certificates by the amount so
                                                             allocated thereto.  See "DESCRIPTION OF
                                                             CERTIFICATES -- Subordination; Allocation of Losses
                                                             and Certain Expenses" herein.
PREPAYMENT INTEREST SHORTFALLS........................       If a borrower prepays a Mortgage Loan, in whole or in
                                                             part, prior to the Determination Date in any calendar
                                                             month, the amount of interest at the related Net
                                                             Mortgage Rate accrued on such prepayment, in general,
                                                             from the beginning of such calendar month to, but not
                                                             including, the date of prepayment (or any later date
                                                             through which interest accrues) will, to the extent
                                                             actually collected, constitute a "Prepayment Interest
                                                             Excess".  Conversely, if a borrower prepays a Mortgage
                                                             Loan, in whole or in part, after the Determination Date
                                                             in any calendar month and does not pay interest on
                                                             such prepayment through, in general, the end of such
                                                             calendar month, then the shortfall in a full month's
                                                             interest (net of related Master Servicing Fees and
                                                             Trustee Fees) on such prepayment will constitute a
                                                             "Prepayment Interest Shortfall".

                                                             Prepayment Interest Excesses collected on the
                                                             Mortgage Loans during any Collection Period will first
                                                             be applied to offset Prepayment Interest Shortfalls,
                                                             incurred in respect of the Mortgage Loans during such
                                                             Collection Period and, to the extent not needed for such
                                                             purposes, will be retained by the Master Servicer as
                                                             additional servicing compensation.  The Master
                                                             Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that
                                                             portion of its Master Servicing Fees for the related
                                                             Collection Period, any Prepayment Interest Shortfalls in
                                                             respect of the Mortgage Loans that are not so offset by
                                                             Prepayment Interest Excesses.  Any payment so made
                                                             by the Master Servicer to cover such shortfalls will
                                                             constitute a "Compensating Interest Payment".  The
                                                             aggregate of all Prepayment Interest Shortfalls incurred
                                                             in respect of the Mortgage Loans during any Collection
                                                             Period that are neither offset by Prepayment Interest
                                                             Excesses collected on the Mortgage Loans during such
                                                             Collection Period nor covered by a Compensating
                                                             Interest Payment made by the Master Servicer, shall
                                                             constitute the "Net
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                                                              Aggregate Prepayment Interest Shortfall" for the
                                                              related Distribution Date.

                                                              Any Net Aggregate Prepayment Interest Shortfall
                                                              for a Distribution Date will be allocated among
                                                              the respective Classes of REMIC Regular
                                                              Certificates, on a pro rata basis, in the ratio
                                                              that the Accrued Certificate Interest with
                                                              respect to any such Class of Certificates for
                                                              such Distribution Date, bears to the total of
                                                              the Accrued Certificate Interest with respect to
                                                              all Classes of REMIC Regular Certificates for
                                                              such Distribution Date. The Distributable
                                                              Certificate Interest in respect of any Class of
                                                              REMIC Regular Certificates will be reduced to
                                                              the extent that any Net Aggregate Prepayment
                                                              Interest Shortfalls are allocated thereto. See
                                                              "SERVICING OF THE MORTGAGE LOANS -- Servicing
                                                              and Other Compensation and Payment of Expenses"
                                                              herein.

OPTIONAL TERMINATION..................................         The Depositor, the Master Servicer, the Special
                                                               Servicer, majority holders of the Controlling Class and
                                                               any holder of a majority interest in the Class R-I
                                                               Certificates, will each have the option to purchase, in
                                                               whole but not in part, the Mortgage Loans and any
                                                               other property remaining in the Trust Fund on any
                                                               Distribution Date as of which the aggregate Certificate
                                                               Balance of all Classes of Principal Balance Certificates
                                                               then-outstanding is less than or equal to 1% of the
                                                               Initial Pool Balance.  Such purchase will be at the price
                                                               described herein.  See "DESCRIPTION OF THE
                                                               CERTIFICATES--Optional Termination" herein.

ADMINISTRATIVE COST RATE..............................         Each of the Master Servicer and the Trustee will be
                                                               entitled to receive a monthly fee (a "Master Servicing
                                                               Fee" and a "Trustee Fee", respectively) in respect of
                                                               each Mortgage Loan (payable out of payments (or
                                                               advances in lieu thereof) and other collections of
                                                               interest thereon) based upon that portion of the interest
                                                               accrued on such Mortgage Loan from time to time.
                                                               The administrative costs on each Mortgage Loan will
                                                               equal the sum of the related Master Servicing Fee and
                                                               the Trustee Fee (collectively, expressed as a per annum
                                                               rate, the "Administrative Cost Rate"). With respect to
                                                               324 Mortgage Loans, representing 91.4% of the Initial
                                                               Pool Balance, the "Administrative Cost Rate" for each
                                                               Mortgage Loan will equal .0785% per annum and, with
                                                               respect to the remainder of the Mortgage Loans, the
                                                               "Administrative Cost Rate" for each Mortgage Loan
                                                               will range from .1485% to .1785%  per annum, as set
                                                               forth in Appendix II hereto.  As of the Cut-off Date, the
                                                               weighted average Administrative Cost Rate for the
                                                               Mortgage Loans was .0861% per annum. The Master
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                                                              Servicer will be obligated to pay the fees of
                                                              its subservicers out of its Master Servicing
                                                              Fees. For a discussion of additional Master
                                                              Servicer compensation, as well as Special
                                                              Servicer compensation, see "SERVICING OF THE
                                                              MORTGAGE LOANS--Servicing and Other Compensation
                                                              and Payment of Expenses" herein.

ADVANCES..............................................        As and to the extent described herein, the Master
                                                              Servicer, the Trustee and the Fiscal Agent will each be
                                                              obligated to make advances ("Advances") in respect of
                                                              delinquent payments of principal (other than the
                                                              principal portion of Balloon Payments) and/or interest
                                                              on the Mortgage Loans (each, a "P&I Advance") and
                                                              the Master Servicer, the Special Servicer, the Trustee
                                                              and the Fiscal Agent will each be obligated to cover
                                                              certain servicing expenses (each, a "Servicing
                                                              Advance") in accordance with the provisions set forth
                                                              in the Pooling and Servicing Agreement. See
                                                              DESCRIPTION OF THE CERTIFICATES -- Advances" herein.  If the
                                                              Master Servicer fails to make any Advance that it is
                                                              obligated to make pursuant to the Pooling and Servicing
                                                              Agreement, the Trustee will be required to make such
                                                              Advance; if the Trustee fails to make any Advance that
                                                              it is obligated to make pursuant to the Pooling
                                                              and Servicing Agreement, the Fiscal Agent will be
                                                              required to make such Advance.

                                                              Each of the Master Servicer, the Special Servicer, the
                                                              Trustee and the Fiscal Agent, as applicable, will be
                                                              obligated to make Advances only to the extent that it
                                                              determines, in its reasonable discretion, that such
                                                              Advances are ultimately recoverable from future
                                                              payments and other collections on the related Mortgage
                                                              Loan or REO Property.  Such determination will be
                                                              conclusive and binding on the Certificateholders.

                                                              The Master Servicer, the Special Servicer, the Trustee
                                                              and the Fiscal Agent will each be entitled, with respect
                                                              to any Advance made thereby, to receive interest
                                                              accrued on the amount of such Advance for so long as
                                                              it is outstanding at a rate per annum (the "Advance
                                                              Rate") equal to the "prime rate" as published in the
                                                              "Money Rates" section of The Wall Street Journal, as
                                                              such "prime rate" may change from time to time. Such
                                                              interest on any Advance will be payable to the Master
                                                              Servicer, the Special Servicer, the Trustee or the Fiscal
                                                              Agent, as the case may be, first out of default interest
                                                              and late payment charges actually collected by the
                                                              Master Servicer or the Special Servicer (and not
                                                              retainable by any Sub-Servicer) in respect of the
                                                              related
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                                                              Mortgage Loan and, to the extent such amounts
                                                              are insufficient, in connection with or at any
                                                              time following the reimbursement of such
                                                              Advance, out of any amounts then on deposit in
                                                              the Collection Account. To the extent not offset
                                                              by default interest and late payment charges
                                                              actually collected in respect of any defaulted
                                                              Mortgage Loan, interest accrued on outstanding
                                                              Advances made in respect thereof will result in
                                                              a reduction in amounts payable on the
                                                              Certificates. See "DESCRIPTION OF THE
                                                              CERTIFICATES--Advances" herein.

CERTAIN YIELD AND PREPAYMENT
  CONSIDERATIONS......................................        The yield on the Offered Certificates of each Class
                                                              thereof will depend on, among other things, the Pass-
                                                              Through Rate for such Certificates.

                                                              The yield on any Principal Balance Certificate that is
                                                              purchased at a discount or premium will also be
                                                              affected by the rate and timing of distributions in
                                                              respect of principal on such Certificate, which in turn
                                                              will be affected by (i) the rate and timing of principal
                                                              payments (including principal prepayments) on the
                                                              Mortgage Loans and (ii) the extent to which such
                                                              principal payments are applied on any Distribution
                                                              Date in reduction of the Certificate Balance of such
                                                              Certificate.  An investor that purchases any Principal
                                                              Balance Certificate at a discount should consider the
                                                              risk that a slower than anticipated rate of principal
                                                              payments on such Certificate will result in an actual
                                                              yield that is lower than such investor's expected yield.
                                                              An investor that purchases any Principal Balance
                                                              Certificate at a premium should consider the risk that a
                                                              faster than anticipated rate of principal payments on
                                                              such Certificate will result in an actual yield that is
                                                              lower than such investors expected yield. Insofar as an
                                                              investor's initial investment in any Principal Balance
                                                              Certificate is returned in the form of payments of
                                                              principal thereon, there can be no assurance that such
                                                              amounts can be reinvested in a comparable alternative
                                                              investment with a comparable yield. See
                                                              "DESCRIPTION OF THE CERTIFICATES--Distributions -
                                                              Application of the Available Distribution Amount" and
                                                              "--Distributions--Principal Distribution Amount" herein.

                                                              The Interest Only Certificates are interest-only
                                                              Certificates and are not entitled to any distributions in
                                                              respect of principal. The yield to maturity of the
                                                              Interest Only Certificates will be especially sensitive to the prepayment, repurchase, extension, default and
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                                                              recovery experience on the Mortgage Loans, which
                                                              prepayment, repurchase, default and recovery
                                                              experience may fluctuate significantly from time
                                                              to time. A rate of principal payments and
                                                              liquidations on the Mortgage Loans that is more
                                                              rapid than expected by investors will have a
                                                              material negative effect on the yield to
                                                              maturity of the Interest Only Certificates. See
                                                              "YIELD CONSIDERATIONS--Yield Sensitivity of
                                                              the Interest Only Certificates" herein.

                                                              The actual rate of prepayment of principal on
                                                              the Mortgage Loans cannot be predicted. The
                                                              investment performance of the Offered
                                                              Certificates may vary materially and adversely
                                                              from the investment expectations of investors
                                                              due to prepayments on the Mortgage Loans being
                                                              higher or lower than anticipated by investors.
                                                              The actual yield to the holder of an Offered
                                                              Certificate may not be equal to the yield
                                                              anticipated at the time of purchase of the
                                                              Certificate or, notwithstanding that the actual
                                                              yield is equal to the yield anticipated at that
                                                              time, the total return on investment expected by
                                                              the investor or the expected weighted average
                                                              life of the Certificate may not be realized. For
                                                              a discussion of certain factors affecting
                                                              prepayment of the Mortgage Loans, including the
                                                              effect of Prepayment Premiums, see "YIELD
                                                              CONSIDERATIONS" herein. In deciding whether to
                                                              purchase any Offered Certificates, an investor
                                                              should make an independent decision as to the
                                                              appropriate prepayment assumptions to be used.

CERTIFICATE RATINGS...................................        It is a condition of the issuance of the Offered
                                                              Certificates that they receive the following credit
                                                              ratings from Duff & Phelps Credit Rating Co. ("DCR")
                                                              and/or Standard & Poor's Ratings Services ("S&P" and,
                                                              together with DCR, the "Rating Agencies"):
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
                                                                      Class                         DCR                S&P
                                                                      -----
                                                                      Class A1............          AAA                AAA
                                                                      Class A2............          AAA                AAA
                                                                      Class X ............          AAA                AAAr
                                                                      Class B ............          AA                 AA
                                                                      Class C ............           A                  A
                                                                      Class D ............          BBB                BBB
                                                                      Class E ............          BBB-               BBB-

                                                              In addition, it is a condition of the issuance
                                                              of the Private Certificates that the Class F,
                                                              Class G, Class H, Class J and Class K
                                                              Certificates be rated "BB+", "BB", "BB-", "B",
                                                              and "B-", respectively, by S&P. The Class L
                                                              Certificates and the REMIC Residual Certificates
                                                              will be unrated by S&P, and the Class F, Class
                                                              G, Class H, Class J, Class K and Class L
                                                              Certificates and the REMIC Residual Certificates
                                                              will be unrated by DCR.

                                                              A securities rating addresses the likelihood of
                                                              the receipt by Certificateholders of
                                                              distributions due on their Certificates. The
                                                              rating takes into consideration the
                                                              characteristics of the Mortgage Loans and the
                                                              structural and legal aspects associated with the
                                                              Certificates, including, if applicable,
                                                              distribution of all principal by the
                                                              Distribution Date in March 2030 (the "Final
                                                              Rated Distribution Date"). Each security rating
                                                              assigned to the Certificates should be evaluated
                                                              independently of any other security rating.

                                                              The ratings on the Offered Certificates do not
                                                              represent any assessment of (i) the likelihood
                                                              or frequency of principal prepayments on the
                                                              Mortgage Loans or the corresponding effect on
                                                              yield to investors, (ii) the degree to which
                                                              such prepayments might differ from those
                                                              originally anticipated or (iii) whether and to
                                                              what extent Prepayment Premiums will be
                                                              received. A security rating does not represent
                                                              any assessment of the yield to maturity that
                                                              investors may experience or the possibility that
                                                              the holders of Interest Only Certificates might
                                                              not fully recover their investment in the event
                                                              of rapid prepayments of the Mortgage Loans
                                                              (including both voluntary and involuntary
                                                              prepayments). In general, the ratings address
                                                              credit risk and not prepayment risk. As
                                                              described herein, the amounts payable with
                                                              respect to the Interest Only Certificates
                                                              consist only of interest and a portion of
                                                              Prepayment Premiums actually collected. The
                                                              aggregate Notional Amount upon which interest in
                                                              respect of the Interest
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                                                              Only Certificates is calculated may be reduced
                                                              by Realized Losses, Expense Losses and
                                                              prepayments of principal, whether voluntary or
                                                              involuntary. If all of the Mortgage Loans were
                                                              to prepay in the initial month, with the result
                                                              that the Class X Certificateholders receive only
                                                              a single month's interest and thus suffer a
                                                              nearly complete loss of their investment, all
                                                              amounts "due" to such Certificateholders would
                                                              nevertheless have been paid, and such result
                                                              will be consistent with the "AAA/AAAr" rating
                                                              received on the Interest Only Certificates
                                                              because the rating addresses only the obligation
                                                              to pay interest timely on the respective
                                                              Notional Amounts of such Certificates as so
                                                              reduced from time to time. Accordingly, the
                                                              ratings of the Interest Only Certificates should
                                                              be evaluated independently from similar ratings
                                                              on other types of securities.

                                                              A credit rating is not a recommendation to buy,
                                                              sell or hold securities and may be subject to
                                                              revision or withdrawal at any time by the
                                                              assigning rating agency. See "RATINGS" and "RISK
                                                              FACTORS AND OTHER SPECIAL CONSIDERATIONS"
                                                              herein.

THE MORTGAGE POOL.....................................        The Mortgage Pool will consist of 352 Mortgage Loans
                                                              with an Initial Pool Balance of $1,285,217,765, subject
                                                              to a permitted variance of plus or minus 5%.  The Cut-
                                                              off Date Balances of the Mortgage Loans (that is, in
                                                              each case, its principal balance outstanding as of the
                                                              Cut-off Date, after application of all payments of
                                                              principal due on or before such date, whether or not
                                                              received) range from $498,113 to $32,909,270, and the
                                                              Mortgage Loans have an average Cut-off Date Balance
                                                              of $3,651,187. All numerical information provided
                                                              herein with respect to the Mortgage Loans is provided
                                                              on an approximate basis. All weighted average
                                                              information regarding the Mortgage Loans reflects
                                                              weighting of the Mortgage Loans by Cut-off Date
                                                              Balance.  For purposes of calculations herein, each
                                                              Mortgage Loan is deemed to be secured by a Mortgage
                                                              on one Mortgaged Property, whether or not such
                                                              Mortgaged Property consists of more than one parcel of
                                                              real property.  See "DESCRIPTION OF THE
                                                              MORTGAGE POOL--Certain Terms and Characteristics of
                                                              the Mortgage Loans -- Multiple Mortgaged Properties" herein.

                                                              Substantially all of the Mortgage Loans are non-
                                                              recourse obligations of the related borrowers, and
                                                              prospective investors should consider all of them to be
                                                              non-recourse. No Mortgage Loan will be insured or

                                                              guaranteed by any governmental entity or private
                                                              insurer, or by any other person.

                                                              Each Mortgage Loan is secured by a first
                                                              mortgage lien on the borrower's fee simple (or,
                                                              in 14 cases, which represent 4.7% of the Initial
                                                              Pool Balance, leasehold or partial leasehold)
                                                              estate in an income-producing real property
                                                              (each, a Mortgaged Property).

                                                              Set forth below are the number of Mortgage
                                                              Loans, and the approximate percentage of the
                                                              Initial Pool Balance represented by such
                                                              Mortgage Loans, that are secured by Mortgaged
                                                              Properties operated for each indicated purpose:


                                                                                          Percentage of      Number of
                                                                                          Initial Pool      Mortgage Loans
                                                                  Property Type             Balance
                                                                  -------------             -------         --------------
                                                               Multifamily.............     31.68%              96
                                                               Retail..................     20.41%              57
                                                               Self-Storage............     15.64%              86
                                                               Manufactured Housing
                                                               Communities.............     11.35%              56
                                                               Office..................     9.59%               26
                                                               Hospitality.............     5.58%               9
                                                               Industrial..............     4.66%               18
                                                               Congregate Care.........     1.09%               4

                                                              For purposes of the foregoing, Mortgaged
                                                              Properties with multiple uses have been
                                                              categorized according to their predominant use.

                                                              Set forth below are the number of Mortgage
                                                              Loans, and the approximate percentage of the
                                                              Initial Pool Balance represented by such
                                                              Mortgage Loans, that are secured by Mortgaged
                                                              Properties located in the three states with the
                                                              highest concentrations of Mortgaged Properties.

                                                                                       Percentage of              Number of
                                                                                       Initial Pool               Mortgage
                                                                      State               Balance                   Loans
                                                                      -----               -------                   -----
                                                               California ........        25.19%                     84
                                                               Massachusetts .....        8.86%                      24
                                                               Arizona ...........        7.15%                      28


                                                              The remaining Mortgaged Properties are located
                                                              throughout 33 other states. No other state has a
                                                              concentration of Mortgaged Properties that
                                                              represents security for more than 5.2% of the
                                                              Initial Pool Balance. See Appendix I hereto.

                                                              Sixteen separate groups of Mortgage Loans (the
                                                              "Cross-Collateralized Mortgage Loans") are,
                                                              solely as among the Mortgage Loans in each such
                                                              group, cross-collateralized with each other.
                                                              Each such group of Mortgage Loans represents
                                                              between 1.5% and 0.2% of the Initial Pool
                                                              Balance and all such groups of Mortgage Loans
                                                              collectively represent 10.1% of the Initial Pool
                                                              Balance. See "DESCRIPTION OF THE MORTGAGE POOL
                                                              -- Cross-Collateralized Loans" herein and
                                                              Appendix II hereto.

                                                              Several groups of Mortgage Loans are made to the
                                                              same borrower or have related borrowers that are
                                                              affiliated with one another through partial or
                                                              complete direct or indirect common ownership.
                                                              The three largest of these groups represent
                                                              3.4%, 2.6% and 2.4%, respectively, of the
                                                              Initial Pool Balance. See "DESCRIPTION OF THE
                                                              MORTGAGE POOL -- Borrower Concentrations" herein
                                                              and Appendix II hereto.

                                                              Thirteen additional Mortgage Loans (exclusive of
                                                              the Mortgage Loans described in the previous
                                                              paragraph) are, in each case, secured by one or
                                                              more Mortgages encumbering multiple real
                                                              properties. Each such Mortgage Loan represents
                                                              between 1.2% and 0.1% of the Initial Pool
                                                              Balance, and all such Mortgage Loans
                                                              collectively represent 6.1% of the Initial Pool
                                                              Balance. See "DESCRIPTION OF THE MORTGAGE
                                                              POOL--Certain Terms and Characteristics of
                                                              the Mortgage Loans--Multiple Mortgaged
                                                              Properties" herein and Appendix II hereto.

                                                              In the case of twenty-seven (27) Mortgage Loans,
                                                              representing 5.1% of the Initial Pool Balance,
                                                              the related Mortgaged Property is 100% leased to
                                                              a single tenant. See "DESCRIPTION OF THE MORTGAGE

                                                              POOL -- Single-Tenant Mortgage Loans" herein.

                                                              All of the Mortgage Loans bear interest at
                                                              annualized rates ("Mortgage Rates") that will
                                                              remain fixed for the remaining terms of the
                                                              Mortgage Loans. No Mortgage Loan permits
                                                              negative amortization or the deferral of accrued
                                                              interest. See "DESCRIPTION OF THE MORTGAGE
                                                              POOL--Certain Terms and Conditions of the
                                                              Mortgage Loans--Mortgage Rates; Calculations
                                                              of Interest".

                                                              Three hundred and thirty-six (336) of the
                                                              Mortgage Loans, representing 97.2% of the
                                                              Initial Pool Balance, provide for one of the
                                                              following: (i) Monthly Payments based on
                                                              amortization schedules significantly longer than
                                                              their respective terms to maturity (316 of such
                                                              Mortgage Loans, representing 87.8% of the
                                                              Initial Pool Balance, of which one (1) Mortgage
                                                              Loan, representing 0.3% of the Initial Pool
                                                              Balance, provides for monthly payments during
                                                              the first 48 months of its term of principal in
                                                              an amount $5,000 greater than that required to
                                                              fully-amortize such Mortgage Loan); or (ii)
                                                              Monthly Payments that provide for payment of
                                                              interest only for a period and then payments of
                                                              interest and principal based on amortization
                                                              schedules significantly longer than their
                                                              respective terms to maturity (two of such
                                                              Mortgage Loans, representing 0.6% of the Initial
                                                              Pool Balance); or (iii) increases in the
                                                              Mortgage Rate and/or principal amortization at a
                                                              date (the "Hyper-Amortization Date") prior to
                                                              stated maturity that create an incentive for the
                                                              related borrower to prepay the loan (18 of such
                                                              Mortgage Loans, representing 8.7% of the Initial
                                                              Pool Balance). As a result, such Mortgage Loans
                                                              (the "Balloon Loans") will have substantial
                                                              payments (each such payment, a "Balloon
                                                              Payment") payable on their respective maturity
                                                              dates, and anticipated to be paid on their
                                                              Hyper-Amortization Dates, as the case may be,
                                                              unless prepaid prior thereto. The remaining 16
                                                              Mortgage Loans, representing 2.9% of the Initial
                                                              Pool Balance, are fully-amortizing. See "RISK
                                                              FACTORS AND OTHER SPECIAL CONSIDERATIONS -- The
                                                              Mortgage Loans -- Balloon Payments" and
                                                              "DESCRIPTION OF THE MORTGAGE POOL -- Certain
                                                              Terms and Characteristics of the Mortgage Loans
                                                              -- Amortization" herein.

                                                              Eleven (11) of the Mortgage Loans, representing
                                                              6.7% of the Initial Pool Balance, contain a
                                                              defeasance provision, whereby the related
                                                              borrower is permitted to substitute direct, non-callable
                                                              United States Treasury obligations for the Mortgaged
                                                              Property securing the

                                                              Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE
                                                              POOL -- Certain Terms and Characteristics of the
                                                              Mortgage Loans -- Defeasance" herein.

                                                              As of the Cut-off Date, all of the Mortgage
                                                              Loans restrict voluntary principal prepayments
                                                              as follows: (i) 240 Mortgage Loans, representing
                                                              71.2% of the Initial Pool Balance, prohibit
                                                              voluntary prepayments for a period (a "Lock-out
                                                              Period") ending on a date (generally ranging
                                                              from 6 to 179 months from the Cutoff Date)
                                                              specified in the related Mortgage Note and, in
                                                              most such cases, thereafter impose "Prepayment
                                                              Premiums" until a specified date (generally
                                                              three to six months) prior to maturity, (ii) one
                                                              Mortgage Loan representing 0.2% of the Initial
                                                              Pool Balance, requires prepayment premiums
                                                              calculated as a fixed percentage of the amount
                                                              prepaid for a period ending seven months after
                                                              the Cut-off Date, then prohibits voluntary
                                                              prepayments for 60 months, and then reverts to a
                                                              fixed percentage prepayment premium until its
                                                              stated maturity; and (iii) the remaining
                                                              Mortgage Loans do not provide for Lock-out
                                                              Periods but impose Prepayment Premiums in
                                                              connection with voluntary principal prepayments
                                                              made prior to a specified date (also generally
                                                              three to six months) prior to maturity.
                                                              "Prepayment Premiums" are amounts required to be
                                                              paid in addition to the amount of a principal
                                                              prepayment and are calculated on the basis of
                                                              either or both of a yield maintenance formula (a
                                                              "Yield Maintenance Premium") or as a percentage
                                                              of the amount prepaid, which percentage, in most
                                                              such cases, declines over time (a "Percentage
                                                              Premium"). See "DESCRIPTION OF THE MORTGAGE POOL
                                                              -- Certain Terms and Characteristics of the
                                                              Mortgage Loans -- Prepayment Restrictions"
                                                              herein. However, four Mortgage Loans,
                                                              representing 0.9% of the Initial Pool Balance,
                                                              permit, in each such case, voluntary principal
                                                              prepayments of up to 10% of the original
                                                              principal balance of the Mortgage Loan in any
                                                              calendar year without the imposition of a
                                                              Prepayment Premium (the "10% Free Prepayment
                                                              Loans"). The Master Servicer may not waive the
                                                              imposition of a Prepayment Premium or reduce the
                                                              amount thereof. The Special Servicer may waive
                                                              the imposition of a Prepayment Premium, or
                                                              reduce the amount thereof, with respect to a
                                                              Specially Serviced Mortgage Loan if such waiver
                                                              or reduction is consistent with the Servicing
                                                              Standard (as described herein). Neither the
                                                              Depositor nor any Seller can provide any
                                                              assurance as to the enforceability of
                                                              any Mortgage Loan provisions requiring the payment
                                                              of a Prepayment Premium or of the collectibility of any
                                                              Prepayment

                                                              Premium.

                                                              As of the Cut-off Date, the Mortgage
                                                              Loans will have the following additional
                                                              characteristics:

                                                              (i)   Mortgage Rates ranging from 6.65% per annum
                                                                    to 9.88% per annum, and a weighted average
                                                                    Mortgage Rate of 7.68% per annum;

                                                              (ii)  remaining terms to scheduled maturity
                                                                    ranging from 53 months to 239 months, and a
                                                                    weighted average remaining term to scheduled
                                                                    maturity of 122 months;

                                                              (iii) remaining amortization terms ranging from
                                                                    116 months to 359 months, and a weighted average
                                                                    remaining amortization term of 324 months (for
                                                                    the amortizing loans) (assuming that Mortgage
                                                                    Loans that provide for an increase in their
                                                                    respective Mortgage Rates and/or principal
                                                                    amortization on a specified date prior to stated
                                                                    maturity are prepaid in full on their respective
                                                                    Hyper-Amortization Dates);

                                                              (iv)  a weighted average Loan-to-Value Ratio
                                                                    (calculated as described herein under
                                                                    "DESCRIPTION OF THE MORTGAGE POOL -- Additional
                                                                    Mortgage Loan Information") of 71.6%; and

                                                              (v)   a weighted average Debt Service Coverage
                                                                    Ratio (calculated as described herein under
                                                                    "DESCRIPTION OF THE MORTGAGE POOL -- Additional
                                                                    Mortgage Loan Information") of 1.43x.

                                                              On or prior to the Closing Date, the Depositor
                                                              will purchase the Mortgage Loans and assign the
                                                              Mortgage Loans, without recourse, to the Trustee
                                                              for the benefit of the holders of the
                                                              Certificates (the "Certificateholders"). Each
                                                              Seller will make certain representations and
                                                              warranties (or, alternatively, assign certain
                                                              representations and warranties made to it by
                                                              third parties) regarding the characteristics of
                                                              the Mortgage Loans assigned by such Seller; and,
                                                              as more particularly described herein, such
                                                              Seller will agree (or such third party has
                                                              agreed) to cure any material breach thereof or,
                                                              in the absence of such a cure, to repurchase or
                                                              replace the affected Mortgage Loan. See
                                                              "DESCRIPTION OF THE MORTGAGE POOL-- Representations
                                                              and Warranties" and " -- Repurchases

                                                              and Other Remedies" herein.

                                                              The characteristics of the Mortgage Loans are
                                                              more particularly described herein under
                                                              "Description of the Mortgage Pool," in the
                                                              tables in Appendix I and in the Mortgage Loan
                                                              Schedule in Appendix II. In addition, certain
                                                              information with respect to Mortgage Loans
                                                              secured by Mortgages on multifamily properties
                                                              is set forth in Appendix III hereto.

USE OF PROCEEDS.......................................        The Depositor will apply the net proceeds of the
                                                              offering of the Offered Certificates toward the
                                                              simultaneous purchase of the Mortgage Loans.
FEDERAL INCOME
  TAX CONSIDERATIONS..................................        Three separate "real estate mortgage investment
                                                              conduit" ("REMIC") elections will be made with
                                                              respect to the Trust Fund for federal income tax
                                                              purposes.  The assets of "REMIC I" will consist
                                                              primarily of the Mortgage Loans and any properties
                                                              acquired on behalf of the Certificateholders.  The assets
                                                              of "REMIC II" will consist of the separate
                                                              uncertificated REMIC I regular interests, and the assets
                                                              of "REMIC III" will consist of the separate
                                                              uncertificated REMIC II regular interests.  For federal
                                                              income tax purposes, (i) the REMIC Regular
                                                              Certificates will be the "regular interests" in, and
                                                              generally will be treated as debt obligations of, REMIC
                                                              III, (ii) the Class R-I Certificates will be the sole class of residual interests in REMIC I, the Class R-II
                                                              Certificates will be the sole class of residual interests in
                                                              REMIC II, and (iv) the Class R-III Certificates will be
                                                              the sole class of residual interests in REMIC III.

                                                              The Offered Certificates will be treated as "real estate
                                                              assets" under Section 856(c)(4)(A) of the Internal
                                                              Revenue Code of 1986, as amended, (the "Code"),
                                                              generally in the same proportion that the assets in the
                                                              Trust Fund would be so treated.  In addition, interest on
                                                              the Offered Certificates will be treated as "interest on
                                                              obligations secured by mortgages on real property"
                                                              under Section 856(c)(3)(B) of the Code generally to the
                                                              extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.
                                                              The Offered Certificates also will be treated as
                                                              "qualified mortgages" under Section 860G(a)(3) of the
                                                              Code. Effective September 1, 1997, Offered Certificates
                                                              held by a financial asset securitization investment trust
                                                              (a "FASIT") will qualify for treatment as "permitted
                                                              assets" within the meaning of Code Section 860L(c)(1)(G).
                                                              However, the Offered Certificates will

                                                              generally only be considered assets described in
                                                              Section 7701(a)(19)(C) of the Code to the extent
                                                              that the Mortgage Loans are secured by
                                                              residential property and, accordingly, may not
                                                              be suitable for certain thrift institutions.

                                                              The Interest Only Certificates will, and the
                                                              other Classes of Offered Certificates may be
                                                              treated for Federal income tax information
                                                              reporting purposes as having been issued with
                                                              "original issue discount." The prepayment
                                                              assumption (the "Prepayment Assumption") that
                                                              will be used in determining the rate of accrual
                                                              of original issue discount, market discount and
                                                              amortizable premium, if any, for federal income
                                                              tax purposes will be a 0% CPR (as defined
                                                              herein) applied to each Mortgage Loan during any
                                                              period that voluntary principal prepayments may
                                                              be made thereon without a Yield Maintenance
                                                              Premium being required. However, the Depositor
                                                              makes no representation that the Mortgage Loans
                                                              will in fact only prepay during any such period
                                                              or that they will prepay at any particular rate
                                                              before or during any such period.

                                                              If the method for computing original issue
                                                              discount described herein results in a negative
                                                              amount for any period with respect to an Offered
                                                              Certificate issued with original issue discount
                                                              (including an Interest Only Certificate), the
                                                              amount of original issue discount allocable to
                                                              such period will be zero and the holder of such
                                                              a Certificate will be permitted to offset such
                                                              negative amount only against future original
                                                              issue discount (if any) attributable to such
                                                              Certificate. See "CERTAIN FEDERAL INCOME TAX
                                                              CONSIDERATIONS" herein and in the Prospectus.

ERISA CONSIDERATIONS..................................        A fiduciary of an employee benefit plan or other
                                                              retirement plan or arrangement subject to the Employee
                                                              Retirement Income Security Act of 1974, as amended
                                                              ("ERISA") or Section 4975 of the Code, or an investor
                                                              that is an insurance company, should review carefully
                                                              with its legal advisors whether the purchase, holding or
                                                              sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise
                                                              permissible under ERISA or Section 4975 of the Code
                                                              and, if prohibited, whether any statutory or
                                                              administrative exemption is applicable to any such
                                                              purchase, holding or sale.

                                                              The United States Department of Labor has issued an
                                                              individual prohibited transaction exemption to each
                                                              Underwriter that generally exempts from the
                                                              application

                                                              of certain of the prohibited transaction
                                                              provisions of ERISA and the Code transactions
                                                              relating to the purchase, holding and sale of
                                                              certain pass-through certificates underwritten
                                                              by the Underwriter such as the Senior
                                                              Certificates and the servicing and operation of
                                                              asset pools such as the Mortgage Pool, provided
                                                              that certain conditions are satisfied. These
                                                              exemptions are not applicable to the Subordinate
                                                              Certificates; however, a class prohibited
                                                              transaction exemption granted with respect to
                                                              transactions involving insurance company general
                                                              accounts may be applicable to the purchase and
                                                              holding by insurance companies of such Classes,
                                                              provided that the conditions of such exemption
                                                              are satisfied. See "ERISA CONSIDERATIONS"
                                                              herein.

LEGAL INVESTMENT......................................        The Offered Certificates will not constitute "mortgage
                                                              related securities" for purposes of the Secondary
                                                              Mortgage Market Enhancement Act of 1984 ("SMMEA").
                                                              The appropriate characterization of a
                                                              Class of Offered Certificates under various legal
                                                              investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered
                                                              Certificates, may be subject to significant interpretive
                                                              uncertainties.  All investors whose investment authority
                                                              is subject to legal restrictions should consult their own
                                                              legal advisors to determine whether, and to what
                                                              extent, the Offered Certificates will constitute legal
                                                              investments for them.

                                                              The Depositor makes no representations as to the
                                                              proper characterization of the Offered
                                                              Certificates for legal investment or financial
                                                              institution regulatory purposes, or as to the
                                                              ability of particular investors to purchase the
                                                              Offered Certificates under applicable legal
                                                              investment restrictions. The uncertainties
                                                              described above (and any unfavorable future
                                                              determinations concerning legal investment or
                                                              financial institution regulatory characteristics
                                                              of the Offered Certificates) may adversely
                                                              affect the liquidity of the Offered Certificates.
                                                              See "Legal Investment" in the Prospectus.


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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

         Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

THE CERTIFICATES

Limited Liquidity.

         There is currently no secondary market for the Offered Certificates. The Depositor has been advised by each Underwriter that it presently intends to make a secondary market in the Offered Certificates; however, it has no obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Any such secondary market may provide less liquidity to investors than secondary markets for other securities including, for example, securities that evidence interests in single-family mortgage loans. Because one or more Classes of Offered Certificates may be illiquid, a prospective investor must be prepared to bear the risks of its investment in the Offered Certificates for an indefinite period of time. See "Risk Factors -- Limited Liquidity" in the Prospectus

Pass-Through Rate Considerations.

         The Pass-Through Rates of the Class X and Class E Certificates are based on the WAC Rate of the Mortgage Loans. In general, Mortgage Loans with relatively high mortgage interest rates are more likely to prepay than Mortgage Loans with relatively low mortgage interest rates. Varying rates of principal payments (whether resulting from differences in amortization terms or prepayments) on Mortgage Loans having mortgage interest rates above the weighted average of such rates of the Mortgage Loans will have the effect of reducing the Pass-Through Rates of such Certificates.

Certain Yield Considerations.

         The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Principal Balance Certificates (which are, other than the Class E Certificates, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, extensions, repurchases and liquidations) on or in respect of the Mortgage Loans, and an investor in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the aggregate Notional Amount of its Certificates could result in the failure of such investors to recoup their initial investments. See "DESCRIPTION OF THE

MORTGAGE POOL", "DESCRIPTION OF THE CERTIFICATES -- Distributions" and -- Subordination; Allocation of Losses and Certain Expenses" herein. See also "Yield Considerations" and "Risk Factors -- Average Life of Certificates; Prepayments; Yields" in the Prospectus.

Limited Obligations

         The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, any Seller, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors -- Limited Assets" in the Prospectus.

Subordination of Subordinated Certificates.

         As described herein, the rights of holders of the Subordinate Certificates to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans.

         The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "SERVICING OF THE MORTGAGE LOANS -- The Operating Adviser," the Operating Adviser will be empowered to replace the Special Servicer. In addition, the Special Servicer will generally be required to obtain the approval of the Operating Adviser with respect to each Asset Status Report (as defined herein) in connection with the servicing of any Specially Serviced Mortgage Loans.

 See "SERVICING OF THE MORTGAGE LOANS -- General" herein. At any given time, the Operating Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances as described herein, the next most subordinated) Class of Principal Balance Certificates (that is, the Controlling Class as described herein) outstanding from time to time, and such holders may have interests in conflict with those of the other holders of the other Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. The Special Servicer or an affiliate may acquire certain of the most subordinated REMIC Regular Certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer may have interests that conflict with the interests of the other holders of the Certificates.

Book-Entry Certificates.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of the DTC Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. Such delays will decrease the yield to the

Certificate Owners from the Certificates. See "DESCRIPTION OF THE
CERTIFICATES -- Book-Entry Registration" herein.

THE MORTGAGE LOANS

Risks of Lending on Income-Producing Properties Generally.

         The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Risks Particular to Multifamily Properties.

         Ninety-six (96) Mortgage Loans, representing 31.7% of the Initial Pool Balance, are secured by Mortgages on multifamily properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing. For additional information with respect to Mortgage Loans secured by Mortgages on multifamily properties, see Appendix III hereto.

Risks Particular to Retail Properties.

         Fifty-seven (57) Mortgage Loans, representing 20.4% of the Initial Pool Balance, are secured by Mortgages on retail properties. In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors. For instance, retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail, video shopping networks, telephone shopping and electronic commerce) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its

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
covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

Risks Particular to Self-Storage Facilities.

         Eighty-six (86) Mortgage Loans, representing 15.6% of the Initial Pool Balance, are secured by Mortgages on self-storage properties. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures. Thus, if the operations of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses. User privacy and ease of access to individual storage space may heighten environmental risks, although lease agreements generally prohibit users from storing hazardous substances in the units. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage Mortgaged Properties. Accordingly, there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or will remain so in the future.

Risks Particular to Manufactured Housing Communities.

         Fifty-six (56) Mortgage Loans, representing 11.4% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties operated as manufactured housing communities (the "Manufactured Housing Communities"). Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community will generally depend upon the number of competing manufactured housing communities and other residential developments in the local market (such as apartment buildings and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. The Manufactured Housing Communities are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Manufactured Housing Communities becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Manufactured Housing Community may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Manufactured Housing Community were readily adaptable to other uses.

Risks Particular to Office Properties.

         Twenty-six (26) Mortgage Loans, representing 9.6% of the Initial Pool Balance, are secured by Mortgages on office properties. Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, the success of an office property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

Risks Particular to Hospitality Properties.

         Nine (9) Mortgage Loans (the "Hospitality Loans"), representing 5.6% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties operated as hotels. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition that do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel or motel's quality of service and economic viability.

         Certain of the Mortgaged Properties securing the Hospitality Loans are franchisees of national hotel chains. The viability of any hotel or motel property which is affiliated with a franchise depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any Mortgaged Property, the purchaser of such Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee (or Master Servicer) or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

Mortgage Loans Not Insured.

         The Mortgage Loans are not insured or guaranteed by any governmental entity, any private mortgage insurer or any other person. As described herein, in certain limited circumstances, a Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached in a material respect; however, there can be no assurance that any Seller will be in a financial position to effect such repurchase or substitution. See "DESCRIPTION OF THE MORTGAGE POOL -- The Sellers", -- Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

Non-Recourse Mortgage Loans.

         Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, the related Seller has not evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations.

         Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. An environmental site assessment (or in some cases an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination or acquisition thereof. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In addition, although each Seller has represented that, having made no independent inquiry other than reviewing the resulting reports and/or employing an environmental consultant to perform the assessment referenced therein, it has no knowledge of any material and adverse environmental conditions or circumstance affecting any Mortgaged Property that was not disclosed in the related report, no assurance can be given that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, certain of such environmental assessments are more than a year old. See "DESCRIPTION OF THE MORTGAGE POOL -- Assessments of Property Value and Condition -- Environmental Assessments" and "Certain Legal Aspects Of The Mortgage Loans And The Leases -- Environmental Legislation" in the Prospectus.

         The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken). Furthermore, although such requirement decreases the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Certain Legal Aspects Of The Mortgage Loans And The Leases -- Environmental Legislation" in the Prospectus.

Balloon Payments.

         Three hundred and thirty-six (336) of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, do not fully amortize over their respective terms to maturity, or provide for increases in the Mortgage Rate and/or principal amortization at the Hyper-Amortization Date (thereby creating an incentive for the borrower to prepay). Thus, each such Mortgage Loan will have a substantial payment (that is, a "Balloon Payment") due at its stated maturity date or anticipated to be made on its Hyper-Amortization Date, as applicable, unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Sellers, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors -- Balloon Payments; Obligor Default" in the Prospectus.

Obligor Default.

         In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "YIELD CONSIDERATIONS" herein and in the Prospectus.

Geographic Concentration.

         Eighty-four (84) of the Mortgage Loans, representing 25.2% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. In addition, certain of the Mortgaged Properties are located in the coastal area of Florida. Concentrations of Mortgaged Properties (in each case representing security for 8.9% or less of the Initial Pool Balance) also exist in several other states. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in that state or region. In recent periods, most regions of the United States (including California and other regions in which the Mortgaged Properties are located) have experienced downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

Concentrations of Mortgage Loans.

         Many of the Mortgage Loans, either individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the $3,651,187 average Cut-off Date Balance. For instance, the three largest Mortgage Loans constitute 0.9% of the Mortgage Pool by number but have Cut-off Date Balances that represent, in the aggregate, approximately 6.0% of the Initial Pool Balance.

         Several groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and where, in general, the related Mortgaged Properties are commonly managed. The three largest of these groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 3.4%, 2.6%, and 2.4% respectively, of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans" herein and Appendix II hereto.

         In general, concentrations in a pool of mortgage loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage loan pool can also pose increased risks. For instance, Mortgaged Properties that are owned by a group of related borrowers and are commonly managed create the risk that property management errors or poor property management, or financial difficulties in respect of any such borrower, could have a more widespread adverse effect on the Mortgage Pool than would be the case absent such common ownership and management.

Limitations of Appraisals.

         An appraisal or other market analysis was conducted in respect of the Mortgaged Properties in connection with the origination or acquisition of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "DESCRIPTION OF THE MORTGAGE
POOL -- Assessments of Property Value and Condition -- Appraisals" herein.

Property Management.

         The successful operation of an income producing property is dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements are carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income producing property. The Sellers have identified several groups of Mortgage Loans where the related Mortgaged Properties are owned by related borrowers and which may have the same or related management. See "-- Concentrations of Mortgage Loans" herein.

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
Leasehold Considerations.

         Twelve (12) Mortgage Loans representing 2.5% of the Initial Pool Balance, are secured solely by Mortgages on the borrowers' leasehold interests under ground leases. In addition, two (2) Mortgage Loans, which represent 2.2% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. See "-- DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan Information -- Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Risks of Secured Subordinate Financing.

         Two (2) of the Mortgaged Properties, representing security for 1.9% of the Initial Pool Balance, are known to be encumbered by secured subordinated debt that is not part of the Mortgage Pool. In one case, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. In the other case, which represents 1.7% of the Initial Pool Balance, the holder of the subordinated debt has not entered into an agreement not to foreclose. In addition, in the case of four (4) Mortgage Loans, representing 2.6% of the Initial Pool Balance, Heller or an affiliate holds debt (the "Mezzanine Debt") secured by a pledge of equity interests in the related borrower. For a summary of the Mezzanine Debt, see "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans -- Subordinate Financing" herein. Other than as indicated above, the Sellers and Depositor have not determined whether any other secured subordinate financing currently encumbers any Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans -- Subordinate Financing" herein. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. An attempt by a lender to foreclose upon Mezzanine Debt may cause the obligor under the related loan to file for bankruptcy, which could negatively impact the operation of the Mortgaged Property and such Mortgagor's ability to make payments in respect of the Mortgage Loan in a timely manner.

Risk of Changes in Concentrations.

         As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 1998-HF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about March 27, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as

"Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"; and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

         The Certificates will consist of 16 classes (each, a "Class") thereof, to be designated as: (i) the Class A1 Certificates and the Class A2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

         Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

REGISTRATION; DENOMINATIONS

         The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Class A Certificates will be issued in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D and Class E Certificates will be issued in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

         Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

         Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

         Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC,

CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank, ("Chase"), the relevant depositories of CEDEL and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

         Upon initial issuance, the Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                        APPROXIMATE                 APPROXIMATE
                           INITIAL AGGREGATE         PERCENT OF INITIAL              PERCENT OF
            CLASS         CERTIFICATE BALANCE           POOL BALANCE               CREDIT SUPPORT
            -----         -------------------           ------------               --------------
          Class A1           $225,000,000                   17.51%                     28.25%
          Class A2            697,143,000                   54.24                      28.25
           Class B             67,474,000                    5.25                      23.00
           Class C             64,261,000                    5.00                      18.00
           Class D             64,261,000                    5.00                      13.00
           Class E             25,704,000                    2.00                      11.00
           Class F             51,409,000                    4.00                       7.00
           Class G             19,278,000                    1.50                       5.50
           Class H             12,852,000                    1.00                       4.50
           Class J             25,705,000                    2.00                       2.50
           Class K              9,639,000                    0.75                       1.75
           Class L             22,491,765                    1.75                       0.00


         The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "-- Distributions" and
"-- Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated

Principal Balance of the Mortgage Loans. The Interest Only Certificates will have an initial aggregate Notional Amount of $1,285,217,765 (subject to a variance of plus or minus 5%).

         The REMIC Residual Certificates will not have Certificate Balances.

         The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "-- Distribution -- Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

         The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

         The Pass-Through Rates applicable to the Class A1, Class A2, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to 6.19%, 6.52%, 6.58%, 6.75%, 7.10%, 7.18%, 7.18%, 6.19%, 6.19%, 6.19% and 6.19% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the WAC Rate for such Distribution Date.

         The Pass-Through Rate on the Class E Certificates for the initial Distribution Date will equal 7.60%. For each subsequent Distribution Date, the Pass-Through Rate on the Class E Certificates will be a per annum rate equal to the WAC Rate minus 0.17%.

         The Pass-Through Rate applicable to the Interest Only Certificates for the initial Distribution Date will equal approximately 1.22% per annum. The Pass-Through Rate applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the WAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The "WAC Rate" for any Distribution Date is the weighed average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

         The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of the Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "SERVICING OF THE MORTGAGE LOANS -- Servicing and Other Compensation and Payment of Expenses" herein.

         The "Collection Period" related to each Distribution Date will begin
(a) with respect to Monthly Payments, on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs; and (b) with respect to all other collections on the Mortgage Loans and REO Properties, on the day following the last day of the previous Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

General.

         Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in April, 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

         The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount.

         With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

                  (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

                  (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the

         Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

                  (iv) amounts deposited in the Certificate Account in error;

         plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

         As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount.

         On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                  (2) to pay principal: (a) from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A1 Certificates and second to the holders of the Class A2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

                  (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

                  (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "-- Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

         On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "-- Distribution -- Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

         On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the Class R-I Certificates.

Distributable Certificate Interest.

         The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "-- Prepayment Interest Shortfalls" below.

         The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

         The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount.

         The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

                  (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment

         (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

         If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount for the next succeeding Distribution Date.

         The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

         An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums.

         Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class F, Class G, Class H, Class J, Class K and Class L Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Interest Only Certificates.

         For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
H.15 -- Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

         Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties.

         Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "-- Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

         As soon as reasonably practicable, but in any event within 60 days, following the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect,
(iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

         The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report or internal valuation is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (net of any amounts escrowed for such items), over (b) 90% of the appraised value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal or internal valuation. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

         The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "-- Advances -- P&I Advances" below.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

         As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of Certificates.

         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A1 and Class A2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

         "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

"Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest and late payment charges, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements -- The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements -- Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "SERVICING OF THE MORTGAGE LOANS -- REO Properties" herein and "Certain Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements -- Realization Upon Defaulted Whole Loans" in the Prospectus), and
(vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

         If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "SERVICING OF THE MORTGAGE
LOANS -- Servicing and Other Compensation and Payment of Expense" herein.

OPTIONAL TERMINATION

         The Depositor, the Master Servicer, the Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

ADVANCES

P&I Advances.

         With respect to each Distribution Date, unless the Master Servicer, in its reasonable discretion, determines that the funds therefor would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. In addition, and without duplication, the Master Servicer will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan. The amount to be advanced by the Master Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction and the reduction described in the preceding sentence. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "-- The Trustee and the Fiscal Agent" below.

         The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances.

         In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

         If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three (3) more days, the Trustee will be obligated to make such Servicing Advance (and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee).

         The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances.

         The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability.

Interest on Advances.

         The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports.

         1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

                  (a) A statement setting forth, to the extent applicable: (i) the amount, if any, of the distributions to the holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of the distributions to holders of each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and
         (B) Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool;
         (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi)(A) the most recent appraised value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;
         (viii) the aggregate amount of principal prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to the Interest Only Certificates for such Distribution Date; (x) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, separately stated;
         (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

                  (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and Appendix II, will be presented in a tabular format substantially similar to the respective format utilized in Appendix I and Appendix II and will be updated within a reasonable period after the requisite underlying information is available.

         2. For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement Number 317." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system certain information related to the Mortgage Loans (as presented in the standard CSSA format) as provided for in the Pooling and Servicing Agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The Trustee also intends to make the information that is available through the bulletin board available on the Internet at www.lnbabs.com. Such Internet access may require the use of a password which can be obtained from the Trustee.

         3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or either Underwriter reasonably designates, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement.

Special Servicer Reports.

         No later than one business day following each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information necessary to prepare, reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include, among other things, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor.

Other Information.

         The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date, (iii) all accountants' reports delivered to the Trustee since the Closing Date, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be, recoverable from Related Proceeds. Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

         Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during March 1998:

The close of business on
March 1..............      (A)      Cut-off Date.
March 31.............      (B)      Record Date for all Classes of Certificates.
March 2 - April 10...      (C)      The Collection Period.  The Master Servicer
                                    receives Monthly Payments due after the
                                    Cut-off Date and on or prior to April 10,
                                    the last day of the Collection Period for
                                    scheduled payments due and received, and any
                                    principal prepayments made, after the
                                    Cut-off Date and on or prior to April 9, the
                                    last day of the Collection Period for
                                    unscheduled payments.
April 10.............      (D)      Determination Date.
April 14.............      (E)      Master Servicer Remittance Date.
April 15.............      (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on March 1, 1998 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period.

         (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

         (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

VOTING RIGHTS

         At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by DCR and "AA" by S&P (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group -Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-HF1. As of June 30, 1997, the Trustee had assets of approximately $15.4 billion. See "SERVICING OF THE MORTGAGE LOANS -- Duties of the Trustee", "SERVICING OF THE MORTGAGE LOANS--Certain Matters Regarding the Trustee" and "SERVICING OF THE MORTGAGE LOANS--Resignation and Removal of the Trustee" in the Prospectus.

         The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the

Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See " -- Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1997, the Fiscal Agent had consolidated assets of approximately $398 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                             MATURITY CONSIDERATIONS

         The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield Considerations -- Prepayments --Maturity and Weighted Average Life" in the Prospectus).

         As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period (unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage), if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

         The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates (other than the Interest Only Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"): (i) the Initial Pool Balance is approximately $1,285,217,765, (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are as set forth in Appendix II, (iv) all Monthly Payments are due and timely received on the first day of each month, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal

Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Hyper-Amortization Dates, (vii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on an actual/360 basis, (viii) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates -- Optional Termination", (ix) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in April, 1998, (xiii) the Certificates are issued on the Closing Date, (xiv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "DESCRIPTION OF THE CERTIFICATES--Distributions -- Distributions of Prepayment Premiums", and (xv) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates (other than the Interest Only Certificates) may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates set forth on the cover page hereof is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

         Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

         Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates (other than the Interest Only Certificates) and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS A1 CERTIFICATES AT THE SPECIFIED CPRS

                                      PREPAYMENT ASSUMPTION (CPR)
    Date                0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....        93         93         92         92         92         91
March 2000 .....        86         85         84         84         83         81
March 2001 .....        78         76         75         75         73         71
March 2002 .....        69         67         66         65         63         61
March 2003 .....        59         57         55         54         52         50
March 2004 .....        49         46         44         42         40         37
March 2005 .....        38         33         31         28         25         21
March 2006 .....        26         20         17         14         10          4
March 2007 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       5.4        5.2        5.1        5.0        4.9        4.7

            PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
               OF THE CLASS A2 CERTIFICATES AT THE SPECIFIED CPRS

                                       PREPAYMENT ASSUMPTION (CPR)
     Date               0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....       100        100        100        100        100        100
March 2000 .....       100        100        100        100        100        100
March 2001 .....       100        100        100        100        100        100
March 2002 .....       100        100        100        100        100        100
March 2003 .....       100        100        100        100        100        100
March 2004 .....       100        100        100        100        100        100
March 2005 .....       100        100        100        100        100        100
March 2006 .....       100        100        100        100        100        100
March 2007 .....        99         97         95         94         93         91
March 2008 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       9.5        9.5        9.5        9.5        9.5        9.4

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                       PREPAYMENT ASSUMPTION (CPR)
     Date               0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....       100        100        100        100        100        100
March 2000 .....       100        100        100        100        100        100
March 2001 .....       100        100        100        100        100        100
March 2002 .....       100        100        100        100        100        100
March 2003 .....       100        100        100        100        100        100
March 2004 .....       100        100        100        100        100        100
March 2005 .....       100        100        100        100        100        100
March 2006 .....       100        100        100        100        100        100
March 2007 .....       100        100        100        100        100        100
March 2008 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       9.8        9.8        9.8        9.8        9.8        9.8

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                       PREPAYMENT ASSUMPTION (CPR)
    Date                0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....       100        100        100        100        100        100
March 2000 .....       100        100        100        100        100        100
March 2001 .....       100        100        100        100        100        100
March 2002 .....       100        100        100        100        100        100
March 2003 .....       100        100        100        100        100        100
March 2004 .....       100        100        100        100        100        100
March 2005 .....       100        100        100        100        100        100
March 2006 .....       100        100        100        100        100        100
March 2007 .....       100        100        100        100        100        100
March 2008 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       9.8        9.8        9.8        9.8        9.8        9.8

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                     PREPAYMENT ASSUMPTION (CPR)
     Date               0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....       100        100        100        100        100        100
March 2000 .....       100        100        100        100        100        100
March 2001 .....       100        100        100        100        100        100
March 2002 .....       100        100        100        100        100        100
March 2003 .....       100        100        100        100        100        100
March 2004 .....       100        100        100        100        100        100
March 2005 .....       100        100        100        100        100        100
March 2006 .....       100        100        100        100        100        100
March 2007 .....       100        100        100        100        100        100
March 2008 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       9.9        9.9        9.9        9.9        9.8        9.8

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                      PREPAYMENT ASSUMPTION (CPR)
     Date               0%         3%         5%         7%        10%        15%
                       ---        ---        ---        ---        ---        ---
Closing Date ...       100%       100%       100%       100%       100%       100%
March 1999 .....       100        100        100        100        100        100
March 2000 .....       100        100        100        100        100        100
March 2001 .....       100        100        100        100        100        100
March 2002 .....       100        100        100        100        100        100
March 2003 .....       100        100        100        100        100        100
March 2004 .....       100        100        100        100        100        100
March 2005 .....       100        100        100        100        100        100
March 2006 .....       100        100        100        100        100        100
March 2007 .....       100        100        100        100        100        100
March 2008 .....         0          0          0          0          0          0
Weighted Average
Life (years) ...       9.9        9.9        9.9        9.9        9.9        9.9

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers, Amendments and Consents" and "SERVICING OF MORTGAGED LOANS--Sale of Defaulted Mortgage Loans" herein and "Description Of The Agreements -- Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects Of The Mortgage Loans And Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

         An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

         The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-out Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

         Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity of each Class of Interest Only Certificates will be especially sensitive to the prepayment and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Interest Only Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Interest Only Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the respective aggregate purchase prices of the Interest Only Certificates are as specified below and the initial Pass-Through Rate (expressed as a percentage of the initial Notional Amount) and the initial Notional Amount are as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and the Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios. For purposes of calculating and allocating Prepayment Premiums, the yields for U.S. Treasury Securities having a maturity of up to one year, two years, three years, five years, ten years and thirty years are approximately 5.33%, 5.48%, 5.48%, 5.53%, 5.55% and 5.89%.

         The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, which includes accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates (and accordingly does not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered).

         Notwithstanding the assumed prepayment rates reflected in the following tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest Only Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on Interest Only Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         PRE-TAX YIELD TO MATURITY (CBE)
                           OF THE CLASS X CERTIFICATES

     ASSUMED AGGREGATE
       PURCHASE PRICE                                   PREPAYMENT ASSUMPTION (CPR)
(INCLUDING ACCRUED INTEREST)          0%          3%          5%          7%          10%         15%
                                    -----        ----        ----        ----        ----        ----
$  84,030,263                       10.06        9.91        9.82        9.74        9.63        9.49
$  84,672,872                        9.86        9.71        9.62        9.54        9.43        9.29
$  85,315,481                        9.66        9.51        9.43        9.35        9.24        9.09

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of 352 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $1,285,217,765 equal to the aggregate Cut-off Date Balance of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans range from $498,113 to $32,909,270, and the Mortgage Loans have an average Cut-off Date Balance of $3,651,187. Three hundred and thirty-six (336) of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

         Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in fourteen (14) cases, or 4.7% of the Initial Pool Balance, a leasehold or partial leasehold) estate in income-producing real property (a "Mortgaged Property"). Thirteen (13) of the Mortgage Loans, each representing not more than 1.2% of the Initial Pool Balance, are, in each such case, without regard to the cross-collateralization described below, secured by one or more Mortgages encumbering multiple properties. The presentation of numerical Mortgage Loan information herein reflects certain conventions that pertain to those Mortgage Loans described under "--Certain Terms and Characteristics of the Mortgage Loans--Multiple Mortgaged Properties" herein.

         Ninety-six (96) of the Mortgaged Properties, which represent security for 31.7% of the Initial Pool Balance, are multifamily apartment properties; fifty-seven (57) of the Mortgaged Properties, which represent security for 20.4% of the Initial Pool Balance, are retail properties; eighty-six (86) of the Mortgaged Properties, which represent security for 15.6% of the Initial Pool Balance, are self-storage facilities; fifty-six (56) of the Mortgaged Properties, which represent security for 11.4% of the Initial Pool Balance, are manufactured housing communities; twenty-six (26) of the Mortgaged Properties, which represent security for 9.6% of the Initial Pool Balance, are office properties; nine (9) of the Mortgaged Properties, which represent security for
5.6 % of the Initial Pool Balance, are hospitality properties; eighteen (18) of the Mortgaged Properties, which represent security for 4.7% of the Initial Pool Balance, are industrial/warehouse properties; and four (4) of the Mortgaged Properties, which represent security for 1.1% of the Initial Pool Balance, are congregate care properties. Mortgaged Properties with multiple uses have been categorized according to their predominant use. The Mortgaged Properties are located throughout 36 states, with the largest concentration in the State of California (84 Mortgaged Properties, which represent security for 25.2% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 8.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans. See Appendix III for additional information with respect to those Mortgage Loans secured by Mortgages on multifamily apartment properties.

         As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

         Three hundred six (306) of the Mortgage Loans (the "Heller Loans"), which represent 84.3% of the Initial Pool Balance will, immediately prior to the issuance of the Certificates, be held by Heller. The Heller Loans were all originated by Heller Financial, Inc. or an affiliate. Forty-six (46) of the Mortgage Loans (the "Morgan Stanley Loans"), which represent 15.7% of the Initial Pool Balance, are currently held by MSMC.

         On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.

         Mortgage Loans were originated between May 31, 1996 and February 14, 1998.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         One hundred one (101) of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months , and 251 Mortgage Loans are Non-30/360 Mortgage Loans.

         The Mortgage Pool consists of 352 fixed-rate Loans.

         The Mortgage Loans have an aggregate Cut-off Date Balance (the "Initial Pool Balance") of $1,285,217,765 (subject to a variance of plus or minus 5%). As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.65% to 9.88% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.68% per annum.

Due Dates

         All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month.

Amortization

         Three hundred sixteen (316) of the Mortgage Loans, representing 87.8% of the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity. One (1) of these Mortgage Loans, representing 0.3% of the Initial Pool Balance, provides for monthly payments of principal during the first 48 months of its term in an amount $5,000 greater than that required to fully-amortize such Mortgage Loan. In addition, two (2) Mortgage Loans, representing 0.6% of the Initial Pool Balance, provide for monthly payments of interest only for a period and then payments of interest and principal based on amortization schedules significantly longer than their terms to maturity. Eighteen (18) additional Mortgage Loans, representing 8.7% of the Initial Pool Balance are fully amortizing but each provides for, among other things, significant increases in the Mortgage Rate and/or principal amortization of the respective Mortgage Loan, thereby providing an increased incentive to prepay the Mortgage Loan. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates and anticipated to be paid on their Hyper-Amortization Dates, as the case may be, unless prepaid prior thereto. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Balloon Payments" herein. The remaining 16 Mortgage Loans, representing 2.9% of the Initial Pool Balance, are fully amortizing without call or hyper-amortization provisions.

Defeasance

         For eleven (11) of the Mortgage Loans (the "Defeasance Loans"), representing 6.7% of the Initial Pool Balance, voluntary prepayment is prohibited from the origination of the Mortgage Loan until a date that is generally up to 90 days prior to its scheduled maturity date or Hyper-Amortization Date, as applicable, but, in lieu of prepayment, the borrower may, after a period of no fewer than two years from the Closing Date, obtain a release of the related Mortgaged Property from the lien of such Mortgage Loan by pledging "Defeasance Collateral" to the holder of the Mortgage Note. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive dates on which a Monthly Payment is due (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date. A borrower's ability to defease is in each case subject to certain conditions, including reasonable assurance that acceptance of a pledge of the Defeasance

Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any Class of Certificates.

Prepayment Restrictions

         As of the Cut-off Date, all of the Mortgage Loans restrict voluntary principal prepayments as follows: (i) 240 Mortgage Loans, representing 71.2% of the Initial Pool Balance, prohibit voluntary prepayments for a period (a "Lock-out Period") ending on a date (generally ranging from 6 to 179 months from the Cut-off Date) specified in the related Mortgage Note and, in most such cases, thereafter impose "Prepayment Premiums" until a specified date (generally three to six months) prior to maturity, (ii) one Mortgage Loan representing 0.2% of the Initial Pool Balance, requires prepayment premiums calculated as a fixed percentage of the amount prepaid for a period ending seven months after the Cut-off Date, then prohibits voluntary prepayments for 60 months, and then reverts to a fixed percentage prepayment premium until its stated maturity; and
(iii) the remaining Mortgage Loans do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments made prior to a specified date (also generally three to six months) prior to maturity.

         With respect to those Mortgage Loans that do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments, Prepayment Premiums are calculated on the basis of (i) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of 96 Mortgage Loans, or 26.0% of the Initial Pool Balance or (ii) a percentage of the amount prepaid ("Percentage Premium"), payable in the case of 15 Mortgage Loans, representing 2.7% of the Initial Pool Balance. Certain of the Mortgage Loans providing for a Yield Maintenance Premium contain a minimum Yield Maintenance Premium of 1% of the amount prepaid.

         Four (4) Mortgage Loans, representing 0.9% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a Prepayment Premium (the "10% Free Prepayment Loans"). In the case of the Mortgage Loans that are subject to a Percentage Premium, such Percentage Premium generally declines over time (in some cases to zero) until, in general, a specified date, which is generally three to six months prior to maturity.

         Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Distributions --Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

         Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Master Servicer or Special Servicer, as applicable. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

         Several groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 3.4%, 2.6%, and 2.4% respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

         The Mortgage Pool includes 16 separate sets of Cross-Collateralized Mortgage Loans, each representing no more than 1.5% of the Initial Pool Balance. See Appendix II hereto.

Multiple Mortgaged Properties

         In 13 cases, or 6.1% of the Initial Pool Balance (not including the 16 cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of such Mortgage Loans is thirteen and the total number of Mortgaged Properties related thereto is 46. In Appendix II the Mortgaged Properties are collectively considered to constitute one Mortgaged Property for purposes of presenting numerical information herein. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties and the Cut-off Date LTVs and the Balloon LTVs were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Single-Tenant Mortgage Loans

         In the case of twenty-seven (27) Mortgage Loans, representing 5.1% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is subject to a single space lease, the majority of which have a primary lease term that expires on or after the scheduled maturity date or Hyper-Amortization Date of the related Mortgage Loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

         The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date (or Hyper-Amortization Date, where applicable) of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

         Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

Release Provisions

         Several of the groups of Cross-Collateralized Mortgage Loans and individual Mortgage Loans secured by multiple properties described under "--Borrower Concentrations" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions.

Ground Leases

         Twelve (12) of the Mortgage Loans, which represent 2.5% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. Two (2) of the Mortgage Loans, which represent 2.2% of the Initial Pool Balance, is secured by a Mortgage on both the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remainder of the Mortgaged Property. All of the ground leases expire at least ten years after the stated maturity of the related Mortgage Loan or, in the case of one of the Mortgage Loans, which represents 1.2% of the Initial Pool Balance, at least ten years after its Hyper-Amortization Date. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Leasehold Considerations" herein.

Subordinate Financing

         Two (2) of the Mortgaged Properties, which constitute security for Mortgage Loans that represent 1.9% of the Initial Pool Balance, are encumbered by secured subordinated debt that is not part of the Mortgage Pool. In one case, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. In the other case, which represents 1.7% of the Initial Pool Balance, the holder of the subordinated debt has not entered into an agreement not to foreclose. All of the Mortgage Loans either prohibit the related borrower from further encumbering the Mortgaged Property with additional debt or require the consent of the holder of the Mortgage prior to so encumbering such property. Other than as indicated above, the Depositor is unaware of any other subordinate financing that currently encumbers any Mortgaged Property. In addition, in the case of four (4) Mortgage Loans, representing 2.6% of the Initial Pool Balance, Heller or an affiliate holds debt ("Mezzanine Debt" ) secured by a pledge of equity interests in the related borrower as set forth in the table below. Related borrowers may also have other unsecured indebtedness. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects Of Mortgage Loans And The Leases--Subordinate Financing" in the Prospectus.

                                 MEZZANINE DEBT

APPENDIX II                                           LOAN MADE TO
  MORTGAGE           MORTGAGE         MEZZANINE        SPONSOR OR                                           COMBINED
LOAN NUMBER       LOAN BALANCE (1)  DEBT BALANCE (2)    BORROWER        FORECLOSEABLE?    SECURED(3)        LTV (4)
-----------       ----------------  ----------------    --------        --------------    ----------        -------
250               $ 1,867,152       $  334,806         Sponsor          Yes               Yes               84.7%
 19               $13,477,760       $3,543,000        Borrower          Yes               Yes               91.5%
  9               $ 5,471,164       $  200,000         Sponsor          Yes               Yes               76.5%
  8               $12,732,891       $  900,000         Sponsor          Yes               Yes               65.7%

---------------

(1)      As of the Cut-off Date.

(2)      Initial principal balance.

(3) As used above, secured means by a pledge of a partnership or other such interest, rather than an interest in the Mortgaged Property.

(4) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

         An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 319 Mortgage Loans within one-year of the Cut-Off Date in connection with the origination of the related Mortgage Loan. With respect to Mortgaged Properties securing 33 Mortgage Loans representing 7.5% of the Initial Pool Balance, such assessments were prepared within two years of the Cut-Off Date. In all cases, the environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Environmental Considerations", herein.

Property Condition Assessments

         Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Zoning and Building Code Compliance.

         Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans", elsewhere in this "DESCRIPTION OF MORTGAGE POOL" section and under "Certain Legal Aspects Of Mortgage Loans And The Leases" in the Prospectus.

         For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

         (1) The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of cash flow available for debt service based generally on the most recently available property statements. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and
                  (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, where appropriate. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

                  In determining Underwritable Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers. From that information, the Sellers generally calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, including leasing commission and tenant improvement reserves, where appropriate. In certain cases, the applicable Seller's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the Sellers in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the appraisal or market valuation of such Mortgaged Property or Properties conducted in connection with the origination of the Mortgage Loan. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

         (3) References to "Year Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

         (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

STANDARD HAZARD INSURANCE

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer or the Special Servicer, as applicable, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the unpaid principal balance of the related Mortgage Loan,
(ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

         Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

         Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

         In general, the Mortgaged Properties are not insured for earthquake risk.

THE SELLERS

Heller Financial Capital Funding, Inc.

         Heller Financial Capital Funding, Inc. ("Heller") is a wholly-owned subsidiary of Heller Financial, Inc. ("Heller Financial") organized approximately twelve months ago to acquire and sell loans secured by mortgages on commercial and multifamily real estate. Heller may also acquire other assets, such as equipment loans. As of the Closing Date, Heller will have a net worth of approximately $10 million. Its principal office is located at 500 West Monroe, Chicago, Illinois 60661, telephone number (312) 441-6700. Each of Heller's Mortgage Loans was originated and underwritten by Heller Financial or one of its affiliates through its Heller Express Program. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Financial has securitized over $1 billion of the commercial mortgage loans that it has originated.

Morgan Stanley Mortgage Capital Inc.

         MSMC is a subsidiary of Morgan Stanley & Co. Incorporated formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee; (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the Depositor, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the Depositor, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a certified copy thereof. The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

         Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that
(1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects; (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances; (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date; (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property; (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment; (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property; (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part; (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted); (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property; (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;
(11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto; (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report; (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement; (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement; (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (except in the case of two leases where the landlord's consent is required to transfer but the landlord is required to consent to certain qualified transferees); (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor), and further provides (except for one ground lease) that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan; (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans; (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasement (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

         Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to seven of the Mortgage Loans (representing 1.2% of the Initial Pool Balance) sold by it to the Depositor, MSMC assigned to the Trustee, for the benefit of the Certificateholders, its right to require General American Life Insurance Company ("GAL") to (i) either cure a material breach of the representations and warranties made to MSMC in connection with MSMC's acquisition of such Mortgage Loans, which representations and warranties are substantially similar to those listed above, or (ii) repurchase the Mortgage Loans affected by any such breach.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes GAL) regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances and generally, all expenses reasonably incurred in respect of the Material Document Defect or the Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

         The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, either of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans in the best interests and for the sole benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standard (the "Servicing Standard"):
(i) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a whole) on a net present value basis; and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor, either Seller, or other servicer of the Mortgage Loans; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction; (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (G) any obligation of the Master Servicer or the Special Servicer, as the case may be (as a seller or an affiliate of a seller of the Mortgage Loans), to pay any indemnity with respect to, or repurchase, any Mortgage Loan.

         In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days; (iii) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's good faith and reasonable judgment) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property. The Master Servicer will continue to collect information and prepare and remit all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

         A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                  (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

                  (x) with respect to the circumstances described in clauses
         (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

                  (z) with respect to the circumstances described in clause
         (viii) of the preceding paragraph, such proceedings are terminated.

         The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the Servicing Transfer Event for such Mortgage Loan. Each Asset Status Report will be delivered to the Operating Adviser and each Rating Agency. The Operating Adviser may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. If the Operating Adviser disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Operating Adviser fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interest of the Certificateholders.

         The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER

         AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

         As of January 31, 1998, AMRESCO serviced approximately 9,929 commercial and multifamily loans, totaling approximately $29.5 billion in aggregate outstanding principal amount, including 5,892 loans representing approximately $15.6 billion that are currently included in 52 securitized transactions. The portfolio is significantly diversified both geographically and by product type.

         The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

         The Master Servicer also intends to make certain information related to the Mortgage Loans available on the Internet at www.amresco.com.

THE SPECIAL SERVICER

         Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of February 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,200 assets in most states with an original face value of over $22.8 billion, most of which are commercial real estate assets. Included in this managed portfolio are $17.2 billion of commercial real estate assets representing 40 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

         The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and none of the Depositor, the Master Servicer or the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

         The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Twenty-eight (28) Mortgage Loans, representing 8.6% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

         The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). With respect to 324 Mortgage Loans, representing 91.4% of the Initial Pool Balance, the "Administrative Cost Rate" for each Mortgage Loan will equal .0785% per annum and, with respect to the remainder of the Mortgage Loans, the "Administrative Cost Rate" for each Mortgage Loan will range from .1485% to .1785% per annum, as set forth in Appendix II. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was .0861% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain 50% of all assumption fees, modification fees and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

         The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will


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
accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 0.50% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1.0%, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan or REO Property and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of 100% of all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and 50% of all assumption fees and modification fees received on or with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans.

         The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

THE OPERATING ADVISER

         The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

         If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. In addition, the Special Servicer will be required to obtain the approval of the Operating Adviser with respect to each Asset Status Report. See "SERVICING OF THE MORTGAGE LOANS -- General" herein.

         The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lock-out Period; provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

         In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),
(iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,
(iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Final Rated Distribution Date.

         Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Subordination; Allocation of Losses and Certain Expenses."

         The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS."

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

         In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement).

REO PROPERTIES

         If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

         In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than the lesser of $2,000,000 and 3% of the then-aggregate Stated Principal Balance of the Mortgage Pool, at least once every year). In addition, the Special Servicer, subject to limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

         With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

MAINTENANCE OF MASTER SERVICER/SPECIAL SERVICER ACCEPTABILITY

         It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives notice from either Rating Agency to the effect that the continuation of the then-current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

         For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences -- REMICs -- Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to the Trust Fund. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code. For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC
III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principle federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

         The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 32.8%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "DESCRIPTION OF THE MORTGAGE POOL" herein and "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The Interest Only Certificates will, and the other Classes of Offered Certificates may, be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics and the prepayment assumption described below, the Classes of Offered Certificates other than the Interest Only Certificates should not be treated as issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates, such as the Interest Only Certificates, that are Super-Premium Certificates. See "Certain Federal Income Tax Consequences -- REMICs --Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

         If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs --Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

         To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" and " -- Sale, Exchange or Redemption" in the Prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

         Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing

Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "SERVICING OF THE MORTGAGE LOANS -- REO Properties" herein.

         Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences -- REMICs -- Information Reporting and Backup Withholding" in the Prospectus.

         For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" and "STATE TAX CONSIDERATIONS" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATION

         The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

         The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

         The U.S. Department of Labor has issued to Morgan Stanley an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-24 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Merrill Lynch.

         The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, DCR, Moody's Investors Service Inc. ("Moody's) or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of either Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "AAA" (or, in the case of the Interest Only Certificates, "AAA" and AAAr") by each of DCR and S&P; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

         A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption is satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

OTHER EXEMPTIONS

         The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

         The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley, an affiliate of the Depositor, and Merrill Lynch. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

         Each Underwriter has advised the Depositor that it proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 27, 1998, which is the seventh business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

         Each Underwriter and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

         Each Underwriter intends to make a secondary market in the Offered Certificates, but it is not obligated to do so.

                                  LEGAL MATTERS

         The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Certain legal matters with respect to the sale of the Mortgage Loans by Heller will be passed upon Katten Muchin & Zavis, Chicago, Illinois.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DCR and S&P:

CLASS                                                   DCR               S&P
-----                                                   ---               ---
Class A1.......................................         AAA               AAA
Class A2.......................................         AAA               AAA
Class X........................................         AAA               AAAr
Class B........................................          AA                AA
Class C........................................          A                 A
Class D........................................         BBB               BBB
Class E........................................         BBB-              BBB-

         S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

         The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in March 2030 (the "Final Rated Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS

10% Free Prepayment Loans............................................S-35, S-74
30/360 basis...............................................................S-66
Accrued Certificate Interest...................................S-20, S-21, S-54
Additional Trust Fund Expenses.............................................S-58
Administrative Cost Rate.............................................S-26, S-87
Advance Rate.........................................................S-27, S-60
Advances.............................................................S-27, S-60
AMRESCO....................................................................S-86
Appraisal Event................................................S-23, S-24, S-56
Appraisal Reduction............................................S-23, S-24, S-56
Asset Status Report........................................................S-85
Assumed Monthly Payment..............................................S-22, S-55
Available Distribution Amount........................................S-18, S-52
Balloon Loans........................................................S-34, S-73
Balloon LTV................................................................S-79
Balloon LTV Ratio..........................................................S-79
Balloon Payment................................................S-34, S-46, S-73
Book-Entry Certificates....................................................S-49
CEDEL.....................................................S-1, S-14, S-15, S-49
Certificate Account........................................................S-53
Certificate Balance.............................................S-1, S-16, S-50
Certificate Owner....................................................S-14, S-49
Certificateholders..............................................S-1, S-36, S-49
Certificates....................................................S-1, S-11, S-48
Chase......................................................................S-50
Citibank...................................................................S-50
Class...........................................................S-1, S-11, S-49
Class A Certificates............................................S-1, S-11, S-49
Class Interest Shortfall.............................................S-21, S-54
Class X Certificates............................................S-1, S-11, S-49
Closing Date..........................................................S-1, S-48
CMBS.......................................................................S-86
Code.......................................................................S-37
Collection Period....................................................S-14, S-52
Commission..................................................................S-5
Compensating Interest Payment........................................S-25, S-58
Controlling Class....................................................S-13, S-88
Corporate Trust Office.....................................................S-64
Corrected Mortgage Loan....................................................S-85
Cross-Collateralized Mortgage Loans........................................S-33
Cut-off Date LTV...........................................................S-79
Cut-off Date LTV Ratio.....................................................S-79
DCR...................................................................S-1, S-29
Debt Service Coverage Ratio................................................S-78
Default....................................................................S-90
Defaulted Mortgage Loan....................................................S-90
Defeasance Collateral......................................................S-73
Defeasance Loans...........................................................S-73
Definitive Certificate...............................................S-14, S-49
Depositor.............................................................S-1, S-11
Discount Rate..............................................................S-55

Distributable Certificate Interest...................................S-20, S-54
Distribution Date.....................................................S-3, S-52
Document Defect............................................................S-83
DOL........................................................................S-94
DSCR.......................................................................S-78
DTC.............................................................S-1, S-14, S-49
ERISA................................................................S-38, S-94
Euroclear.................................................S-1, S-14, S-15, S-49
Exemption..................................................................S-95
Expense Losses.............................................................S-57
FASIT......................................................................S-92
Final Rated Distribution Date........................................S-30, S-99
Final Regulation...........................................................S-94
Final Scheduled Distribution Date..........................................S-66
Fiscal Agent................................................................S-1
Fitch......................................................................S-95
GAL........................................................................S-82
Heller...............................................................S-12, S-80
Heller Financial...........................................................S-80
Heller Loans...............................................................S-72
Hospitality Loans..........................................................S-44
Hyper-Amortization Date....................................................S-34
Initial Pool Balance............................................S-3, S-11, S-73
Interest Accrual Period....................................................S-54
Interest Only Certificates......................................S-1, S-11, S-49
LaSalle....................................................................S-64
Liquidation Fee............................................................S-88
LNR........................................................................S-86
Loan-to-Value Ratio........................................................S-79
Lock-out Period......................................................S-35, S-74
LOP........................................................................S-66
Manufactured Housing Communities...........................................S-44
Master Servicer.......................................................S-1, S-86
Master Servicing Fee.................................................S-26, S-87
Material Breach............................................................S-83
Material Document Defect...................................................S-83
Maturity Assumptions.......................................................S-65
Merrill Lynch...............................................................S-1
Mezzanine Debt.......................................................S-48, S-76
Money Term...........................................................S-23, S-56
Monthly Payment......................................................S-22, S-55
Moody's....................................................................S-95
Morgan Stanley..............................................................S-1
Morgan Stanley Loans.......................................................S-72
Mortgage...................................................................S-72
Mortgage File..............................................................S-81
Mortgage Loan........................................................S-11, S-72
Mortgage Loan Purchase Agreement.....................................S-12, S-72
Mortgage Loans..............................................................S-3
Mortgage Note..............................................................S-72
Mortgage Pool...............................................................S-3
Mortgage Rates.............................................................S-34
Mortgaged Properties.......................................................S-11
Mortgaged Property...................................................S-11, S-72
MSMC.......................................................................S-12
Net........................................................................S-18
Net Aggregate Prepayment Interest Shortfall................................S-58
Net income from foreclosure property.......................................S-90
Net Mortgage Rate..........................................................S-51

Non-30/360 Loan......................................................S-18, S-51
Notional Amount.................................................S-1, S-17, S-50
Offered Certificates............................................S-1, S-12, S-49
OID........................................................................S-92
Operating Adviser....................................................S-13, S-88
P&I Advance..........................................................S-27, S-59
Participants...............................................................S-49
Pass-Through Rate.....................................................S-1, S-51
Percentage Interest........................................................S-52
Percentage Premium...................................................S-35, S-74
Permitted Cure Period......................................................S-83
Permitted Investments......................................................S-87
Phase I....................................................................S-77
Plan.......................................................................S-94
Pooling and Servicing Agreement.................................S-1, S-11, S-48
Prepayment Assumption......................................................S-38
Prepayment Interest Excess...........................................S-25, S-58
Prepayment Interest Shortfall........................................S-25, S-58
Prepayment Premium...................................................S-35, S-74
Principal Balance Certificates..................................S-3, S-16, S-50
Principal Distribution Amount........................................S-21, S-54
Principal Window...........................................................S-10
Private Certificates.................................................S-12, S-49
PTCE.......................................................................S-96
Purchase Price.............................................................S-83
Qualifying Substitute Mortgage Loan........................................S-83
Rating Agencies.......................................................S-1, S-29
Realized Losses............................................................S-57
Record Date................................................................S-52
Related Proceeds...........................................................S-59
REMIC.................................................................S-4, S-37
REMIC I...............................................................S-4, S-37
REMIC II..............................................................S-4, S-37
REMIC III.............................................................S-4, S-37
REMIC Regular Certificates......................................S-1, S-11, S-49
REMIC Residual Certificates.....................................S-1, S-11, S-49
REO Extension..............................................................S-90
REO Property...................................................S-11, S-49, S-84
REO Sale Deadline..........................................................S-90
REO Tax....................................................................S-90
Required Appraisal Loan........................................S-23, S-24, S-56
Restricted Group...........................................................S-95
S&P...................................................................S-1, S-29
Seller................................................................S-3, S-12
Senior Certificates.............................................S-1, S-11, S-49
Servicing Advance....................................................S-27, S-60
Servicing Standard.........................................................S-84
Servicing Transfer Event...................................................S-84
Single-Tenant Mortgage Loan................................................S-75
SMMEA................................................................S-39, S-97
Special Servicer............................................................S-1
Special Servicing Fee......................................................S-87
Special Servicing Fee Rate.................................................S-88
Specially Serviced Mortgage Loan...........................................S-84
Stated Principal Balance...................................................S-51
Subordinate Certificates........................................S-1, S-11, S-49
Sub-Servicer...............................................................S-87
Sub-Servicing Agreement....................................................S-87
Substitution Shortfall Amount..............................................S-83

Termination Price..........................................................S-59
Trust Fund......................................................S-1, S-11, S-49
Trustee.....................................................................S-1
Trustee Fee..........................................................S-26, S-64
Underwritable Cash Flow....................................................S-78
Underwriters................................................................S-1
Underwriting Agreement.....................................................S-97
Voting Rights..............................................................S-64
WAC Rate.............................................................S-18, S-51
Workout Fee................................................................S-88
Workout Fee Rate...........................................................S-88
Year Built/Renovated.......................................................S-79
Yield Maintenance Premium............................................S-35, S-74
YMP........................................................................S-66

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES


----------------------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY                                    WEIGHTED
                                   NUMBER                                AGGREGATE             WEIGHTED                AVERAGE
                                     OF                AGGREGATE        CUT-OFF DATE           AVERAGE                REMAINING
                                  MORTGAGE           CUT-OFF DATE          BALANCE             MORTGAGE                TERM TO
CUT-OFF DATE BALANCE ($)           LOANS              BALANCE ($)            (%)               RATE (%)             MATURITY (mos)
----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                       24                18,592,341            1.45                7.697                    117
1,000,001 to 2,000,000              122               181,494,176           14.12                7.944                    124
2,000,001 to 3,000,000               80               197,538,221           15.37                7.796                    124
3,000,001 to 4,000,000               38               137,132,455           10.67                7.939                    121
4,000,001 to 5,000,000               22                98,621,837            7.67                7.760                    121
5,000,001 to 6,000,000               16                88,490,022            6.89                7.621                    122
6,000,001 to 7,000,000                7                46,872,958            3.65                7.338                    152
7,000,001 to 8,000,000                8                59,596,339            4.64                7.659                    123
8,000,001 to 9,000,000                5                41,430,312            3.22                7.775                    115
9,000,001 to 10,000,000               4                39,002,845            3.03                7.452                    115
10,000,001 to 11,000,000              5                52,932,266            4.12                7.198                    117
11,000,001 to 12,000,000              5                57,680,388            4.49                7.613                    116
12,000,001 to 13,000,000              4                51,204,983            3.98                7.561                    115
13,000,001 to 14,000,000              2                27,020,332            2.10                7.511                    147
15,000,001 and above                 10               187,608,289           14.60                7.424                    120
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          352            $1,285,217,765          100.00%               7.679%                   122
==================================================================================================================================



-----------------------------------------------------------------------------
                                                  WEIGHTED
                                                  AVERAGE         WEIGHTED
                                 WEIGHTED         CUT-OFF         AVERAGE
                                 AVERAGE            DATE          BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (x)          LTV (%)         LTV (%)
-----------------------------------------------------------------------------
1 to 1,000,000                     1.58             66.2            51.0
1,000,001 to 2,000,000             1.53             66.6            51.3
2,000,001 to 3,000,000             1.46             71.3            56.2
3,000,001 to 4,000,000             1.51             68.8            55.5
4,000,001 to 5,000,000             1.48             69.0            53.5
5,000,001 to 6,000,000             1.43             74.3            63.2
6,000,001 to 7,000,000             1.43             72.9            46.1
7,000,001 to 8,000,000             1.44             70.9            60.6
8,000,001 to 9,000,000             1.33             75.9            66.2
9,000,001 to 10,000,000            1.29             79.3            69.2
10,000,001 to 11,000,000           1.29             78.1            67.9
11,000,001 to 12,000,000           1.35             74.9            64.7
12,000,001 to 13,000,000           1.39             70.5            59.9
13,000,001 to 14,000,000           1.35             76.1            60.8
15,000,001 and above               1.35             73.7            61.9
-----------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         1.43x            71.6%           58.1%
=============================================================================

Min:          $498,113
Max:       $32,909,270
Average:    $3,651,187

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                     STATES

--------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY                             WEIGHTED
                                   NUMBER                                    AGGREGATE             WEIGHTED        AVERAGE
                                     OF                 AGGREGATE          CUT-OFF DATE            AVERAGE         REMAINING
                                  MORTGAGE             CUT-OFF DATE           BALANCE              MORTGAGE         TERM TO
STATES                             LOANS                BALANCE ($)             (%)                RATE (%)      MATURITY (mos)
--------------------------------------------------------------------------------------------------------------------------------
California                          84                 323,761,654             25.19                7.799            121
Massachusetts                       24                 113,813,009              8.86                7.167            117
Arizona                             28                  91,945,288              7.15                7.919            117
Texas                               20                  66,165,464              5.15                7.754            121
Wisconsin                           19                  64,046,978              4.98                7.393            117
Colorado                            13                  63,809,967              4.96                7.475            133
Michigan                            11                  56,149,664              4.37                7.500            118
Ohio                                12                  53,959,358              4.20                7.974            115
Illinois                            17                  50,482,335              3.93                7.358            120
New Jersey                           8                  42,275,764              3.29                7.784            133
Florida                             13                  41,546,757              3.23                7.971            114
Washington                          12                  38,681,415              3.01                7.376            120
Oregon                               8                  30,616,329              2.38                7.798            135
Georgia                             12                  30,277,761              2.36                7.719            124
Pennsylvania                         7                  27,593,447              2.15                8.205            115
New York                             8                  23,604,521              1.84                7.250            130
Nevada                               4                  19,430,174              1.51                7.089            117
Oklahoma                             2                  17,430,048              1.36                7.392            115
Missouri                             3                  16,642,368              1.29                8.106            132
North Carolina                       5                  15,451,793              1.20                7.689            132
Maryland                             5                  14,997,914              1.17                8.067            114
Utah                                 9                  13,153,313              1.02                8.197            115
Virginia                             5                  12,161,065              0.95                7.685            117
Minnesota                            3                  11,413,534              0.89                7.277            211
Indiana                              3                   8,994,692              0.70                7.746            143
Connecticut                          2                   8,398,703              0.65                7.994            215
Louisiana                            2                   6,628,099              0.52                8.139            113
New Mexico                           3                   5,853,242              0.46                8.077            128
Idaho                                3                   4,053,118              0.32                8.456            114
Maine                                1                   2,783,847              0.22                7.910            115
Hawaii                               1                   2,436,447              0.19                8.210            115
New Hampshire                        1                   1,867,152              0.15                8.970            112
Kentucky                             1                   1,487,498              0.12                9.620            110
Tennessee                            1                   1,198,628              0.09                7.480            119
Montana                              1                   1,112,980              0.09                8.270            210
Alabama                              1                     993,440              0.08                9.670            112
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         352              $1,285,217,765            100.00%               7.679%           122
================================================================================================================================




--------------------------------------------------------------------------------
                                                   WEIGHTED
                                                   AVERAGE          WEIGHTED
                                  WEIGHTED         CUT-OFF          AVERAGE
                                  AVERAGE            DATE           BALLOON
STATES                            DSCR (x)         LTV (%)          LTV (%)
--------------------------------------------------------------------------------
California                          1.48             70.2            57.9
Massachusetts                       1.30             73.3            63.2
Arizona                             1.49             69.9            56.4
Texas                               1.31             76.9            62.8
Wisconsin                           1.41             73.4            60.4
Colorado                            1.43             70.2            55.5
Michigan                            1.39             77.6            66.5
Ohio                                1.29             75.2            63.1
Illinois                            1.50             71.8            58.0
New Jersey                          1.58             65.4            53.3
Florida                             1.40             74.5            59.4
Washington                          1.61             68.1            57.0
Oregon                              1.50             69.2            54.8
Georgia                             1.37             73.0            56.4
Pennsylvania                        1.33             77.9            66.3
New York                            1.61             63.5            46.8
Nevada                              1.61             68.7            57.4
Oklahoma                            1.26             73.6            64.4
Missouri                            1.23             75.6            54.7
North Carolina                      1.40             67.5            54.7
Maryland                            1.68             67.9            58.4
Utah                                1.80             53.9            40.7
Virginia                            1.44             68.2            56.8
Minnesota                           1.31             77.4            49.5
Indiana                             1.29             68.7            36.9
Connecticut                         1.10             84.3             9.6
Louisiana                           1.30             74.0            60.6
New Mexico                          1.56             70.1            55.3
Idaho                               1.36             74.3            61.3
Maine                               1.48             73.3            59.7
Hawaii                              1.21             74.6            61.3
New Hampshire                       1.29             71.8            60.0
Kentucky                            1.31             71.9            60.9
Tennessee                           1.28             79.9            63.9
Montana                             1.26             67.5             3.0
Alabama                             1.68             68.5            58.1
--------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          1.43x            71.6%           58.1%
================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


                                 PROPERTY TYPES


-----------------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY                            WEIGHTED
                                   NUMBER                                AGGREGATE             WEIGHTED        AVERAGE
                                     OF                 AGGREGATE       CUT-OFF DATE           AVERAGE        REMAINING
                                  MORTGAGE            CUT-OFF DATE         BALANCE             MORTGAGE         TERM TO
PROPERTY TYPE                      LOANS               BALANCE ($)           (%)               RATE (%)      MATURITY (mos)
-----------------------------------------------------------------------------------------------------------------------------
Multifamily                          96               407,168,588           31.68               7.282            121
Retail                               57               262,311,122           20.41               7.824            132
Self-Storage                         86               201,006,960           15.64               8.049            120
Manufactured Housing                 56               145,904,078           11.35               7.875            117
Office                               26               123,291,975            9.59               7.764            116
Hospitality                           9                71,696,771            5.58               7.609            132
Industrial                           18                59,875,089            4.66               7.918            118
Congregate Care                       4                13,963,181            1.09               7.766            116
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          352            $1,285,217,765          100.00%              7.679%           122
=============================================================================================================================



----------------------------------------------------------------------------
                                                   WEIGHTED
                                                   AVERAGE         WEIGHTED
                                  WEIGHTED         CUT-OFF         AVERAGE
                                  AVERAGE            DATE          BALLOON
PROPERTY TYPE                     DSCR (x)         LTV (%)         LTV (%)
----------------------------------------------------------------------------
Multifamily                        1.36             74.0            62.3
Retail                             1.36             73.2            55.6
Self-Storage                       1.66             67.6            54.0
Manufactured Housing               1.48             69.5            57.9
Office                             1.37             70.6            59.2
Hospitality                        1.53             69.8            51.3
Industrial                         1.38             70.5            60.2
Congregate Care                    1.50             74.6            60.4
----------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         1.43x            71.6%           58.1%
============================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


                                 MORTGAGE RATES


--------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENT BY                            WEIGHTED
                                   NUMBER                               AGGREGATE          WEIGHTED           AVERAGE
                                    OF               AGGREGATE        CUT-OFF DATE         AVERAGE           REMAINING
                                 MORTGAGE          CUT-OFF DATE          BALANCE           MORTGAGE           TERM TO
MORTGAGE RATE (%)                 LOANS             BALANCE ($)            (%)             RATE (%)        MATURITY (mos)
--------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000                      32              172,267,879           13.40             6.880               125
7.001 to 7.500                     113              412,656,647           32.11             7.255               123
7.501 to 8.000                      93              351,752,154           27.37             7.762               127
8.001 to 8.500                      56              207,024,122           16.11             8.197               118
8.501 to 9.000                      36              102,557,300            7.98             8.741               115
9.001 to 9.500                      12               22,824,391            1.78             9.228               111
9.501 to 10.000                     10               16,135,272            1.26             9.663               106
--------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         352           $1,285,217,765          100.00%            7.679%              122
==========================================================================================================================




-----------------------------------------------------------------------------
                                                 WEIGHTED
                                                 AVERAGE           WEIGHTED
                                  WEIGHTED       CUT-OFF           AVERAGE
                                  AVERAGE          DATE            BALLOON
MORTGAGE RATE (%)                 DSCR (x)        LTV (%)           LTV (%)
-----------------------------------------------------------------------------
6.501 to 7.000                     1.40            73.1              60.6
7.001 to 7.500                     1.43            72.6              59.2
7.501 to 8.000                     1.45            70.7              55.3
8.001 to 8.500                     1.45            69.7              58.1
8.501 to 9.000                     1.40            71.6              57.7
9.001 to 9.500                     1.51            71.5              61.4
9.501 to 10.000                    1.45            77.1              64.5
-----------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         1.43x           71.6%            58.1%
=============================================================================

Min:                6.650%
Max:                9.880%
Weighted Average:   7.679%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


                        ORIGINAL TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY                            WEIGHTED
                                   NUMBER                                   AGGREGATE             WEIGHTED        AVERAGE
                                     OF                  AGGREGATE        CUT-OFF DATE            AVERAGE        REMAINING
ORIGINAL TERM TO                  MORTGAGE             CUT-OFF DATE          BALANCE              MORTGAGE        TERM TO
STATED MATURITY (mos)              LOANS                BALANCE ($)            (%)                RATE (%)     MATURITY (mos)
------------------------------------------------------------------------------------------------------------------------------
1 to 60                               1                   2,169,236            0.17                7.850             53
61 to 120                           299               1,116,379,027           86.86                7.684            115
121 to 144                           16                  40,207,457            3.13                7.722            122
145 to 180                           26                  85,349,556            6.64                7.755            174
181 to 240                           10                  41,112,490            3.20                7.336            215
------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          352              $1,285,217,765          100.00%               7.679%           122
==============================================================================================================================




--------------------------------------------------------------------------------
                                                  WEIGHTED
                                                  AVERAGE         WEIGHTED
                                  WEIGHTED        CUT-OFF         AVERAGE
ORIGINAL TERM TO                  AVERAGE           DATE          BALLOON
STATED MATURITY (mos)             DSCR (x)         LTV (%)         LTV (%)
--------------------------------------------------------------------------------
1 to 60                            1.58             80.3            76.7
61 to 120                          1.43             71.8            60.6
121 to 144                         1.49             70.7            59.4
145 to 180                         1.47             67.5            39.9
181 to 240                         1.33             76.7            26.1
--------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         1.43x            71.6%           58.1%
================================================================================


Min:                 60
Max:                240
Weighted Average:   127

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


                       REMAINING TERMS TO STATED MATURITY


---------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY                               WEIGHTED
                                    NUMBER                                 AGGREGATE              WEIGHTED          AVERAGE
                                     OF                  AGGREGATE        CUT-OFF DATE            AVERAGE          REMAINING
REMAINING TERM TO                 MORTGAGE             CUT-OFF DATE          BALANCE              MORTGAGE           TERM TO
STATED MATURITY (mos)              LOANS                BALANCE ($)            (%)                RATE (%)        MATURITY (mos)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                               1                   2,169,236            0.17                7.850                53
61 to 84                              1                     897,520            0.07                7.800                81
85 to 120                           308               1,142,117,900           88.87                7.685               115
121 to 180                           33                 112,398,380            8.75                7.658               169
181 to 240                            9                  27,634,730            2.15                7.504               233
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          352              $1,285,217,765          100.00%               7.679%              122
=================================================================================================================================





-----------------------------------------------------------------------------
                                                  WEIGHTED
                                                  AVERAGE         WEIGHTED
                                  WEIGHTED        CUT-OFF         AVERAGE
REMAINING TERM TO                 AVERAGE           DATE          BALLOON
STATED MATURITY (mos)             DSCR (x)         LTV (%)         LTV (%)
-----------------------------------------------------------------------------
1 to 60                            1.58             80.3            76.7
61 to 84                           1.66             64.1            56.9
85 to 120                          1.43             71.8            60.6
121 to 180                         1.47             68.2            43.8
181 to 240                         1.26             78.7            11.7
-----------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         1.43x            71.6%           58.1%
=============================================================================


Min:                   53
Max:                  239
Weighted Average:     122

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY                  WEIGHTED                 WEIGHTED
                             NUMBER                     AGGREGATE    WEIGHTED       AVERAGE                 AVERAGE       WEIGHTED
                               OF        AGGREGATE    CUT-OFF DATE    AVERAGE      REMAINING     WEIGHTED   CUT-OFF       AVERAGE
DEBT SERVICE                MORTGAGE   CUT-OFF DATE      BALANCE     MORTGAGE       TERM TO      AVERAGE      DATE        BALLOON
COVERAGE RATIO (x)           LOANS      BALANCE ($)        (%)       RATE (%)   MATURITY (mos)   DSCR (x)   LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Less than 1.0                   1           2,719,519       0.21       7.120          234           0.99      87.2          1.5
1.00 to 1.14                    7          18,929,077       1.47       7.994          168           1.07      80.9         32.6
1.15 to 1.24                   45         201,615,305      15.69       7.711          117           1.21      74.6         61.1
1.25 to 1.34                   86         353,883,084      27.53       7.602          118           1.30      75.9         64.5
1.35 to 1.49                   92         355,536,957      27.66       7.634          128           1.41      72.7         58.4
1.50 to 1.74                   72         217,054,735      16.89       7.874          122           1.59      67.9         54.3
1.75 to 1.99                   26          89,271,665       6.95       7.511          117           1.83      63.9         52.9
2.00 and above                 23          46,207,424       3.60       7.798          126           2.30      45.5         36.4
==================================================================================================================================

TOTAL OR WEIGHTED AVERAGE:    352      $1,285,217,765     100.00%      7.679%         122           1.43x     71.6%        58.1%
==================================================================================================================================

Min:                             0.99x
Max:                             3.75x
Weighted Average:                1.43x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION




                        CUT-OFF DATE LOAN-TO-VALUE RATIOS


---------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY                WEIGHTED                  WEIGHTED
                               NUMBER                      AGGREGATE    WEIGHTED     AVERAGE                   AVERAGE    WEIGHTED
                                 OF        AGGREGATE     CUT-OFF DATE    AVERAGE    REMAINING      WEIGHTED    CUT-OFF    AVERAGE
CUT-OFF DATE LOAN-TO-         MORTGAGE   CUT-OFF DATE       BALANCE     MORTGAGE     TERM TO       AVERAGE       DATE     BALLOON
VALUE RATIO (%)                LOANS      BALANCE ($)         (%)       RATE (%)   MATURITY (mos)  DSCR (x)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
30.1 to 40.0                      7          12,274,625       0.96      7.290          117           2.29       35.8       28.6
40.1 to 50.0                     18          36,156,925       2.81      7.960          119           2.11       45.1       34.8
50.1 to 60.0                     30          70,451,852       5.48      7.815          133           1.65       55.7       39.3
60.1 to 70.0                     90         295,489,213      22.99      7.725          123           1.53       66.4       52.7
70.1 to 80.0                    185         781,882,989      60.84      7.641          121           1.35       75.3       62.9
80.1 to 90.0                     19          82,209,496       6.40      7.682          128           1.30       83.7       61.8
90.1 to 100.0                     2           4,025,332       0.31      7.286          150           1.10       93.6       56.9
100.1 and above                   1           2,727,332       0.21      8.796          109           1.26      102.9       86.8
===============================================================================================================================

TOTAL OR WEIGHTED AVERAGE:      352      $1,285,217,765     100.00%     7.679%         122           1.43x      71.6%      58.1%
===============================================================================================================================

Min:                             31.7%
Max:                            102.9%
Weighted Average:                71.6%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY                  WEIGHTED                  WEIGHTED
                              NUMBER                     AGGREGATE     WEIGHTED      AVERAGE                    AVERAGE    WEIGHTED
                                OF         AGGREGATE    CUT-OFF DATE     AVERAGE     REMAINING      WEIGHTED    CUT-OFF    AVERAGE
BALLOON LOAN-TO-             MORTGAGE    CUT-OFF DATE     BALANCE      MORTGAGE      TERM TO       AVERAGE       DATE     BALLOON
VALUE RATIO (%)               LOANS       BALANCE ($)       (%)        RATE (%)    MATURITY (mos)    DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
 0.1 to 10.0                    16           36,569,033     2.85         7.685          205           1.26        71.4        1.1
20.1 to 30.0                     8           13,779,271     1.07         7.391          117           2.13        38.3       28.4
30.1 to 40.0                    20           42,569,934     3.31         7.775          142           1.95        50.7       36.5
40.1 to 50.0                    33          104,381,054     8.12         7.689          138           1.65        61.5       45.3
50.1 to 60.0                   117          362,710,640    28.22         7.741          121           1.49        68.5       55.8
60.1 to 70.0                   143          667,227,500    51.92         7.623          116           1.34        75.8       65.2
70.1 to 80.0                    13           52,450,692     4.08         7.908          112           1.32        82.8       72.6
80.1 to 90.0                     2            5,529,641     0.43         8.043          113           1.20        98.1       84.0
-----------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:     352       $1,285,217,765    100.00%       7.679%         122           1.43x      71.6%      58.1%
===================================================================================================================================

Min:                             0.5%
Max:                            86.8%
Weighted average:               58.1%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



                                  BALLOON LOANS

-----------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY                  WEIGHTED                    WEIGHTED
                               NUMBER                    AGGREGATE    WEIGHTED       AVERAGE                    AVERAGE    WEIGHTED
                                 OF      AGGREGATE     CUT-OFF DATE    AVERAGE      REMAINING     WEIGHTED      CUT-OFF    AVERAGE
                              MORTGAGE  CUT-OFF DATE       BALANCE     MORTGAGE       TERM TO      AVERAGE         DATE     BALLOON
BALLOON LOANS                  LOANS     BALANCE ($)         (%)       RATE (%)   MATURITY (mos)   DSCR (x)      LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Yes                             336     $1,248,648,732       97.15       7.679           120          1.44         71.6      59.8
No                               16         36,569,033        2.85       7.685           205          1.26         71.4       1.1
-----------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:      352     $1,285,217,765      100.00%      7.679%          122          1.43x        71.6%     58.1%
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                         PREPAYMENT RESTRICTION ANALYSIS

                                                    PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                                                    ASSUMING NO PREPAYMENTS
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION           CURRENT     12 MO.     24 MO.     36 MO.     48 MO.      60 MO.     72 MO.     84 MO.      96 MO.

Locked Out                        71.21%     71.15%     69.78%     64.91%      60.85%     14.11%      9.35%       7.77%      7.44%
Yield Maintenance                 25.96%     25.97%     27.18%     31.91%      35.98%     81.31%     81.33%      82.23%     80.52%
Penalty Points
       5.00% and greater           2.40%      0.53%      0.53%      0.15%       0.15%      1.53%      1.37%       0.00%      0.00%
        4.00% to 4.99%             0.25%      2.35%      0.24%      0.77%       0.76%      0.23%      2.12%       1.59%      1.51%
        3.00% to 3.99%             0.18%      0.00%      2.27%      1.75%       0.00%      0.72%      3.73%       2.59%      0.06%
        2.00% to 2.99%             0.00%      0.00%      0.00%      0.51%       1.75%      1.75%      0.00%       3.74%      3.11%
        1.00% to 1.99%             0.00%      0.00%      0.00%      0.00%       0.51%      0.34%      2.09%       0.34%      3.58%
Open                               0.00%      0.00%      0.00%      0.00%       0.00%      0.00%      0.00%       1.74%      3.78%

------------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%    100.00%    100.00%    100.00%     100.00%    100.00%    100.00%     100.00%    100.00%
Mortgage Pool Balance
    Outstanding (in millions)  $1,285.22  $1,269.81  $1,253.30  $1,235.25   $1,215.77  $1,192.68  $1,170.14   $1,144.84  $1,118.37
% of Initial Pool Balance         100.00%     98.80%     97.52%     96.11%      94.60%     92.80%     91.05%     89.08%     87.02%


---------------------------------------------------
PREPAYMENT RESTRICTION          108 MO.    120 MO.

Locked Out                        7.66%     10.85%
Yield Maintenance                73.85%     69.91%
Penalty Points
       5.00% and greater          0.00%      0.00%
        4.00% to 4.99%            0.15%      0.00%
        3.00% to 3.99%            1.46%     15.07%
        2.00% to 2.99%            0.30%      2.76%
        1.00% to 1.99%            6.13%      0.00%
Open                             10.45%      1.42%

---------------------------------------------------
TOTALS                          100.00%    100.00%
Mortgage Pool Balance
    Outstanding (in millions) $1,051.75    $108.16
% of Initial Pool Balance        81.83%      8.42%


      Notes: (1) Four of the Mortgage Loans (0.85% of the Cut-Off Date Balance) allow 10% annual partial voluntary principal prepayment without restrictions.
                  (2) For purposes of the table, Mortgage Loans are considered to require (i) Yield Maintenance Premiums if Prepayment Premiums are calculated on the basis of greater of a yield maintenance formula or a percentage of the amount prepaid or
                  (ii) Percentage Premiums if Prepayment Premiums are calculated on the basis of lesser of a yield maintenance formula or a percentage of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
 1       HF   Pacific Coast Plaza Shopping Center                   $32,909,270         $134      7.930%      30/360        10/22/97
 2       HF   Norwood Gardens                                       $22,266,787      $67,069      6.790%    Actual/360      01/08/98
 3       HF   Rookwood Pavilion                                     $21,679,551          $88      8.240%      30/360        10/16/97
 4       HF   Skold Self Storage Portfolio (2A) (3A)                $15,261,319          $43      6.930%    Actual/360      01/27/98
 5       HF   Affordable Self Storage (2A)                             $969,131          $43      6.930%    Actual/360      01/27/98
 6       HF   Skold Portfolio - Greenwood Self Storage (2A)          $1,823,365          $43      6.930%    Actual/360      01/27/98
 7       HF   Skold Portfolio - Evergreen Mini Storage (2A)            $699,373          $43      6.930%    Actual/360      01/27/98
 8       HF   351 California Street (2B)                            $12,705,409         $101      8.100%      30/360        08/01/97
 9       HF   201 Sansome Street (2B)                                $5,459,355         $101      8.100%      30/360        07/18/97
 10      HF   Boulder Marriott                                      $17,931,352     $115,686      7.580%    Actual/360      11/25/97
 11      HF   Beverly Garland Hotel                                 $15,951,465      $62,555      6.860%    Actual/360      01/16/98
 12      HF   Rancho Viejo Apts.                                    $15,654,907      $50,176      6.980%    Actual/360      12/04/97
 13      HF   Lincoln on Memorial Apartments                        $15,433,946      $42,872      7.290%    Actual/360      09/25/97
 14      HF   Davis Square Center                                   $15,267,975         $147      7.300%    Actual/360      12/24/97
 15      HF   Fleming Portfolio (3B)                                $15,251,718          $60      7.720%      30/360        09/29/97
 16      MS   Marymount Manor (2C)                                   $8,149,703      $66,414      7.210%    Actual/360      12/04/97
 17      MS   Marymount Tower (2C)                                   $5,929,979      $66,414      7.210%    Actual/360      12/04/97
 18      MS   Park Place Shopping Center                            $13,542,572          $54      8.030%    Actual/360      10/31/97
 19      HF   A&P Food Market                                       $13,477,760         $193      6.990%    Actual/360      01/12/98
 20      HF   The First National Bank Building                      $12,973,444          $43      8.130%      30/360        07/29/97
 21      HF   Boylston Apartments                                   $12,971,450      $40,791      6.870%    Actual/360      01/06/98
 22      HF   Greenbriar Apartments                                 $12,554,680      $56,048      7.140%    Actual/360      12/17/97
 23      MS   College Station Apartments(3C)                        $11,929,226      $21,533      7.890%    Actual/360      09/30/97
 24      HF   Kmart Plaza                                           $11,940,152          $63      7.800%      30/360        07/31/97
 25      HF   Rivershire Apartments                                 $11,389,944      $50,848      7.020%    Actual/360      01/28/98
 26      HF   Haggerty Tech Center                                  $11,248,923          $75      8.290%      30/360        07/25/97
 27      HF   Village at Chestnut Hill                              $11,172,143         $191      7.040%    Actual/360      01/09/98
 28      HF   Orland Park Exec. Ctr. (2D)                            $7,583,935         $106      7.210%    Actual/360      12/30/97
 29      HF   GMAC Building (2D)                                     $3,392,813         $106      7.210%    Actual/360      12/30/97
 30      HF   Ridgecrest Terrace Apartments                         $10,776,200      $56,420      6.840%    Actual/360      01/09/98
 31      HF   Fountain Square Shopping Center                       $10,649,746          $88      8.100%      30/360        08/06/97
 32      HF   1550 Brickell (7)                                     $10,590,044      $77,868      6.650%    Actual/360      02/04/98
32a      HF   Lafayette Towers                                      $10,490,985      $17,964      7.180%    Actual/360      01/22/98
 33      MS   Lake Village Apartments                               $10,425,291      $50,855      7.220%    Actual/360      11/12/97
 34      HF   All Aboard Mini Storage Portfolio - Oakland (2E)       $4,687,037          $51      7.790%    Actual/360      12/23/97
 35      HF   All Aboard Mini-Storage Portfolio - Ventura (2E)       $2,592,829          $51      7.790%    Actual/360      12/23/97
 36      HF   All Aboard Mini Storage Portfolio - Van Nuys (2E)      $2,792,277          $51      7.790%    Actual/360      12/23/97
 37      HF   Stor-Mor of Cypress (2F)                               $2,241,188          $46      7.370%    Actual/360      12/10/97
 38      HF   Stor-Mor - Anaheim (2F)                                $2,390,601          $46      7.370%    Actual/360      12/10/97
 39      HF   Stor-Mor - Torrance (2F)                               $5,329,048          $46      7.370%    Actual/360      12/10/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                           EFFECTIVE         REMAINING  AMORT.
LOAN                                                             MATURITY  MATURITY   TERM     TERM    TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                           DATE     DATE(5)   (mos)    (mos)    (mos)    AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
 1       HF   Pacific Coast Plaza Shopping Center                10/01/07     N/A      119      115       360    $29,005,275   65.8%
 2       HF   Norwood Gardens                                    01/01/08     N/A      120      118       360    $19,132,517   66.2%
 3       HF   Rookwood Pavilion                                  04/01/06     N/A      102       97       360    $19,734,100   65.8%
 4       HF   Skold Self Storage Portfolio (2A) (3A)             02/01/08     N/A      120      119       360    $13,154,984   57.8%
 5       HF   Affordable Self Storage (2A)                       02/01/08     N/A      120      119       360       $835,374   57.8%
 6       HF   Skold Portfolio - Greenwood Self Storage (2A)      02/01/08     N/A      120      119       360     $1,571,709   57.8%
 7       HF   Skold Portfolio - Evergreen Mini Storage (2A)      02/01/08     N/A      120      119       360       $602,848   57.8%
 8       HF   351 California Street (2B)                         08/01/07     N/A      120      113       300    $10,393,371   52.9%
 9       HF   201 Sansome Street (2B)                            08/01/07     N/A      120      113       300     $4,465,902   52.9%
 10      HF   Boulder Marriott                                   12/01/22  12/01/12    180      177       300    $11,370,058   43.7%
 11      HF   Beverly Garland Hotel                              01/01/18  01/01/08    120      118       300    $12,603,282   57.8%
 12      HF   Rancho Viejo Apts.                                 12/01/07     N/A      120      117       360    $13,525,338   64.4%
 13      HF   Lincoln on Memorial Apartments                     10/01/07     N/A      120      115       360    $13,448,780   64.0%
 14      HF   Davis Square Center                                01/01/18  01/01/08    120      118       360    $13,272,893   63.5%
 15      HF   Fleming Portfolio (3B)                             10/01/17  10/01/07    120      115       300    $12,324,062   65.6%
 16      MS   Marymount Manor (2C)                               01/01/08     N/A      120      118       360     $7,168,106   66.0%
 17      MS   Marymount Tower (2C)                               01/01/08     N/A      120      118       360     $5,215,740   66.0%
 18      MS   Park Place Shopping Center                         11/01/07     N/A      120      116       300    $11,242,930   66.1%
 19      HF   A&P Food Market                                    01/31/21  01/31/13    181      179       360    $10,327,009   55.5%
 20      HF   The First National Bank Building                   08/01/07     N/A      120      113       324    $11,019,151   60.7%
 21      HF   Boylston Apartments                                01/01/08     N/A      120      118       360    $11,166,604   60.7%
 22      HF   Greenbriar Apartments                              12/01/07     N/A      120      117       360    $10,886,365   65.4%
 23      MS   College Station Apartments(3C)                     10/01/07     N/A      120      115       300     $9,877,963   63.7%
 24      HF   Kmart Plaza                                        08/01/07     N/A      120      113       360    $10,501,219   56.8%
 25      HF   Rivershire Apartments                              02/01/08     N/A      120      119       360     $9,838,670   68.1%
 26      HF   Haggerty Tech Center                               08/01/07     N/A      120      113       360     $9,987,345   68.4%
 27      HF   Village at Chestnut Hill                           01/01/08     N/A      120      118       360     $9,655,594   67.1%
 28      HF   Orland Park Exec. Ctr. (2D)                        01/01/08     N/A      120      118       360     $6,579,743   68.0%
 29      HF   GMAC Building (2D)                                 01/01/08     N/A      120      118       360     $2,943,570   68.0%
 30      HF   Ridgecrest Terrace Apartments                      01/01/08     N/A      120      118       360     $9,270,272   68.7%
 31      HF   Fountain Square Shopping Center                    08/01/07     N/A      120      113       360     $9,421,435   67.0%
 32      HF   1550 Brickell (7)                                  02/01/08     N/A      120      119       360     $9,067,244   69.1%
32a      HF   Lafayette Towers                                   02/01/08     N/A      120      119       360     $9,095,658   69.2%
 33      MS   Lake Village Apartments                            12/01/07     N/A      120      117       360     $9,180,609   65.6%
 34      HF   All Aboard Mini Storage Portfolio - Oakland (2E)   01/01/08     N/A      120      118       300     $3,796,222   60.5%
 35      HF   All Aboard Mini-Storage Portfolio - Ventura (2E)   12/01/07     N/A      119      117       300     $2,106,257   60.5%
 36      HF   All Aboard Mini Storage Portfolio - Van Nuys (2E)  12/01/07     N/A      119      117       300     $2,268,276   60.5%
 37      HF   Stor-Mor of Cypress (2F)                           12/01/07     N/A      120      117       300     $1,798,105   54.2%
 38      HF   Stor-Mor - Anaheim (2F)                            12/01/07     N/A      120      117       300     $1,917,979   54.2%
 39      HF   Stor-Mor - Torrance (2F)                           12/01/07     N/A      120      117       300     $4,275,493   54.2%

---------------------------------------------------------------------------------

LOAN                                                                SECURITY
 NO.  SELLER(1)            PROPERTY NAME                               TYPE
---------------------------------------------------------------------------------
 1       HF   Pacific Coast Plaza Shopping Center                        Fee
 2       HF   Norwood Gardens                                            Fee
 3       HF   Rookwood Pavilion                                          Fee
 4       HF   Skold Self Storage Portfolio (2A) (3A)                     Fee
 5       HF   Affordable Self Storage (2A)                               Fee
 6       HF   Skold Portfolio - Greenwood Self Storage (2A)              Fee
 7       HF   Skold Portfolio - Evergreen Mini Storage (2A)              Fee
 8       HF   351 California Street (2B)                                 Fee
 9       HF   201 Sansome Street (2B)                                    Fee
 10      HF   Boulder Marriott                                           Fee
 11      HF   Beverly Garland Hotel                                 Fee/Leasehold
 12      HF   Rancho Viejo Apts.                                         Fee
 13      HF   Lincoln on Memorial Apartments                             Fee
 14      HF   Davis Square Center                                        Fee
 15      HF   Fleming Portfolio (3B)                                     Fee
 16      MS   Marymount Manor (2C)                                       Fee
 17      MS   Marymount Tower (2C)                                       Fee
 18      MS   Park Place Shopping Center                                 Fee
 19      HF   A&P Food Market                                            Fee
 20      HF   The First National Bank Building                           Fee
 21      HF   Boylston Apartments                                        Fee
 22      HF   Greenbriar Apartments                                      Fee
 23      MS   College Station Apartments(3C)                             Fee
 24      HF   Kmart Plaza                                           Fee/Leasehold
 25      HF   Rivershire Apartments                                      Fee
 26      HF   Haggerty Tech Center                                       Fee
 27      HF   Village at Chestnut Hill                                   Fee
 28      HF   Orland Park Exec. Ctr. (2D)                                Fee
 29      HF   GMAC Building (2D)                                         Fee
 30      HF   Ridgecrest Terrace Apartments                              Fee
 31      HF   Fountain Square Shopping Center                            Fee
 32      HF   1550 Brickell (7)                                          Fee
32a      HF   Lafayette Towers                                           Fee
 33      MS   Lake Village Apartments                                    Fee
 34      HF   All Aboard Mini Storage Portfolio - Oakland (2E)           Fee
 35      HF   All Aboard Mini-Storage Portfolio - Ventura (2E)           Fee
 36      HF   All Aboard Mini Storage Portfolio - Van Nuys (2E)          Fee
 37      HF   Stor-Mor of Cypress (2F)                                   Fee
 38      HF   Stor-Mor - Anaheim (2F)                                    Fee
 39      HF   Stor-Mor - Torrance (2F)                                   Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
 40      HF   Cypress Lake Apartments                                $9,958,020      $46,102      7.380%    Actual/360      10/08/97
 41      HF   Boardwalk Square                                       $9,948,162          $68      8.290%      30/360        05/01/97
 42      HF   Whispering Lakes Apts.                                 $9,778,329      $53,143      6.810%    Actual/360      01/15/98
 43      HF   Eagle Ridge Retail Shopping Center                     $9,318,334          $82      7.310%    Actual/360      10/31/97
 44      MS   Holiday Inn and Ramada Inn (3D)                        $8,660,556      $28,489      8.660%    Actual/360      09/29/97
 46      HF   The Willows at Appleton Square (8)                     $8,379,266      $59,852      7.460%    Actual/360      08/20/97
 47      HF   Ashley Park Apartments                                 $8,174,151      $28,782      7.740%    Actual/360      10/21/97
 49      HF   Brumby Apartments                                      $8,066,637      $48,303      7.758%      30/360        08/28/97
 50      HF   Sun Vista RV Resort                                    $7,733,725       $6,288      7.270%    Actual/360      12/22/97
 51      MS   Sunset Mall                                            $7,622,101          $67      7.650%      30/360        09/30/97
 52      MS   Ramada Hotel Valley Ho Resort                          $7,574,869      $25,941      7.740%    Actual/360      11/19/97
 53      MS   Wynhaven Apartments                                    $7,483,529      $25,282      7.590%    Actual/360      11/10/97
 54      HF   Claridge Court Apartments                              $7,276,152      $22,457      8.760%      30/360        10/18/96
 55      MS   Lake Forest Office (3E)                                $7,237,842          $58      7.570%    Actual/360      12/18/97
 56      HF   Acorn Self Storage (2G)                                $3,496,995          $46      7.180%    Actual/360      01/27/98
 57      HF   ACORN III SELF STORAGE (2G)                            $3,696,796          $46      7.130%    Actual/360      01/27/98
 58      MS   Central Plaza                                          $7,084,187          $41      7.520%    Actual/360      11/21/97
 59      HF   Bend Villa Court                                       $6,979,799      $56,746      7.340%    Actual/360      01/09/98
 60      HF   Danbury Retail Center                                  $6,909,966         $113      7.650%    Actual/360      12/05/97
 61      MS   Rose Apartments                                        $6,858,192     $142,879      7.210%    Actual/360      10/15/97
 62      HF   Rose Medical Plaza                                     $6,673,120          $82      7.180%    Actual/360      12/04/97
 63      MS   Phoenix Inn - Phoenix                                  $6,476,090      $53,967      7.870%    Actual/360      12/29/97
 64      HF   Mesa Verde                                             $6,494,324      $23,530      7.080%    Actual/360      01/28/98
 65      HF   Cedar Ridge Apts.                                      $6,481,468      $36,008      7.030%    Actual/360      11/26/97
110      HF   Mira Mesa Self Storage (2H)                            $4,118,641          $36      8.810%      30/360        06/27/97
197      HF   Sorrento Mesa SSF (2H)                                 $2,331,685          $36      8.420%      30/360        06/30/97
 66      HF   Cardinal Crest MHC (2I)                                $1,238,857      $15,202      7.410%    Actual/360      11/05/97
 67      HF   Harbor Lights Mobile Home Community (2I)               $1,492,599      $15,202      7.410%    Actual/360      11/05/97
 68      HF   Meadowview Place MHC (2I)                              $1,537,376      $15,202      7.410%    Actual/360      11/05/97
 69      HF   Skyview Terrace Mobile Home Park (2I)                  $2,039,885      $15,202      7.410%    Actual/360      11/05/97
 71      MS   Meadow Park Plaza                                      $5,977,343         $107      8.100%    Actual/360      08/14/97
 72      MS   Lincoln Bank Building                                  $5,914,442         $104      7.190%    Actual/360      12/19/97
 73      HF   Walnut Ridge Apts                                      $5,905,915      $22,371      7.610%    Actual/360      10/22/97
 74      HF   Allsize Commercial Storage                             $5,762,046          $57      8.090%    Actual/360      09/09/97
 76      HF   Elmwood Distribution Center                            $5,606,613          $16      7.860%      30/360        08/06/97
 77      HF   Rt. 18 Mobile Home Comm. Portfolio (9)                 $5,600,000      $13,592      7.170%    Actual/360      01/26/98
 78      HF   Berrytree Apartments                                   $5,492,879      $22,887      7.010%    Actual/360      01/20/98
 79      HF   Silver Drive Office/Warehouse Buildings                $5,485,121          $40      7.390%    Actual/360      12/08/97
 80      HF   Fairfield Place Apartments                             $5,388,509      $49,894      7.150%    Actual/360      12/29/97
 81      MS   Holly Ravine Shopping Center                           $5,281,890         $136      7.660%    Actual/360      09/22/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
 40      HF   Cypress Lake Apartments                           10/01/07     N/A      120      115       360     $8,694,082   69.6%
 41      HF   Boardwalk Square                                  07/01/07     N/A      120      112       360     $8,838,359   64.5%
 42      HF   Whispering Lakes Apts.                            02/01/08     N/A      121      119       360     $8,390,626   73.0%
 43      HF   Eagle Ridge Retail Shopping Center                11/01/17  11/01/07    120      116       360     $8,117,268   69.7%
 44      MS   Holiday Inn and Ramada Inn (3D)                   10/01/07     N/A      120      115       300     $7,322,030   63.1%
 46      HF   The Willows at Appleton Square (8)                09/01/07     N/A      120      114       360     $7,356,581   66.0%
 47      HF   Ashley Park Apartments                            11/01/07     N/A      120      116       360     $7,185,916   70.1%
 49      HF   Brumby Apartments                                 09/01/07     N/A      120      114       360     $7,104,250   66.1%
 50      HF   Sun Vista RV Resort                               01/01/08     N/A      120      118       360     $6,718,682   61.9%
 51      MS   Sunset Mall                                       10/01/12     N/A      180      175       360     $5,818,844   53.9%
 52      MS   Ramada Hotel Valley Ho Resort                     12/01/07     N/A      120      117       300     $6,233,094   52.8%
 53      MS   Wynhaven Apartments                               12/01/07     N/A      120      117       360     $6,650,437   70.7%
 54      HF   Claridge Court Apartments                         09/30/06     N/A      120      103       300     $6,104,958   51.3%
 55      MS   Lake Forest Office (3E)                           01/01/08     N/A      120      118       360     $6,423,159   58.4%
 56      HF   Acorn Self Storage (2G)                           02/01/08     N/A      120      119       360     $3,031,886   60.5%
 57      HF   ACORN III SELF STORAGE (2G)                       02/01/08     N/A      120      119       360     $3,201,445   60.5%
 58      MS   Central Plaza                                     12/01/07     N/A      120      117       360     $6,284,869   67.6%
 59      HF   Bend Villa Court                                  01/01/08     N/A      120      118       300     $5,587,401   58.8%
 60      HF   Danbury Retail Center                             12/01/17     N/A      240      237       240        $60,902   0.8%
 61      MS   Rose Apartments                                   11/01/07     N/A      120      116       360     $6,040,810   65.3%
 62      HF   Rose Medical Plaza                                12/01/07     N/A      120      117       300     $5,326,790   53.3%
 63      MS   Phoenix Inn - Phoenix                             01/01/08     N/A      120      118       240     $4,584,091   45.8%
 64      HF   Mesa Verde                                        02/01/08     N/A      120      119       360     $5,617,639   54.0%
 65      HF   Cedar Ridge Apts.                                 12/01/17     N/A      240      237       360     $3,778,864   45.5%
110      HF   Mira Mesa Self Storage (2H)                       07/01/07     N/A      120      112       300     $3,427,715   57.6%
197      HF   Sorrento Mesa SSF (2H)                            07/01/07     N/A      120      112       300     $1,923,681   57.6%
 66      HF   Cardinal Crest MHC (2I)                           11/01/07     N/A      120      116       300       $996,209   65.9%
 67      HF   Harbor Lights Mobile Home Community (2I)          11/01/07     N/A      120      116       300     $1,200,251   65.9%
 68      HF   Meadowview Place MHC (2I)                         11/01/07     N/A      120      116       300     $1,236,258   65.9%
 69      HF   Skyview Terrace Mobile Home Park (2I)             11/01/07     N/A      120      116       300     $1,640,342   65.9%
 71      MS   Meadow Park Plaza                                 09/01/12     N/A      180      174       360     $4,825,577   61.9%
 72      MS   Lincoln Bank Building                             01/01/08     N/A      120      118       360     $5,199,442   59.4%
 73      HF   Walnut Ridge Apts                                 11/01/07     N/A      120      116       360     $5,177,870   65.5%
 74      HF   Allsize Commercial Storage                        09/01/07     N/A      120      114       300     $4,723,841   66.5%
 76      HF   Elmwood Distribution Center                       08/01/07     N/A      120      113       300     $4,560,018   60.0%
 77      HF   Rt. 18 Mobile Home Comm. Portfolio (9)            02/01/08     N/A      120      119       360     $4,993,886   78.0%
 78      HF   Berrytree Apartments                              02/01/08     N/A      120      119       300     $4,356,330   53.8%
 79      HF   Silver Drive Office/Warehouse Buildings           12/01/07     N/A      120      117       360     $4,782,616   68.3%
 80      HF   Fairfield Place Apartments                        01/01/08     N/A      120      118       360     $4,668,713   69.2%
 81      MS   Holly Ravine Shopping Center                      10/01/07     N/A      120      115       360     $4,707,911   65.8%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
 40      HF   Cypress Lake Apartments                                  Fee
 41      HF   Boardwalk Square                                         Fee
 42      HF   Whispering Lakes Apts.                                   Fee
 43      HF   Eagle Ridge Retail Shopping Center                       Fee
 44      MS   Holiday Inn and Ramada Inn (3D)                          Fee
 46      HF   The Willows at Appleton Square (8)                       Fee
 47      HF   Ashley Park Apartments                                   Fee
 49      HF   Brumby Apartments                                        Fee
 50      HF   Sun Vista RV Resort                                      Fee
 51      MS   Sunset Mall                                              Fee
 52      MS   Ramada Hotel Valley Ho Resort                            Fee
 53      MS   Wynhaven Apartments                                      Fee
 54      HF   Claridge Court Apartments                                Fee
 55      MS   Lake Forest Office (3E)                                  Fee
 56      HF   Acorn Self Storage (2G)                                  Fee
 57      HF   ACORN III SELF STORAGE (2G)                              Fee
 58      MS   Central Plaza                                            Fee
 59      HF   Bend Villa Court                                         Fee
 60      HF   Danbury Retail Center                                 Leasehold
 61      MS   Rose Apartments                                          Fee
 62      HF   Rose Medical Plaza                                       Fee
 63      MS   Phoenix Inn - Phoenix                                    Fee
 64      HF   Mesa Verde                                               Fee
 65      HF   Cedar Ridge Apts.                                        Fee
110      HF   Mira Mesa Self Storage (2H)                              Fee
197      HF   Sorrento Mesa SSF (2H)                                   Fee
 66      HF   Cardinal Crest MHC (2I)                                  Fee
 67      HF   Harbor Lights Mobile Home Community (2I)                 Fee
 68      HF   Meadowview Place MHC (2I)                                Fee
 69      HF   Skyview Terrace Mobile Home Park (2I)                    Fee
 71      MS   Meadow Park Plaza                                        Fee
 72      MS   Lincoln Bank Building                                    Fee
 73      HF   Walnut Ridge Apts                                        Fee
 74      HF   Allsize Commercial Storage                               Fee
 76      HF   Elmwood Distribution Center                              Fee
 77      HF   Rt. 18 Mobile Home Comm. Portfolio (9)                   Fee
 78      HF   Berrytree Apartments                                     Fee
 79      HF   Silver Drive Office/Warehouse Buildings                  Fee
 80      HF   Fairfield Place Apartments                               Fee
 81      MS   Holly Ravine Shopping Center                             Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
 82      HF   Reeseville Acres (2J)                                    $646,793      $14,464      7.410%    Actual/360      11/25/97
 83      HF   Spring Brook Village MHP (2J)                          $1,144,326      $14,464      7.410%    Actual/360      11/25/97
 84      HF   Bridgeview Gardens MHC (2J)                            $3,488,343      $14,464      7.410%    Actual/360      11/25/97
 85      HF   Palm Springs Plaza                                     $5,220,372          $42      8.470%      30/360        05/28/97
 86      HF   Plaza on the Boulevard                                 $5,100,845          $52      8.445%      30/360        09/04/97
 87      HF   Burtons Landing                                        $5,035,665      $25,178      7.170%    Actual/360      02/06/98
 88      MS   Comfort Inn - Madison                                  $4,950,676      $32,570      7.360%    Actual/360      12/04/97
 89      HF   605 Market Street                                      $4,985,467          $96      7.270%    Actual/360      01/14/98
 90      HF   Harford Mobile Village                                 $4,983,705      $12,714      7.540%    Actual/360      10/24/97
 91      HF   511 East 80th Street                                   $4,925,169      $39,089      7.430%      30/360        09/04/97
 93      HF   Lakeside Park Mobile Home Park                         $4,734,520      $13,007      7.540%    Actual/360      10/24/97
 94      MS   Hampton Inn - Elgin                                    $4,681,706      $42,951      7.350%    Actual/360      12/29/97
 95      HF   AAA Chatsworth Self Storage                            $4,885,743          $50      7.260%    Actual/360      01/15/98
 96      HF   Triton Valley Estates Portfolio (2K) (3F)              $2,591,165      $13,641      7.290%    Actual/360      11/05/97
 97      HF   Triton Valley Estates - Derby (2K)                     $2,033,068      $13,641      7.290%    Actual/360      11/05/97
 98      HF   Stoneridge Apts.                                       $4,556,849      $17,003      7.720%    Actual/360      10/14/97
 99      HF   29 Dunham Road (2L)                                    $2,826,307          $32      8.970%      30/360        06/03/97
100      HF   35 Dunham Road (2L)                                    $1,586,699          $32      8.970%      30/360        06/03/97
101      HF   Pacific View Apartments                                $4,381,773      $71,832      7.460%    Actual/360      10/07/97
102      HF   Sonoma Pointe Apartments                               $4,338,233      $61,975      7.180%    Actual/360      12/02/97
103      HF   A-1 Self Storage - Anaheim                             $4,287,578          $46      7.330%    Actual/360      12/20/97
104      HF   Holiday Ranch & Happy Landings MHC                     $4,282,072      $16,098      8.650%      30/360        11/01/96
105      MS   Pompano Palms Apartments                               $4,218,764      $15,742      8.970%    Actual/360      05/21/97
106      HF   Brewery Apartments                                     $4,244,621      $55,125      7.170%    Actual/360      01/26/98
107      HF   Arbor Woods Mobile Home Community                      $4,234,562      $17,355      7.670%      30/360        09/22/97
108      HF   Gardens at Negley                                      $4,227,152      $28,370      6.870%    Actual/360      12/22/97
109      HF   Coral Ridge Office Center (10)                         $4,139,598         $125      8.870%      30/360        07/10/97
111      HF   South Street Office Center                             $4,618,719          $48      8.570%      30/360        06/24/97
112      HF   Lake of the Pines (11)                                 $4,062,204      $15,101      7.840%    Actual/360      12/16/97
113      HF   Alameda Crossing                                       $4,077,049          $49      8.510%      30/360        05/27/97
114      MS   16 Bleeker Street                                      $3,990,641          $22      7.970%    Actual/360      12/11/97
115      HF   Knox Village                                           $3,987,737      $12,580      6.760%    Actual/360      12/30/97
117      HF   Monmouth MHP                                           $3,984,764      $14,231      7.590%    Actual/360      11/21/97
118      HF   American Mini Storage                                  $3,981,963          $35      8.050%    Actual/360      11/13/97
119      HF   Edison Lock-Up Self Storage                            $3,973,649          $48      8.810%      30/360        07/29/97
120      HF   Saf Keep SSF - San Leandro                             $3,975,549          $38      9.100%      30/360        04/10/97
121      HF   The Oaks Office Building                               $3,974,688          $56      8.320%      30/360        09/12/97
122      HF   Vista Manor Mobile Home Park                           $3,955,372      $24,877      7.850%      30/360        08/04/97
123      HF   Nova Self-Storage                                      $3,882,064          $35      7.910%    Actual/360      11/03/97
124      HF   Lantern Estates                                        $3,884,705      $17,658      7.790%    Actual/360      10/08/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
 82      HF   Reeseville Acres (2J)                             11/01/07     N/A      120      116       300       $520,108   64.5%
 83      HF   Spring Brook Village MHP (2J)                     11/01/07     N/A      120      116       300       $920,192   64.5%
 84      HF   Bridgeview Gardens MHC (2J)                       11/01/07     N/A      120      116       360     $3,045,328   64.5%
 85      HF   Palm Springs Plaza                                06/01/27  06/01/07    120      111       360     $4,656,335   60.1%
 86      HF   Plaza on the Boulevard                            09/01/10     N/A      156      150       360     $4,243,950   60.6%
 87      HF   Burtons Landing                                   02/01/08     N/A      120      119       360     $4,364,912   69.3%
 88      MS   Comfort Inn - Madison                             01/01/08     N/A      120      118       240     $3,443,406   48.5%
 89      HF   605 Market Street                                 01/01/08     N/A      120      118       300     $3,983,461   58.8%
 90      HF   Harford Mobile Village                            11/01/07     N/A      120      116       360     $4,362,894   39.0%
 91      HF   511 East 80th Street                              09/01/07     N/A      120      114       348     $4,236,243   46.0%
 93      HF   Lakeside Park Mobile Home Park                    11/01/07     N/A      120      116       360     $4,144,750   59.2%
 94      MS   Hampton Inn - Elgin                               01/01/08     N/A      120      118       240     $3,255,191   48.4%
 95      HF   AAA Chatsworth Self Storage                       01/01/13     N/A      180      178       300     $3,049,608   39.6%
 96      HF   Triton Valley Estates Portfolio (2K) (3F)         11/01/07     N/A      120      116       360     $2,256,194   62.0%
 97      HF   Triton Valley Estates - Derby (2K)                11/01/07     N/A      120      116       360     $1,770,245   62.0%
 98      HF   Stoneridge Apts.                                  10/01/07     N/A      120      115       360     $4,006,980   69.7%
 99      HF   29 Dunham Road (2L)                               06/01/07     N/A      120      111       300     $2,362,641   55.5%
100      HF   35 Dunham Road (2L)                               06/01/07     N/A      120      111       300     $1,326,394   55.5%
101      HF   Pacific View Apartments                           10/01/07     N/A      120      115       360     $3,832,156   63.9%
102      HF   Sonoma Pointe Apartments                          12/01/07     N/A      120      117       360     $3,765,550   57.9%
103      HF   A-1 Self Storage - Anaheim                        01/01/08     N/A      120      118       300     $3,431,336   54.9%
104      HF   Holiday Ranch & Happy Landings MHC                10/31/06     N/A      120      104       300     $3,580,792   64.4%
105      MS   Pompano Palms Apartments                          06/01/07     N/A      120      111       240     $3,129,209   54.9%
106      HF   Brewery Apartments                                02/01/08     N/A      120      119       300     $3,381,302   54.5%
107      HF   Arbor Woods Mobile Home Community                 10/01/08     N/A      132      127       360     $3,628,097   66.0%
108      HF   Gardens at Negley                                 01/01/08     N/A      120      118       300     $3,340,813   63.0%
109      HF   Coral Ridge Office Center (10)                    07/01/07     N/A      120      112       360     $2,804,395   53.3%
111      HF   South Street Office Center                        07/01/07     N/A      120      112       300     $3,848,891   58.3%
112      HF   Lake of the Pines (11)                            12/01/12     N/A      180      177       180        $39,963   0.6%
113      HF   Alameda Crossing                                  06/01/07     N/A      120      111       360     $3,639,151   58.7%
114      MS   16 Bleeker Street                                 01/01/08     N/A      120      118       300     $3,300,944   42.3%
115      HF   Knox Village                                      01/01/08     N/A      120      118       300     $3,141,892   29.0%
117      HF   Monmouth MHP                                      12/01/07     N/A      120      117       300     $3,215,403   34.6%
118      HF   American Mini Storage                             11/01/07     N/A      120      116       300     $3,254,375   61.4%
119      HF   Edison Lock-Up Self Storage                       08/01/07     N/A      120      113       300     $3,303,821   60.1%
120      HF   Saf Keep SSF - San Leandro                        04/01/07     N/A      120      109       360     $3,588,828   44.3%
121      HF   The Oaks Office Building                          09/01/07     N/A      120      114       360     $3,528,576   66.6%
122      HF   Vista Manor Mobile Home Park                      08/01/07     N/A      120      113       360     $3,482,162   69.0%
123      HF   Nova Self-Storage                                 11/01/07     N/A      120      116       300     $3,161,777   63.9%
124      HF   Lantern Estates                                   10/01/07     N/A      120      115       360     $3,420,831   68.4%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
 82      HF   Reeseville Acres (2J)                                    Fee
 83      HF   Spring Brook Village MHP (2J)                            Fee
 84      HF   Bridgeview Gardens MHC (2J)                              Fee
 85      HF   Palm Springs Plaza                                       Fee
 86      HF   Plaza on the Boulevard                                Leasehold
 87      HF   Burtons Landing                                          Fee
 88      MS   Comfort Inn - Madison                                    Fee
 89      HF   605 Market Street                                        Fee
 90      HF   Harford Mobile Village                                   Fee
 91      HF   511 East 80th Street                                     Fee
 93      HF   Lakeside Park Mobile Home Park                           Fee
 94      MS   Hampton Inn - Elgin                                      Fee
 95      HF   AAA Chatsworth Self Storage                              Fee
 96      HF   Triton Valley Estates Portfolio (2K) (3F)                Fee
 97      HF   Triton Valley Estates - Derby (2K)                       Fee
 98      HF   Stoneridge Apts.                                         Fee
 99      HF   29 Dunham Road (2L)                                      Fee
100      HF   35 Dunham Road (2L)                                      Fee
101      HF   Pacific View Apartments                                  Fee
102      HF   Sonoma Pointe Apartments                                 Fee
103      HF   A-1 Self Storage - Anaheim                               Fee
104      HF   Holiday Ranch & Happy Landings MHC                       Fee
105      MS   Pompano Palms Apartments                                 Fee
106      HF   Brewery Apartments                                       Fee
107      HF   Arbor Woods Mobile Home Community                        Fee
108      HF   Gardens at Negley                                        Fee
109      HF   Coral Ridge Office Center (10)                           Fee
111      HF   South Street Office Center                               Fee
112      HF   Lake of the Pines (11)                                   Fee
113      HF   Alameda Crossing                                         Fee
114      MS   16 Bleeker Street                                        Fee
115      HF   Knox Village                                             Fee
117      HF   Monmouth MHP                                             Fee
118      HF   American Mini Storage                                    Fee
119      HF   Edison Lock-Up Self Storage                              Fee
120      HF   Saf Keep SSF - San Leandro                               Fee
121      HF   The Oaks Office Building                                 Fee
122      HF   Vista Manor Mobile Home Park                             Fee
123      HF   Nova Self-Storage                                        Fee
124      HF   Lantern Estates                                          Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
125      MS   Harvard Medical Park                                   $3,877,033         $101      7.690%    Actual/360      11/10/97
126      HF   A American Self Storage                                $3,865,285          $43      9.220%      30/360        05/13/97
127      MS   Commerce Crossing                                      $3,856,891          $65      8.625%      30/360        10/16/97
128      HF   Woodshire Mobile Home Park                             $3,789,823      $14,520      7.460%    Actual/360      12/02/97
129      HF   Leender's Portfolio (3G)                               $3,785,023      $30,040      7.760%    Actual/360      09/29/97
130      HF   Copps Food Market                                      $3,734,039          $45      7.260%    Actual/360      12/17/97
131      HF   Harbour East MHC                                       $3,681,035      $13,053      8.240%      30/360        09/25/97
132      HF   LAGO VISTA MHP                                         $3,683,038      $12,277      8.220%      30/360        08/04/97
133      HF   Stor N' Lok (2M)                                       $1,794,863          $28      7.450%    Actual/360      01/15/98
134      HF   A-American Pico (2M)                                   $1,874,313          $28      8.810%      30/360        12/20/96
135      HF   Storage Depot-North SSF (2N)                           $2,454,087          $28      8.870%      30/360        06/13/97
136      HF   Storage Depot-West SSF (2N)                            $1,143,239          $28      8.540%      30/360        08/26/97
137      HF   San Luis Obisbo Self Storage                           $3,546,070          $35      9.750%      30/360        05/31/96
138      HF   West L.A. Self Storage                                 $3,521,192          $51      8.370%      30/360        06/30/97
139      HF   Willow Creek Apts.                                     $3,508,854      $35,089      6.930%    Actual/360      01/27/98
140      HF   Redhill MHP                                            $3,487,064       $8,147      7.830%    Actual/360      12/03/97
141      MS   Phoenix Inn - Troutdale                                $3,387,493      $46,404      7.870%    Actual/360      12/29/97
142      HF   North Valley Self Storage Facility                     $3,384,364          $48      7.910%    Actual/360      11/03/97
143      MS   Stone Creek Plaza                                      $3,282,803          $74      7.860%    Actual/360      11/21/97
144      HF   Everett Portfolio (3H)                                 $3,281,488          $34      8.110%    Actual/360      09/26/97
145      HF   Sheffield Lofts                                        $3,274,129      $69,662      7.730%      30/360        08/21/97
146      HF   Paramount Self Storage                                 $3,271,102          $45      8.650%      30/360        06/18/97
147      MS   Allstate Insurance Building                            $3,183,681          $81      8.100%    Actual/360      11/21/97
148      HF   Mira Mesa Retirement Community                         $3,140,810          $56      6.970%    Actual/360      12/22/97
149      HF   City Gables Apts.                                      $3,140,948      $37,392      7.710%      30/360        11/07/97
150      HF   Windsorland MHC                                        $3,105,990      $14,118      8.580%    Actual/360      09/10/97
151      HF   Budget Mini Storage - Phoenix (2O)                     $1,894,691          $13      7.660%    Actual/360      01/05/98
152      HF   ABQ Mini Storage (2O)                                  $1,196,647          $13      7.660%    Actual/360      01/05/98
153      HF   Safeway Self Storage Facility                          $3,082,586          $42      8.100%    Actual/360      10/16/97
154      HF   Southgate Square Apartments                            $2,998,139      $17,846      7.170%    Actual/360      12/31/97
155      HF   Palm Shadows Apartments                                $2,996,469      $19,844      7.300%      30/360        01/23/98
156      HF   Park Drive Apts.                                       $2,993,412      $37,418      6.870%    Actual/360      01/06/98
157      HF   Continental Luxury Apartments                          $2,988,288      $45,277      7.395%    Actual/360      12/03/97
158      HF   Dohr Apartments                                        $2,990,480      $26,701      7.700%    Actual/360      10/31/97
159      HF   Belmont  Self Storage                                  $2,986,223          $49      7.920%    Actual/360      10/31/97
160      MS   Westview Plaza Shopping Center                         $2,980,662          $32      7.970%      30/360        08/19/97
161      HF   Hamilton House                                         $2,973,836      $30,039      7.920%      30/360        07/11/97
162      HF   Linkletter Self Storage Facility (2P)                  $1,894,686          $35      7.650%    Actual/360      12/31/97
163      HF   Lyndie Office Building (2P)                            $1,018,015          $35      8.000%    Actual/360      12/31/97
164      HF   Juanita Bay Office Building                            $2,885,851          $80      7.490%    Actual/360      11/17/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
125      MS   Harvard Medical Park                              12/01/07     N/A      120      117       300     $3,185,718   45.8%
126      HF   A American Self Storage                           06/01/07     N/A      121      111       300     $3,242,977   69.7%
127      MS   Commerce Crossing                                 11/01/12     N/A      180      176       276     $2,252,544   38.2%
128      HF   Woodshire Mobile Home Park                        12/01/07     N/A      120      117       360     $3,309,455   66.2%
129      HF   Leender's Portfolio (3G)                          10/01/07     N/A      120      115       360     $3,331,015   63.4%
130      HF   Copps Food Market                                 12/01/17  12/01/07    119      117       240     $2,547,334   50.9%
131      HF   Harbour East MHC                                  10/01/07     N/A      120      115       300     $3,014,755   52.0%
132      HF   LAGO VISTA MHP                                    08/01/07     N/A      120      113       360     $3,265,688   52.8%
133      HF   Stor N' Lok (2M)                                  01/01/08     N/A      120      118       300     $1,440,997   53.0%
134      HF   A-American Pico (2M)                              12/31/06     N/A      120      106       300     $1,569,322   53.0%
135      HF   Storage Depot-North SSF (2N)                      06/01/07     N/A      120      111       300     $2,047,074   60.1%
136      HF   Storage Depot-West SSF (2N)                       09/01/07     N/A      120      114       300       $943,843   60.1%
137      HF   San Luis Obisbo Self Storage                      05/31/06     N/A      120       99       300     $3,044,850   75.6%
138      HF   West L.A. Self Storage                            07/01/07     N/A      120      112       300     $2,901,726   54.7%
139      HF   Willow Creek Apts.                                02/01/08     N/A      120      119       360     $3,024,570   63.9%
140      HF   Redhill MHP                                       12/01/07     N/A      120      117       300     $2,831,088   61.6%
141      MS   Phoenix Inn - Troutdale                           01/01/08     N/A      120      118       240     $2,397,832   46.8%
142      HF   North Valley Self Storage Facility                11/01/07     N/A      120      116       300     $2,756,421   64.9%
143      MS   Stone Creek Plaza                                 12/01/17     N/A      240      237       240       $163,105   3.6%
144      HF   Everett Portfolio (3H)                            10/01/07     N/A      120      115       300     $2,688,449   54.9%
145      HF   Sheffield Lofts                                   08/01/07     N/A      120      113       300     $2,654,495   59.5%
146      HF   Paramount Self Storage                            06/01/07     N/A      120      111       300     $2,715,484   61.7%
147      MS   Allstate Insurance Building                       12/01/07     N/A      120      117       360     $2,863,424   69.8%
148      HF   Mira Mesa Retirement Community                    01/01/08     N/A      120      118       300     $2,489,457   56.6%
149      HF   City Gables Apts.                                 11/01/12     N/A      180      176       360     $2,401,122   57.2%
150      HF   Windsorland MHC                                   09/01/07     N/A      120      114       300     $2,575,850   56.0%
151      HF   Budget Mini Storage - Phoenix (2O)                01/01/13     N/A      180      178       300     $1,203,535   34.5%
152      HF   ABQ Mini Storage (2O)                             01/01/13     N/A      180      178       300       $760,127   34.5%
153      HF   Safeway Self Storage Facility                     10/01/07     N/A      120      115       300     $2,524,883   45.9%
154      HF   Southgate Square Apartments                       01/01/08     N/A      120      118       360     $2,598,820   49.6%
155      HF   Palm Shadows Apartments                           02/01/08     N/A      120      119       300     $2,385,920   60.4%
156      HF   Park Drive Apts.                                  01/01/08     N/A      120      118       360     $2,576,909   58.6%
157      HF   Continental Luxury Apartments                     12/01/12     N/A      180      177       300     $1,879,605   50.1%
158      HF   Dohr Apartments                                   11/01/07     N/A      120      116       360     $2,626,763   67.4%
159      HF   Belmont  Self Storage                             11/01/12     N/A      180      176       300     $1,924,009   32.3%
160      MS   Westview Plaza Shopping Center                    09/01/07     N/A      120      114       300     $2,428,018   40.8%
161      HF   Hamilton House                                    07/01/07     N/A      120      112       300     $2,424,949   53.9%
162      HF   Linkletter Self Storage Facility (2P)             01/01/09     N/A      132      130       300     $1,473,765   59.2%
163      HF   Lyndie Office Building (2P)                       01/01/08     N/A      120      118       360       $898,158   59.2%
164      HF   Juanita Bay Office Building                       11/01/07     N/A      120      116       300     $2,325,454   52.9%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
125      MS   Harvard Medical Park                                     Fee
126      HF   A American Self Storage                                  Fee
127      MS   Commerce Crossing                                        Fee
128      HF   Woodshire Mobile Home Park                               Fee
129      HF   Leender's Portfolio (3G)                                 Fee
130      HF   Copps Food Market                                        Fee
131      HF   Harbour East MHC                                         Fee
132      HF   LAGO VISTA MHP                                           Fee
133      HF   Stor N' Lok (2M)                                         Fee
134      HF   A-American Pico (2M)                                     Fee
135      HF   Storage Depot-North SSF (2N)                          Leasehold
136      HF   Storage Depot-West SSF (2N)                           Leasehold
137      HF   San Luis Obisbo Self Storage                             Fee
138      HF   West L.A. Self Storage                                Leasehold
139      HF   Willow Creek Apts.                                       Fee
140      HF   Redhill MHP                                              Fee
141      MS   Phoenix Inn - Troutdale                                  Fee
142      HF   North Valley Self Storage Facility                       Fee
143      MS   Stone Creek Plaza                                        Fee
144      HF   Everett Portfolio (3H)                                   Fee
145      HF   Sheffield Lofts                                          Fee
146      HF   Paramount Self Storage                                   Fee
147      MS   Allstate Insurance Building                              Fee
148      HF   Mira Mesa Retirement Community                           Fee
149      HF   City Gables Apts.                                        Fee
150      HF   Windsorland MHC                                          Fee
151      HF   Budget Mini Storage - Phoenix (2O)                       Fee
152      HF   ABQ Mini Storage (2O)                                    Fee
153      HF   Safeway Self Storage Facility                            Fee
154      HF   Southgate Square Apartments                              Fee
155      HF   Palm Shadows Apartments                                  Fee
156      HF   Park Drive Apts.                                         Fee
157      HF   Continental Luxury Apartments                            Fee
158      HF   Dohr Apartments                                          Fee
159      HF   Belmont  Self Storage                                    Fee
160      MS   Westview Plaza Shopping Center                           Fee
161      HF   Hamilton House                                           Fee
162      HF   Linkletter Self Storage Facility (2P)                    Fee
163      HF   Lyndie Office Building (2P)                              Fee
164      HF   Juanita Bay Office Building                              Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
165      HF   Fairway Greens Apartments                              $2,817,201      $35,215      7.250%    Actual/360      12/16/97
166      HF   Rolling Hills                                          $2,813,734       $7,926      8.130%      30/360        09/10/97
167      HF   Barnes & Noble                                         $2,802,309         $112      7.310%    Actual/360      12/11/97
168      HF   Diamond Grove                                          $2,801,099      $18,308      8.530%      30/360        07/08/97
169      HF   Yankee Mobile Home Park                                $2,783,847      $15,048      7.910%    Actual/360      10/08/97
170      HF   Skylark Village I Mobile Home Park                     $2,783,619      $19,883      7.810%    Actual/360      10/08/97
171      HF   Red Hill Estates                                       $2,784,204      $18,686      9.490%      30/360        03/31/97
172      HF   Desert Springs Apartments                              $2,748,159      $20,357      7.250%    Actual/360      10/17/97
173      HF   Lake Haven/Tall Pines (3I)                             $2,727,332      $11,858      8.796%      30/360        03/31/97
174      HF   Green Hill MHC                                         $2,724,210      $19,185      8.900%      30/360        05/02/97
175      HF   Fenton Walgreens                                       $2,719,519         $180      7.120%    Actual/360      02/02/98
176      HF   Skylark II Village Mobile Home Park                    $2,709,058      $23,557      7.810%    Actual/360      10/08/97
177      MS   Laboratory Building                                    $2,692,510         $187      7.480%    Actual/360      11/13/97
178      HF   Sorrento Valley Self Storage                           $3,595,633          $46      7.470%    Actual/360      01/26/98
179      HF   Westminster Garden                                     $2,694,568      $18,712      6.850%    Actual/360      02/14/98
180      MS   Hillside Courtyard                                     $2,690,746         $102      7.960%      30/360        09/18/97
181      HF   Village Fair Shopping Center                           $2,644,522          $55      7.060%    Actual/360      12/23/97
182      HF   Just For Feet                                          $2,513,103         $152      7.310%    Actual/360      12/11/97
183      HF   Airway Trade Center                                    $2,492,733          $21      7.270%    Actual/360      01/14/98
184      HF   989-1001 Watertown Street                              $2,494,715          $74      7.210%    Actual/360      01/30/98
185      HF   Kimberly Place                                         $2,497,723      $30,460      6.830%    Actual/360      01/30/98
186      HF   Casa Del Sol Apartment                                 $2,491,798      $24,918      7.500%    Actual/360      10/20/97
187      HF   Lake Geneva Apts.                                      $2,485,203      $25,888      7.250%    Actual/360      12/16/97
188      HF   Austin Commons Industrial Building                     $2,478,214          $31      8.680%      30/360        06/05/97
189      HF   Fairway Executive Center                               $2,473,001          $75      7.270%    Actual/360      12/22/97
190      HF   National City Self Storage Facility                    $2,441,949          $34      7.490%    Actual/360      11/05/97
191      HF   Kawaihae Harbor Shopping Center                        $2,436,447         $157      8.210%    Actual/360      10/07/97
192      MS   Greenbriar Business Park                               $2,395,962          $39      7.550%    Actual/360      12/22/97
193      HF   St. Vrain Village MHP                                  $2,389,009      $17,566      7.940%    Actual/360      10/17/97
194      HF   2000 E. Irvington Road                                 $2,348,066          $55      7.910%    Actual/360      09/29/97
195      HF   Safe Space Self Storage                                $2,357,908          $31      8.265%      30/360        07/28/97
196      HF   Arbor Oaks MHC                                         $2,350,528      $14,972      7.650%    Actual/360      10/16/97
198      HF   Windsor Estates                                        $2,330,367      $45,693      8.940%      30/360        05/28/97
199      HF   A-American Self Storage Facility-Palmdale              $2,322,136          $29      7.360%    Actual/360      01/22/98
200      HF   Maple Tree Plaza                                       $1,232,476          $60      8.720%      30/360        06/30/97
201      HF   17th & State Shops                                     $1,066,757          $93      8.720%      30/360        06/30/97
202      MS   Oxford Corners                                         $2,495,713         $109      7.430%    Actual/360      12/12/97
203      HF   Riverwood                                              $2,297,971      $35,906      7.020%    Actual/360      01/28/98
204      HF   3500 W. Segerstrom                                     $2,293,949          $28      7.360%    Actual/360      12/01/97
205      HF   Oakwood MHP                                            $2,291,157      $10,657      7.910%    Actual/360      09/26/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
165      HF   Fairway Greens Apartments                         12/01/07     N/A      120      117       360     $2,448,848   68.0%
166      HF   Rolling Hills                                     09/01/07     N/A      120      114       360     $2,488,934   39.8%
167      HF   Barnes & Noble                                    12/01/17  12/01/07    120      117       360     $2,439,131   81.3%
168      HF   Diamond Grove                                     07/01/07     N/A      120      112       360     $2,499,537   71.4%
169      HF   Yankee Mobile Home Park                           10/01/07     N/A      120      115       300     $2,269,628   59.7%
170      HF   Skylark Village I Mobile Home Park                10/01/07     N/A      120      115       300     $2,263,821   55.2%
171      HF   Red Hill Estates                                  04/01/07     N/A      120      109       360     $2,528,918   72.3%
172      HF   Desert Springs Apartments                         10/01/07     N/A      120      115       360     $2,392,593   52.0%
173      HF   Lake Haven/Tall Pines (3I)                        04/01/07     N/A      120      109       300     $2,301,354   86.8%
174      HF   Green Hill MHC                                    05/01/07     N/A      120      110       300     $2,276,094   59.1%
175      HF   Fenton Walgreens                                  09/01/17     N/A      235      234       236        $48,332   1.5%
176      HF   Skylark II Village Mobile Home Park               10/01/07     N/A      120      115       300     $2,203,184   62.9%
177      MS   Laboratory Building                               12/01/07     N/A      120      117       330     $2,304,039   59.7%
178      HF   Sorrento Valley Self Storage                      02/01/08     N/A      120      119       300     $2,887,675   46.0%
179      HF   Westminster Garden                                02/01/18     N/A      240      239       240        $25,872   0.7%
180      MS   Hillside Courtyard                                10/01/07     N/A      120      115       360     $2,370,622   40.9%
181      HF   Village Fair Shopping Center                      01/01/08     N/A      120      118       360     $2,286,840   63.5%
182      HF   Just For Feet                                     12/01/17  12/01/07    120      117       360     $2,187,408   57.1%
183      HF   Airway Trade Center                               02/01/08     N/A      121      119       300     $1,985,935   52.3%
184      HF   989-1001 Watertown Street                         01/01/08     N/A      120      118       360     $2,164,389   63.7%
185      HF   Kimberly Place                                    02/01/08     N/A      120      119       360     $2,147,886   63.2%
186      HF   Casa Del Sol Apartment                            11/01/07     N/A      120      116       360     $2,179,545   66.2%
187      HF   Lake Geneva Apts.                                 12/01/07     N/A      120      117       240     $1,698,844   51.5%
188      HF   Austin Commons Industrial Building                06/01/07     N/A      120      111       300     $2,058,637   61.1%
189      HF   Fairway Executive Center                          01/01/08     N/A      120      118       300     $1,976,227   63.7%
190      HF   National City Self Storage Facility               11/01/07     N/A      120      116       360     $2,135,486   62.8%
191      HF   Kawaihae Harbor Shopping Center                   10/01/07     N/A      120      115       300     $2,000,934   61.3%
192      MS   Greenbriar Business Park                          01/01/08     N/A      120      118       360     $2,125,240   60.7%
193      HF   St. Vrain Village MHP                             10/01/07     N/A      119      115       300     $1,952,878   60.5%
194      HF   2000 E. Irvington Road                            10/01/12     N/A      180      175       180        $23,286   0.7%
195      HF   Safe Space Self Storage                           08/01/07     N/A      120      113       300     $1,936,335   73.1%
196      HF   Arbor Oaks MHC                                    10/01/07     N/A      120      115       360     $2,063,910   62.2%
198      HF   Windsor Estates                                   06/01/07     N/A      120      111       300     $1,946,808   62.3%
199      HF   A-American Self Storage Facility-Palmdale         02/01/08     N/A      120      119       300     $1,859,462   60.0%
200      HF   Maple Tree Plaza                                  07/01/07     N/A      120      112       300     $1,023,690   57.7%
201      HF   17th & State Shops                                07/01/07     N/A      120      112       300       $886,044   59.1%
202      MS   Oxford Corners                                    01/01/08     N/A      120      118       360     $2,207,213   70.1%
203      HF   Riverwood                                         02/01/08     N/A      120      119       360     $1,984,995   68.4%
204      HF   3500 W. Segerstrom                                12/01/09     N/A      144      141       360     $1,906,844   46.1%
205      HF   Oakwood MHP                                       10/01/07     N/A      120      115       360     $2,022,459   44.9%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
165      HF   Fairway Greens Apartments                                Fee
166      HF   Rolling Hills                                            Fee
167      HF   Barnes & Noble                                           Fee
168      HF   Diamond Grove                                            Fee
169      HF   Yankee Mobile Home Park                                  Fee
170      HF   Skylark Village I Mobile Home Park                       Fee
171      HF   Red Hill Estates                                         Fee
172      HF   Desert Springs Apartments                                Fee
173      HF   Lake Haven/Tall Pines (3I)                               Fee
174      HF   Green Hill MHC                                           Fee
175      HF   Fenton Walgreens                                         Fee
176      HF   Skylark II Village Mobile Home Park                      Fee
177      MS   Laboratory Building                                      Fee
178      HF   Sorrento Valley Self Storage                             Fee
179      HF   Westminster Garden                                       Fee
180      MS   Hillside Courtyard                                       Fee
181      HF   Village Fair Shopping Center                             Fee
182      HF   Just For Feet                                            Fee
183      HF   Airway Trade Center                                      Fee
184      HF   989-1001 Watertown Street                                Fee
185      HF   Kimberly Place                                           Fee
186      HF   Casa Del Sol Apartment                                   Fee
187      HF   Lake Geneva Apts.                                        Fee
188      HF   Austin Commons Industrial Building                       Fee
189      HF   Fairway Executive Center                                 Fee
190      HF   National City Self Storage Facility                      Fee
191      HF   Kawaihae Harbor Shopping Center                       Leasehold
192      MS   Greenbriar Business Park                                 Fee
193      HF   St. Vrain Village MHP                                    Fee
194      HF   2000 E. Irvington Road                                   Fee
195      HF   Safe Space Self Storage                                  Fee
196      HF   Arbor Oaks MHC                                           Fee
198      HF   Windsor Estates                                          Fee
199      HF   A-American Self Storage Facility-Palmdale                Fee
200      HF   Maple Tree Plaza                                         Fee
201      HF   17th & State Shops                                       Fee
202      MS   Oxford Corners                                           Fee
203      HF   Riverwood                                                Fee
204      HF   3500 W. Segerstrom                                       Fee
205      HF   Oakwood MHP                                           Leasehold

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
206      HF   Calexico Mobile Home Park                              $2,290,261      $15,475      8.130%    Actual/360      09/10/97
207      HF   American Harbor Self Storage                           $2,286,657          $36      7.870%    Actual/360      10/08/97
208      HF   Bennett Avenue Apartments                              $2,286,064      $30,481      7.560%    Actual/360      09/26/97
209      HF   Friendly Village MHC                                   $2,283,139       $9,096      8.150%      30/360        07/28/97
210      HF   Strawberry Hills Apartments                            $2,278,590      $35,603      7.140%    Actual/360      12/17/97
211      HF   Worthington Business Center                            $2,269,693          $33      8.970%      30/360        12/17/96
212      HF   Rancho Del Rio MHP                                     $2,258,187      $17,371      8.510%      30/360        07/17/97
213      HF   A-1 Self Storage - El Cajon, CA                        $2,243,553          $29      7.410%    Actual/360      12/30/97
214      HF   28308 Industry Drive (12)                              $2,200,000          $41      7.100%    Actual/360      12/17/97
215      HF   Belmont Self Storage II                                $2,191,945          $57      7.905%    Actual/360      12/09/97
217      HF   Sunland Manor                                          $2,169,236      $30,553      7.850%      30/360        07/31/97
218      HF   Storage Solutions                                      $2,131,475          $31      8.750%      30/360        06/18/97
219      HF   Craycroft Gardens                                      $2,109,166      $20,883      8.640%      30/360        05/08/97
220      MS   Fleming Creek Circle Apartments                        $2,096,270      $20,963      7.210%    Actual/360      12/03/97
221      HF   Tyler Mall Mini Storage                                $2,092,316          $23      7.910%    Actual/360      11/21/97
222      HF   Alyson Manor Mobile Estates                            $2,090,205      $16,589      7.810%    Actual/360      11/05/97
223      HF   Ogden Days Inn                                         $2,082,565      $19,106      8.670%    Actual/360      10/15/97
225      HF   99 Brainard Road (3J)                                  $2,075,953      $35,186      7.000%    Actual/360      12/31/97
226      HF   Securgard Self Storage                                 $2,067,302          $44      9.562%      30/360        06/28/96
227      HF   Shattuck Avenue Self Storage Facility                  $2,064,498          $75      8.170%    Actual/360      01/07/98
228      HF   Meadowbrook Village                                    $2,059,183       $6,796      8.140%      30/360        08/08/97
229      MS   11959 Canyon Road                                      $2,049,449          $72      8.130%    Actual/360      10/20/97
230      MS   Walgreens -  Monterey                                  $2,132,610         $153      8.500%      30/360        09/25/97
231      HF   Southshore Point                                       $2,029,164      $42,274      6.990%    Actual/360      11/20/97
232      MS   Petcare Superstore                                     $1,993,440         $135      7.790%    Actual/360      11/24/97
233      MS   Memorial Crossing (3K)                                 $1,996,102          $77      8.180%    Actual/360      11/10/97
234      MS   Bethany Square                                         $1,993,461          $21      7.810%    Actual/360      11/19/97
235      HF   Royal Highlander                                       $1,995,754       $7,153      7.170%    Actual/360      12/23/97
236      HF   932 N. Rush                                            $1,994,234         $292      7.350%    Actual/360      01/15/98
237      HF   Fineberg Lancaster Apartments                          $1,998,230      $46,470      7.000%    Actual/360      01/26/98
238      HF   Fineberg Beacon Apartments                             $1,998,230      $54,006      7.000%    Actual/360      01/26/98
239      HF   Centennial Estates                                     $1,989,293      $10,870      8.130%      30/360        07/16/97
240      HF   Armored Self Storage Facility                          $1,983,793          $47      7.940%      30/360        08/08/97
241      HF   Extra Space Self Storage Facility                      $1,955,232          $21      7.940%    Actual/360      11/13/97
242      HF   Portgage Green MHP                                     $1,941,267      $24,573      8.120%      30/360        08/28/97
243      HF   A-American El Cajon                                    $1,936,424          $30      9.310%      30/360        07/09/97
244      HF   7 Mt. Hood Road                                        $1,908,860      $76,354      7.000%    Actual/360      12/31/97
245      MS   370 Diablo Road                                        $1,892,160         $130      7.800%    Actual/360      11/18/97
246      HF   Ashe Road Bus. Park                                    $1,896,027          $26      7.310%    Actual/360      12/30/97
247      HF   Gilbert Self Storage                                   $1,882,935          $26      8.770%      30/360        08/07/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
206      HF   Calexico Mobile Home Park                         09/01/07     N/A      120      114       360     $2,031,925   57.2%
207      HF   American Harbor Self Storage                      10/01/07     N/A      120      115       300     $1,862,435   64.1%
208      HF   Bennett Avenue Apartments                         10/01/07     N/A      120      115       300     $1,847,483   58.7%
209      HF   Friendly Village MHC                              08/01/07     N/A      120      113       300     $1,869,881   57.5%
210      HF   Strawberry Hills Apartments                       12/01/07     N/A      120      117       360     $1,975,802   66.5%
211      HF   Worthington Business Center                       12/31/06     N/A      120      106       300     $1,906,700   59.6%
212      HF   Rancho Del Rio MHP                                07/01/07     N/A      119      112       336     $1,966,649   70.2%
213      HF   A-1 Self Storage - El Cajon, CA                   01/01/08     N/A      120      118       300     $1,799,325   58.0%
214      HF   28308 Industry Drive (12)                         12/01/10     N/A      156      153       360     $1,761,395   50.3%
215      HF   Belmont Self Storage II                           12/01/12     N/A      180      177       300     $1,409,320   36.2%
217      HF   Sunland Manor                                     08/02/02     N/A      60        53       360     $2,071,854   76.7%
218      HF   Storage Solutions                                 06/01/07     N/A      120      111       300     $1,773,329   59.1%
219      HF   Craycroft Gardens                                 05/01/07     N/A      120      110       300     $1,752,308   64.9%
220      MS   Fleming Creek Circle Apartments                   01/01/08     N/A      120      118       360     $1,843,784   65.8%
221      HF   Tyler Mall Mini Storage                           11/01/07     N/A      119      116       300     $1,706,743   54.2%
222      HF   Alyson Manor Mobile Estates                       10/01/07     N/A      119      115       300     $1,703,142   66.8%
223      HF   Ogden Days Inn                                    10/01/17  10/01/07    120      115       240     $1,490,633   51.4%
225      HF   99 Brainard Road (3J)                             01/01/08     N/A      120      118       360     $1,792,508   61.8%
226      HF   Securgard Self Storage                            07/31/06     N/A      121      101       300     $1,767,317   68.0%
227      HF   Shattuck Avenue Self Storage Facility             01/01/08     N/A      120      118       300     $1,688,048   55.9%
228      HF   Meadowbrook Village                               08/01/07     N/A      120      113       345     $1,794,200   40.2%
229      MS   11959 Canyon Road                                 11/01/12     N/A      180      176       300     $1,385,943   46.2%
230      MS   Walgreens -  Monterey                             10/01/17     N/A      240      235       240        $18,527   0.5%
231      HF   Southshore Point                                  12/01/07     N/A      120      117       360     $1,753,535   67.4%
232      MS   Petcare Superstore                                12/01/07     N/A      120      117       300     $1,642,668   64.7%
233      MS   Memorial Crossing (3K)                            12/01/07     N/A      120      117       360     $1,798,587   67.4%
234      MS   Bethany Square                                    12/01/07     N/A      120      117       300     $1,643,618   46.3%
235      HF   Royal Highlander                                  01/01/08     N/A      120      118       360     $1,729,941   38.4%
236      HF   932 N. Rush                                       02/01/08     N/A      121      119       300     $1,592,220   30.0%
237      HF   Fineberg Lancaster Apartments                     02/01/08     N/A      120      119       360     $1,725,272   53.2%
238      HF   Fineberg Beacon Apartments                        02/01/08     N/A      120      119       360     $1,725,272   58.1%
239      HF   Centennial Estates                                07/01/07     N/A      120      112       360     $1,762,077   36.3%
240      HF   Armored Self Storage Facility                     08/01/07     N/A      120      113       292     $1,591,136   42.4%
241      HF   Extra Space Self Storage Facility                 11/01/07     N/A      120      116       120        $24,500   0.6%
242      HF   Portgage Green MHP                                09/01/07     N/A      120      114       345     $1,689,619   59.3%
243      HF   A-American El Cajon                               07/01/07     N/A      120      112       300     $1,628,892   63.9%
244      HF   7 Mt. Hood Road                                   01/01/08     N/A      120      118       360     $1,648,230   63.4%
245      MS   370 Diablo Road                                   12/01/07     N/A      120      117       270     $1,464,575   54.2%
246      HF   Ashe Road Bus. Park                               01/01/08     N/A      120      118       360     $1,648,635   60.2%
247      HF   Gilbert Self Storage                              08/01/12     N/A      180      173       180        $19,072   0.5%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
206      HF   Calexico Mobile Home Park                                Fee
207      HF   American Harbor Self Storage                             Fee
208      HF   Bennett Avenue Apartments                                Fee
209      HF   Friendly Village MHC                                     Fee
210      HF   Strawberry Hills Apartments                              Fee
211      HF   Worthington Business Center                              Fee
212      HF   Rancho Del Rio MHP                                    Leasehold
213      HF   A-1 Self Storage - El Cajon, CA                          Fee
214      HF   28308 Industry Drive (12)                                Fee
215      HF   Belmont Self Storage II                                  Fee
217      HF   Sunland Manor                                            Fee
218      HF   Storage Solutions                                        Fee
219      HF   Craycroft Gardens                                        Fee
220      MS   Fleming Creek Circle Apartments                          Fee
221      HF   Tyler Mall Mini Storage                                  Fee
222      HF   Alyson Manor Mobile Estates                              Fee
223      HF   Ogden Days Inn                                           Fee
225      HF   99 Brainard Road (3J)                                    Fee
226      HF   Securgard Self Storage                                   Fee
227      HF   Shattuck Avenue Self Storage Facility                    Fee
228      HF   Meadowbrook Village                                      Fee
229      MS   11959 Canyon Road                                        Fee
230      MS   Walgreens -  Monterey                                    Fee
231      HF   Southshore Point                                         Fee
232      MS   Petcare Superstore                                       Fee
233      MS   Memorial Crossing (3K)                                   Fee
234      MS   Bethany Square                                           Fee
235      HF   Royal Highlander                                         Fee
236      HF   932 N. Rush                                              Fee
237      HF   Fineberg Lancaster Apartments                            Fee
238      HF   Fineberg Beacon Apartments                               Fee
239      HF   Centennial Estates                                       Fee
240      HF   Armored Self Storage Facility                            Fee
241      HF   Extra Space Self Storage Facility                        Fee
242      HF   Portgage Green MHP                                       Fee
243      HF   A-American El Cajon                                      Fee
244      HF   7 Mt. Hood Road                                          Fee
245      MS   370 Diablo Road                                          Fee
246      HF   Ashe Road Bus. Park                                      Fee
247      HF   Gilbert Self Storage                                     Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
248      HF   Lamar Mini Storage                                     $1,882,753          $49      9.100%      30/360        05/14/97
249      HF   El Dorado Mobile Home Park                             $1,868,017      $14,594      8.040%      30/360        08/20/97
250      HF   Boston Market/Kinkos                                   $1,867,152         $197      8.970%      30/360        06/26/97
251      MS   British Square                                         $1,846,863      $19,859      7.500%    Actual/360      12/23/97
252      HF   Valencia Gardens                                       $1,841,805      $11,511      8.390%      30/360        08/18/97
253      HF   Providence Hill Office Building                        $1,794,768          $39      7.270%    Actual/360      01/14/98
254      HF   A-AMERICAN SELF STORAGE-Valencia                       $1,794,722          $43      8.490%      30/360        12/12/97
255      HF   Calhoun Shores Apartments                              $1,791,118      $42,646      7.410%    Actual/360      11/17/97
256      MS   Wyncrossing Apartments                                 $1,781,080      $28,271      7.590%    Actual/360      11/07/97
257      MS   Garcia Apartments                                      $1,759,530      $27,070      7.540%    Actual/360      12/29/97
258      HF   Stor-N-Lock #11                                        $1,753,885          $26      8.110%    Actual/360      12/09/97
259      MS   Sycamore Hill Apartments                               $1,744,508      $34,890      7.260%    Actual/360      10/21/97
260      HF   3400 W. Segerstrom                                     $1,720,320          $32      7.160%    Actual/360      12/01/97
261      HF   Larkfield Self Storage                                 $1,719,766          $23      8.810%      30/360        11/25/97
262      HF   Bellmere Apartments                                    $1,664,647      $27,744      7.640%    Actual/360      10/22/97
263      HF   Armored Mini Storage - 52nd Street                     $1,642,444          $37      7.940%    Actual/360      11/03/97
264      HF   CVS - Decatur                                          $1,633,967         $123      7.100%    Actual/360      12/12/97
265      HF   Southwest Professional Plaza                           $1,603,111          $40      8.970%      30/360        07/08/97
266      HF   Tanglewood                                             $1,586,785          $89      9.010%      30/360        06/12/97
267      HF   Tracy Portfolio (3L)                                   $1,574,645          $30      8.300%    Actual/360      12/11/97
268      HF   Casa del Rey Apartments                                $1,549,161      $18,665      7.260%    Actual/360      12/19/97
269      HF   A-American SSF - National City                         $1,548,107          $32      7.420%    Actual/360      01/27/98
270      HF   B&R Mini Storage                                       $1,544,228          $20      7.770%    Actual/360      12/09/97
271      HF   3630 West Garry Ave.                                   $1,544,794          $38      7.360%    Actual/360      11/04/97
272      HF   Twin Oaks Manor                                        $1,540,714      $19,753      7.270%    Actual/360      11/25/97
273      HF   Etiwanda Self Storage                                  $1,531,634          $21      8.340%    Actual/360      10/01/97
274      HF   Your Extra Attic - Stockbridge                         $1,519,221          $31      7.630%    Actual/360      12/04/97
275      HF   116 Washington Street                                  $1,515,713      $37,893      7.000%    Actual/360      12/31/97
276      HF   Eugene Camlu Retirement Center                         $1,512,205      $24,003      9.580%      30/360        05/02/97
277      HF   Newgate Apartments                                     $1,500,625      $15,006      7.270%    Actual/360      01/14/98
278      HF   Roosevelt Apartments                                   $1,494,111      $37,353      7.350%    Actual/360      12/03/97
279      HF   Park Place Plaza Shopping Center                       $1,493,850          $42      7.010%    Actual/360      12/09/97
280      HF   Quinsigamond Plaza                                     $1,491,008          $48      8.420%      30/360        09/12/97
281      HF   Hav-A-Storage Self Storage Facility                    $1,491,874           $9      8.360%    Actual/360      09/23/97
282      HF   Brackett Air Business Park                             $1,491,442          $34      7.990%    Actual/360      09/29/97
283      HF   Van Buren Self Storage                                 $1,490,062          $26      9.610%      30/360        07/08/97
284      HF   5 Walbridge Street  (3M)                               $1,488,317      $34,612      7.000%    Actual/360      12/31/97
285      HF   EZ Storage Center Self Storage Facility                $1,481,915          $19      7.870%    Actual/360      11/14/97
286      HF   Bethel Self Storage                                    $1,488,737          $31      9.590%      30/360        05/30/97
287      HF   Handi Self Storage                                     $1,487,498          $28      9.620%      30/360        04/21/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
248      HF   Lamar Mini Storage                                05/01/08     N/A      132      122       300     $1,528,487   57.7%
249      HF   El Dorado Mobile Home Park                        09/01/07     N/A      120      114       300     $1,524,239   64.9%
250      HF   Boston Market/Kinkos                              07/01/17  07/01/07    120      112       300     $1,559,343   60.0%
251      MS   British Square                                    01/01/08     N/A      120      118       360     $1,636,183   62.9%
252      HF   Valencia Gardens                                  08/01/12     N/A      180      173       360     $1,443,313   55.5%
253      HF   Providence Hill Office Building                   01/01/08     N/A      120      118       300     $1,434,046   51.2%
254      HF   A-AMERICAN SELF STORAGE-Valencia                  12/31/07     N/A      121      118       300     $1,471,514   61.3%
255      HF   Calhoun Shores Apartments                         11/01/12     N/A      180      176       300     $1,129,017   50.2%
256      MS   Wyncrossing Apartments                            12/01/07     N/A      120      117       360     $1,582,804   63.3%
257      MS   Garcia Apartments                                 01/01/08     N/A      120      118       360     $1,560,339   66.4%
258      HF   Stor-N-Lock #11                                   12/01/07     N/A      120      117       300     $1,434,131   65.2%
259      MS   Sycamore Hill Apartments                          11/01/07     N/A      120      116       360     $1,538,504   64.1%
260      HF   3400 W. Segerstrom                                12/01/09     N/A      144      141       360     $1,422,064   41.7%
261      HF   Larkfield Self Storage                            12/01/07     N/A      120      117       290     $1,397,556   58.2%
262      HF   Bellmere Apartments                               11/01/07     N/A      120      116       360     $1,460,357   66.4%
263      HF   Armored Mini Storage - 52nd Street                11/01/07     N/A      120      116       300     $1,338,698   50.7%
264      HF   CVS - Decatur                                     12/01/12     N/A      180      177       180        $15,577   0.6%
265      HF   Southwest Professional Plaza                      07/01/07     N/A      120      112       300     $1,338,829   58.8%
266      HF   Tanglewood                                        06/01/07     N/A      120      111       300     $1,327,601   65.4%
267      HF   Tracy Portfolio (3L)                              12/01/07     N/A      120      117       300     $1,293,530   60.4%
268      HF   Casa del Rey Apartments                           01/01/08     N/A      120      118       300     $1,237,634   59.6%
269      HF   A-American SSF - National City                    02/01/08     N/A      120      119       300     $1,241,632   50.3%
270      HF   B&R Mini Storage                                  12/01/12     N/A      180      177       300       $987,202   31.2%
271      HF   3630 West Garry Ave.                              11/01/09     N/A      144      140       360     $1,285,011   58.7%
272      HF   Twin Oaks Manor                                   12/01/07     N/A      120      117       240     $1,053,698   50.2%
273      HF   Etiwanda Self Storage                             10/01/07     N/A      120      115       300     $1,261,751   47.6%
274      HF   Your Extra Attic - Stockbridge                    12/01/07     N/A      120      117       300     $1,227,161   52.0%
275      HF   116 Washington Street                             01/01/08     N/A      120      118       360     $1,308,762   68.9%
276      HF   Eugene Camlu Retirement Center                    05/01/07     N/A      120      110       300     $1,281,353   73.2%
277      HF   Newgate Apartments                                01/01/08     N/A      120      118       300     $1,199,021   49.1%
278      HF   Roosevelt Apartments                              12/01/12     N/A      180      177       300       $937,919   46.9%
279      HF   Park Place Plaza Shopping Center                  12/01/07     N/A      120      117       300     $1,186,971   46.5%
280      HF   Quinsigamond Plaza                                09/01/07     N/A      120      114       300     $1,227,564   58.5%
281      HF   Hav-A-Storage Self Storage Facility               10/01/07     N/A      120      115       300     $1,229,576   53.5%
282      HF   Brackett Air Business Park                        10/01/07     N/A      120      115       300     $1,218,342   62.5%
283      HF   Van Buren Self Storage                            07/01/07     N/A      120      112       300     $1,261,154   70.1%
284      HF   5 Walbridge Street  (3M)                          01/01/08     N/A      120      118       360     $1,285,106   27.3%
285      HF   EZ Storage Center Self Storage Facility           11/01/07     N/A      120      116       180       $716,402   27.6%
286      HF   Bethel Self Storage                               06/01/07     N/A      120      111       300     $1,260,616   50.4%
287      HF   Handi Self Storage                                04/30/07     N/A      120      110       300     $1,261,423   60.9%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
248      HF   Lamar Mini Storage                                       Fee
249      HF   El Dorado Mobile Home Park                               Fee
250      HF   Boston Market/Kinkos                                     Fee
251      MS   British Square                                           Fee
252      HF   Valencia Gardens                                         Fee
253      HF   Providence Hill Office Building                          Fee
254      HF   A-AMERICAN SELF STORAGE-Valencia                         Fee
255      HF   Calhoun Shores Apartments                                Fee
256      MS   Wyncrossing Apartments                                   Fee
257      MS   Garcia Apartments                                        Fee
258      HF   Stor-N-Lock #11                                          Fee
259      MS   Sycamore Hill Apartments                                 Fee
260      HF   3400 W. Segerstrom                                       Fee
261      HF   Larkfield Self Storage                                Leasehold
262      HF   Bellmere Apartments                                      Fee
263      HF   Armored Mini Storage - 52nd Street                       Fee
264      HF   CVS - Decatur                                            Fee
265      HF   Southwest Professional Plaza                             Fee
266      HF   Tanglewood                                               Fee
267      HF   Tracy Portfolio (3L)                                     Fee
268      HF   Casa del Rey Apartments                                  Fee
269      HF   A-American SSF - National City                           Fee
270      HF   B&R Mini Storage                                         Fee
271      HF   3630 West Garry Ave.                                     Fee
272      HF   Twin Oaks Manor                                          Fee
273      HF   Etiwanda Self Storage                                    Fee
274      HF   Your Extra Attic - Stockbridge                           Fee
275      HF   116 Washington Street                                    Fee
276      HF   Eugene Camlu Retirement Center                           Fee
277      HF   Newgate Apartments                                       Fee
278      HF   Roosevelt Apartments                                     Fee
279      HF   Park Place Plaza Shopping Center                         Fee
280      HF   Quinsigamond Plaza                                    Leasehold
281      HF   Hav-A-Storage Self Storage Facility                      Fee
282      HF   Brackett Air Business Park                            Leasehold
283      HF   Van Buren Self Storage                                   Fee
284      HF   5 Walbridge Street  (3M)                                 Fee
285      HF   EZ Storage Center Self Storage Facility                  Fee
286      HF   Bethel Self Storage                                      Fee
287      HF   Handi Self Storage                                       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
288      HF   Green Valley Storage (Windmill)                        $1,470,721          $20      7.290%    Actual/360      01/15/98
289      HF   Woodgate Mobile Home Village                           $1,465,897      $10,396      7.670%    Actual/360      12/24/97
290      HF   Aire Libre Apartments                                  $1,443,334      $18,042      7.960%      30/360        08/29/97
291      MS   Shattalon Terrace Apartments                           $1,437,634      $17,970      7.700%    Actual/360      12/23/97
292      HF   Brookhaven MHC                                         $1,403,225      $25,513      8.710%      30/360        01/23/97
294      HF   Heritage/Gibson Mobile Home Village                    $1,394,813      $11,433      7.810%    Actual/360      12/04/97
295      HF   River Point Condos                                     $1,395,490      $41,044      7.610%    Actual/360      10/22/97
296      HF   Villa Vallejo                                          $1,390,364      $19,583      7.750%    Actual/360      09/19/97
297      HF   CVS - Austell                                          $1,371,542         $135      7.100%    Actual/360      12/12/97
298      MS   Crown Ridge Apartments                                 $1,370,746      $34,269      8.150%    Actual/360      11/07/97
299      HF   1334 Commonwealth Avenue                               $1,350,072      $37,502      7.000%    Actual/360      12/31/97
300      HF   Mini U Novi                                            $1,340,024          $23      8.100%      30/360        08/06/97
301      HF   Stor-N-Lock #10                                        $1,317,770          $21      8.010%    Actual/360      12/09/97
302      HF   2nd Garage Self Storage                                $1,317,332          $27      9.667%      30/360        07/31/96
303      HF   Virginia Court Apartments                              $1,317,072      $25,328      7.650%    Actual/360      10/16/97
304      HF   Oakview Manor Apartments                               $1,302,487      $16,487      7.170%    Actual/360      12/31/97
305      HF   Timberline Forest Apartments                           $1,296,395      $19,642      7.220%    Actual/360      11/24/97
306      HF   The Village Plaza                                      $1,292,594          $66      8.000%    Actual/360      10/06/97
307      HF   9 Egremont Road                                        $1,292,198      $49,700      7.000%    Actual/360      12/31/97
308      HF   Affordable Self Storage                                $1,289,928          $24      9.400%      30/360        06/12/97
309      HF   6630 Baltimore National Pike                           $1,288,893          $46      9.470%      30/360        05/05/97
310      HF   4 Vinal Street                                         $1,265,256      $42,175      7.000%    Actual/360      12/31/97
311      HF   Whiskey Bottom Business Center                         $1,263,464          $38      9.120%      30/360        05/06/97
312      HF   Royal Estates MHP                                      $1,246,329       $7,331      7.170%    Actual/360      12/23/97
313      HF   Pep Boys - Streamwood (13)                             $1,223,023          $55      7.230%    Actual/360      01/29/98
314      HF   Orange Avenue Industrial Park                          $1,211,140          $19      9.880%      30/360        04/07/97
315      HF   Men's Warehouse                                        $1,198,628         $200      7.480%      30/360        01/26/98
316      HF   Pier 1 - Saginaw                                       $1,195,500         $120      7.530%    Actual/360      12/02/97
317      HF   Boulevard Apartments                                   $1,195,288      $39,843      7.350%    Actual/360      12/03/97
318      HF   Stor-N-Lock #8                                         $1,193,452          $18      8.010%    Actual/360      12/09/97
319      HF   Park Plaza Retail Center                               $1,194,877          $43      8.440%    Actual/360      10/28/97
320      HF   Claremont Self Storage                                 $1,193,660          $31      8.540%    Actual/360      04/18/97
321      HF   Shamrock MHC                                           $1,193,213       $9,395      8.460%      30/360        05/21/97
322      HF   Security Self Storage Facility                         $1,192,082          $32      8.800%      30/360        08/04/97
323      HF   Lock It Up Self Storage Facility                       $1,182,104          $21      8.040%    Actual/360      10/09/97
324      HF   CVS - Bethsaida                                        $1,168,534         $115      7.100%    Actual/360      12/12/97
325      HF   Summer Wind                                            $1,169,531       $7,045      9.240%      30/360        05/15/97
326      HF   Victoria Square Apartments                             $1,146,657      $14,333      7.270%    Actual/360      01/14/98
327      HF   Foxfire Apartments                                     $1,145,354      $21,210      7.610%    Actual/360      10/06/97
328      HF   Glen Arbor Apartments                                  $1,133,572      $14,533      9.010%      30/360        04/03/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
288      HF   Green Valley Storage (Windmill)                   02/01/08     N/A      121      119       300     $1,172,283   28.2%
289      HF   Woodgate Mobile Home Village                      01/01/08     N/A      120      118       300     $1,183,648   64.5%
290      HF   Aire Libre Apartments                             09/01/07     N/A      120      114       346     $1,252,948   64.3%
291      MS   Shattalon Terrace Apartments                      01/01/08     N/A      120      118       360     $1,279,829   59.5%
292      HF   Brookhaven MHC                                    01/31/08     N/A      132      119       360     $1,235,873   52.8%
294      HF   Heritage/Gibson Mobile Home Village               12/01/07     N/A      120      117       300     $1,131,852   59.0%
295      HF   River Point Condos                                11/01/07     N/A      120      116       360     $1,223,463   68.5%
296      HF   Villa Vallejo                                     09/01/07     N/A      120      114       300     $1,130,389   56.5%
297      HF   CVS - Austell                                     12/01/12     N/A      180      177       180        $13,076   0.6%
298      MS   Crown Ridge Apartments                            12/01/07     N/A      120      117       300     $1,140,995   63.4%
299      HF   1334 Commonwealth Avenue                          01/01/08     N/A      120      118       360     $1,165,737   68.6%
300      HF   Mini U Novi                                       08/01/07     N/A      120      113       300     $1,096,175   33.4%
301      HF   Stor-N-Lock #10                                   12/01/07     N/A      120      117       240       $922,279   26.0%
302      HF   2nd Garage Self Storage                           07/31/06     N/A      120      101       240       $985,746   48.1%
303      HF   Virginia Court Apartments                         10/01/07     N/A      120      115       300     $1,066,833   59.3%
304      HF   Oakview Manor Apartments                          01/01/08     N/A      120      118       360     $1,129,010   49.1%
305      HF   Timberline Forest Apartments                      12/01/17  12/01/07    120      117       360     $1,126,140   69.1%
306      HF   The Village Plaza                                 10/01/07     N/A      120      115       300     $1,056,165   33.0%
307      HF   9 Egremont Road                                   01/01/08     N/A      120      118       360     $1,115,764   58.7%
308      HF   Affordable Self Storage                           06/01/07     N/A      120      111       300     $1,088,069   57.3%
309      HF   6630 Baltimore National Pike                      05/01/07     N/A      120      110       300     $1,089,722   66.0%
310      HF   4 Vinal Street                                    01/01/08     N/A      120      118       360     $1,092,502   54.6%
311      HF   Whiskey Bottom Business Center                    05/01/07     N/A      120      110       300     $1,060,561   63.3%
312      HF   Royal Estates MHP                                 01/01/08     N/A      120      118       300       $993,157   39.7%
313      HF   Pep Boys - Streamwood (13)                        12/01/16     N/A      226      225       226        $11,233   0.9%
314      HF   Orange Avenue Industrial Park                     04/01/07     N/A      120      109       240       $899,672   53.9%
315      HF   Men's Warehouse                                   02/01/18  02/01/08    120      119       300       $958,973   63.9%
316      HF   Pier 1 - Saginaw                                  12/01/17  12/01/07    120      117       300       $963,315   60.2%
317      HF   Boulevard Apartments                              12/01/12     N/A      180      177       300       $750,335   46.2%
318      HF   Stor-N-Lock #8                                    12/01/07     N/A      120      117       240       $835,272   41.8%
319      HF   Park Plaza Retail Center                          11/01/07     N/A      120      116       300       $985,750   57.3%
320      HF   Claremont Self Storage                            10/01/07     N/A      120      115       300       $987,939   54.3%
321      HF   Shamrock MHC                                      05/01/07     N/A      119      110       360     $1,065,778   28.7%
322      HF   Security Self Storage Facility                    08/01/07     N/A      120      113       300       $990,917   54.4%
323      HF   Lock It Up Self Storage Facility                  10/01/07     N/A      120      115       180       $576,531   32.9%
324      HF   CVS - Bethsaida                                   12/01/12     N/A      180      177       180        $11,139   0.6%
325      HF   Summer Wind                                       05/01/07     N/A      120      110       300       $984,168   57.9%
326      HF   Victoria Square Apartments                        02/01/08     N/A      121      119       300       $913,529   47.6%
327      HF   Foxfire Apartments                                10/01/07     N/A      120      115       360     $1,004,855   64.8%
328      HF   Glen Arbor Apartments                             04/01/07     N/A      119      109       360     $1,022,697   63.9%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
288      HF   Green Valley Storage (Windmill)                          Fee
289      HF   Woodgate Mobile Home Village                             Fee
290      HF   Aire Libre Apartments                                    Fee
291      MS   Shattalon Terrace Apartments                             Fee
292      HF   Brookhaven MHC                                           Fee
294      HF   Heritage/Gibson Mobile Home Village                      Fee
295      HF   River Point Condos                                       Fee
296      HF   Villa Vallejo                                            Fee
297      HF   CVS - Austell                                            Fee
298      MS   Crown Ridge Apartments                                   Fee
299      HF   1334 Commonwealth Avenue                                 Fee
300      HF   Mini U Novi                                              Fee
301      HF   Stor-N-Lock #10                                          Fee
302      HF   2nd Garage Self Storage                                  Fee
303      HF   Virginia Court Apartments                                Fee
304      HF   Oakview Manor Apartments                                 Fee
305      HF   Timberline Forest Apartments                             Fee
306      HF   The Village Plaza                                        Fee
307      HF   9 Egremont Road                                          Fee
308      HF   Affordable Self Storage                                  Fee
309      HF   6630 Baltimore National Pike                             Fee
310      HF   4 Vinal Street                                           Fee
311      HF   Whiskey Bottom Business Center                           Fee
312      HF   Royal Estates MHP                                        Fee
313      HF   Pep Boys - Streamwood (13)                               Fee
314      HF   Orange Avenue Industrial Park                            Fee
315      HF   Men's Warehouse                                          Fee
316      HF   Pier 1 - Saginaw                                         Fee
317      HF   Boulevard Apartments                                     Fee
318      HF   Stor-N-Lock #8                                           Fee
319      HF   Park Plaza Retail Center                                 Fee
320      HF   Claremont Self Storage                                   Fee
321      HF   Shamrock MHC                                             Fee
322      HF   Security Self Storage Facility                           Fee
323      HF   Lock It Up Self Storage Facility                         Fee
324      HF   CVS - Bethsaida                                          Fee
325      HF   Summer Wind                                              Fee
326      HF   Victoria Square Apartments                               Fee
327      HF   Foxfire Apartments                                       Fee
328      HF   Glen Arbor Apartments                                    Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE       CUT-OFF
LOAN                                                                CUT-OFF       DATE BAL./    MORTGAGE  INTEREST ACCRUAL    NOTE
 NO.  SELLER(1)            PROPERTY NAME                         DATE BALANCE    UNIT OR SF(4)    RATE        METHOD          DATE
------------------------------------------------------------------------------------------------------------------------------------
329      HF   Pier 1- Lewisville                                     $1,124,632         $117      7.680%    Actual/360      11/13/97
330      MS   Bozeman K-Mart/Applebees                               $1,112,980          $11      8.270%    Actual/360      11/10/97
331      HF   Emerald Lakes Mobile Home Park                         $1,111,684      $10,293      7.050%    Actual/360      01/20/98
332      HF   Your Extra Attic - Duluth                              $1,105,846          $28      7.730%    Actual/360      12/04/97
333      HF   Pier 1 - Canton                                        $1,095,875         $110      7.530%    Actual/360      12/02/97
334      HF   DeSoto Estates MHP                                     $1,095,081       $7,767      8.110%    Actual/360      10/28/97
335      MS   McWhorters - Cupertino                                 $1,077,793          $98      8.500%      30/360        06/24/97
336      HF   Hide-Away-Hills MHP                                    $1,047,783       $6,760      7.220%    Actual/360      12/23/97
337      HF   AAA Interstate SSF                                     $1,043,271          $15      8.230%    Actual/360      09/10/97
338      HF   Your Extra Attic - Winters Chapel                      $1,026,096          $27      7.630%    Actual/360      12/04/97
339      HF   ABC Mini Storage                                       $1,021,486          $18      9.670%      30/360        05/05/97
340      HF   Pep Boys- Gardena (14)                                   $993,291         $105      7.177%    Actual/360      01/07/98
341      HF   Eastwood MHP                                             $995,401       $9,759      7.910%    Actual/360      10/29/97
342      HF   Bama Self Storage                                        $993,440          $25      9.670%      30/360        07/11/97
343      HF   Thomas Apartments                                        $962,962      $22,928      8.470%      30/360        06/27/97
345      HF   Missouri Self Storage Facility                           $897,520          $23      7.800%    Actual/360      01/20/98
346      HF   A-American Self Storage-Bent Avenue                      $898,901          $22      7.420%    Actual/360      01/21/98
347      HF   The Pine Garden Apartments                               $890,463      $16,190      7.960%    Actual/360      08/29/97
348      HF   Stor-N-Lock #7                                           $845,362          $14      8.010%    Actual/360      12/09/97
349      HF   Green Valley Self Storage                                $822,631           $9      7.390%    Actual/360      01/15/98
350      HF   130 Englewood Street                                     $813,236      $67,770      7.000%    Actual/360      12/31/97
351      MS   Radio Shack - Blockbuster Center                         $798,013         $114      7.530%    Actual/360      12/12/97
352      HF   1375 Commonwealth Avenue                                 $748,377      $29,935      7.000%    Actual/360      12/31/97
353      HF   Stor-N-Lock #9                                           $696,180          $15      8.010%    Actual/360      12/09/97
354      HF   Mid Cajon Apartments                                     $678,023      $27,121      7.270%    Actual/360      01/14/98
355      HF   Payless Shoe Source                                      $674,216         $211      7.380%      30/360        01/21/98
356      HF   Panama City Mobile Home Estates                          $648,005       $5,838      9.360%    Actual/360      11/25/97
357      HF   Your Extra Attic - Norcross                              $647,700          $29      8.180%    Actual/360      12/04/97
358      HF   Terrace View Center                                      $638,140          $40      7.270%    Actual/360      01/14/98
359      HF   Village Corner                                           $623,183          $39      7.270%    Actual/360      01/14/98
360      HF   1381 Commonwealth Avenue                                 $513,886      $39,530      7.000%    Actual/360      12/31/97
361      HF   Pinegrove Place                                          $498,113      $35,579      7.660%    Actual/360      12/19/97


              TOTAL/WEIGHTED AVERAGE:                            $1,285,217,765      $19,149      7.679%

------------------------------------------------------------------------------------------------------------------------------------
                                                                          EFFECTIVE         REMAINING  AMORT.
LOAN                                                            MATURITY  MATURITY   TERM     TERM     TERM(6)  BALANCE DUE  BALLOON
 NO.  SELLER(1)            PROPERTY NAME                          DATE     DATE(5)   (mos)    (mos)     (mos)   AT MATURITY  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
329      HF   Pier 1- Lewisville                                11/01/17  11/01/07    120      116       300       $910,678   62.8%
330      MS   Bozeman K-Mart/Applebees                          09/01/15     N/A      213      210       213        $49,422   3.0%
331      HF   Emerald Lakes Mobile Home Park                    01/01/08     N/A      120      118       300       $882,972   59.3%
332      HF   Your Extra Attic - Duluth                         12/01/07     N/A      120      117       300       $895,545   57.0%
333      HF   Pier 1 - Canton                                   12/01/17  12/01/07    120      117       300       $883,039   60.9%
334      HF   DeSoto Estates MHP                                11/01/07     N/A      120      116       300       $896,301   54.3%
335      MS   McWhorters - Cupertino                            07/01/13     N/A      192      184       192        $10,425   0.5%
336      HF   Hide-Away-Hills MHP                               01/01/08     N/A      120      118       360       $909,249   61.2%
337      HF   AAA Interstate SSF                                09/01/07     N/A      120      114       300       $858,164   37.3%
338      HF   Your Extra Attic - Winters Chapel                 12/01/07     N/A      120      117       300       $828,837   54.2%
339      HF   ABC Mini Storage                                  05/01/07     N/A      120      110       300       $867,097   63.8%
340      HF   Pep Boys- Gardena (14)                            06/01/11     N/A      161      159       161         $9,439   0.8%
341      HF   Eastwood MHP                                      11/01/07     N/A      120      116       300       $810,713   60.7%
342      HF   Bama Self Storage                                 07/01/07     N/A      120      112       300       $841,841   58.1%
343      HF   Thomas Apartments                                 07/01/07     N/A      120      112       360       $858,362   64.1%
345      HF   Missouri Self Storage Facility                    12/01/04     N/A      83        81       300       $795,952   56.9%
346      HF   A-American Self Storage-Bent Avenue               02/01/08     N/A      120      119       300       $720,948   44.8%
347      HF   The Pine Garden Apartments                        09/01/07     N/A      120      114       240       $625,517   45.2%
348      HF   Stor-N-Lock #7                                    12/01/07     N/A      120      117       240       $591,650   28.9%
349      HF   Green Valley Self Storage                         01/01/08     N/A      120      118       300       $659,399   31.0%
350      HF   130 Englewood Street                              01/01/08     N/A      120      118       360       $702,200   63.8%
351      MS   Radio Shack - Blockbuster Center                  01/01/08     N/A      120      118       300       $651,829   65.2%
352      HF   1375 Commonwealth Avenue                          01/01/08     N/A      120      118       360       $646,195   53.8%
353      HF   Stor-N-Lock #9                                    12/01/07     N/A      120      117       240       $487,242   34.3%
354      HF   Mid Cajon Apartments                              01/01/08     N/A      120      118       300       $541,751   61.6%
355      HF   Payless Shoe Source                               02/01/18  02/01/08    120      119       300       $536,361   63.1%
356      HF   Panama City Mobile Home Estates                   12/01/07     N/A      120      117       300       $545,224   59.9%
357      HF   Your Extra Attic - Norcross                       12/01/07     N/A      120      117       300       $530,437   54.7%
358      HF   Terrace View Center                               01/01/08     N/A      120      118       300       $509,883   60.0%
359      HF   Village Corner                                    02/01/08     N/A      121      119       300       $496,483   38.2%
360      HF   1381 Commonwealth Avenue                          01/01/08     N/A      120      118       360       $443,721   63.4%
361      HF   Pinegrove Place                                   12/01/07     N/A      120      117       300       $402,664   53.7%


              TOTAL/WEIGHTED AVERAGE:                                                 127      122       328                  58.1%

-------------------------------------------------------------------------------

LOAN                                                               SECURITY
 NO.  SELLER(1)            PROPERTY NAME                             TYPE
-------------------------------------------------------------------------------
329      HF   Pier 1- Lewisville                                       Fee
330      MS   Bozeman K-Mart/Applebees                              Leasehold
331      HF   Emerald Lakes Mobile Home Park                           Fee
332      HF   Your Extra Attic - Duluth                                Fee
333      HF   Pier 1 - Canton                                          Fee
334      HF   DeSoto Estates MHP                                       Fee
335      MS   McWhorters - Cupertino                                   Fee
336      HF   Hide-Away-Hills MHP                                      Fee
337      HF   AAA Interstate SSF                                       Fee
338      HF   Your Extra Attic - Winters Chapel                        Fee
339      HF   ABC Mini Storage                                         Fee
340      HF   Pep Boys- Gardena (14)                                   Fee
341      HF   Eastwood MHP                                             Fee
342      HF   Bama Self Storage                                        Fee
343      HF   Thomas Apartments                                        Fee
345      HF   Missouri Self Storage Facility                           Fee
346      HF   A-American Self Storage-Bent Avenue                      Fee
347      HF   The Pine Garden Apartments                               Fee
348      HF   Stor-N-Lock #7                                           Fee
349      HF   Green Valley Self Storage                                Fee
350      HF   130 Englewood Street                                     Fee
351      MS   Radio Shack - Blockbuster Center                         Fee
352      HF   1375 Commonwealth Avenue                                 Fee
353      HF   Stor-N-Lock #9                                           Fee
354      HF   Mid Cajon Apartments                                     Fee
355      HF   Payless Shoe Source                                      Fee
356      HF   Panama City Mobile Home Estates                          Fee
357      HF   Your Extra Attic - Norcross                              Fee
358      HF   Terrace View Center                                      Fee
359      HF   Village Corner                                           Fee
360      HF   1381 Commonwealth Avenue                                 Fee
361      HF   Pinegrove Place                                          Fee


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.                 PROPERTY NAME                                   ADDRESS                             CITY               STATE
--------------------------------------------------------------------------------------------------------------------------------

 1       Pacific Coast Plaza Shopping Center                2100 to 2191 Vista Way                    Oceanside              CA
 2       Norwood Gardens                                    86 Hampden Drive                          Norwood                MA
 3       Rookwood Pavilion                                  2692 Madison Road                         Cincinnati             OH
 4       Skold Self Storage Portfolio                       16902 28th Avenue West                    Lynnwood               WA
 5       Affordable Self Storage                            1621 196th SE                             Bothell                WA
 6       Skold Portfolio - Greenwood Self Storage           10113 Greenwood Ave. N.                   Seattle                WA
 7       Skold Portfolio - Evergreen Mini Storage           7979 Provost Rd NW                        Silverdale             WA
 8       351 California Street                              351 California Street                     San Francisco          CA
 9       201 Sansome Street                                 201 Sansome Street                        San Francisco          CA
10       Boulder Marriott                                   2660 Canyon Boulevard                     Boulder                CO
11       Beverly Garland Hotel                              4222 & 4224 North Vineland Avenue         North Hollywood        CA
12       Rancho Viejo Apts.                                 7885 West Flamingo Road                   Las Vegas              NV
13       Lincoln on Memorial Apartments                     7777 South Memorial Drive                 Tulsa                  OK
14       Davis Square Center                                18-48 Holland Street                      Somerville             MA
15       Fleming Portfolio                                  725 West Baseline Road                    Tempe                  AZ
16       Marymount Manor                                    1405 Marshall Street                      Redwood City           CA
17       Marymount Tower                                    1321 Marshall St.                         Redwood City           CA
18       Park Place Shopping Center                         NEC of US Route 250 & State Route 2       Perkins Township       OH
19       A&P Food Market                                    500 Chestnut Ridge Road                   Woodcliff Lake         NJ
20       The First National Bank Building                   735-740 N. Water Street                   Milwaukee              WI
21       Boylston Apartments                                1163-1191 Boylston St.                    Boston                 MA
22       Greenbriar Apartments                              200 Greenbriar Circle                     Petaluma               CA
23       College Station Apartments                         2401 Welch Avenue                         College Station        TX
24       Kmart Plaza                                        2200 Harbour Blvd                         Costa Mesa             CA
25       Rivershire Apartments                              11215 W Morgan Avenue                     Greenfield             WI
26       Haggerty Tech Center                               19700-19892 Haggerty Road                 Livonia                MI
27       Village at Chestnut Hill                           673 VFW Parkway                           West Roxbury           MA
28       Orland Park Exec. Ctr.                             15255 South 94th Street                   Orland Park            IL
29       GMAC Building                                      15303 South 94th Avenue                   Orland Park            IL
30       Ridgecrest Terrace Apartments                      5114 Washington Street                    West Roxbury           MA
31       Fountain Square Shopping Center                    320 East Bell Road                        Phoenix                AZ
32       1550 Brickell                                      1550 Brickell Avenue                      Miami                  FL
32a      Lafayette Towers                                   1301 Orleans                              Detroit                MI
33       Lake Village Apartments                            5427 Lake Murray Boulevard                La Mesa                CA
34       All Aboard Mini Storage Portfolio - Oakland        1090 29th Avenue                          Oakland                CA
35       All Aboard Mini-Storage Portfolio - Ventura        375 South Laurel Street                   Ventura                CA
36       All Aboard Mini Storage Portfolio - Van Nuys       15101 Raymer Street                       Van Nuys               CA
37       Stor-Mor of Cypress                                6322 Lincoln Avenue                       Cypress                CA
38       Stor-Mor - Anaheim                                 1050 N. Armando Road                      Anaheim                CA


----------------------------------------------------------------------------------------------------------------------
LOAN                                                                           PROPERTY                     YEAR BUILT/
NO.                 PROPERTY NAME                                ZIPCODE         TYPE           UNITS/NSF    RENOVATED
----------------------------------------------------------------------------------------------------------------------

 1       Pacific Coast Plaza Shopping Center                      92054       Retail             245,170       1997
 2       Norwood Gardens                                          02062       Multifamily            332       1971
 3       Rookwood Pavilion                                        45208       Retail             245,370       1993
 4       Skold Self Storage Portfolio                             98012       Self-Storage       334,042       1996
 5       Affordable Self Storage                                  98012       Self-Storage        38,700       1985
 6       Skold Portfolio - Greenwood Self Storage                 98133       Self-Storage        29,739       1990
 7       Skold Portfolio - Evergreen Mini Storage                 98383       Self-Storage        30,810       1985
 8       351 California Street                                    94104       Office             131,592       1984
 9       201 Sansome Street                                       94104       Office              48,926       1988
10       Boulder Marriott                                         80302       Hospitality            155       1997
11       Beverly Garland Hotel                                    91602       Hospitality            255       1989
12       Rancho Viejo Apts.                                       89117       Multifamily            312       1997
13       Lincoln on Memorial Apartments                           74133       Multifamily            360       1997
14       Davis Square Center                                      01243       Office             104,051       1990
15       Fleming Portfolio                                        85283       Retail             256,157       1986
16       Marymount Manor                                          94063       Multifamily            112       1968
17       Marymount Tower                                          94063       Multifamily            100       1965
18       Park Place Shopping Center                               44870       Retail             248,582       1991
19       A&P Food Market                                          07675       Retail              70,000       1996
20       The First National Bank Building                         53202       Office             302,151       1990
21       Boylston Apartments                                      02115       Multifamily            318       1997
22       Greenbriar Apartments                                    94928       Multifamily            224       1975
23       College Station Apartments                               77845       Multifamily            554       1983
24       Kmart Plaza                                              92627       Retail             189,071       1994
25       Rivershire Apartments                                    53228       Multifamily            224       1991
26       Haggerty Tech Center                                     48152       Industrial         150,133       1987
27       Village at Chestnut Hill                                 02167       Retail              58,379       1992
28       Orland Park Exec. Ctr.                                   60462       Office              74,000       1988
29       GMAC Building                                            60462       Office              29,302       1994
30       Ridgecrest Terrace Apartments                            02167       Multifamily            191       1969
31       Fountain Square Shopping Center                          85022       Retail             120,650       1986
32       1550 Brickell                                            33129       Multifamily            136       1988
32a      Lafayette Towers                                         48207       Multifamily            584       1961
33       Lake Village Apartments                                  91942       Multifamily            205       1984
34       All Aboard Mini Storage Portfolio - Oakland              94601       Self-Storage        73,925       1996
35       All Aboard Mini-Storage Portfolio - Ventura              93001       Self-Storage        57,215       1996
36       All Aboard Mini Storage Portfolio - Van Nuys             91405       Self-Storage        68,050       1996
37       Stor-Mor of Cypress                                      90630       Self-Storage        57,653       1992
38       Stor-Mor - Anaheim                                       92806       Self-Storage        65,850       1992

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.                 PROPERTY NAME                                   ADDRESS                             CITY               STATE
--------------------------------------------------------------------------------------------------------------------------------

 39       Stor-Mor - Torrance                           4300 Emerald Avenue                            Torrance              CA
 40       Cypress Lake Apartments                       555 Butterfield Road                           Houston               TX
 41       Boardwalk Square                              NEC of Barry Road and Interstate 29            Kansas City           MO
 42       Whispering Lakes Apts.                        45425 Whispering Lakes Blvd.                   Shelby Township       MI
 43       Eagle Ridge Retail Shopping Center            4230-4320 North Freeway                        Pueblo                CO
 44       Holiday Inn and Ramada Inn                    3200 South Hermitage Road                      Hermitage             PA
 46       The Willows at Appleton Square                171 & 176 East Street                          Methuen               MA
 47       Ashley Park Apartments                        8410 W. Bartel Road                            Houston               TX
 49       Brumby Apartments                             111 North Marietta Parkway                     Marietta              GA
 50       Sun Vista RV Resort                           7201 East Highway 80                           Yuma                  AZ
 51       Sunset Mall                                   NWC NW Cornell Road and Murray Boulevard       Portland              OR
 52       Ramada Hotel Valley Ho Resort                 6850 Main Street                               Scottsdale            AZ
 53       Wynhaven Apartments                           560 Powder Springs Road                        Marietta              GA
 54       Claridge Court Apartments                     1 Pine Tree Boulevard                          Old Bridge            NJ
 55       Lake Forest Office                            23101 Lake Center Drive                        Lake Forest           CA
 56       Acorn Self Storage                            5366 N. Northwest Highway                      Chicago               IL
 57       ACORN III SELF STORAGE                        1255 Town Line Road                            Mundelein             IL
 58       Central Plaza                                 33300 Alvarado Niles Road                      Union City            CA
 59       Bend Villa Court                              1801 NE Lotus Drive                            Bend                  OR
 60       Danbury Retail Center                         110 Federal Road                               Danbury               CT
 61       Rose Apartments                               11711 Ohio Avenue                              Los Angeles           CA
 62       Rose Medical Plaza                            4545 E. 9th Avenue                             Denver                CO
 63       Phoenix Inn - Phoenix                         2310 E Highland Ave                            Phoenix               AZ
 64       Mesa Verde                                    9700 W. 51st Place                             Wheat Ridge           CO
 65       Cedar Ridge Apts.                             10101 - 10201 Cedar Lake Road                  Minnetonka            MN
110       Mira Mesa Self Storage                        7044 Flanders Drive                            San Diego             CA
197       Sorrento Mesa SSF                             6690 Mira Mesa Blvd.                           San Diego             CA
 66       Cardinal Crest MHC                            906 19th Street                                Brodhead              WI
 67       Harbor Lights Mobile Home Community           902 Happy Valley Drive                         Menasha               WI
 68       Meadowview Place MHC                          2400 Johnson Street                            Janesville            WI
 69       Skyview Terrace Mobile Home Park              2742 Main Street                               East Troy             WI
 71       Meadow Park Plaza                             22733-22901 Hawthorne Boulevard                Torrance              CA
 72       Lincoln Bank Building                         4500 Cameron Valley Pkwy                       Charlotte             NC
 73       Walnut Ridge Apts                             2500 Burney Road                               Arlington             TX
 74       Allsize Commercial Storage                    25131 Costeau Street                           Laguna Hills          CA
 76       Elmwood Distribution Center                   1420 Sams Street                               Harahan               LA
 77       Rt. 18 Mobile Home Comm. Portfolio            849 & 893 Henderson Ave.                       Washington            PA
 78       Berrytree Apartments                          2950 Whitehall Drive                           Okemos                MI
 79       Silver Drive Office/Warehouse Buildings       2601 Silver Drive                              Columbus              OH


-------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                       PROPERTY                                 YEAR BUILT/
NO.                 PROPERTY NAME                            ZIPCODE         TYPE                    UNITS/NSF       RENOVATED
-------------------------------------------------------------------------------------------------------------------------------

 39       Stor-Mor - Torrance                                 90503       Self-Storage                93,300           1976
 40       Cypress Lake Apartments                             77090       Multifamily                    216           1997
 41       Boardwalk Square                                    38119       Retail                     146,824           1989
 42       Whispering Lakes Apts.                              48317       Multifamily                    184           1997
 43       Eagle Ridge Retail Shopping Center                  81003       Retail                     113,595           1996
 44       Holiday Inn and Ramada Inn                          16159       Hospitality                    304           1974
 46       The Willows at Appleton Square                      01844       Multifamily                    140           1989
 47       Ashley Park Apartments                              77054       Multifamily                    284           1997
 49       Brumby Apartments                                   30060       Multifamily                    167           1995
 50       Sun Vista RV Resort                                 85365       Manufactured Housing         1,230           1986
 51       Sunset Mall                                         97229       Retail                     113,145           1996
 52       Ramada Hotel Valley Ho Resort                       85251       Hospitality                    292           1961
 53       Wynhaven Apartments                                 30064       Multifamily                    296           1992
 54       Claridge Court Apartments                           08857       Multifamily                    324           1995
 55       Lake Forest Office                                  92630       Office                     124,271           1985
 56       Acorn Self Storage                                  60630       Self-Storage                74,937           1988
 57       ACORN III SELF STORAGE                              60060       Self-Storage                80,090           1991
 58       Central Plaza                                       94587       Industrial                 170,813           1989
 59       Bend Villa Court                                    97701       Congregate Care                123           1991
 60       Danbury Retail Center                               06810       Retail                      61,155           1997
 61       Rose Apartments                                     90025       Multifamily                     48           1991
 62       Rose Medical Plaza                                  80220       Office                      81,477           1976
 63       Phoenix Inn - Phoenix                               85016       Hospitality                    120           1995
 64       Mesa Verde                                          80002       Multifamily                    276           1990
 65       Cedar Ridge Apts.                                   55305       Multifamily                    180           1996
110       Mira Mesa Self Storage                              92121       Self-Storage               103,680           1988
197       Sorrento Mesa SSF                                   92121       Self-Storage                78,020           1996
 66       Cardinal Crest MHC                                  53520       Manufactured Housing           109           1984
 67       Harbor Lights Mobile Home Community                 54952       Manufactured Housing            95           1969
 68       Meadowview Place MHC                                53545       Manufactured Housing           102           1965
 69       Skyview Terrace Mobile Home Park                    53120       Manufactured Housing           109           1965
 71       Meadow Park Plaza                                   90505       Retail                      56,101           1986
 72       Lincoln Bank Building                               28211       Office                      57,131           1989
 73       Walnut Ridge Apts                                   76006       Multifamily                    264           1982
 74       Allsize Commercial Storage                          92653       Self-Storage               100,402           1986
 76       Elmwood Distribution Center                         70123       Industrial                 354,600           1977
 77       Rt. 18 Mobile Home Comm. Portfolio                  15301       Manufactured Housing           412           1961
 78       Berrytree Apartments                                48864       Multifamily                    240           1967
 79       Silver Drive Office/Warehouse Buildings             43211       Industrial                 135,600           1997

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

---------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.                 PROPERTY NAME                         ADDRESS                             CITY               STATE    ZIPCODE
---------------------------------------------------------------------------------------------------------------------------------

 80       Fairfield Place Apartments               2009-2071 Fairfield Place              O'Fallon                IL       62269
 81       Holly Ravine Shopping Center             Evesham & Springdale Roads             Cherry Hill             NJ       08003
 82       Reeseville Acres                         404 Lincoln Ave.                       Reeseville              WI       53579
 83       Spring Brook Village MHP                 2601 Colley Rd                         Beloit                  WI       53511
 84       Bridgeview Gardens MHC                   888 E Shady Lane                       Neenah                  WI       54956
 85       Palm Springs Plaza                       10299-10385 Royal Palm Boulevard       Coral Springs           FL       33605
 86       Plaza on the Boulevard                   12800-12950 Beach Boulevard            Stanton                 CA       90680
 87       Burtons Landing                          3790 Whispering Way S.E.               Grand Rapids            MI       49546
 88       Comfort Inn - Madison                    4822 East Washington Ave               Madison                 WI       53704
 89       605 Market Street                        605 Market Street                      San Francisco           CA       94105
 90       Harford Mobile Village                   1115 Paul Martin Drive                 Edgewood                MD       21040
 91       511 East 80th Street                     511 East 80th Street                   New York                NY       10021
 93       Lakeside Park Mobile Home Park           11111 Lakeview Drive                   Hagerstown              MD       21740
 94       Hampton Inn - Elgin                      405 Airport Road                       Elgin                   IL       60123
 95       AAA Chatsworth Self Storage              9111 Jordan Avenue                     Chatsworth              CA       91311
 96       Triton Valley Estates Portfolio          Hemstreet and Porterville Roads        Marilla                 NY       14052
 97       Triton Valley Estates - Derby            7979 Erie Road                         Derby                   NY       14047
 98       Stoneridge Apts.                         10615 Beechnut Drive                   Houston                 TX       77072
 99       29 Dunham Road                           29 Dunham Road                         Billerica               MA       02160
100       35 Dunham Road                           35 Dunham Road                         Billerica               MA       02160
101       Pacific View Apartments                  335 and 380 Talbot Avenue              Pacifica                CA       94111
102       Sonoma Pointe Apartments                 19349 Riverside Dr.                    El Verano               CA       95476
103       A-1 Self Storage - Anaheim               3535 West Ball Road                    Anaheim                 CA       92804
104       Holiday Ranch & Happy Landings MHC       1375 South Military Trail              West Palm Beach         FL       33415
105       Pompano Palms Apartments                 Various                                Pompano                 FL       33060
106       Brewery Apartments                       1301 West Fletcher                     Chicago                 IL       60657
107       Arbor Woods Mobile Home Community        1993 Arbor Woods Boulevard             Ypsilanti               MI       48198
108       Gardens at Negley                        1001 North Negley Avenue               Pittsburgh              PA       15206
109       Coral Ridge Office Center                3696 North Federal Highway             Fort Lauderdale         FL       33308
111       South Street Office Center               210 South Street                       Boston                  MA       02111
112       Lake of the Pines                        8755 West 21st Street                  Indianapolis            IN       46234
113       Alameda Crossing                         105-145 S. Sheridan Boulevard          Lakewood                CO       80226
114       16 Bleeker Street                        16 Bleeker Street                      Millburn Township       NJ       07041
115       Knox Village                             85 Blooming Grove Turnpike             New Windsor             NY       12553
117       Monmouth MHP                             4017 U.S. Highway 1                    Monmouth Junction       NJ       08852
118       American Mini Storage                    700-701 Lombardi Court                 Santa Rosa              CA       95407
119       Edison Lock-Up Self Storage              724 Old Post Road                      Edison                  NJ       08817
120       Saf Keep SSF - San Leandro               655 Marina Blvd.                       San Leandro             CA       94577
121       The Oaks Office Building                 935-1001 Craig Road                    Creve Coeur             MO       63146


-----------------------------------------------------------------------------------------------------------
LOAN                                                          PROPERTY                          YEAR BUILT/
NO.                 PROPERTY NAME                               TYPE               UNITS/NSF    RENOVATED
-----------------------------------------------------------------------------------------------------------

 80       Fairfield Place Apartments                     Multifamily                    108       1995
 81       Holly Ravine Shopping Center                   Retail                      38,698       1990
 82       Reeseville Acres                               Manufactured Housing            36       1975
 83       Spring Brook Village MHP                       Manufactured Housing           137       1972
 84       Bridgeview Gardens MHC                         Manufactured Housing           192       1974
 85       Palm Springs Plaza                             Retail                     123,066       1987
 86       Plaza on the Boulevard                         Retail                      97,595       1989
 87       Burtons Landing                                Multifamily                    200       1977
 88       Comfort Inn - Madison                          Hospitality                    152       1995
 89       605 Market Street                              Office                      51,906       1991
 90       Harford Mobile Village                         Manufactured Housing           392       1974
 91       511 East 80th Street                           Multifamily                    126       1963
 93       Lakeside Park Mobile Home Park                 Manufactured Housing           364       1972
 94       Hampton Inn - Elgin                            Hospitality                    109       1994
 95       AAA Chatsworth Self Storage                    Self-Storage                98,220       1987
 96       Triton Valley Estates Portfolio                Manufactured Housing           202       1972
 97       Triton Valley Estates - Derby                  Manufactured Housing           137       1971
 98       Stoneridge Apts.                               Multifamily                    268       1976
 99       29 Dunham Road                                 Industrial                  70,000       1984
100       35 Dunham Road                                 Industrial                  65,940       1984
101       Pacific View Apartments                        Multifamily                     61       1964
102       Sonoma Pointe Apartments                       Multifamily                     70       1989
103       A-1 Self Storage - Anaheim                     Self-Storage                93,010       1995
104       Holiday Ranch & Happy Landings MHC             Manufactured Housing           266       1964
105       Pompano Palms Apartments                       Multifamily                    268       1960
106       Brewery Apartments                             Multifamily                     77       1987
107       Arbor Woods Mobile Home Community              Manufactured Housing           244       1995
108       Gardens at Negley                              Multifamily                    149       1994
109       Coral Ridge Office Center                      Office                      33,101       1988
111       South Street Office Center                     Office                      96,698       1996
112       Lake of the Pines                              Manufactured Housing           269       1989
113       Alameda Crossing                               Retail                      82,739       1985
114       16 Bleeker Street                              Industrial                 178,414       1980
115       Knox Village                                   Multifamily                    317       1965
117       Monmouth MHP                                   Manufactured Housing           280       1970
118       American Mini Storage                          Self-Storage               112,315       1986
119       Edison Lock-Up Self Storage                    Self-Storage                82,502       1987
120       Saf Keep SSF - San Leandro                     Self-Storage               104,904       1980
121       The Oaks Office Building                       Office                      70,387       1983

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.              PROPERTY NAME                            ADDRESS                            CITY              STATE     ZIPCODE
--------------------------------------------------------------------------------------------------------------------------------

122       Vista Manor Mobile Home Park             200 Olive Avenue                       Vista                  CA       92083
123       Nova Self-Storage                        7349 Suva Street                       Downey                 CA       90240
124       Lantern Estates                          2909 S. Lynhurst Drive                 Indianapolis           IN       46241
125       Harvard Medical Park                     1813 West Harvard Avenue               Roseburg               OR       97470
126       A American Self Storage                  10101 South Firmona Avenue             Inglewood              CA       90304
127       Commerce Crossing                        3301-3331 Clarendon Blvd.              New Bern               NC       28561
128       Woodshire Mobile Home Park               3224 South Military Highway            Chesapeake             VA       23323
129       Leender's Portfolio                      29th and Country Club Avenue           Troutdale              OR       97060
130       Copps Food Market                        2400 West Wisconsin Avenue             Appleton               WI       54914
131       Harbour East MHC                         800 West Hundred Road                  Chester                VA       23831
132       LAGO VISTA MHP                           420 East 57th Street                   Loveland               CO       80538
133       Stor N' Lok                              4026 E. Mission Boulevard              Montclair              CA       91766
134       A-American Pico                          4174 Pico Boulevard                    Los Angeles            CA       90019
135       Storage Depot-North SSF                  4401 N. 6th St.                        Harrisburg             PA       17105
136       Storage Depot-West SSF                   350 S. 7th St                          Harrisburg             PA       17043
137       San Luis Obisbo Self Storage             154 Suburban Road                      San Luis Obispo        CA       93401
138       West L.A. Self Storage                   5450 Slauson Avenue                    Culver City            CA       90230
139       Willow Creek Apts.                       1401 South Nicolet Road                Grand Chute            WI       54915
140       Redhill MHP                              700 Rimrock Drive                      Gallup                 NM       87305
141       Phoenix Inn - Troutdale                  477 NW Phoenix Drive                   Troutdale              OR       97060
142       North Valley Self Storage Facility       13043 Foothill Blvd.                   Sylmar                 CA       91342
143       Stone Creek Plaza                        2200-2260 Morris Road                  Flower Mound           TX       75028
144       Everett Portfolio                        10011 3rd Avenue                       Everett                WA       98208
145       Sheffield Lofts                          999 West Wolfram                       Chicago                IL       60657
146       Paramount Self Storage                   8160 East Rosecrans Avenue             Paramount              CA       90723
147       Allstate Insurance Building              5400 Riverside Drive                   Macon                  GA       31210
148       Mira Mesa Retirement Community           380 North Limit Street                 Colorado Springs       CO       80904
149       City Gables Apts.                        1611 Pleasant St.                      Lauderdale             MN       55108
150       Windsorland MHC                          9290 Old Redwood Highway               Windsor                CA       95492
151       Budget Mini Storage - Phoenix            4010 W. Indian School Road             Phoenix                AZ       85019
152       ABQ Mini Storage                         4715 McLeod NE                         Albuquerque            NM       87109
153       Safeway Self Storage Facility            116 South Western Avenue               Los Angeles            CA       90004
154       Southgate Square Apartments              3775 S 27th Street                     Milwaukee              WI       53202
155       Palm Shadows Apartments                  1815 East Speedway Boulevard           Tucson                 AZ
156       Park Drive Apts.                         231-235 Park Drive                     Boston                 MA       02139
157       Continental Luxury Apartments            3341-51 Warrensville Center Road       Shaker Heights         OH       44120
158       Dohr Apartments                          1229 Latta Road                        Greece                 NY       14612
159       Belmont Self Storage                     1520 Industrial Way                    Belmont                CA       94002
160       Westview Plaza Shopping Center           2929 North 75th Avenue                 Phoenix                AZ       85033


----------------------------------------------------------------------------------------------------------
LOAN                                                          PROPERTY                          YEAR BUILT/
NO.              PROPERTY NAME                                  TYPE               UNITS/NSF    RENOVATED
----------------------------------------------------------------------------------------------------------

122       Vista Manor Mobile Home Park                   Manufactured Housing           159       1971
123       Nova Self-Storage                              Self-Storage               110,825       1984
124       Lantern Estates                                Manufactured Housing           220       1965
125       Harvard Medical Park                           Office                      38,285       1991
126       A American Self Storage                        Self-Storage                90,947       1994
127       Commerce Crossing                              Retail                      59,673       1997
128       Woodshire Mobile Home Park                     Manufactured Housing           261       1972
129       Leender's Portfolio                            Manufactured Housing           126       1996
130       Copps Food Market                              Retail                      82,096       1995
131       Harbour East MHC                               Manufactured Housing           282       1971
132       LAGO VISTA MHP                                 Manufactured Housing           300       1972
133       Stor N' Lok                                    Self-Storage                83,589       1985
134       A-American Pico                                Self-Storage                46,450       1987
135       Storage Depot-North SSF                        Self-Storage                81,800       1989
136       Storage Depot-West SSF                         Self-Storage                45,192       1986
137       San Luis Obisbo Self Storage                   Self-Storage               101,575       1993
138       West L.A. Self Storage                         Self-Storage                68,977       1979
139       Willow Creek Apts.                             Multifamily                    100       1985
140       Redhill MHP                                    Manufactured Housing           428       1975
141       Phoenix Inn - Troutdale                        Hospitality                     73       1992
142       North Valley Self Storage Facility             Self-Storage                70,695       1985
143       Stone Creek Plaza                              Retail                      44,517       1995
144       Everett Portfolio                              Self-Storage                97,730       1990
145       Sheffield Lofts                                Multifamily                     47       1991
146       Paramount Self Storage                         Self-Storage                73,275       1985
147       Allstate Insurance Building                    Office                      39,101       1989
148       Mira Mesa Retirement Community                 Congregate Care             55,842       1987
149       City Gables Apts.                              Multifamily                     84       1988
150       Windsorland MHC                                Manufactured Housing           220       1973
151       Budget Mini Storage - Phoenix                  Self-Storage               159,873       1997
152       ABQ Mini Storage                               Self-Storage                72,750       1984
153       Safeway Self Storage Facility                  Self-Storage                73,439       1991
154       Southgate Square Apartments                    Multifamily                    168       1977
155       Palm Shadows Apartments                        Multifamily                    151       1962
156       Park Drive Apts.                               Multifamily                     80       1970
157       Continental Luxury Apartments                  Multifamily                     66       1997
158       Dohr Apartments                                Multifamily                    112       1959
159       Belmont Self Storage                           Self-Storage                61,435       1996
160       Westview Plaza Shopping Center                 Retail                      94,214       1988

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

----------------------------------------------------------------------------------------------------------------------------
LOAN
NO.               PROPERTY NAME                                   ADDRESS                             CITY             STATE
----------------------------------------------------------------------------------------------------------------------------

161       Hamilton House                                  700 Boulevard East                      Weehawken              NJ
162       Linkletter Self Storage Facility                42130 Lyndie Lane                       Temecula               CA
163       Lyndie Office Building                          42145 Lyndie Lane                       Temecula               CA
164       Juanita Bay Office Building                     9757 NE Juanita Drive                   Kirkland               WA
165       Fairway Greens Apartments                       11011 Woodmeadow Parkway                Dallas                 TX
166       Rolling Hills                                   2900 North Hillfield Road               Layton                 UT
167       Barnes & Noble                                  1545 Briargate Boulevard                Colorado Springs       CO
168       Diamond Grove                                   5151 N. Kain Avenue                     Tucson                 AZ
169       Yankee Mobile Home Park                         3 Idlewood Lane                         Kittery                ME
170       Skylark Village I Mobile Home Park              900 29th Street SE                      Auburn                 WA
171       Red Hill Estates                                633 Apple Street                        Red Hill               PA
172       Desert Springs Apartments                       1750 East Bell Road                     Phoenix                AZ
173       Lake Haven/Tall Pines                           11003-39 Grays Corner Road              Berlin                 MD
174       Green Hill MHC                                  210 Green Hill Drive                    Green Lane             PA
175       Fenton Walgreens                                1001 Bowles Avenue                      Fenton                 MO
176       Skylark II Village Mobile Home Park             3105 M Street SE                        Auburn                 WA
177       Laboratory Building                             401 Queen Anne Avenue N.                Seattle                WA
178       Sorrento Valley Self Storage                    10531 Sorrento Valley Road              San Diego              CA
179       Westminster Garden                              6 Andrea Drive                          Vestal                 NY
180       Hillside Courtyard                              671 State Highway 179                   Sedona                 AZ
181       Village Fair Shopping Center                    26688 Ryan Road                         Warren                 MI
182       Just For Feet                                   1565 Briargate Boulevard                Colorado Springs       CO
183       Airway Trade Center                             2225-2235 Avenida Costa North           San Diego              CA
184       989-1001 Watertown Street                       989-1001 Watertown Street               Newton                 MA
185       Kimberly Place                                  430 & 450 Kimberly Drive                Waukesha               WI
186       Casa Del Sol Apartment                          5155 N. Fresno Street                   Fresno                 CA
187       Lake Geneva Apts.                               1110 Wells Street                       Lake Geneva            WI
188       Austin Commons Industrial Building              7111 and 7171 North Austin Avenue       Niles                  IL
189       Fairway Executive Center                        455 Fairway Drive                       Deerfield Beach        FL
190       National City Self Storage Facility             430 W. 30th Street                      National City          CA
191       Kawaihae Harbor Shopping Center                 61-3665 Kawaihae/Mahukona Road          Kawaihae               HI
192       Greenbriar Business Park                        4420-28 Taggart Creek Road              Charlotte              NC
193       St. Vrain Village MHP                           446 S. Francis Street                   Longmont               CO
194       2000 E. Irvington Road                          2000 E. Irvington Road                  Tucson                 AZ
195       Safe Space Self Storage                         2591 Jolly Road                         Okemos                 MI
196       Arbor Oaks MHC                                  36323 Arbor Oaks Drive                  Zephyrhills            FL
198       Windsor Estates                                 1831 S. 11th Street                     Kalamazoo              MI
199       A-American Self Storage Facility-Palmdale       37909 East 10th Street                  Palmdale               CA
200       Maple Tree Plaza                                3335 North Five Mile Road               Boise                  ID


----------------------------------------------------------------------------------------------------------------------------
LOAN                                                                        PROPERTY                             YEAR BUILT/
NO.               PROPERTY NAME                              ZIPCODE          TYPE                  UNITS/NSF    RENOVATED
----------------------------------------------------------------------------------------------------------------------------

161       Hamilton House                                      07087       Multifamily                     99         1962
162       Linkletter Self Storage Facility                     9261       Self-Storage                55,692         1990
163       Lyndie Office Building                              92590       Office                      26,891         1990
164       Juanita Bay Office Building                         98034       Office                      36,259         1983
165       Fairway Greens Apartments                           75228       Multifamily                     80         1990
166       Rolling Hills                                       84041       Manufactured Housing           355         1976
167       Barnes & Noble                                      80920       Retail                      25,050         1997
168       Diamond Grove                                       85705       Manufactured Housing           153         1973
169       Yankee Mobile Home Park                             03904       Manufactured Housing           185         1982
170       Skylark Village I Mobile Home Park                  98002       Manufactured Housing           140         1980
171       Red Hill Estates                                    18076       Manufactured Housing           149         1994
172       Desert Springs Apartments                           85022       Multifamily                    135         1984
173       Lake Haven/Tall Pines                               21811       Manufactured Housing           230         1970
174       Green Hill MHC                                      18054       Manufactured Housing           142         1980
175       Fenton Walgreens                                    63206       Retail                      15,120         1997
176       Skylark II Village Mobile Home Park                 98002       Manufactured Housing           115         1955
177       Laboratory Building                                 98119       Office                      14,400         1989
178       Sorrento Valley Self Storage                        92121       Self-Storage                77,475         1997
179       Westminster Garden                                  13850       Multifamily                    144         1971
180       Hillside Courtyard                                  86336       Retail                      26,316         1990
181       Village Fair Shopping Center                        48091       Retail                      48,057         1997
182       Just For Feet                                       80920       Retail                      16,500         1997
183       Airway Trade Center                                 92173       Industrial                 121,056         1989
184       989-1001 Watertown Street                           02165       Office                      33,521         1940
185       Kimberly Place                                      53188       Multifamily                     82         1988
186       Casa Del Sol Apartment                              93710       Multifamily                    100         1996
187       Lake Geneva Apts.                                   53147       Multifamily                     96         1990
188       Austin Commons Industrial Building                  60714       Industrial                  80,247         1985
189       Fairway Executive Center                            33441       Office                      33,010         1984
190       National City Self Storage Facility                 91950       Self-Storage                72,019         1989
191       Kawaihae Harbor Shopping Center                     96743       Retail                      15,535         1986
192       Greenbriar Business Park                            28208       Industrial                  61,000         1986
193       St. Vrain Village MHP                               80501       Manufactured Housing           136         1967
194       2000 E. Irvington Road                              85714       Retail                      42,757         1985
195       Safe Space Self Storage                             48864       Self-Storage                75,477         1979
196       Arbor Oaks MHC                                      33541       Manufactured Housing           157         1991
198       Windsor Estates                                     49009       Congregate Care                 51         1989
199       A-American Self Storage Facility-Palmdale           93550       Self-Storage                81,300         1988
200       Maple Tree Plaza                                    83706       Retail                      20,379         1985

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.               PROPERTY NAME                                 ADDRESS                                             CITY
-----------------------------------------------------------------------------------------------------------------------------------

201       17th & State Shops                          1701 West State Street                                   Boise
202       Oxford Corners                              Southeast Corner of Roosevelt Road and Main Street       Lombard
203       Riverwood                                   3328-3469 S 113th St                                     West Allis
204       3500 W. Segerstrom                          3500 W. Segerstrom Avenue                                Santa Ana
205       Oakwood MHP                                 9002 Sheridan Road                                       Kenosha
206       Calexico Mobile Home Park                   101 Vernardo Drive                                       Calexico
207       American Harbor Self Storage                7227 South R.L. Thorton Fwy.                             Dallas
208       Bennett Avenue Apartments                   56-64 Bennett Avenue                                     New York
209       Friendly Village MHC                        2201 Miller Road                                         Arlington
210       Strawberry Hills Apartments                 154 Richardson Drive                                     Vallejo
211       Worthington Business Center                 530 Lakeview Plaza Boulevard                             Worthington
212       Rancho Del Rio MHP                          204 West Calle Primera                                   San Ysidro
213       A-1 Self Storage - El Cajon, CA             1370 North Magnolia Ave.                                 El Cajon
214       28308 Industry Drive                        28308 Industry Drive                                     Valencia
215       Belmont Self Storage II                     1509 Industrial Way                                      Belmont
217       Sunland Manor                               1050 South Stapley Drive                                 Mesa
218       Storage Solutions                           543 W. Elliot Road                                       Tempe
219       Craycroft Gardens                           5402 East 30th Street                                    Tucson
220       Fleming Creek Circle Apartments             5-82 Fleming Creek Circle                                Greece
221       Tyler Mall Mini Storage                     10090 Indiana Avenue                                     Riverside
222       Alyson Manor Mobile Estates                 2021 Stevens Drive                                       Richland
223       Ogden Days Inn                              3306 Washington Boulevard                                Ogden
225       99 Brainard Road                            99 Brainard Road                                         Boston
226       Securgard Self Storage                      391 E. Round Grove Road                                  Lewisville
227       Shattuck Avenue Self Storage Facility       2721 Shattuck Avenue                                     Berkeley
228       Meadowbrook Village                         1240 W. Hummingbird                                      West Valley City
229       11959 Canyon Road                           11959 SW Canyon Rd                                       Beaverton
230       Walgreens - Monterey                        NWC of Fremont Blvd. & Canyon del Rey                    Seaside
231       Southshore Point                            3540-3597 E. Norwich Court                               St. Francis
232       Petcare Superstore                          1855 South Randall Road                                  Geneva
233       Memorial Crossing                           101st & Memorial; 71st St. & Garnett                     Tulsa
234       Bethany Square                              6001-6049 North 43rd Avenue                              Phoenix
235       Royal Highlander                            826 W. Inverness Drive                                   Peoria
236       932 N. Rush                                 932 North Rush Street                                    Chicago
237       Fineberg Lancaster Apartments               33-39 Lancaster Terrace                                  Brookline
238       Fineberg Beacon Apartments                  1589-95 Beacon Street                                    Brookline
239       Centennial Estates                          9885 Mills Station Road                                  Sacramento
240       Armored Self Storage Facility               8355 E. McDonald Drive                                   Scottsdale
241       Extra Space Self Storage Facility           3901 West Sunrise Boulevard                              Lauderhill


-------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                        PROPERTY                                YEAR BUILT/
NO.               PROPERTY NAME                     STATE     ZIPCODE         TYPE                 UNITS/NSF         RENOVATED
-------------------------------------------------------------------------------------------------------------------------------

201       17th & State Shops                          ID       83702       Retail                     11,440            1986
202       Oxford Corners                              IL       60148       Retail                     23,000            1989
203       Riverwood                                   WI       53227       Multifamily                    64            1989
204       3500 W. Segerstrom                          CA       92704       Industrial                 83,053            1992
205       Oakwood MHP                                 WI       53143       Manufactured Housing          215            1975
206       Calexico Mobile Home Park                   CA       92231       Manufactured Housing          148            1960
207       American Harbor Self Storage                TX       75232       Self-Storage               62,850            1986
208       Bennett Avenue Apartments                   NY       10033       Multifamily                    75            1990
209       Friendly Village MHC                        TX       76006       Manufactured Housing          251            1970
210       Strawberry Hills Apartments                 CA       94589       Multifamily                    64            1982
211       Worthington Business Center                 OH       43085       Industrial                 68,000            1986
212       Rancho Del Rio MHP                          CA       92173       Manufactured Housing          130            1986
213       A-1 Self Storage - El Cajon, CA             CA       92020       Self-Storage               77,710            1989
214       28308 Industry Drive                        CA       91355       Industrial                 54,060            1997
215       Belmont Self Storage II                     CA       94002       Self-Storage               38,325            1997
217       Sunland Manor                               AZ       85204       Multifamily                    71            1979
218       Storage Solutions                           AZ       85284       Self-Storage               67,796            1995
219       Craycroft Gardens                           AZ       85711       Multifamily                   101            1963
220       Fleming Creek Circle Apartments             NY       14616       Multifamily                   100            1966
221       Tyler Mall Mini Storage                     CA       92503       Self-Storage               92,171            1990
222       Alyson Manor Mobile Estates                 WA       98506       Manufactured Housing          126            1972
223       Ogden Days Inn                              UT       84401       Hospitality                   109            1992
225       99 Brainard Road                            MA       02139       Multifamily                    59            1994
226       Securgard Self Storage                      TX       75067       Self-Storage               46,980            1995
227       Shattuck Avenue Self Storage Facility       CA       94705       Self-Storage               27,415            1989
228       Meadowbrook Village                         UT       84123       Manufactured Housing          303            1973
229       11959 Canyon Road                           OR       97005       Retail                     28,307            1996
230       Walgreens - Monterey                        CA       93955       Retail                     13,905            1997
231       Southshore Point                            WI       53235       Multifamily                    48            1993
232       Petcare Superstore                          IL       60134       Retail                     14,819            1997
233       Memorial Crossing                           OK       74133       Retail                     26,000            1996
234       Bethany Square                              AZ       85019       Retail                     95,048       1973/1978/1986
235       Royal Highlander                            IL       61615       Manufactured Housing          279            1972
236       932 N. Rush                                 IL       60611       Retail                      6,838            1994
237       Fineberg Lancaster Apartments               MA       02146       Multifamily                    43            1994
238       Fineberg Beacon Apartments                  MA       02146       Multifamily                    37            1930
239       Centennial Estates                          CA       95827       Manufactured Housing          183            1983
240       Armored Self Storage Facility               AZ       85250       Self-Storage               42,233            1988
241       Extra Space Self Storage Facility           FL       33311       Self-Storage               93,690            1985

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.               PROPERTY NAME                            ADDRESS                          CITY             STATE     ZIPCODE
-------------------------------------------------------------------------------------------------------------------------------

242       Portgage Green MHP                       20227 80th Avenue NE                Arlington               WA       98223
243       A-American El Cajon                      1151 Greenfield Drive               El Cajon                CA       92021
244       7 Mt. Hood Road                          7-19 Mt. Hood Road                  Boston                  MA       02139
245       370 Diablo Road                          370 Diablo Road                     Danville                CA       94526
246       Ashe Road Bus. Park                      4300-4600 Ashe Road                 Bakersfield             CA       93313
247       Gilbert Self Storage                     530 N. Gilbert                      Fullerton               CA       92633
248       Lamar Mini Storage                       1650 E. Lamar Road                  Phoenix                 AZ       85016
249       El Dorado Mobile Home Park               6435 Orange Avenue                  Sacramento              CA       95823
250       Boston Market/Kinkos                     10 Fort Eddy Road                   Concord                 NH       03301
251       British Square                           5700 Shattalon Road                 Winston-Salem           NC       27106
252       Valencia Gardens                         190 West Valencia Road              Tucson                  AZ       85713
253       Providence Hill Office Building          10301 Democracy Lane                Fairfax                 VA       22030
254       A-AMERICAN SELF STORAGE-Valencia         26053 Bouquet Canyon Road           Santa Clarita           CA       91350
255       Calhoun Shores Apartments                3101 East Calhoun Parkway           Minneapolis             MN       55408
256       Wyncrossing Apartments                   2235 Plaster Road N.E.              Atlanta                 GA       30324
257       Garcia Apartments                        2150 NW 9th Street                  Miami                   FL       33125
258       Stor-N-Lock #11                          4400 W State St.                    Boise                   ID       83703
259       Sycamore Hill Apartments                 5915-5995 S. Sycamore Street        Littleton               CO       80120
260       3400 W. Segerstrom                       3400 W. Segerstrom Ave.             Santa Ana               CA       92704
261       Larkfield Self Storage                   5241 Old Redwood Highway            Santa Rosa              CA       95403
262       Bellmere Apartments                      816 North Bell                      Denton                  TX       76201
263       Armored Mini Storage - 52nd Street       2845 North 52nd Street              Phoenix                 AZ       85008
264       CVS - Decatur                            2738 North Decatur Road             Atlanta                 GA       30033
265       Southwest Professional Plaza             2122-2224 N. Craycroft Road         Tucson                  AZ       85712
266       Tanglewood                               9800-9860 Pines Boulevard           Pembroke                FL       33024
267       Tracy Portfolio                          25000 Pitkin Road                   Spring                  TX       77386
268       Casa del Rey Apartments                  1320 Potter Drive                   Colorado Springs        CO         0
269       A-American SSF - National City           525 West 20th Street                National City           CA       91950
270       B&R Mini Storage                         615 7th Ave                         Longview                WA       98632
271       3630 West Garry Ave.                     3630 West Garry Ave.                Santa Ana               CA       92704
272       Twin Oaks Manor                          202, 218 & 222 Twin Oaks Rd.        Akron                   OH       44304
273       Etiwanda Self Storage                    13473 Foothill Boulevard            Fontana                 CA       92335
274       Your Extra Attic - Stockbridge           7428 Davdison Circle East           Stockbridge             GA       30281
275       116 Washington Street                    116 Washington Street               Boston                  MA       02135
276       Eugene Camlu Retirement Center           2811 Bailey Lane                    Eugene                  OR       97401
277       Newgate Apartments                       1115 East Pembroke Avenue           Hampton                 VA       23669
278       Roosevelt Apartments                     2450 Overlook Road                  Cleveland Heights       OH       44106
279       Park Place Plaza Shopping Center         5002-5050 North Academy Blvd.       Colorado Springs        CO       80918
280       Quinsigamond Plaza                       87-97 Boston Turnpike               Shrewsbury              MA       01545


--------------------------------------------------------------------------------------------------------
LOAN                                                        PROPERTY                         YEAR BUILT/
NO.               PROPERTY NAME                               TYPE               UNITS/NSF   RENOVATED
--------------------------------------------------------------------------------------------------------

242       Portgage Green MHP                            Manufactured Housing           79       1992
243       A-American El Cajon                           Self-Storage               65,174       1989
244       7 Mt. Hood Road                               Multifamily                    25       1994
245       370 Diablo Road                               Office                     14,521       1987
246       Ashe Road Bus. Park                           Industrial                 72,951       1986
247       Gilbert Self Storage                          Self-Storage               73,304       1986
248       Lamar Mini Storage                            Self-Storage               38,142       1982
249       El Dorado Mobile Home Park                    Manufactured Housing          128       1961
250       Boston Market/Kinkos                          Retail                      9,500       1996
251       British Square                                Multifamily                    93       1986
252       Valencia Gardens                              Multifamily                   160       1984
253       Providence Hill Office Building               Office                     46,519       1985
254       A-AMERICAN SELF STORAGE-Valencia              Self-Storage               41,590       1995
255       Calhoun Shores Apartments                     Multifamily                    42       1964
256       Wyncrossing Apartments                        Multifamily                    63       1970
257       Garcia Apartments                             Multifamily                    65       1973
258       Stor-N-Lock #11                               Self-Storage               67,920       1995
259       Sycamore Hill Apartments                      Multifamily                    50       1996
260       3400 W. Segerstrom                            Industrial                 53,754       1990
261       Larkfield Self Storage                        Self-Storage               73,365       1988
262       Bellmere Apartments                           Multifamily                    60       1997
263       Armored Mini Storage - 52nd Street            Self-Storage               44,077       1987
264       CVS - Decatur                                 Retail                     13,325       1997
265       Southwest Professional Plaza                  Office                     40,563       1972
266       Tanglewood                                    Office                     17,745       1986
267       Tracy Portfolio                               Office                     53,314       1994
268       Casa del Rey Apartments                       Multifamily                    83       1971
269       A-American SSF - National City                Self-Storage               48,207       1996
270       B&R Mini Storage                              Self-Storage               75,760       1994
271       3630 West Garry Ave.                          Industrial                 40,495       1974
272       Twin Oaks Manor                               Multifamily                    78       1929
273       Etiwanda Self Storage                         Self-Storage               74,455       1987
274       Your Extra Attic - Stockbridge                Self-Storage               48,245       1990
275       116 Washington Street                         Multifamily                    40       1994
276       Eugene Camlu Retirement Center                Congregate Care                63       1972
277       Newgate Apartments                            Multifamily                   100       1997
278       Roosevelt Apartments                          Multifamily                    40       1995
279       Park Place Plaza Shopping Center              Retail                     35,473       1978
280       Quinsigamond Plaza                            Retail                     30,980       1994

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.                 PROPERTY NAME                                ADDRESS                                      CITY           STATE
-----------------------------------------------------------------------------------------------------------------------------------

281       Hav-A-Storage Self Storage Facility           1600 Industrial Blvd.                          Lake Havasu City        AZ
282       Brackett Air Business Park                    1915-1945 McKinley Avenue                      La Verne                CA
283       Van Buren Self Storage                        3167 Van Buren Blvd.                           Riverside               CA
284       5 Walbridge Street                            5 Walbridge Street                             Boston                  MA
285       EZ Storage Center Self Storage Facility       8000 Highway 395 North                         Reno                    NV
286       Bethel Self Storage                           41 Durant Avenue                               Bethel                  CT
287       Handi Self Storage                            160 W. Tiverton Way                            Lexington               KY
288       Green Valley Storage (Windmill)               2525 Windmill Pkwy                             Henderson               NV
289       Woodgate Mobile Home Village                  2331 Frick Road                                Houston                 TX
290       Aire Libre Apartments                         16437 N. 31st Street                           Phoenix                 AZ
291       Shattalon Terrace Apartments                  5470-5472 Shattalon Road                       Winston-Salem           NC
292       Brookhaven MHC                                895 S.W. Meadowcreek Way                       Beaverton               OR
294       Heritage/Gibson Mobile Home Village           8810 Pocahontas Trail and 925 Adams Road       Williamsburg            VA
295       River Point Condos                            9823 Summerwood Circle                         Dallas                  TX
296       Villa Vallejo                                 1850 East Maryland Avenue                      Phoenix                 AZ
297       CVS - Austell                                 1172 Milford Church Road                       Atlanta                 GA
298       Crown Ridge Apartments                        Longbow Lane & Excalibur Place                 Columbus                OH
299       1334 Commonwealth Avenue                      1334 Commonwealth Avenue                       Boston                  MA
300       Mini U Novi                                   39670 Grand River                              Novi                    MI
301       Stor-N-Lock #10                               6950 South 2300 East                           Salt Lake City          UT
302       2nd Garage Self Storage                       13443 Rosecrans Avenue                         Santa Fe Springs        CA
303       Virginia Court Apartments                     362-372 Bath Avenue                            Long Branch             NJ
304       Oakview Manor Apartments                      4720 Byrd Avenue                               Racine                  WI
305       Timberline Forest Apartments                  1503 & 1431 Sherwood Forest                    Houston                 TX
306       The Village Plaza                             20725 Valley Green Drive                       San Jose                CA
307       9 Egremont Road                               9-15 Egremont Road                             Boston                  MA
308       Affordable Self Storage                       204 Bay Creek Road                             Loganville              GA
309       6630 Baltimore National Pike                  6630 Baltimore National Pike                   Catonsville             MD
310       4 Vinal Street                                4-8 Vinal Street                               Boston                  MA
311       Whiskey Bottom Business Center                9855-9865 U.S. Route 1                         Laurel                  MD
312       Royal Estates MHP                             1992 South Schuyler Avenue                     Kankakee                IL
313       Pep Boys - Streamwood                         160 North Barrington Road                      Streamwood              IL
314       Orange Avenue Industrial Park                 1109 W. Orange Avenue                          Tallahassee             FL
315       Men's Warehouse                               8095 Giacosa Place                             Memphis                 TN
316       Pier 1 - Saginaw                              2508 Tittabawasee Road                         Saginaw                 MI
317       Boulevard Apartments                          2374 Euclid Heights Boulevard                  Cleveland Heights       OH
318       Stor-N-Lock #8                                8620 South 300 West                            Sandy                   UT
319       Park Plaza Retail Center                      35 W. Baseline                                 Tempe                   AZ
320       Claremont Self Storage                        525 West Arrow Highway                         Claremont               CA


-------------------------------------------------------------------------------------------------------------------------
LOAN                                                                       PROPERTY                           YEAR BUILT/
NO.                 PROPERTY NAME                           ZIPCODE          TYPE                 UNITS/NSF   RENOVATED
-------------------------------------------------------------------------------------------------------------------------

281       Hav-A-Storage Self Storage Facility                86403       Self-Storage               168,618       1976
282       Brackett Air Business Park                         91750       Industrial                  43,665       1989
283       Van Buren Self Storage                             92503       Self-Storage                56,519       1984
284       5 Walbridge Street                                 02139       Multifamily                     43       1970
285       EZ Storage Center Self Storage Facility            89506       Self-Storage                79,240       1997
286       Bethel Self Storage                                06801       Self-Storage                48,550       1987
287       Handi Self Storage                                 40503       Self-Storage                53,650       1986
288       Green Valley Storage (Windmill)                    89014       Self-Storage                74,686       1994
289       Woodgate Mobile Home Village                       77038       Manufactured Housing           141       1986
290       Aire Libre Apartments                              85032       Multifamily                     80       1985
291       Shattalon Terrace Apartments                       27106       Multifamily                     80       1984
292       Brookhaven MHC                                     97006       Manufactured Housing            55       1995
294       Heritage/Gibson Mobile Home Village                23185       Manufactured Housing           122       1967
295       River Point Condos                                 75243       Multifamily                     34       1985
296       Villa Vallejo                                      85016       Multifamily                     71       1970
297       CVS - Austell                                      30060       Retail                      10,125       1997
298       Crown Ridge Apartments                             43235       Multifamily                     40       1981
299       1334 Commonwealth Avenue                           02134       Multifamily                     36       1994
300       Mini U Novi                                        48375       Self-Storage                59,210       1996
301       Stor-N-Lock #10                                    84121       Self-Storage                61,375       1993
302       2nd Garage Self Storage                            90670       Self-Storage                48,224       1997
303       Virginia Court Apartments                          07740       Multifamily                     52       1963
304       Oakview Manor Apartments                           53207       Multifamily                     79       1977
305       Timberline Forest Apartments                       77043       Multifamily                     66       1992
306       The Village Plaza                                  95014       Retail                      19,511       1980
307       9 Egremont Road                                    02139       Multifamily                     26       1994
308       Affordable Self Storage                            30249       Self-Storage                53,700       1995
309       6630 Baltimore National Pike                       21228       Office                      28,059       1985
310       4 Vinal Street                                     02135       Multifamily                     30       1920
311       Whiskey Bottom Business Center                     20723       Industrial                  33,600       1984
312       Royal Estates MHP                                  60901       Manufactured Housing           170       1957
313       Pep Boys - Streamwood                              60107       Retail                      22,399       1996
314       Orange Avenue Industrial Park                      32314       Self-Storage                63,540       1974
315       Men's Warehouse                                    38133       Retail                       6,000       1997
316       Pier 1 - Saginaw                                   48604       Retail                       9,969       1991
317       Boulevard Apartments                               44106       Multifamily                     30       1993
318       Stor-N-Lock #8                                     84070       Self-Storage                67,275       1994
319       Park Plaza Retail Center                           85283       Retail                      27,945       1992
320       Claremont Self Storage                             91711       Self-Storage                38,807       1978

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.               PROPERTY NAME                               ADDRESS                           CITY            STATE    ZIPCODE
--------------------------------------------------------------------------------------------------------------------------------

321       Shamrock MHC                              6418 Old Redwood Highway                Windsor              CA       95403
322       Security Self Storage Facility            219 Walnut Street                       Napa                 CA       94559
323       Lock It Up Self Storage Facility          895 Wall Avenue                         Ogden                UT       84404
324       CVS - Bethsaida                           7055 Old National Highway               Atlanta              GA       30296
325       Summer Wind                               4801 South Main                         Mesilla Park         NM       88047
326       Victoria Square Apartments                2406 East Mockingbird Land              Victoria             TX       77904
327       Foxfire Apartments                        2421 N. Bell Avenue                     Denton               TX       76201
328       Glen Arbor Apartments                     2250 West Glendale Avenue               Phoenix              AZ       85021
329       Pier 1- Lewisville                        2430 South Stemmons Freeway             Lewisville           TX       75057
330       Bozeman K-Mart/Applebees                  1126 North 7th Avenue                   Bozeman              MT       59715
331       Emerald Lakes Mobile Home Park            200 Jeremy Drive                        Davenport            FL       33837
332       Your Extra Attic - Duluth                 3280 Peachtree Industrial Blvd.         Duluth               GA       30136
333       Pier 1 - Canton                           4643 Everhard Road, NW                  Canton               OH       44718
334       DeSoto Estates MHP                        1000 Hummingbird                        De Soto              TX       75115
335       McWhorters - Cupertino                    10105 South De Anza Boulevard           Cupertino            CA       95014
336       Hide-Away-Hills MHP                       2441 West County Road 250 South         Wayne                IN       46580
337       AAA Interstate SSF                        43707 N. Sierra Highway                 Lancaster            CA       93534
338       Your Extra Attic - Winters Chapel         4268 Winters Chapel Rd.                 Doraville            GA       30360
339       ABC Mini Storage                          11520 Richcroft Avenue                  Baton Rouge          LA       70814
340       Pep Boys- Gardena                         1116 West Redondo Beach Boulevard       Gardena              CA       90247
341       Eastwood MHP                              315 Hillridge Drive                     Conroe               TX       77385
342       Bama Self Storage                         213 Skyland Boulevard                   Tuscaloosa           AL       35405
343       Thomas Apartments                         334 West 200 North                      Provo                UT       84606
345       Missouri Self Storage Facility            2727 West Missouri Avenue               Phoenix              AZ       85017
346       A-American Self Storage-Bent Avenue       165 South Bent Avenue                   San Marcos           CA       92069
347       The Pine Garden Apartments                206 West Southern Avenue                Mesa                 AZ       85210
348       Stor-N-Lock #7                            4930 South Redwood Road                 Taylorsville         UT       84123
349       Green Valley Self Storage                 19 Commerce Ctr. Dr.                    Henderson            NV       89014
350       130 Englewood Street                      130-134 Englewood Street                Boston               MA       02134
351       Radio Shack - Blockbuster Center          6643 South Pulaski Road                 Chicago              IL       60629
352       1375 Commonwealth Avenue                  1375/1377 Commonwealth Ave.             Boston               MA       02134
353       Stor-N-Lock #9                            1060 North Beck Street                  Salt Lake City       UT       84103
354       Mid Cajon Apartments                      2876-2878 El Cajon Boulevard            San Diego            CA       92104
355       Payless Shoe Source                       3590 W. Dublin Granville Rd.            Columbus             OH       43235
356       Panama City Mobile Home Estates           700 Transmitter Road                    Springfield          FL       32401
357       Your Extra Attic - Norcross               3120 Medlock Bridge Rd, #K              Norcross             GA       30071
358       Terrace View Center                       4111-4115 Home Avenue                   San Diego            CA       92105
359       Village Corner                            NWC Cooper Road & Montgomery Road       Montgomery           OH       45242
360       1381 Commonwealth Avenue                  1381 Commonwealth Ave.                  Boston               MA       02134


------------------------------------------------------------------------------------------------------------
LOAN                                                          PROPERTY                           YEAR BUILT/
NO.               PROPERTY NAME                                 TYPE                UNITS/NSF    RENOVATED
------------------------------------------------------------------------------------------------------------

321       Shamrock MHC                                    Manufactured Housing           127       1972
322       Security Self Storage Facility                  Self-Storage                37,550       1984
323       Lock It Up Self Storage Facility                Self-Storage                55,360       1994
324       CVS - Bethsaida                                 Retail                      10,125       1997
325       Summer Wind                                     Manufactured Housing           166       1978
326       Victoria Square Apartments                      Multifamily                     80       1975
327       Foxfire Apartments                              Multifamily                     54       1981
328       Glen Arbor Apartments                           Multifamily                     78       1973
329       Pier 1- Lewisville                              Retail                       9,625       1990
330       Bozeman K-Mart/Applebees                        Retail                     103,807       1990
331       Emerald Lakes Mobile Home Park                  Manufactured Housing           108       1988
332       Your Extra Attic - Duluth                       Self-Storage                38,850       1986
333       Pier 1 - Canton                                 Retail                       9,986       1990
334       DeSoto Estates MHP                              Manufactured Housing           141       1985
335       McWhorters - Cupertino                          Retail                      11,000       1995
336       Hide-Away-Hills MHP                             Manufactured Housing           155       1975
337       AAA Interstate SSF                              Self-Storage                71,170       1991
338       Your Extra Attic - Winters Chapel               Self-Storage                37,875       1987
339       ABC Mini Storage                                Self-Storage                56,775       1993
340       Pep Boys- Gardena                               Retail                       9,498       1996
341       Eastwood MHP                                    Manufactured Housing           102       1984
342       Bama Self Storage                               Self-Storage                39,650       1992
343       Thomas Apartments                               Multifamily                     42       1976
345       Missouri Self Storage Facility                  Self-Storage                38,928       1975
346       A-American Self Storage-Bent Avenue             Self-Storage                41,296       1983
347       The Pine Garden Apartments                      Multifamily                     55       1969
348       Stor-N-Lock #7                                  Self-Storage                62,520       1993
349       Green Valley Self Storage                       Self-Storage                96,564       1993
350       130 Englewood Street                            Multifamily                     12       1920
351       Radio Shack - Blockbuster Center                Retail                       6,978       1996
352       1375 Commonwealth Avenue                        Multifamily                     25       1920
353       Stor-N-Lock #9                                  Self-Storage                45,255       1986
354       Mid Cajon Apartments                            Multifamily                     25       1992
355       Payless Shoe Source                             Retail                       3,200       1995
356       Panama City Mobile Home Estates                 Manufactured Housing           111       1970
357       Your Extra Attic - Norcross                     Self-Storage                22,361       1992
358       Terrace View Center                             Retail                      15,850       1992
359       Village Corner                                  Retail                      15,910       1987
360       1381 Commonwealth Avenue                        Multifamily                     13       1920

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
LOAN
NO.             PROPERTY NAME                             ADDRESS                                                       CITY
------------------------------------------------------------------------------------------------------------------------------------

361       Pinegrove Place                        3707 North Pine Grove                                               Chicago

ADDITIONAL  PROPERTY INFORMATION FOR THE MULTIPLE PROPERTY MORTGAGE LOANS:

4         Skold Self Storage Portfolio
          Alderwood SSF                          16902 28th Avenue West                                              Lynnwood
          Auburn-Kent SSF                        1721 S. Central                                                     Kent
          Eagle SSF                              6432 233rd Place SE                                                 Woodinville
          Mill Creek SSF                         18205 Bothell Everett Highway                                       Bothell
          Puyallup South Hill SSF                9109 109th Street East                                              Puyallup
          Silver Lake SSF                        10208 19th Avenue SE                                                Everett

15        Fleming Portfolio
          725 West Baseline Road                 725 West Baseline Road                                              Tempe
          1450 North Dysart Road                 1450 North Dysart Road                                              Avondale
          1645 West Valencia Road                1645 West Valencia Road                                             Tucson
          1988 North Alma School Road            1988 North Alma School Road                                         Chandler
          5246 East Brown Road                   5246 East Brown Road                                                Mesa
          9460 East Golf Links Road              9460 East Golf Links Road                                           Tucson

23        College Station Apartments
          Brazos House Apartments                2401 Welch Avenue                                                   College Station
          Yellow House Apartments                1809D Yellow House Street                                           College Station
          Navarro Fourplexes                     700-814 Navarro Drive                                               College Station
          Longmire House Apartments              2300, 2302, 2304, 2306, 2308, 2310, 2312 Longmire Street            College Station
          Hawk Tree Duplexes                     1433-1435, 1437-1439, 1441-1443, 1501-1503, 1505-1507,              College Station
                                                 1509-1511, 1513-1515, 1517-1519, 1521-23-23A Hawk Tree Drive
          Wilde Oak Properties                   1812, 1814, 1831, 1833, 1824 Wilde Oak Circle                       Bryan
          Briar Oaks Properties                  1810-1826, 1900-1916, 1901, 1918, 1835, 1837 Briar Oaks Drive       College Station
          Pecan Ridge Duplexes                   3600-3615 Mahan; 3601, 3602-3612, 3605-3615 Comanche;               College Station
                                                 3600-3612, 3609-3613 Western
          Prairie Flower Fourplexes              2901, 2903, 2905, 2907, 2909 Prairie Flower Street                  Bryan

44        Holiday Inn and Ramada Inn
          Holiday Inn - Hermitage                3200 South Hermitage Road                                           Hermitage
          Ramada Inn - Mattoon                   300 Broadway Avenue East                                            Mattoon


----------------------------------------------------------------------------------------------------------------------
LOAN                                                                          PROPERTY                     YEAR BUILT/
NO.             PROPERTY NAME                         STATE     ZIPCODE         TYPE           UNITS/NSF    RENOVATED
----------------------------------------------------------------------------------------------------------------------

361       Pinegrove Place                               IL       60613       Multifamily            14         1990

ADDITIONAL  PROPERTY INFORMATION FOR THE MULTIPLE PROPERTY MORTGAGE LOANS:

4         Skold Self Storage Portfolio
          Alderwood SSF                                 WA       98012       Self Storage       80,397         1996
          Auburn-Kent SSF                               WA       98032       Self Storage       60,600         1987
          Eagle SSF                                     WA       98072       Self Storage       67,275         1989
          Mill Creek SSF                                WA       98012       Self Storage       58,595         1986
          Puyallup South Hill SSF                       WA       98373       Self Storage       39,600         1985
          Silver Lake SSF                               WA       98208       Self Storage       27,575         1986

15        Fleming Portfolio
          725 West Baseline Road                        AZ       85283       Retail             46,442         1986
          1450 North Dysart Road                        AZ       85323       Retail             43,000         1987
          1645 West Valencia Road                       AZ       85746       Retail             41,268         1988
          1988 North Alma School Road                   AZ       85224       Retail             40,963         1985
          5246 East Brown Road                          AZ       85205       Retail             42,684         1987
          9460 East Golf Links Road                     AZ       85730       Retail             41,800         1988

23        College Station Apartments
          Brazos House Apartments                       TX       77845       Multifamily           134         1983
          Yellow House Apartments                       TX       77845       Multifamily           112         1983
          Navarro Fourplexes                            TX       77845       Multifamily            28         1983
          Longmire House Apartments                     TX       77845       Multifamily            82         1983
          Hawk Tree Duplexes                            TX       77845       Multifamily            21         1983

          Wilde Oak Properties                          TX       77845       Multifamily            52         1983
          Briar Oaks Properties                         TX       77845       Multifamily            29         1983
          Pecan Ridge Duplexes                          TX       77845       Multifamily            76         1983

          Prairie Flower Fourplexes                     TX       77845       Multifamily            20         1983

44        Holiday Inn and Ramada Inn
          Holiday Inn - Hermitage                       PA       16159       Hospitality           180         1971
          Ramada Inn - Mattoon                          IL       61938       Hospitality           124         1975

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

---------------------------------------------------------------------------------------------------------------------------
LOAN
NO.                 PROPERTY NAME                            ADDRESS                         CITY         STATE     ZIPCODE
---------------------------------------------------------------------------------------------------------------------------

 55      Lake Forest Office
         Lake Forest Office                      22481 Aspan Street                      Lake Forest       CA        92630
         Lake Forest Office                      22471 Aspan Street                      Lake Forest       CA        92630
         Lake Forest Office                      23101 Lake Center Drive                 Lake Forest       CA        92630
         Lake Forest Office                      23161 Lake Center Drive                 Lake Forest       CA        92630


 96      Triton Valley Estates Portfolio
         Triton Valley Estates- East Aurora      Hemstreet and Porterville Roads         Marilla           NY        14052
         Triton Valley Estates - Angola MHC      8157 Erie Road                          Angola            NY        14006
         Triton Valley Estates - Arcade MHC      6070 Michigan Road                      Arcade            NY        14009


129      Leender's Portfolio
         Victoria Estates MHC                    530 SE 197th Avenue                     Gresham           OR        97233
         Tower Estates                           29th and Country Club Avenue            Troutdale         OR        97060
         Mariah Park                             N. 4th Avenue and Davis Street          Cornelius         OR        97113


144      Everett Portfolio
         Everett Mall Industrial                 10011 3rd Avenue SE                     Everett           WA        98208
         Everett Mall Mini Storage               10011 3rd Avenue                        Everett           WA        98208


173      Lake Haven/Tall Pines
         Tall Pines                              960 Flyer & Deval Road                  Sullivan          NY        13082
         Lake Haven                              11003-39 Grays Corner Road              Berlin            MD        21811


225      99 Brainard Road
         99 Brainard Road                        99 Brainard Road                        Boston            MA        02139
         109 Brainard Road                       109 Brainard Road                       Boston            MA        02139
         25 Walbridge                            25 Walbridge Street                     Boston            MA        02139

233      Memorial Crossing
         Memorial Crossing                       101st Street & South Memorial Drive     Tulsa             OK        74133
         Memorial Crossing                       71st Street & South Garnett Road        Tulsa             OK        74133


--------------------------------------------------------------------------------------------------------
LOAN                                                        PROPERTY                         YEAR BUILT/
NO.                 PROPERTY NAME                             TYPE              UNITS/NSF    RENOVATED
--------------------------------------------------------------------------------------------------------

 55      Lake Forest Office
         Lake Forest Office                            Office                   19,800         1980
         Lake Forest Office                            Office                   29,090         1980
         Lake Forest Office                            Office                   47,942         1985
         Lake Forest Office                            Office                   27,439         1985


 96      Triton Valley Estates Portfolio
         Triton Valley Estates- East Aurora            Manufactured Housing         81         1972
         Triton Valley Estates - Angola MHC            Manufactured Housing         70         1972
         Triton Valley Estates - Arcade MHC            Manufactured Housing         51         1983


129      Leender's Portfolio
         Victoria Estates MHC                          Manufactured Housing         14         1996
         Tower Estates                                 Manufactured Housing         76         1996
         Mariah Park                                   Manufactured Housing         36         1996


144      Everett Portfolio
         Everett Mall Industrial                       Self Storage             16,800         1990
         Everett Mall Mini Storage                     Self Storage             80,930         1990


173      Lake Haven/Tall Pines
         Tall Pines                                    Manufactured Housing        111         1992
         Lake Haven                                    Manufactured Housing        119         1970


225      99 Brainard Road
         99 Brainard Road                              Multifamily                  21         1994
         109 Brainard Road                             Multifamily                  20         1994
         25 Walbridge                                  Multifamily                  18         1994

233      Memorial Crossing
         Memorial Crossing                             Retail                   20,000         1996
         Memorial Crossing                             Retail                    6,000         1996

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

LOAN                                                                                            PROPERTY                YEAR BUILT/
NO.    PROPERTY NAME                    ADDRESS                   CITY      STATE    ZIP CODE     TYPE       UNITS/NSF   RENOVATED
----   -------------                    -------                   ----      -----    --------   --------     ---------  -----------
267    Tracy Portfolio
       Montgomery County Self Storage   25350 Budde Road          Spring      TX       77380    Self Storage   24,792        1985
       Rayford Professional Bldg.       25000 Pitkin Road         Spring      TX       77386    Office         28,522        1994

284    5 Walbridge Street
       1350 Commonwealth Avenue         1350 Commonwealth Avenue  Boston      MA       02139    Multifamily        20        1994
       5 Walbridge Street               5 Walbridge Street        Boston      MA       02139    Multifamily        23        1994

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
   LOAN                                                     UNDERWRITABLE        MONTHLY                PROPERTY          VALUATION
   NO.     PROPERTY NAME                                      CASH FLOW          PAYMENT    DSCR (4)      VALUE              DATE
------------------------------------------------------------------------------------------------------------------------------------

    1      Pacific Coast Plaza Shopping Center                $3,762,740       $240,534      1.30       $44,080,000         10/1/97
    2      Norwood Gardens                                    $2,274,259       $146,741      1.29       $28,900,000        11/11/97
    3      Rookwood Pavilion                                  $2,407,935       $163,248      1.23       $30,000,000         7/3/97
    4      Skold Self Storage Portfolio                       $2,112,088       $101,894      1.78       $21,695,000        12/15/97
    5      Affordable Self Storage                              $192,655         $6,471      1.78        $1,985,000        12/15/97
    6      Skold Portfolio - Greenwood Self Storage             $273,958        $12,174      1.78        $3,185,000        12/15/97
    7      Skold Portfolio - Evergreen Mini Storage              $96,283         $4,669      1.78        $1,095,000        12/15/97
    8      351 California Street                              $1,923,040        $99,642      1.55       $20,700,000         4/9/97
    9      201 Sansome Street                                   $722,790        $42,815      1.55        $7,400,000         4/9/97
    10     Boulder Marriott                                   $2,345,568       $135,195      1.45       $26,000,000         11/1/97
    11     Beverly Garland Hotel                              $1,911,566       $112,629      1.41       $21,800,000        10/17/97
    12     Rancho Viejo Apts.                                 $1,723,946       $105,265      1.36       $21,000,000         11/5/97
    13     Lincoln on Memorial Apartments                     $1,577,871       $107,226      1.23       $21,000,000         8/25/97
    14     Davis Square Center                                $1,675,865       $105,949      1.32       $20,900,000         11/1/97
    15     Fleming Portfolio                                  $1,800,100       $115,603      1.30       $18,790,000         6/4/97
    16     Marymount Manor                                      $860,686        $55,473      1.29       $10,375,000        10/15/97
    17     Marymount Tower                                      $627,293        $40,364      1.29        $8,400,000        10/15/97
    18     Park Place Shopping Center                         $1,570,357       $105,237      1.24       $17,000,000         8/22/97
    19     A&P Food Market                                    $1,569,304        $89,725      1.46       $18,600,000        10/29/97
    20     The First National Bank Building                   $1,592,401        $99,610      1.33       $18,160,000         7/1/97
    21     Boylston Apartments                                $1,345,119        $86,188      1.30       $18,400,000        12/16/97
    22     Greenbriar Apartments                              $1,432,824        $85,794      1.39       $16,650,000        10/27/97
    23     College Station Apartments                         $1,518,085        $91,680      1.38       $15,500,000         6/24/97
    24     Kmart Plaza                                        $1,610,758        $86,384      1.55       $18,500,000         6/9/97
    25     Rivershire Apartments                              $1,168,539        $76,746      1.27       $14,450,000         1/12/98
    26     Haggerty Tech Center                               $1,235,450        $85,211      1.21       $14,600,000         7/1/97
    27     Village at Chestnut Hill                           $1,227,547        $75,528      1.35       $14,400,000        11/11/97
    28     Orland Park Exec. Ctr.                               $886,337        $52,156      1.35        $9,600,000        11/21/97
    29     GMAC Building                                        $336,956        $23,333      1.35        $4,400,000        11/21/97
    30     Ridgecrest Terrace Apartments                      $1,145,616        $71,382      1.34       $13,500,000        11/11/97
    31     Fountain Square Shopping Center                    $1,187,189        $79,260      1.25       $14,060,000         5/27/97
    32     1550 Brickell                                        $979,412        $68,698      1.19       $13,125,000        12/10/97
   32a     Lafayette Towers                                   $1,244,695        $71,840      1.44       $13,150,000         12/1/97
    33     Lake Village Apartments                            $1,038,311        $71,075      1.22       $14,000,000         10/3/97
    34     All Aboard Mini Storage Portfolio - Oakland          $592,587        $35,959      1.29        $5,960,000         5/9/97

---------------------------------------------------------------------------------------------------------
   LOAN                                                   CUT-OFF DATE        PERCENT LEASED (15)
   NO.     PROPERTY NAME                                    LTV (4)        LEASED              DATE
---------------------------------------------------------------------------------------------------------
    1      Pacific Coast Plaza Shopping Center              74.7%         100.0%             10/31/97
    2      Norwood Gardens                                  77.0%          95.7%              12/1/97
    3      Rookwood Pavilion                                72.3%         100.0%              9/30/97
    4      Skold Self Storage Portfolio                     67.1%          94.6%             10/31/97
    5      Affordable Self Storage                          67.1%          95.4%              10/1/97
    6      Skold Portfolio - Greenwood Self Storage         67.1%          92.0%              9/30/97
    7      Skold Portfolio - Evergreen Mini Storage         67.1%          67.0%             12/15/97
    8      351 California Street                            64.6%         100.0%              1/1/98
    9      201 Sansome Street                               64.6%         100.0%              1/1/98
    10     Boulder Marriott                                 69.0%          72.6%              9/1/97
    11     Beverly Garland Hotel                            73.2%          84.2%              9/30/97
    12     Rancho Viejo Apts.                               74.5%          93.0%             10/31/97
    13     Lincoln on Memorial Apartments                   73.5%          96.0%              9/1/97
    14     Davis Square Center                              73.1%          98.3%              11/1/97
    15     Fleming Portfolio                                81.2%         100.0%              6/3/97
    16     Marymount Manor                                  75.0%          97.3%              12/3/97
    17     Marymount Tower                                  75.0%          99.0%              12/3/97
    18     Park Place Shopping Center                       79.7%          97.1%              1/21/98
    19     A&P Food Market                                  72.5%         100.0%             10/29/97
    20     The First National Bank Building                 71.4%          75.8%             12/31/97
    21     Boylston Apartments                              70.5%          97.0%              11/1/97
    22     Greenbriar Apartments                            75.4%          99.0%              10/1/97
    23     College Station Apartments                       77.0%          96.0%              9/10/97
    24     Kmart Plaza                                      64.5%          89.0%              9/30/97
    25     Rivershire Apartments                            78.8%          96.9%             12/22/97
    26     Haggerty Tech Center                             77.0%         100.0%              4/1/97
    27     Village at Chestnut Hill                         77.6%          99.0%              12/1/97
    28     Orland Park Exec. Ctr.                           78.4%          99.0%              10/1/97
    29     GMAC Building                                    78.4%         100.0%              10/1/97
    30     Ridgecrest Terrace Apartments                    79.8%          97.0%              12/1/97
    31     Fountain Square Shopping Center                  75.7%          95.6%              9/30/97
    32     1550 Brickell                                    80.7%          97.0%              11/1/97
   32a     Lafayette Towers                                 79.8%          95.0%              12/1/97
    33     Lake Village Apartments                          74.5%          95.6%             11/10/97
    34     All Aboard Mini Storage Portfolio - Oakland      74.6%          9.1%               12/1/97

-------------------------------------------------------------------------------------------------
   LOAN                                                            TENANT INFORMATION (16)
   NO.     PROPERTY NAME                                  LARGEST TENANT                   % NSF
-------------------------------------------------------------------------------------------------
    1      Pacific Coast Plaza Shopping Center            Lucky Market                     25.4%
    2      Norwood Gardens
    3      Rookwood Pavilion                              Stein Mart                       14.7%
    4      Skold Self Storage Portfolio
    5      Affordable Self Storage
    6      Skold Portfolio - Greenwood Self Storage
    7      Skold Portfolio - Evergreen Mini Storage
    8      351 California Street                          The Pacific Bank                 41.5%
    9      201 Sansome Street                             Law offices of G. Furth          53.1%
    10     Boulder Marriott
    11     Beverly Garland Hotel
    12     Rancho Viejo Apts.
    13     Lincoln on Memorial Apartments
    14     Davis Square Center                            Harvard Pilgrim Health           62.2%
    15     Fleming Portfolio                              Fleming                          16.3%
    16     Marymount Manor
    17     Marymount Tower
    18     Park Place Shopping Center                     Lowe's Home Improvement          38.3%
    19     A&P Food Market                                A&P Food Market                 100.0%
    20     The First National Bank Building
    21     Boylston Apartments
    22     Greenbriar Apartments
    23     College Station Apartments
    24     Kmart Plaza                                    K-Mart                           49.7%
    25     Rivershire Apartments
    26     Haggerty Tech Center                           Magna Int'l - Suite 19700        74.3%
    27     Village at Chestnut Hill                       CVS                              15.2%
    28     Orland Park Exec. Ctr.                         Publishers Circulation           22.5%
    29     GMAC Building                                  GMAC                            100.0%
    30     Ridgecrest Terrace Apartments
    31     Fountain Square Shopping Center                Miller's Outpost                 16.6%
    32     1550 Brickell
   32a     Lafayette Towers
    33     Lake Village Apartments
    34     All Aboard Mini Storage Portfolio - Oakland

------------------------------------------------------------------------------------------------------------------------------------
   LOAN                                                     UNDERWRITABLE        MONTHLY                PROPERTY          VALUATION
   NO.     PROPERTY NAME                                      CASH FLOW          PAYMENT    DSCR (4)      VALUE             DATE
------------------------------------------------------------------------------------------------------------------------------------
    35     All Aboard Mini-Storage Portfolio - Ventura         $332,850          $19,892      1.29      $3,500,000        10/16/97
    36     All Aboard Mini Storage Portfolio - Van Nuys        $269,894          $21,422      1.29      $4,040,000         5/21/97
    37     Stor-Mor of Cypress                                 $354,775          $16,587      1.62      $3,400,000        10/17/97
    38     Stor-Mor - Anaheim                                  $344,159          $17,693      1.62      $3,450,000        10/17/97
    39     Stor-Mor - Torrance                                 $730,053          $39,440      1.62      $7,900,000        10/23/97
    40     Cypress Lake Apartments                           $1,030,858          $69,802      1.23     $12,500,000         8/27/97
    41     Boardwalk Square                                  $1,236,762          $75,408      1.37     $13,700,000           nav
    42     Whispering Lakes Apts.                            $1,002,794          $64,573      1.29     $11,500,000         4/1/98
    43     Eagle Ridge Retail Shopping Center                  $991,911          $64,811      1.28     $11,650,000         10/9/97
    44     Holiday Inn and Ramada Inn                        $1,169,412          $70,995      1.37     $11,600,000         9/1/97
    46     The Willows at Appleton Square                      $905,216          $59,100      1.28     $11,150,000         8/5/97
    47     Ashley Park Apartments                              $930,242          $59,299      1.31     $10,250,000         9/4/97
    49     Brumby Apartments                                   $963,577          $57,958      1.39     $10,750,000         8/1/97
    50     Sun Vista RV Resort                                 $948,483          $53,506      1.48     $10,860,000           nav
    51     Sunset Mall                                         $994,803          $54,278      1.53     $10,800,000         8/18/97
    52     Ramada Hotel Valley Ho Resort                     $1,204,037          $57,355      1.75     $11,800,000         3/13/97
    53     Wynhaven Apartments                                 $831,021          $52,904      1.31      $9,400,000         9/22/97
    54     Claridge Court Apartments                         $1,038,533          $60,889      1.42     $11,900,000         9/1/96
    55     Lake Forest Office                                  $861,248          $51,041      1.41     $11,000,000        11/28/97
    56     Acorn Self Storage                                  $453,347          $23,947      1.53      $5,050,000         12/8/97
    57     ACORN III SELF STORAGE                              $447,997          $25,188      1.53      $5,250,000         12/8/97
    58     Central Plaza                                       $736,128          $49,742      1.23      $9,300,000        10/14/97
    59     Bend Villa Court                                    $994,245          $51,465      1.61      $9,500,000        12/11/97
    60     Danbury Retail Center                               $731,176          $57,083      1.07      $7,700,000         9/1/97
    61     Rose Apartments                                     $779,465          $46,747      1.39      $9,250,000         8/22/97
    62     Rose Medical Plaza                                  $699,510          $48,556      1.20     $10,000,000        10/15/97
    63     Phoenix Inn - Phoenix                               $997,015          $53,844      1.54     $10,000,000        10/10/97
    64     Mesa Verde                                          $972,467          $44,026      1.84     $10,400,000         12/4/97
    65     Cedar Ridge Apts.                                   $719,990          $43,803      1.37      $8,300,000        11/19/97
   110     Mira Mesa Self Storage                              $829,902          $34,288      1.71      $5,280,000         4/8/97
   197     Sorrento Mesa SSF                                   $258,357          $18,801      1.71      $4,010,000         4/8/97
    66     Cardinal Crest MHC                                  $146,564           $9,211      1.32      $1,600,000         9/16/97
    67     Harbor Lights Mobile Home Community                 $190,410          $11,097      1.32      $1,900,000         9/16/97
    68     Meadowview Place MHC                                $147,473          $11,430      1.32      $1,600,000         9/16/97
    69     Skyview Terrace Mobile Home Park                    $260,000         $15,167E      1.32      $2,600,000         9/16/97


-----------------------------------------------------------------------------------------------------
   LOAN                                                   CUT-OFF DATE        PERCENT LEASED (15)
   NO.     PROPERTY NAME                                    LTV (4)        LEASED              DATE
-----------------------------------------------------------------------------------------------------
    35     All Aboard Mini-Storage Portfolio - Ventura      74.6%        93.0%                10/1/97
    36     All Aboard Mini Storage Portfolio - Van Nuys     74.6%        63.0%               11/30/97
    37     Stor-Mor of Cypress                              67.5%        94.1%                8/31/97
    38     Stor-Mor - Anaheim                               67.5%        97.9%                8/31/97
    39     Stor-Mor - Torrance                              67.5%        97.0%                8/31/97
    40     Cypress Lake Apartments                          79.7%        97.0%                8/1/97
    41     Boardwalk Square                                 72.6%        92.5%                9/30/97
    42     Whispering Lakes Apts.                           85.0%        93.0%                11/1/97
    43     Eagle Ridge Retail Shopping Center               80.0%       100.0%               10/21/97
    44     Holiday Inn and Ramada Inn                       74.7%        54.5%
    46     The Willows at Appleton Square                   75.2%        96.5%                10/1/97
    47     Ashley Park Apartments                           79.7%        97.7%                9/29/97
    49     Brumby Apartments                                75.0%        97.0%                8/1/97
    50     Sun Vista RV Resort                              71.2%        75.0%               10/16/97
    51     Sunset Mall                                      70.6%        99.8%                1/22/98
    52     Ramada Hotel Valley Ho Resort                    64.2%        93.7%                3/31/97
    53     Wynhaven Apartments                              79.6%        95.6%               10/21/97
    54     Claridge Court Apartments                        61.1%        95.0%                9/1/97
    55     Lake Forest Office                               65.8%        96.0%                12/1/97
    56     Acorn Self Storage                               69.8%        84.0%                9/1/97
    57     ACORN III SELF STORAGE                           69.8%        80.6%                11/1/97
    58     Central Plaza                                    76.2%        95.4%                1/1/98
    59     Bend Villa Court                                 73.5%        99.0%               10/31/97
    60     Danbury Retail Center                            89.7%        94.0%               12/31/97
    61     Rose Apartments                                  74.1%       100.0%                9/1/97
    62     Rose Medical Plaza                               66.7%        91.0%               11/21/97
    63     Phoenix Inn - Phoenix                            64.8%        67.7%
    64     Mesa Verde                                       62.4%        93.6%               10/31/97
    65     Cedar Ridge Apts.                                78.1%        96.0%               10/15/97
   110     Mira Mesa Self Storage                           69.4%        91.0%               12/11/97
   197     Sorrento Mesa SSF                                69.4%        91.0%               10/16/97
    66     Cardinal Crest MHC                               81.9%       100.0%               09/01/97
    67     Harbor Lights Mobile Home Community              81.9%       100.0%               09/01/97
    68     Meadowview Place MHC                             81.9%        99.0%               09/01/97
    69     Skyview Terrace Mobile Home Park                 81.9%       100.0%               09/01/97


-----------------------------------------------------------------------------------------------------
   LOAN                                                                 TENANT INFORMATION (16)
   NO.     PROPERTY NAME                                   LARGEST TENANT                     % NSF
-----------------------------------------------------------------------------------------------------
    35     All Aboard Mini-Storage Portfolio - Ventura
    36     All Aboard Mini Storage Portfolio - Van Nuys
    37     Stor-Mor of Cypress
    38     Stor-Mor - Anaheim
    39     Stor-Mor - Torrance
    40     Cypress Lake Apartments
    41     Boardwalk Square                                 Food-4-Less                        38.8%
    42     Whispering Lakes Apts.
    43     Eagle Ridge Retail Shopping Center               Ross Stores                        24.8%
    44     Holiday Inn and Ramada Inn
    46     The Willows at Appleton Square
    47     Ashley Park Apartments
    49     Brumby Apartments
    50     Sun Vista RV Resort
    51     Sunset Mall                                      Safeway Stores                     42.4%
    52     Ramada Hotel Valley Ho Resort
    53     Wynhaven Apartments
    54     Claridge Court Apartments
    55     Lake Forest Office                               Freedom Communications             15.9%
    56     Acorn Self Storage
    57     ACORN III SELF STORAGE
    58     Central Plaza                                    D - Metropolitan Concession        32.7%
    59     Bend Villa Court
    60     Danbury Retail Center                            Circuit City                       49.1%
    61     Rose Apartments
    62     Rose Medical Plaza
    63     Phoenix Inn - Phoenix
    64     Mesa Verde
    65     Cedar Ridge Apts.
   110     Mira Mesa Self Storage
   197     Sorrento Mesa SSF
    66     Cardinal Crest MHC
    67     Harbor Lights Mobile Home Community
    68     Meadowview Place MHC
    69     Skyview Terrace Mobile Home Park

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
  LOAN                                                UNDERWRITABLE    MONTHLY                   PROPERTY       VALUATION
   NO.     PROPERTY NAME                                CASH FLOW      PAYMENT         DSCR (4)    VALUE           DATE
------------------------------------------------------------------------------------------------------------------------------
 71       Meadow Park Plaza                             $875,714       $44,445          1.64    $ 7,800,000       7/11/97
 72       Lincoln Bank Building                         $710,380       $40,178          1.47    $ 8,750,000       11/20/97
 73       Walnut Ridge Apts                             $608,422       $42,307          1.20    $ 7,910,000       9/17/97
 74       Allsize Commercial Storage                    $909,922       $45,546          1.66    $ 7,100,000       8/4/97
 76       Elmwood Distribution Center                   $642,804       $43,085          1.24    $ 7,600,000       7/29/97
 77       Rt. 18 Mobile Home Comm. Portfolio            $532,139       $38,276          1.16    $ 6,400,000       3/1/98
 78       Berrytree Apartments                          $738,250       $39,250          1.57    $ 8,100,000       12/31/97
 79       Silver Drive Office/Warehouse Buildings       $601,510       $38,429          1.30    $ 7,000,000       11/12/97
 80       Fairfield Place Apartments                    $536,887       $36,835          1.21    $ 6,750,000       9/22/97
 81       Holly Ravine Shopping Center                  $724,390       $37,641          1.60    $ 7,150,000       8/27/97
 82       Reeseville Acres                              $ 66,038       $ 4,809          1.43    $   850,000       9/16/97
 83       Spring Brook Village MHP                      $154,890       $ 8,508          1.43    $ 1,600,000       9/16/97
 84       Bridgeview Gardens MHC                        $428,917       $24,503          1.43    $ 4,500,000       9/16/97
 85       Palm Springs Plaza                            $855,527       $40,256          1.77    $ 7,750,000       5/26/97
 86       Plaza on the Boulevard                        $619,021       $39,169          1.32    $ 7,000,000       5/29/97
 87       Burtons Landing                               $563,376       $34,449          1.36    $ 6,300,000       1/12/98
 88       Comfort Inn - Madison                         $862,162       $39,614          1.81    $ 7,100,000       10/30/97
 89       605 Market Street                             $547,704       $36,531          1.25    $ 6,770,000       10/21/97
 90       Harford Mobile Village                        $916,442       $35,458          2.15    $11,200,000       7/31/97
 91       511 East 80th Street                          $619,172       $34,724          1.49    $ 9,200,000       8/1/97
 93       Lakeside Park Mobile Home Park                $662,883       $33,685          1.64    $ 7,000,000       8/1/97
 94       Hampton Inn - Elgin                           $844,407       $37,433          1.88    $ 6,720,000       12/4/97
 95       AAA Chatsworth Self Storage                   $648,288       $35,768          1.51    $ 7,700,000       9/3/97
 96       Triton Valley Estates Portfolio               $329,988       $17,986          1.51    $ 3,690,000       9/29/97
 97       Triton Valley Estates - Derby                 $250,207       $14,112          1.51    $ 2,800,000       9/29/97
 98       Stoneridge Apts.                              $483,860       $33,020          1.22    $ 5,750,000       8/28/97
 99       29 Dunham Road                                $348,354       $23,859          1.24    $ 3,500,000       4/24/97
100       35 Dunham Road                                $206,059       $13,394          1.24    $ 3,150,000       4/24/97
101       Pacific View Apartments                       $463,229       $30,957          1.25    $ 6,000,000       8/22/97
102       Sonoma Pointe Apartments                      $421,029       $29,762          1.18    $ 6,500,000       10/20/97
103       A-1 Self Storage - Anaheim                    $720,366       $31,586          1.90    $ 6,250,000       10/17/97
104       Holiday Ranch & Happy Landings MHC            $614,374       $35,481          1.44    $ 5,560,000       8/30/96
105       Pompano Palms Apartments                      $758,006       $38,381          1.65    $ 5,700,000       2/5/97
106       Brewery Apartments                            $588,123       $30,773          1.59    $ 6,200,000       1/6/98
107       Arbor Woods Mobile Home Community             $416,164       $30,213          1.15    $ 5,500,000       8/13/97




-----------------------------------------------------------------------------------------------
  LOAN                                              CUT-OFF DATE      PERCENT LEASED (15)
   NO.     PROPERTY NAME                              LTV (4)     LEASED                DATE
-----------------------------------------------------------------------------------------------
 71       Meadow Park Plaza                           76.6%        86.8%               08/06/97
 72       Lincoln Bank Building                       67.6%        98.0%               10/06/97
 73       Walnut Ridge Apts                           74.7%        97.0%               08/01/97
 74       Allsize Commercial Storage                  81.2%        85.6%               12/31/97
 76       Elmwood Distribution Center                 73.8%       100.0%               05/31/97
 77       Rt. 18 Mobile Home Comm. Portfolio          87.5%        99.0%               11/01/97
 78       Berrytree Apartments                        67.8%        98.0%               12/29/97
 79       Silver Drive Office/Warehouse Buildings     78.4%       100.0%               11/20/97
 80       Fairfield Place Apartments                  79.8%        91.0%               11/30/97
 81       Holly Ravine Shopping Center                73.9%        99.3%               08/29/97
 82       Reeseville Acres                            76.0%        86.0%               09/08/97
 83       Spring Brook Village MHP                    76.0%        96.3%               09/08/97
 84       Bridgeview Gardens MHC                      76.0%        98.9%               09/08/97
 85       Palm Springs Plaza                          67.4%        92.0%               09/30/97
 86       Plaza on the Boulevard                      72.9%       100.0%               09/30/97
 87       Burtons Landing                             79.9%        94.0%               12/01/97
 88       Comfort Inn - Madison                       69.7%        77.6%               09/30/97
 89       605 Market Street                           73.6%        96.3%               09/19/97
 90       Harford Mobile Village                      44.5%        98.0%               06/30/97
 91       511 East 80th Street                        53.5%        99.0%               10/01/97
 93       Lakeside Park Mobile Home Park              67.6%        98.0%               06/01/97
 94       Hampton Inn - Elgin                         69.7%        80.6%               11/30/97
 95       AAA Chatsworth Self Storage                 63.5%        98.0%               12/19/97
 96       Triton Valley Estates Portfolio             71.3%       100.0%               09/02/97
 97       Triton Valley Estates - Derby               71.3%       100.0%               09/01/97
 98       Stoneridge Apts.                            79.2%        95.0%               09/01/97
 99       29 Dunham Road                              66.4%       100.0%               11/05/97
100       35 Dunham Road                              66.4%       100.0%               11/05/97
101       Pacific View Apartments                     73.0%       100.0%               10/01/97
102       Sonoma Pointe Apartments                    66.7%       100.0%               09/30/97
103       A-1 Self Storage - Anaheim                  68.6%        98.6%               11/12/97
104       Holiday Ranch & Happy Landings MHC          77.0%        98.1%               08/01/96
105       Pompano Palms Apartments                    74.0%        95.8%               08/01/97
106       Brewery Apartments                          68.5%        92.0%               12/20/97
107       Arbor Woods Mobile Home Community           77.0%       100.0%               08/13/97


-------------------------------------------------------------------------------------------------
  LOAN                                                         TENANT INFORMATION (16)
   NO.     PROPERTY NAME                             LARGEST TENANT                      % NSF
-------------------------------------------------------------------------------------------------
 71       Meadow Park Plaza                         Richard's Luggage & Handbag          12.6%
 72       Lincoln Bank Building                     Merill Lynch                         17.6%
 73       Walnut Ridge Apts
 74       Allsize Commercial Storage
 76       Elmwood Distribution Center               Chand Corporation                    32.9%
 77       Rt. 18 Mobile Home Comm. Portfolio
 78       Berrytree Apartments
 79       Silver Drive Office/Warehouse Buildings   Cont'l Ofc. Furn. Corp.              50.7%
 80       Fairfield Place Apartments
 81       Holly Ravine Shopping Center              CVS                                  20.7%
 82       Reeseville Acres
 83       Spring Brook Village MHP
 84       Bridgeview Gardens MHC
 85       Palm Springs Plaza                        Publix                               34.2%
 86       Plaza on the Boulevard                    Food for Less                        56.6%
 87       Burtons Landing
 88       Comfort Inn - Madison
 89       605 Market Street
 90       Harford Mobile Village
 91       511 East 80th Street
 93       Lakeside Park Mobile Home Park
 94       Hampton Inn - Elgin
 95       AAA Chatsworth Self Storage
 96       Triton Valley Estates Portfolio
 97       Triton Valley Estates - Derby
 98       Stoneridge Apts.
 99       29 Dunham Road                            Prepress Solutions                  100.0%
100       35 Dunham Road                            W.K. Hillquist                       32.8%
101       Pacific View Apartments
102       Sonoma Pointe Apartments
103       A-1 Self Storage - Anaheim
104       Holiday Ranch & Happy Landings MHC
105       Pompano Palms Apartments
106       Brewery Apartments
107       Arbor Woods Mobile Home Community

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  LOAN                                            UNDERWRITABLE             MONTHLY                     PROPERTY         VALUATION
   NO.     PROPERTY NAME                           CASH FLOW                PAYMENT    DSCR (4)          VALUE             DATE
------------------------------------------------------------------------------------------------------------------------------------
   108     Gardens at Negley                        $466,176               $29,874      1.30           $5,300,000        11/14/97
   109     Coral Ridge Office Center                $536,329               $38,402      1.16           $5,260,000         4/17/97
   111     South Street Office Center               $610,697               $37,555      1.36           $6,600,000         6/2/97
   112     Lake of the Pines                        $547,151               $39,061      1.17           $6,800,000        11/13/97
   113     Alameda Crossing                         $489,185               $31,555      1.29           $6,200,000         5/1/97
   114     16 Bleeker Street                        $851,918               $30,793      2.31           $7,800,000         10/6/97
   115     Knox Village                             $728,264               $27,899      2.18          $10,825,000         12/1/97
   117     Monmouth MHP                             $665,859               $30,070      1.85           $9,300,000         8/26/97
   118     American Mini Storage                    $539,556               $31,303      1.44           $5,300,000           nav
   119     Edison Lock-Up Self Storage              $511,280               $33,049      1.29           $5,500,000         5/1/97
   120     Saf Keep SSF - San Leandro               $873,493               $32,473      2.24           $8,100,000         2/20/97
   121     The Oaks Office Building                 $382,414               $30,172      1.06           $5,300,000         7/8/97
   122     Vista Manor Mobile Home Park             $439,157               $28,753      1.27           $5,050,000         6/25/97
   123     Nova Self-Storage                        $572,600               $30,152      1.58           $4,950,000         9/10/97
   124     Lantern Estates                          $456,457               $28,341      1.34           $5,000,000         9/29/97
   125     Harvard Medical Park                     $572,496               $29,229      1.63           $6,950,000         3/26/97
   126     A American Self Storage                  $582,824               $33,318      1.46           $4,650,000         3/25/97
   127     Commerce Crossing                        $524,242               $32,330      1.35           $5,894,000         4/1/97
   128     Woodshire Mobile Home Park               $475,733               $26,736      1.48           $5,000,000        10/13/97
   129     Leender's Portfolio                      $428,588               $27,534      1.30           $5,250,000         7/17/97
   130     Copps Food Market                        $435,250               $29,891      1.21           $5,000,000         11/6/97
   131     Harbour East MHC                         $476,963               $29,148      1.36           $5,800,000         6/5/96
   132     LAGO VISTA MHP                           $518,665               $27,719      1.56           $6,180,000         4/3/97
   133     Stor N' Lok                              $237,957               $13,365      1.75           $2,100,000         9/24/96
   134     A-American Pico                          $372,265               $15,698      1.75           $3,580,000         11/4/96
   135     Storage Depot-North SSF                  $441,270               $20,550      1.70           $3,150,000         3/6/97
   136     Storage Depot-West SSF                   $169,078                $9,291      1.70           $1,830,000         3/6/97
   137     San Luis Obisbo Self Storage             $551,244               $32,177      1.43           $4,030,000         4/18/96
   138     West L.A. Self Storage                   $657,350               $28,275      1.94           $5,300,000         4/3/97
   139     Willow Creek Apts.                       $374,474               $23,427      1.33           $4,730,000        12/30/97
   140     Redhill MHP                              $478,650               $26,872      1.48           $4,595,000        10/16/97
   141     Phoenix Inn - Troutdale                  $489,135               $28,165      1.45           $5,125,000         10/8/97
   142     North Valley Self Storage Facility       $485,810               $26,287      1.54           $4,250,000         9/4/97
   143     Stone Creek Plaza                        $484,065               $27,316      1.48           $4,550,000         9/10/97
   144     Everett Portfolio                        $472,324               $25,959      1.52           $4,900,000         9/3/97


-----------------------------------------------------------------------------------------------------------------
  LOAN                                                    CUT-OFF DATE                PERCENT LEASED (15)
   NO.     PROPERTY NAME                                    LTV (4)                LEASED               DATE
-----------------------------------------------------------------------------------------------------------------
   108     Gardens at Negley                                 79.8%                  97.3%             08/30/97
   109     Coral Ridge Office Center                         78.7%                 100.0%             12/31/97
   111     South Street Office Center                        70.0%                  93.9%             09/01/97
   112     Lake of the Pines                                 59.7%                  82.0%             11/01/97
   113     Alameda Crossing                                  65.8%                  90.0%             09/16/97
   114     16 Bleeker Street                                 51.2%                 100.0%             12/11/97
   115     Knox Village                                      36.8%                  87.1%             09/01/97
   117     Monmouth MHP                                      42.8%                  97.9%             09/30/97
   118     American Mini Storage                             75.1%                  93.1%             09/08/97
   119     Edison Lock-Up Self Storage                       72.2%                  94.1%             11/30/97
   120     Saf Keep SSF - San Leandro                        49.1%                  95.0%             12/15/97
   121     The Oaks Office Building                          75.0%                  87.3%             09/30/97
   122     Vista Manor Mobile Home Park                      78.3%                  80.0%             07/01/97
   123     Nova Self-Storage                                 78.4%                  77.0%             08/22/97
   124     Lantern Estates                                   77.7%                  95.9%             08/31/97
   125     Harvard Medical Park                              55.8%                 100.0%             09/01/97
   126     A American Self Storage                           83.1%                  99.0%             09/01/97
   127     Commerce Crossing                                 65.4%                  97.1%             08/01/97
   128     Woodshire Mobile Home Park                        75.8%                  96.0%             10/21/97
   129     Leender's Portfolio                               72.1%                 100.0%             12/18/97
   130     Copps Food Market                                 74.7%                 100.0%             11/06/97
   131     Harbour East MHC                                  63.5%                  98.6%             09/30/97
   132     LAGO VISTA MHP                                    59.6%                 100.0%             09/01/97
   133     Stor N' Lok                                       64.6%                  88.0%             10/01/97
   134     A-American Pico                                   64.6%                 100.0%             10/01/97
   135     Storage Depot-North SSF                           72.2%                  91.2%             09/30/97
   136     Storage Depot-West SSF                            72.2%                  90.0%             09/01/97
   137     San Luis Obisbo Self Storage                      88.0%                  91.0%             09/30/97
   138     West L.A. Self Storage                            66.4%                  95.0%             10/01/97
   139     Willow Creek Apts.                                74.2%                 100.0%             11/01/97
   140     Redhill MHP                                       75.9%                 100.0%             09/01/97
   141     Phoenix Inn - Troutdale                           66.1%                  84.3%             09/30/97
   142     North Valley Self Storage Facility                79.6%                  89.0%             08/17/97
   143     Stone Creek Plaza                                 72.1%                 100.0%             10/02/97
   144     Everett Portfolio                                 67.0%                  98.2%             08/18/97

-----------------------------------------------------------------------------------------------------------------------
  LOAN                                                                    TENANT INFORMATION (16)
   NO.     PROPERTY NAME                            LARGEST TENANT                                               % NSF
-----------------------------------------------------------------------------------------------------------------------
   108     Gardens at Negley
   109     Coral Ridge Office Center                Smith Barney                                                  40.3%
   111     South Street Office Center               Slattery, Interbetton, White - 8                              12.9%
   112     Lake of the Pines
   113     Alameda Crossing                         Walgreen's Drugs                                              13.3%
   114     16 Bleeker Street                        Jaydor Corporation                                           100.0%
   115     Knox Village
   117     Monmouth MHP
   118     American Mini Storage
   119     Edison Lock-Up Self Storage
   120     Saf Keep SSF - San Leandro
   121     The Oaks Office Building                 Corporate Offices                                             27.5%
   122     Vista Manor Mobile Home Park
   123     Nova Self-Storage
   124     Lantern Estates
   125     Harvard Medical Park                     Roseburg SurgiCenter, Ltd.                                    25.3%
   126     A American Self Storage
   127     Commerce Crossing                        Food Lion                                                     55.3%
   128     Woodshire Mobile Home Park
   129     Leender's Portfolio
   130     Copps Food Market                        Copps Food Market                                            100.0%
   131     Harbour East MHC
   132     LAGO VISTA MHP
   133     Stor N' Lok
   134     A-American Pico
   135     Storage Depot-North SSF
   136     Storage Depot-West SSF
   137     San Luis Obisbo Self Storage
   138     West L.A. Self Storage
   139     Willow Creek Apts.
   140     Redhill MHP
   141     Phoenix Inn - Troutdale
   142     North Valley Self Storage Facility
   143     Stone Creek Plaza                        Baylor Medical CTR                                            21.9%
   144     Everett Portfolio

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
  LOAN                                            UNDERWRITABLE     MONTHLY                 PROPERTY    VALUATION      CUT-OFF DATE
   NO.     PROPERTY NAME                           CASH FLOW        PAYMENT   DSCR (4)        VALUE       DATE           LTV (4)
------------------------------------------------------------------------------------------------------------------------------------
   145     Sheffield Lofts                          $429,405       $24,883      1.44       $4,460,000    7/17/97          73.4%
   146     Paramount Self Storage                   $479,272       $26,907      1.48       $4,400,000    3/18/97          74.3%
   147     Allstate Insurance Building              $378,592       $23,630      1.34       $4,100,000    8/27/97          77.7%
   148     Mira Mesa Retirement Community           $371,374       $22,398      1.38       $4,400,000   11/21/97          71.4%
   149     City Gables Apts.                        $337,682       $22,480      1.25       $4,200,000   10/17/97          74.8%
   150     Windsorland MHC                          $383,606       $25,584      1.25       $4,600,000    7/25/96          67.5%
   151     Budget Mini Storage - Phoenix            $333,008       $14,372      2.04       $3,375,000   11/20/97          54.3%
   152     ABQ Mini Storage                         $241,230        $9,077      2.04       $2,315,000   11/19/97          54.3%
   153     Safeway Self Storage Facility            $548,985       $24,364      1.88       $5,500,000    9/5/97           56.0%
   154     Southgate Square Apartments              $415,476       $20,536      1.69       $5,240,000   12/12/97          57.2%
   155     Palm Shadows Apartments                  $367,628       $21,781      1.41       $3,950,000   11/19/97          75.9%
   156     Park Drive Apts.                         $301,309       $19,889      1.26       $4,400,000   12/16/97          68.0%
   157     Continental Luxury Apartments            $461,849       $22,165      1.74       $3,750,000    11/3/97          79.7%
   158     Dohr Apartments                          $357,904       $21,611      1.38       $3,900,000    9/8/97           76.7%
   159     Belmont  Self Storage                    $560,962       $23,214      2.01       $5,950,000    8/22/97          50.2%
   160     Westview Plaza Shopping Center           $426,079       $23,095      1.54       $5,950,000    7/18/97          50.1%
   161     Hamilton House                           $423,359       $22,996      1.53       $4,500,000    2/3/97           66.1%
   162     Linkletter Self Storage Facility         $228,660       $14,359      1.45       $2,400,000    9/17/97          72.6%
   163     Lyndie Office Building                   $152,955        $7,564      1.45       $1,610,000    9/17/97          72.6%
   164     Juanita Bay Office Building              $366,565       $21,608      1.41       $4,400,000    9/24/97          65.6%
   165     Fairway Greens Apartments                $319,166       $19,465      1.37       $3,600,000   11/13/97          78.3%
   166     Rolling Hills                            $415,468       $20,985      1.65       $6,260,000    5/22/97          44.9%
   167     Barnes & Noble                           $268,826       $19,478      1.15       $3,000,000    10/1/97          93.4%
   168     Diamond Grove                            $351,124       $21,705      1.35       $3,500,000    5/3/97           80.0%
   169     Yankee Mobile Home Park                  $384,220       $21,648      1.48       $3,800,000    8/15/97          73.3%
   170     Skylark Village I Mobile Home Park       $369,096       $21,460      1.43       $4,100,000    8/26/97          67.9%
   171     Red Hill Estates                         $363,008       $23,523      1.29       $3,500,000   11/13/96          79.5%
   172     Desert Springs Apartments                $413,153       $19,017      1.81       $4,605,000    7/29/97          59.7%
   173     Lake Haven/Tall Pines                    $341,205       $22,592      1.26       $2,650,000    1/6/97           102.9%
   174     Green Hill MHC                           $317,577       $22,890      1.16       $3,850,000    9/10/96          70.8%
   175     Fenton Walgreens                         $258,023       $21,650      0.99       $3,120,000   11/14/97          87.2%
   176     Skylark II Village Mobile Home Park      $326,409       $20,885      1.30       $3,500,000    8/26/97          77.4%
   177     Laboratory Building                      $351,449       $19,315      1.52       $3,860,000    9/24/97          69.8%
   178     Sorrento Valley Self Storage             $397,274       $26,777      1.24       $6,280,000   11/10/97          57.3%
   179     Westminster Garden                       $344,515       $20,844      1.38       $3,500,000   12/31/97          77.0%


---------------------------------------------------------------------------------------
  LOAN                                                       PERCENT LEASED (15)
   NO.     PROPERTY NAME                                  LEASED               DATE
---------------------------------------------------------------------------------------
   145     Sheffield Lofts                                100.0%             10/27/97
   146     Paramount Self Storage                          91.0%             03/27/97
   147     Allstate Insurance Building                    100.0%             02/28/97
   148     Mira Mesa Retirement Community                  97.6%             07/31/97
   149     City Gables Apts.                               96.4%             08/06/97
   150     Windsorland MHC                                 95.0%             01/01/98
   151     Budget Mini Storage - Phoenix                   81.1%             10/17/97
   152     ABQ Mini Storage                                76.0%             10/31/97
   153     Safeway Self Storage Facility                   74.9%             06/30/97
   154     Southgate Square Apartments                    100.0%             12/01/97
   155     Palm Shadows Apartments                         99.0%             11/24/97
   156     Park Drive Apts.                                99.0%             08/01/97
   157     Continental Luxury Apartments                   77.0%             11/01/97
   158     Dohr Apartments                                 98.0%             08/01/97
   159     Belmont  Self Storage                           94.0%             08/27/97
   160     Westview Plaza Shopping Center                  87.6%             06/27/97
   161     Hamilton House                                  99.0%             10/01/97
   162     Linkletter Self Storage Facility                92.0%             11/30/97
   163     Lyndie Office Building                          96.0%             11/01/97
   164     Juanita Bay Office Building                     96.0%             10/01/97
   165     Fairway Greens Apartments                       98.8%             10/30/97
   166     Rolling Hills                                   99.4%             03/05/97
   167     Barnes & Noble                                 100.0%             09/19/96
   168     Diamond Grove                                  100.0%             11/07/97
   169     Yankee Mobile Home Park                         97.0%             06/25/97
   170     Skylark Village I Mobile Home Park              98.6%             05/28/97
   171     Red Hill Estates                                92.6%             07/16/97
   172     Desert Springs Apartments                       95.0%             08/01/97
   173     Lake Haven/Tall Pines                           94.7%             01/18/98
   174     Green Hill MHC                                 100.0%             09/01/97
   175     Fenton Walgreens                               100.0%             11/03/96
   176     Skylark II Village Mobile Home Park             99.0%             06/25/97
   177     Laboratory Building                            100.0%             09/24/97
   178     Sorrento Valley Self Storage                    76.0%             01/01/98
   179     Westminster Garden                              98.0%             09/01/97



-----------------------------------------------------------------------------------------------
  Loan                                                          Tenant Information (16)
   No.     Property Name                              Largest Tenant                % NSF
-----------------------------------------------------------------------------------------------
   145     Sheffield Lofts
   146     Paramount Self Storage
   147     Allstate Insurance Building                Allstate Insurance                48.7%
   148     Mira Mesa Retirement Community
   149     City Gables Apts.
   150     Windsorland MHC
   151     Budget Mini Storage - Phoenix
   152     ABQ Mini Storage
   153     Safeway Self Storage Facility
   154     Southgate Square Apartments
   155     Palm Shadows Apartments
   156     Park Drive Apts.
   157     Continental Luxury Apartments
   158     Dohr Apartments
   159     Belmont  Self Storage
   160     Westview Plaza Shopping Center             Savers                            23.1%
   161     Hamilton House
   162     Linkletter Self Storage Facility
   163     Lyndie Office Building                     Marnette, Inc.                    15.6%
   164     Juanita Bay Office Building                Juanita Bay Office Suite          20.8%
   165     Fairway Greens Apartments
   166     Rolling Hills
   167     Barnes & Noble                             Barnes & Noble                   100.0%
   168     Diamond Grove
   169     Yankee Mobile Home Park
   170     Skylark Village I Mobile Home Park
   171     Red Hill Estates
   172     Desert Springs Apartments
   173     Lake Haven/Tall Pines
   174     Green Hill MHC
   175     Fenton Walgreens                           Walgreen's                       100.0%
   176     Skylark II Village Mobile Home Park
   177     Laboratory Building                        University of Washington         100.0%
   178     Sorrento Valley Self Storage
   179     Westminster Garden

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------
  Loan                                                 Underwritable       Monthly                   Property    Valuation
   No.     Property Name                                 Cash Flow         Payment     DSCR (4)       Value         Date
------------------------------------------------------------------------------------------------------------------------------
   180     Hillside Courtyard                             $522,474         $19,736      2.21       $5,800,000      7/11/97
   181     Village Fair Shopping Center                   $402,608         $17,913      1.87       $3,600,000     11/20/97
   182     Just For Feet                                  $305,033         $17,468      1.46       $3,830,000     10/14/97
   183     Airway Trade Center                            $321,615         $18,265      1.47       $3,800,000     10/28/97
   184     989-1001 Watertown Street                      $259,549         $17,157      1.26       $3,400,000     11/19/97
   185     Kimberly Place                                 $313,752         $16,507      1.58       $3,400,000     12/23/98
   186     Casa Del Sol Apartment                         $290,188         $17,659      1.37       $3,290,000      9/3/97
   187     Lake Geneva Apts.                              $313,773         $19,912      1.31       $3,300,000      12/3/97
   188     Austin Commons Industrial Building             $273,158         $20,435      1.11       $3,370,000      4/17/97
   189     Fairway Executive Center                       $280,800         $18,119      1.29       $3,100,000      12/1/97
   190     National City Self Storage Facility            $383,012         $17,289      1.85       $3,400,000      9/17/97
   191     Kawaihae Harbor Shopping Center                $282,812         $19,438      1.21       $3,265,000      8/18/97
   192     Greenbriar Business Park                       $264,828         $16,863      1.31       $3,500,000     10/13/97
   193     St. Vrain Village MHP                          $299,871         $18,604      1.34       $3,230,000      9/8/97
   194     2000 E. Irvington Road                         $323,525         $22,810      1.18       $3,200,000      6/4/97
   195     Safe Space Self Storage                        $274,317         $18,750      1.22       $2,650,000      6/16/97
   196     Arbor Oaks MHC                                 $261,976         $16,918      1.29       $3,320,000      8/29/97
   198     Windsor Estates                                $348,993         $19,625      1.48       $3,125,000      9/16/96
   199     A-American Self Storage Facility-Palmdale      $386,499         $17,124      1.88       $3,100,000     12/29/97
   200     Maple Tree Plaza                               $161,390         $10,186      1.32       $1,775,000      1/24/97
   201     17th & State Shops                             $117,087          $8,816      1.11       $1,500,000     12/29/96
   202     Oxford Corners                                 $292,495         $17,361      1.40       $3,150,000      9/1/97
   203     Riverwood                                      $239,249         $15,484      1.29       $2,900,000      1/13/98
   204     3500 W. Segerstrom                             $292,133         $16,022      1.52       $4,140,000      11/1/97
   205     Oakwood MHP                                    $368,383         $16,908      1.82       $4,500,000      7/19/97
   206     Calexico Mobile Home Park                      $353,622         $17,268      1.71       $3,550,000      7/16/97
   207     American Harbor Self Storage                   $271,910         $17,720      1.28       $2,905,000      7/30/97
   208     Bennett Avenue Apartments                      $285,890         $17,244      1.38       $3,150,000      8/5/97
   209     Friendly Village MHC                           $240,215         $17,981      1.11       $3,250,000      9/4/96
   210     Strawberry Hills Apartments                    $257,930         $15,571      1.38       $2,970,000     10/27/97
   211     Worthington Business Center                    $347,901         $19,254      1.51       $3,200,000     10/28/96
   212     Rancho Del Rio MHP                             $313,043         $17,750      1.47       $2,800,000      4/24/97
   213     A-1 Self Storage - El Cajon, CA                $336,415         $16,646      1.68       $3,100,000     10/29/97
   214     28308 Industry Drive                           $257,946         $14,931      1.44       $3,500,000     11/11/97
   215     Belmont Self Storage II                        $290,377         $17,002      1.42       $3,890,000     10/13/97

--------------------------------------------------------------------------------------------------------------
  Loan                                                 Cut-Off Date                 Percent Leased (15)
   No.     Property Name                                  LTV (4)                Leased               Date
--------------------------------------------------------------------------------------------------------------
   180     Hillside Courtyard                              46.4%                 100.0%              06/30/97
   181     Village Fair Shopping Center                    73.5%                  97.4%             11/01/97
   182     Just For Feet                                   65.6%                 100.0%             10/01/97
   183     Airway Trade Center                             65.6%                 100.0%             12/01/97
   184     989-1001 Watertown Street                       73.4%                  95.0%             12/01/97
   185     Kimberly Place                                  73.5%                  98.0%             11/04/97
   186     Casa Del Sol Apartment                          75.7%                  97.0%             07/28/97
   187     Lake Geneva Apts.                               75.3%                  97.0%             08/22/97
   188     Austin Commons Industrial Building              73.5%                  93.1%             09/30/97
   189     Fairway Executive Center                        79.8%                  88.8%             10/15/97
   190     National City Self Storage Facility             71.8%                  94.0%             09/22/97
   191     Kawaihae Harbor Shopping Center                 74.6%                  95.8%             09/01/97
   192     Greenbriar Business Park                        68.5%                  95.4%             09/01/97
   193     St. Vrain Village MHP                           74.0%                 100.0%             09/01/97
   194     2000 E. Irvington Road                          73.4%                 100.0%             10/01/97
   195     Safe Space Self Storage                         89.0%                  87.3%             09/30/97
   196     Arbor Oaks MHC                                  70.8%                 100.0%             08/29/97
   198     Windsor Estates                                 74.6%                  90.0%             12/16/97
   199     A-American Self Storage Facility-Palmdale       74.9%                  96.1%             12/15/97
   200     Maple Tree Plaza                                69.4%                  97.0%             09/30/97
   201     17th & State Shops                              71.1%                 100.0%             09/30/97
   202     Oxford Corners                                  79.2%                  94.7%             09/19/97
   203     Riverwood                                       79.2%                  95.0%             12/22/97
   204     3500 W. Segerstrom                              55.4%                 100.0%             11/01/97
   205     Oakwood MHP                                     50.9%                 100.0%             10/17/97
   206     Calexico Mobile Home Park                       64.5%                 100.0%             06/01/97
   207     American Harbor Self Storage                    78.7%                  97.0%             06/30/97
   208     Bennett Avenue Apartments                       72.6%                  99.0%             12/16/97
   209     Friendly Village MHC                            70.3%                  91.0%             10/13/97
   210     Strawberry Hills Apartments                     76.7%                  94.0%             09/01/97
   211     Worthington Business Center                     70.9%                 100.0%             10/11/97
   212     Rancho Del Rio MHP                              80.6%                  98.0%             04/01/97
   213     A-1 Self Storage - El Cajon, CA                 72.4%                  97.5%             09/30/97
   214     28308 Industry Drive                            62.9%                 100.0%             11/01/97
   215     Belmont Self Storage II                         56.3%                  91.0%             11/16/97



--------------------------------------------------------------------------------------------------------------------------------
  Loan                                                                 Tenant Information (16)
   No.     Property Name                              Largest Tenant                                                % NSF
--------------------------------------------------------------------------------------------------------------------------------
   180     Hillside Courtyard                         Shugrues Hillside Grill                                       12.7%
   181     Village Fair Shopping Center               Oak Ridge Market                                              64.3%
   182     Just For Feet                              Just For Feet                                                100.0%
   183     Airway Trade Center                        C.T. Produce                                                  31.4%
   184     989-1001 Watertown Street                  Comm of Mass                                                  20.9%
   185     Kimberly Place
   186     Casa Del Sol Apartment
   187     Lake Geneva Apts.
   188     Austin Commons Industrial Building         Burnham                                                       20.9%
   189     Fairway Executive Center                   Tarmac Florida                                                51.1%
   190     National City Self Storage Facility
   191     Kawaihae Harbor Shopping Center            Tres Hombres                                                  19.5%
   192     Greenbriar Business Park                   4420 - Barco Automation                                       11.7%
   193     St. Vrain Village MHP
   194     2000 E. Irvington Road                     Fleming                                                      100.0%
   195     Safe Space Self Storage
   196     Arbor Oaks MHC
   198     Windsor Estates
   199     A-American Self Storage Facility-Palmdale
   200     Maple Tree Plaza                           Segall's Pub & Eatery                                         12.0%
   201     17th & State Shops                         Blockbuster Video                                             53.4%
   202     Oxford Corners                             Blockbuster Video, Inc.                                       31.3%
   203     Riverwood
   204     3500 W. Segerstrom                         Cal-Compack Foods                                            100.0%
   205     Oakwood MHP
   206     Calexico Mobile Home Park
   207     American Harbor Self Storage
   208     Bennett Avenue Apartments
   209     Friendly Village MHC
   210     Strawberry Hills Apartments
   211     Worthington Business Center                Waxworks                                                      35.3%
   212     Rancho Del Rio MHP
   213     A-1 Self Storage - El Cajon, CA
   214     28308 Industry Drive                       Time Warner Entertainment Co., L.P.                          100.0%
   215     Belmont Self Storage II

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
  Loan                                                   Underwritable     Monthly                   Property         Valuation
   No.     Property Name                                  Cash Flow        Payment     DSCR (4)       Value             Date
------------------------------------------------------------------------------------------------------------------------------------
   217     Sunland Manor                                    $299,507       $15,769      1.58        $2,700,000         7/17/97
   218     Storage Solutions                                $323,903       $17,676      1.53        $3,000,000        11/15/96
   219     Craycroft Gardens                                $247,768       $17,353      1.19        $2,700,000         4/16/97
   220     Fleming Creek Circle Apartments                  $329,178       $14,269      1.92        $2,800,000         9/9/97
   221     Tyler Mall Mini Storage                          $305,573       $16,236      1.57        $3,150,000         10/8/97
   222     Alyson Manor Mobile Estates                      $250,489       $16,095      1.30        $2,550,000         8/11/97
   223     Ogden Days Inn                                   $355,445       $18,612      1.59        $2,900,000         8/12/97
   225     99 Brainard Road                                 $209,899       $13,977      1.25        $2,900,000        11/14/97
   226     Securgard Self Storage                           $325,247       $18,475      1.47        $2,600,000         5/27/96
   227     Shattuck Avenue Self Storage Facility            $302,774       $16,367      1.54        $3,020,000        10/10/97
   228     Meadowbrook Village                              $366,507       $15,556      1.96        $4,460,000         5/23/97
   229     11959 Canyon Road                                $270,947       $16,062      1.41        $3,000,000         7/1/97
   230     Walgreens -  Monterey                            $304,104       $18,658      1.36        $3,560,000         12/2/96
   231     Southshore Point                                 $231,683       $13,658      1.41        $2,600,000        11/17/97
   232     Petcare Superstore                               $231,638       $15,159      1.27        $2,540,000         8/15/97
   233     Memorial Crossing                                $267,457       $14,927      1.49        $2,670,000         6/4/97
   234     Bethany Square                                   $268,957       $15,185      1.48        $3,550,000         8/19/97
   235     Royal Highlander                                 $425,465       $13,670      2.59        $4,510,000         10/7/97
   236     932 N. Rush                                      $315,999       $14,718      1.79        $5,300,000        11/14/97
   237     Fineberg Lancaster Apartments                    $189,549       $13,437      1.18        $3,240,000         1/6/98
   238     Fineberg Beacon Apartments                       $194,250       $13,437      1.20        $2,970,000         1/6/98
   239     Centennial Estates                               $431,866       $14,857      2.42        $4,860,000         3/5/97
   240     Armored Self Storage Facility                    $422,652       $15,503      2.27        $3,750,000         6/25/97
   241     Extra Space Self Storage Facility                $492,655       $24,319      1.69        $4,430,000         8/29/97
   242     Portgage Green MHP                               $224,757       $14,626      1.28        $2,850,000         5/20/97
   243     A-American El Cajon                              $274,645       $16,780      1.36        $2,550,000         5/21/97
   244     7 Mt. Hood Road                                  $194,139       $12,852      1.26        $2,600,000           nav
   245     370 Diablo Road                                  $253,692       $14,950      1.41        $2,700,000         8/12/97
   246     Ashe Road Bus. Park                              $224,200       $13,170      1.42        $2,740,000        11/10/97
   247     Gilbert Self Storage                             $367,688       $19,212      1.59        $3,480,000         7/12/97
   248     Lamar Mini Storage                               $290,349       $16,075      1.51        $2,650,000         1/22/97
   249     El Dorado Mobile Home Park                       $211,166       $14,560      1.21        $2,350,000         7/22/97
   250     Boston Market/Kinkos                             $243,775       $15,747      1.29        $2,600,000         5/1/97
   251     British Square                                   $225,218       $12,935      1.45        $2,600,000         10/8/97
   252     Valencia Gardens                                 $217,483       $14,081      1.29        $2,600,000         7/23/97



-----------------------------------------------------------------------------------------------------------------
  Loan                                                     Cut-Off Date                Percent Leased (15)
   No.     Property Name                                     LTV (4)                Leased               Date
-----------------------------------------------------------------------------------------------------------------
   217     Sunland Manor                                      80.3%                  96.0%              09/30/97
   218     Storage Solutions                                  71.0%                  85.0%             12/01/97
   219     Craycroft Gardens                                  78.1%                  87.0%             09/01/97
   220     Fleming Creek Circle Apartments                    74.9%                  92.9%             09/08/97
   221     Tyler Mall Mini Storage                            66.4%                  89.9%             08/31/97
   222     Alyson Manor Mobile Estates                        82.0%                  93.7%             06/01/97
   223     Ogden Days Inn                                     71.8%                  64.0%             06/01/97
   225     99 Brainard Road                                   71.6%                 100.0%             09/11/97
   226     Securgard Self Storage                             79.5%                  93.0%             09/30/97
   227     Shattuck Avenue Self Storage Facility              68.4%                  98.6%             08/31/97
   228     Meadowbrook Village                                46.2%                  99.0%             12/22/97
   229     11959 Canyon Road                                  68.3%                 100.0%             07/01/97
   230     Walgreens -  Monterey                              59.9%                 100.0%             09/01/97
   231     Southshore Point                                   78.0%                  87.5%             08/31/97
   232     Petcare Superstore                                 78.5%                 100.0%             08/01/97
   233     Memorial Crossing                                  74.8%                 100.0%             10/02/97
   234     Bethany Square                                     56.2%                  86.7%             08/27/97
   235     Royal Highlander                                   44.3%                 100.0%             09/30/97
   236     932 N. Rush                                        37.6%                 100.0%             11/10/97
   237     Fineberg Lancaster Apartments                      61.7%                 100.0%             12/01/97
   238     Fineberg Beacon Apartments                         67.3%                 100.0%             11/01/97
   239     Centennial Estates                                 40.9%                  99.5%             10/31/97
   240     Armored Self Storage Facility                      52.9%                  98.0%             09/30/97
   241     Extra Space Self Storage Facility                  44.1%                  94.0%             08/01/97
   242     Portgage Green MHP                                 68.1%                 100.0%             08/01/97
   243     A-American El Cajon                                75.9%                  97.0%             10/01/97
   244     7 Mt. Hood Road                                    73.4%                 100.0%             09/01/97
   245     370 Diablo Road                                    70.1%                  85.2%             07/10/97
   246     Ashe Road Bus. Park                                69.2%                  81.0%             10/01/97
   247     Gilbert Self Storage                               54.1%                  88.9%             12/12/97
   248     Lamar Mini Storage                                 71.0%                  93.0%             08/01/97
   249     El Dorado Mobile Home Park                         79.5%                  96.1%             06/01/97
   250     Boston Market/Kinkos                               71.8%                 100.0%             10/01/97
   251     British Square                                     71.0%                  87.1%             09/30/97
   252     Valencia Gardens                                   70.8%                  85.0%             12/01/97


----------------------------------------------------------------------------------------------------------------------------------
  Loan                                                                        Tenant Information (16)
   No.     Property Name                              Largest Tenant                                                % NSF
----------------------------------------------------------------------------------------------------------------------------------
   217     Sunland Manor
   218     Storage Solutions
   219     Craycroft Gardens
   220     Fleming Creek Circle Apartments
   221     Tyler Mall Mini Storage
   222     Alyson Manor Mobile Estates
   223     Ogden Days Inn
   225     99 Brainard Road
   226     Securgard Self Storage
   227     Shattuck Avenue Self Storage Facility
   228     Meadowbrook Village
   229     11959 Canyon Road                          Copeland Sports                                              100.0%
   230     Walgreens -  Monterey                      Walgreen's                                                   100.0%
   231     Southshore Point
   232     Petcare Superstore                         PetCare                                                      100.0%
   233     Memorial Crossing                          Crossing Wines & Spirits                                      19.2%
   234     Bethany Square                             A.I.B.T.                                                      20.1%
   235     Royal Highlander
   236     932 N. Rush                                Starbucks                                                     60.4%
   237     Fineberg Lancaster Apartments
   238     Fineberg Beacon Apartments
   239     Centennial Estates
   240     Armored Self Storage Facility
   241     Extra Space Self Storage Facility
   242     Portgage Green MHP
   243     A-American El Cajon
   244     7 Mt. Hood Road
   245     370 Diablo Road                            Herrmann Financial Services, Inc.                             21.6%
   246     Ashe Road Bus. Park
   247     Gilbert Self Storage
   248     Lamar Mini Storage
   249     El Dorado Mobile Home Park
   250     Boston Market/Kinkos                       Kinko's                                                       52.6%
   251     British Square
   252     Valencia Gardens

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  Loan                                               Underwritable             Monthly                     Property     Valuation
   No.     Property Name                                Cash Flow              Payment      DSCR (4)         Value         Date
------------------------------------------------------------------------------------------------------------------------------------

   253     Providence Hill Office Building               $227,175               $13,151      1.44          $2,800,000    10/20/97
   254     A-AMERICAN SELF STORAGE-Valencia              $282,291               $14,482      1.62          $2,400,000    10/11/96
   255     Calhoun Shores Apartments                     $191,793               $13,317      1.20          $2,250,000    10/27/97
   256     Wyncrossing Apartments                        $211,202               $12,591      1.40          $2,500,000     9/22/97
   257     Garcia Apartments                             $216,381               $12,372      1.46          $2,350,000     10/6/97
   258     Stor-N-Lock #11                               $254,134               $13,845      1.53          $2,200,000     8/12/97
   259     Sycamore Hill Apartments                      $220,083               $11,950      1.53          $2,400,000     8/27/97
   260     3400 W. Segerstrom                            $283,330               $11,779      2.00          $3,410,000     11/1/97
   261     Larkfield Self Storage                        $285,487               $14,396      1.65          $2,400,000     5/1/97
   262     Bellmere Apartments                           $196,648               $11,960      1.37          $2,200,000     9/18/97
   263     Armored Mini Storage - 52nd Street            $286,987               $12,790      1.87          $2,640,000     5/5/97
   264     CVS - Decatur                                 $222,130               $15,014      1.23          $2,700,000    12/16/97
   265     Southwest Professional Plaza                  $191,765               $13,520      1.18          $2,275,000     6/12/97
   266     Tanglewood                                    $207,973               $13,438      1.29          $2,030,000     5/5/97
   267     Tracy Portfolio                               $208,731               $12,633      1.38          $2,140,000     10/3/97
   268     Casa del Rey Apartments                       $205,355               $11,340      1.51          $2,075,000    11/21/97
   269     A-American SSF - National City                $203,432               $11,478      1.48          $2,470,000    11/11/97
   270     B&R Mini Storage                              $288,030               $11,838      2.03          $3,160,000    10/10/97
   271     3630 West Garry Ave.                          $175,176               $10,798      1.35          $2,190,000     11/1/97
   272     Twin Oaks Manor                               $200,273               $12,365      1.35          $2,100,000     9/26/97
   273     Etiwanda Self Storage                         $241,155               $12,355      1.63          $2,650,000    12/10/96
   274     Your Extra Attic - Stockbridge                $233,143               $11,505      1.69          $2,360,000     9/2/97
   275     116 Washington Street                         $154,025               $10,205      1.26          $1,900,000    11/14/97
   276     Eugene Camlu Retirement Center                $203,372               $13,409      1.26          $1,750,000     9/4/96
   277     Newgate Apartments                            $180,236               $10,996      1.37          $2,440,000    10/28/97
   278     Roosevelt Apartments                          $192,282               $11,038      1.45          $2,000,000     11/3/97
   279     Park Place Plaza Shopping Center              $252,187               $10,705      1.96          $2,550,000    11/20/97
   280     Quinsigamond Plaza                            $164,951               $11,998      1.15          $2,100,000     7/30/97
   281     Hav-A-Storage Self Storage Facility           $232,169               $12,054      1.61          $2,300,000     7/29/97
   282     Brackett Air Business Park                    $188,008               $11,678      1.34          $1,950,000     8/25/97
   283     Van Buren Self Storage                        $212,717               $13,220      1.34          $1,800,000     4/17/97
   284     5 Walbridge Street                            $146,749               $10,021      1.22          $4,700,000    11/14/97
   285     EZ Storage Center Self Storage Facility       $259,102               $14,317      1.51          $2,600,000     10/6/97
   286     Bethel Self Storage                           $195,071               $13,199      1.23          $2,500,000     3/20/97
   287     Handi Self Storage                            $208,614               $13,231      1.31          $2,070,000     1/10/97


-------------------------------------------------------------------------------------------------
  Loan                                              Cut-Off Date        Percent Leased (15)
   No.     Property Name                               LTV (4)       Leased               Date
-------------------------------------------------------------------------------------------------
   253     Providence Hill Office Building             64.1%          93.0%             12/30/97
   254     A-AMERICAN SELF STORAGE-Valencia            74.8%          96.6%             10/01/97
   255     Calhoun Shores Apartments                   79.6%          92.9%             10/15/97
   256     Wyncrossing Apartments                      71.2%          94.0%             10/09/97
   257     Garcia Apartments                           74.9%         100.0%             10/06/97
   258     Stor-N-Lock #11                             79.7%          87.0%             07/31/97
   259     Sycamore Hill Apartments                    72.7%         100.0%             09/30/97
   260     3400 W. Segerstrom                          50.4%         100.0%             10/24/97
   261     Larkfield Self Storage                      71.7%          92.4%             02/11/98
   262     Bellmere Apartments                         75.7%          97.0%             09/01/97
   263     Armored Mini Storage - 52nd Street          62.2%          94.0%             07/01/97
   264     CVS - Decatur                               60.5%         100.0%             12/01/97
   265     Southwest Professional Plaza                70.5%          93.0%             09/01/97
   266     Tanglewood                                  78.2%         100.0%             09/30/97
   267     Tracy Portfolio                             73.6%         100.0%             09/01/97
   268     Casa del Rey Apartments                     74.7%          96.0%             11/30/97
   269     A-American SSF - National City              62.7%          90.0%             10/01/97
   270     B&R Mini Storage                            48.9%          96.0%             09/01/97
   271     3630 West Garry Ave.                        70.5%         100.0%             11/04/97
   272     Twin Oaks Manor                             73.4%          95.0%             08/01/97
   273     Etiwanda Self Storage                       57.8%          90.8%             09/30/97
   274     Your Extra Attic - Stockbridge              64.4%          90.0%             08/01/97
   275     116 Washington Street                       79.8%         100.0%             09/01/97
   276     Eugene Camlu Retirement Center              86.4%          98.4%             09/01/97
   277     Newgate Apartments                          61.5%          89.9%             10/01/97
   278     Roosevelt Apartments                        74.7%         100.0%             11/01/97
   279     Park Place Plaza Shopping Center            58.6%          97.0%             11/20/97
   280     Quinsigamond Plaza                          71.0%          95.8%             07/09/97
   281     Hav-A-Storage Self Storage Facility         64.9%          76.1%             07/02/97
   282     Brackett Air Business Park                  76.5%         100.0%             08/31/97
   283     Van Buren Self Storage                      82.8%          92.2%             12/05/97
   284     5 Walbridge Street                          31.7%         100.0%             09/01/97
   285     EZ Storage Center Self Storage Facility     57.0%          90.0%             08/19/97
   286     Bethel Self Storage                         59.5%          95.0%             03/01/97
   287     Handi Self Storage                          71.9%          90.3%             09/30/97


---------------------------------------------------------------------------------------------------------------------------
  Loan                                                                    Tenant Information (16)
   No.     Property Name                                Largest Tenant                                                % NSF
---------------------------------------------------------------------------------------------------------------------------
   253     Providence Hill Office Building             GPS Technologies                                              21.5%
   254     A-AMERICAN SELF STORAGE-Valencia
   255     Calhoun Shores Apartments
   256     Wyncrossing Apartments
   257     Garcia Apartments
   258     Stor-N-Lock #11
   259     Sycamore Hill Apartments
   260     3400 W. Segerstrom                           Behr Process Corporation                                     100.0%
   261     Larkfield Self Storage
   262     Bellmere Apartments
   263     Armored Mini Storage - 52nd Street
   264     CVS - Decatur                                CVS Pharmacy                                                  76.0%
   265     Southwest Professional Plaza                 Pima County                                                   14.3%
   266     Tanglewood                                   Day Care Center                                               54.4%
   267     Tracy Portfolio                              First National Net, Inc.                                      24.3%
   268     Casa del Rey Apartments
   269     A-American SSF - National City
   270     B&R Mini Storage
   271     3630 West Garry Ave.                         A&G, Inc.                                                    100.0%
   272     Twin Oaks Manor
   273     Etiwanda Self Storage
   274     Your Extra Attic - Stockbridge
   275     116 Washington Street
   276     Eugene Camlu Retirement Center
   277     Newgate Apartments
   278     Roosevelt Apartments
   279     Park Place Plaza Shopping Center             Computer Furniture Express I                                  17.4%
   280     Quinsigamond Plaza                           Petco Animal Supplies                                         47.2%
   281     Hav-A-Storage Self Storage Facility
   282     Brackett Air Business Park
   283     Van Buren Self Storage
   284     5 Walbridge Street
   285     EZ Storage Center Self Storage Facility
   286     Bethel Self Storage
   287     Handi Self Storage

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-------------------------------------------------------------------------------------------------------------------------------
  Loan                                            Underwritable    Monthly                Property     Valuation   Cut-Off Date
   No.     Property Name                           Cash Flow       Payment     DSCR (4)    Value         Date       LTV (4)
-------------------------------------------------------------------------------------------------------------------------------
   288     Green Valley Storage (Windmill)           $403,654      $10,796      3.12    $4,150,000      12/9/97      35.4%
   289     Woodgate Mobile Home Village              $181,797      $11,129      1.36    $1,835,000     11/18/97      79.9%
   290     Aire Libre Apartments                     $164,822      $10,711      1.28    $1,950,000      8/5/97       74.0%
   291     Shattalon Terrace Apartments              $160,677      $10,267      1.30    $2,150,000      10/8/97      66.9%
   292     Brookhaven MHC                            $182,977      $11,086      1.38    $2,340,000      1/1/97       60.0%
   294     Heritage/Gibson Mobile Home Village       $210,630      $10,730      1.64    $1,920,000     10/21/97      72.6%
   295     River Point Condos                        $148,515       $9,997      1.24    $1,785,000      9/17/97      78.2%
   296     Villa Vallejo                             $190,911      $10,674      1.49    $2,000,000      8/1/97       69.5%
   297     CVS - Austell                             $187,819      $12,603      1.24    $2,100,000      12/9/97      65.3%
   298     Crown Ridge Apartments                    $159,119      $10,749      1.23    $1,800,000      6/17/97      76.2%
   299     1334 Commonwealth Avenue                  $141,287       $9,090      1.30    $1,700,000     11/14/97      79.4%
   300     Mini U Novi                               $348,588      $10,509      2.76    $3,280,000      7/15/97      40.9%
   301     Stor-N-Lock #10                           $352,112      $11,183      2.62    $3,550,000      8/14/97      37.1%
   302     2nd Garage Self Storage                   $277,698      $12,783      1.81    $2,050,000      9/25/97      64.3%
   303     Virginia Court Apartments                 $177,529      $10,014      1.48    $1,800,000      8/11/97      73.2%
   304     Oakview Manor Apartments                  $184,082       $8,922      1.72    $2,300,000      12/4/97      56.6%
   305     Timberline Forest Apartments              $125,821       $8,930      1.17    $1,630,000     10/16/97      79.5%
   306     The Village Plaza                         $269,977      $10,129      2.22    $3,200,000      8/22/97      40.4%
   307     9 Egremont Road                           $135,532       $8,700      1.30    $1,900,000     11/14/97      68.0%
   308     Affordable Self Storage                   $179,625      $11,268      1.33    $1,900,000      4/2/97       67.9%
   309     6630 Baltimore National Pike              $169,576      $11,331      1.25    $1,650,000        nav        78.1%
   310     4 Vinal Street                            $130,640       $8,519      1.28    $2,000,000     11/14/97      63.3%
   311     Whiskey Bottom Business Center            $174,037      $10,805      1.34    $1,675,000      2/18/97      75.4%
   312     Royal Estates MHP                         $250,877       $9,051      2.31    $2,500,000      10/8/97      49.9%
   313     Pep Boys - Streamwood                     $110,000       $9,139      1.00    $1,300,000     12/28/97      94.1%
   314     Orange Avenue Industrial Park             $220,010      $11,772      1.56    $1,670,000      1/28/97      72.5%
   315     Men's Warehouse                           $135,975       $8,852      1.28    $1,500,000     12/19/97      79.9%
   316     Pier 1 - Saginaw                          $134,361       $8,973      1.25    $1,600,000      12/1/97      74.7%
   317     Boulevard Apartments                      $141,257       $8,831      1.33    $1,625,000      11/3/97      73.6%
   318     Stor-N-Lock #8                            $186,563      $10,128      1.54    $2,000,000      8/14/97      59.7%
   319     Park Plaza Retail Center                  $167,043       $9,709      1.43    $1,720,000      6/17/97      69.5%
   320     Claremont Self Storage                    $158,376       $9,791      1.35    $1,820,000     12/23/96      65.6%
   321     Shamrock MHC                              $266,046       $9,193      2.41    $3,710,000      3/14/97      32.2%
   322     Security Self Storage Facility            $194,401       $9,907      1.64    $1,820,000      6/10/97      65.5%
   323     Lock It Up Self Storage Facility          $195,179      $11,573      1.41    $1,750,000      7/29/96      67.5%



----------------------------------------------------------------------------------
  Loan                                                   Percent Leased (15)
   No.     Property Name                              Leased               Date
----------------------------------------------------------------------------------
   288     Green Valley Storage (Windmill)             95.1%             10/27/97
   289     Woodgate Mobile Home Village                96.4%             09/30/97
   290     Aire Libre Apartments                       86.3%             09/24/97
   291     Shattalon Terrace Apartments                83.8%             12/19/97
   292     Brookhaven MHC                              98.0%             10/03/97
   294     Heritage/Gibson Mobile Home Village        100.0%             07/01/97
   295     River Point Condos                          97.0%             07/31/97
   296     Villa Vallejo                               93.0%             07/31/97
   297     CVS - Austell                              100.0%             12/01/97
   298     Crown Ridge Apartments                     100.0%             08/01/97
   299     1334 Commonwealth Avenue                   100.0%             11/19/97
   300     Mini U Novi                                 83.0%             07/01/97
   301     Stor-N-Lock #10                             97.0%             06/01/97
   302     2nd Garage Self Storage                     96.5%             10/01/97
   303     Virginia Court Apartments                   98.1%             07/11/97
   304     Oakview Manor Apartments                    98.7%             11/28/97
   305     Timberline Forest Apartments                90.9%             09/25/97
   306     The Village Plaza                          100.0%             07/31/97
   307     9 Egremont Road                             92.3%             11/19/97
   308     Affordable Self Storage                     88.0%             12/11/97
   309     6630 Baltimore National Pike                90.0%             09/30/97
   310     4 Vinal Street                              93.0%             09/01/97
   311     Whiskey Bottom Business Center              89.0%             09/30/97
   312     Royal Estates MHP                          100.0%             09/30/97
   313     Pep Boys - Streamwood                      100.0%             12/01/97
   314     Orange Avenue Industrial Park               93.0%             12/01/97
   315     Men's Warehouse                            100.0%             01/21/98
   316     Pier 1 - Saginaw                           100.0%             12/03/97
   317     Boulevard Apartments                        93.3%             11/01/97
   318     Stor-N-Lock #8                              58.2%             07/31/97
   319     Park Plaza Retail Center                   100.0%             06/12/97
   320     Claremont Self Storage                      96.2%             10/01/97
   321     Shamrock MHC                               100.0%             10/31/97
   322     Security Self Storage Facility              99.0%             09/01/97
   323     Lock It Up Self Storage Facility            88.7%             06/30/97


--------------------------------------------------------------------------------------------------------
  Loan                                                            Tenant Information (16)
   No.     Property Name                          Largest Tenant                                   % NSF
--------------------------------------------------------------------------------------------------------
   288     Green Valley Storage (Windmill)
   289     Woodgate Mobile Home Village
   290     Aire Libre Apartments
   291     Shattalon Terrace Apartments
   292     Brookhaven MHC
   294     Heritage/Gibson Mobile Home Village
   295     River Point Condos
   296     Villa Vallejo
   297     CVS - Austell                          CVS Pharmacy                                    100.0%
   298     Crown Ridge Apartments
   299     1334 Commonwealth Avenue
   300     Mini U Novi
   301     Stor-N-Lock #10
   302     2nd Garage Self Storage
   303     Virginia Court Apartments
   304     Oakview Manor Apartments
   305     Timberline Forest Apartments
   306     The Village Plaza                      Convenient Food Mart                             16.6%
   307     9 Egremont Road
   308     Affordable Self Storage
   309     6630 Baltimore National Pike           Leather Interiors                                14.8%
   310     4 Vinal Street
   311     Whiskey Bottom Business Center
   312     Royal Estates MHP
   313     Pep Boys - Streamwood                  Pep Boys                                        100.0%
   314     Orange Avenue Industrial Park
   315     Men's Warehouse                        The Men's Warehouse                             100.0%
   316     Pier 1 - Saginaw                       Pier 1                                          100.0%
   317     Boulevard Apartments
   318     Stor-N-Lock #8
   319     Park Plaza Retail Center               Universal Portraits                              13.2%
   320     Claremont Self Storage
   321     Shamrock MHC
   322     Security Self Storage Facility
   323     Lock It Up Self Storage Facility

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  Loan                                                 Underwritable        Monthly                   Property         Valuation
   No.     Property Name                                Cash Flow           Payment    DSCR (4)        Value              Date
------------------------------------------------------------------------------------------------------------------------------------
   324     CVS - Bethsaida                               $168,581          $10,738      1.31         $1,900,000         12/9/97
   325     Summer Wind                                   $158,133          $10,097      1.31         $1,700,000         3/24/97
   326     Victoria Square Apartments                    $136,034           $8,402      1.35         $1,920,000        10/24/97
   327     Foxfire Apartments                            $134,771           $8,212      1.37         $1,550,000         7/10/97
   328     Glen Arbor Apartments                         $146,140           $9,181      1.33         $1,600,000           nav
   329     Pier 1- Lewisville                            $124,161           $8,562      1.21         $1,450,000         11/1/97
   330     Bozeman K-Mart/Applebees                      $151,795          $10,045      1.26         $1,650,000         5/1/97
   331     Emerald Lakes Mobile Home Park                $122,849           $7,986      1.28         $1,490,000        10/17/97
   332     Your Extra Attic - Duluth                     $154,434           $8,448      1.52         $1,570,000         9/3/97
   333     Pier 1 - Canton                               $118,288           $8,225      1.20         $1,450,000         12/1/97
   334     DeSoto Estates MHP                            $160,019           $8,653      1.54         $1,650,000         7/21/97
   335     McWhorters - Cupertino                        $214,787          $10,499      1.70         $2,300,000         2/27/97
   336     Hide-Away-Hills MHP                           $139,367           $7,213      1.61         $1,485,000        10/23/97
   337     AAA Interstate SSF                            $238,446           $8,345      2.38         $2,300,000         7/25/97
   338     Your Extra Attic - Winters Chapel             $155,324           $7,770      1.67         $1,530,000         9/3/97
   339     ABC Mini Storage                              $177,202           $9,121      1.62         $1,360,000         3/4/97
   340     Pep Boys- Gardena                             $115,000           $9,555      1.00         $1,250,000        11/12/97
   341     Eastwood MHP                                  $133,219           $7,731      1.44         $1,335,000         8/14/97
   342     Bama Self Storage                             $178,185           $8,855      1.68         $1,450,000         2/19/97
   343     Thomas Apartments                             $109,286           $7,421      1.23         $1,340,000         4/15/97
   345     Missouri Self Storage Facility                $137,693           $6,892      1.66         $1,400,000         5/1/97
   346     A-American Self Storage-Bent Avenue           $110,510           $6,664      1.38         $1,610,000        11/10/97
   347     The Pine Garden Apartments                    $142,071           $7,568      1.56         $1,385,000         8/5/97
   348     Stor-N-Lock #7                                $212,441           $7,174      2.47         $2,050,000         8/26/97
   349     Green Valley Self Storage                     $274,166           $6,093      3.75         $2,130,000         12/9/97
   350     130 Englewood Street                           $89,654           $5,476      1.36         $1,100,000        11/14/97
   351     Radio Shack - Blockbuster Center               $89,234           $5,928      1.25         $1,000,000         9/1/97
   352     1375 Commonwealth Avenue                       $75,431           $5,039      1.25         $1,200,000        11/14/97
   353     Stor-N-Lock #9                                $143,700           $5,908      2.03         $1,420,000         8/27/97
   354     Mid Cajon Apartments                           $78,382           $4,968      1.31           $880,000        10/17/97
   355     Payless Shoe Source                            $74,559           $4,936      1.26           $850,000        12/30/97
   356     Panama City Mobile Home Estates                $81,538           $5,675      1.20           $910,000         4/1/97
   357     Your Extra Attic - Norcross                    $82,267           $5,144      1.33           $970,000         9/3/97
   358     Terrace View Center                            $73,895           $4,676      1.32           $850,000        10/17/97
   359     Village Corner                                 $80,233           $4,566      1.46         $1,300,000         9/2/97



----------------------------------------------------------------------------------------------------------------
  Loan                                                   Cut-Off Date                Percent Leased (15)
   No.     Property Name                                    LTV (4)                Leased               Date
----------------------------------------------------------------------------------------------------------------
   324     CVS - Bethsaida                                  61.5%                 100.0%             12/01/97
   325     Summer Wind                                      68.8%                  89.0%             12/01/97
   326     Victoria Square Apartments                       59.7%                  94.0%             12/01/97
   327     Foxfire Apartments                               73.9%                  98.0%             06/01/97
   328     Glen Arbor Apartments                            70.8%                  89.7%             09/30/97
   329     Pier 1- Lewisville                               77.6%                 100.0%             11/13/97
   330     Bozeman K-Mart/Applebees                         67.5%                 100.0%             12/31/97
   331     Emerald Lakes Mobile Home Park                   74.6%                 100.0%             10/31/97
   332     Your Extra Attic - Duluth                        70.4%                  99.2%             09/30/97
   333     Pier 1 - Canton                                  75.6%                 100.0%             12/01/97
   334     DeSoto Estates MHP                               66.4%                  95.7%             06/01/97
   335     McWhorters - Cupertino                           46.9%                 100.0%             02/28/98
   336     Hide-Away-Hills MHP                              70.6%                 100.0%             09/01/97
   337     AAA Interstate SSF                               45.4%                  81.0%             07/01/97
   338     Your Extra Attic - Winters Chapel                67.1%                  91.0%             09/03/97
   339     ABC Mini Storage                                 75.1%                  65.0%             08/30/97
   340     Pep Boys- Gardena                                79.5%                 100.0%             11/15/97
   341     Eastwood MHP                                     74.6%                  97.0%             07/31/97
   342     Bama Self Storage                                68.5%                  84.0%             10/25/97
   343     Thomas Apartments                                71.9%                 100.0%             09/30/97
   345     Missouri Self Storage Facility                   64.1%                  85.0%             09/01/97
   346     A-American Self Storage-Bent Avenue              55.8%                  90.0%             11/01/97
   347     The Pine Garden Apartments                       64.3%                  92.7%             09/30/97
   348     Stor-N-Lock #7                                   41.2%                  66.9%             07/31/97
   349     Green Valley Self Storage                        38.6%                 100.0%             12/01/97
   350     130 Englewood Street                             73.9%                 100.0%             09/01/97
   351     Radio Shack - Blockbuster Center                 79.8%                 100.0%             12/10/97
   352     1375 Commonwealth Avenue                         62.4%                 100.0%             09/11/97
   353     Stor-N-Lock #9                                   49.0%                  69.1%             08/27/97
   354     Mid Cajon Apartments                             77.0%                  96.0%             08/22/97
   355     Payless Shoe Source                              79.3%                 100.0%             12/01/97
   356     Panama City Mobile Home Estates                  71.2%                  95.4%             06/30/97
   357     Your Extra Attic - Norcross                      66.8%                  81.0%             09/30/97
   358     Terrace View Center                              75.1%                  89.9%             12/30/97
   359     Village Corner                                   47.9%                 100.0%             12/01/97


-------------------------------------------------------------------------------------------------------
  Loan                                                             Tenant Information (16)
   No.     Property Name                             Largest Tenant                        % NSF
-------------------------------------------------------------------------------------------------------
   324     CVS - Bethsaida                          CVS Pharmacy                           100.0%
   325     Summer Wind
   326     Victoria Square Apartments
   327     Foxfire Apartments
   328     Glen Arbor Apartments
   329     Pier 1- Lewisville                       Pier 1 Imports                       100.0%
   330     Bozeman K-Mart/Applebees                 Kmart                                 94.2%
   331     Emerald Lakes Mobile Home Park
   332     Your Extra Attic - Duluth
   333     Pier 1 - Canton                          Pier 1                               100.0%
   334     DeSoto Estates MHP
   335     McWhorters - Cupertino                   McWhorter's Stationery               100.0%
   336     Hide-Away-Hills MHP
   337     AAA Interstate SSF
   338     Your Extra Attic - Winters Chapel
   339     ABC Mini Storage
   340     Pep Boys- Gardena                        Pep Boys                             100.0%
   341     Eastwood MHP
   342     Bama Self Storage
   343     Thomas Apartments
   345     Missouri Self Storage Facility
   346     A-American Self Storage-Bent Avenue
   347     The Pine Garden Apartments
   348     Stor-N-Lock #7
   349     Green Valley Self Storage
   350     130 Englewood Street
   351     Radio Shack - Blockbuster Center         Blockbuster Videos, Inc.              65.6%
   352     1375 Commonwealth Avenue
   353     Stor-N-Lock #9
   354     Mid Cajon Apartments
   355     Payless Shoe Source                      Payless ShoeSource                   100.0%
   356     Panama City Mobile Home Estates
   357     Your Extra Attic - Norcross
   358     Terrace View Center                      Neighborhood House                    33.1%
   359     Village Corner                           Jacobs Insurance Group                19.5%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  Loan                                  Underwritable             Monthly                        Property         Valuation
   No.     Property Name                 Cash Flow                Payment           DSCR (4)       Value            Date
------------------------------------------------------------------------------------------------------------------------------------
  360      1381 Commonwealth Avenue       $52,412                 $3,460             1.26         $700,000        11/14/97
  361      Pinegrove Place                $62,609                 $3,782             1.38         $750,000         12/3/97
           Total/Weighted Average                                                    1.43


----------------------------------------------------------------------------------------------
  Loan                                   Cut-Off Date                Percent Leased (15)
   No.     Property Name                   LTV (4)                Leased               Date
----------------------------------------------------------------------------------------------
  360      1381 Commonwealth Avenue         73.4%                 100.0%              09/11/97
  361      Pinegrove Place                  66.4%                 100.0%              11/01/97
           Total/Weighted Average           71.6%



------------------------------------------------------------------------------------------------------------
  Loan                                                          Tenant Information (16)
   No.     Property Name                Largest Tenant                                                % NSF
------------------------------------------------------------------------------------------------------------
  360      1381 Commonwealth Avenue
  361      Pinegrove Place
           Total/Weighted Average


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PREPAYMENT CODE (18)
LOAN                                                                   LOCKOUT   DEFEASANCE    -------------------------------
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

  1      Pacific Coast Plaza Shopping Center               4                                                               113
  2      Norwood Gardens                                   2             114         Yes
  3      Rookwood Pavilion                                 5              60                                                36
  4      Skold Self Storage Portfolio                      1             120         Yes
  5      Affordable Self Storage                           1             120         Yes
  6      Skold Portfolio - Greenwood Self Storage          1             120         Yes
  7      Skold Portfolio - Evergreen Mini Storage          1             120         Yes
  8      351 California Street                             7                                                               117
  9      201 Sansome Street                                7                                                               117
 10      Boulder Marriott (19)                             3              60                    24     24     24     24     18
 11      Beverly Garland Hotel                             2              60                                                57
 12      Rancho Viejo Apts.                                3              60                                                57
 13      Lincoln on Memorial Apartments                    5              36                                                81
 14      Davis Square Center                               2              24                                                93
 15      Fleming Portfolio                                 5              60                                                54
 16      Marymount Manor                                   2              48                                                69
 17      Marymount Tower                                   2              48                                                69
 18      Park Place Shopping Center                        4              60                                                57
 19      A&P Food Market                                   2             181         Yes
 20      The First National Bank Building                  7                                                               114
 21      Boylston Apartments                               2              72
 22      Greenbriar Apartments                             3              60                                                57
 23      College Station Apartments                        5              60                                                54
 24      Kmart Plaza                                       7                                                               114
 25      Rivershire Apartments                             1             120         Yes
 26      Haggerty Tech Center                              7                                                               117
 27      Village at Chestnut Hill                          2              72
 28      Orland Park Exec. Ctr.                            2              60                                                57
 29      GMAC Building                                     2              60                                                57
 30      Ridgecrest Terrace Apartments                     2              72
 31      Fountain Square Shopping Center                   7              36
 32      1550 Brickell                                     1              60                                                57
 32a     Lafayette Towers                                  1              60                                                57
 33      Lake Village Apartments                           3             117         Yes
 34      All Aboard Mini Storage Portfolio - Oakland       2              48                                                69
 35      All Aboard Mini-Storage Portfolio - Ventura       2              48                                                68
 36      All Aboard Mini Storage Portfolio - Van Nuys      2              48                                                68
 37      Stor-Mor of Cypress                               3              60                                                48
 38      Stor-Mor - Anaheim                                3              60                                                48
 39      Stor-Mor - Torrance                               3              60                                                48


----------------------------------------------------------------------------------------------------------------------------------
                                                                               PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

  1      Pacific Coast Plaza Shopping Center
  2      Norwood Gardens
  3      Rookwood Pavilion
  4      Skold Self Storage Portfolio
  5      Affordable Self Storage
  6      Skold Portfolio - Greenwood Self Storage
  7      Skold Portfolio - Evergreen Mini Storage
  8      351 California Street
  9      201 Sansome Street
 10      Boulder Marriott (19)
 11      Beverly Garland Hotel
 12      Rancho Viejo Apts.
 13      Lincoln on Memorial Apartments
 14      Davis Square Center
 15      Fleming Portfolio
 16      Marymount Manor
 17      Marymount Tower
 18      Park Place Shopping Center
 19      A&P Food Market
 20      The First National Bank Building
 21      Boylston Apartments                                                                    12             12              18
 22      Greenbriar Apartments
 23      College Station Apartments
 24      Kmart Plaza
 25      Rivershire Apartments
 26      Haggerty Tech Center
 27      Village at Chestnut Hill                                               12              12             12               6
 28      Orland Park Exec. Ctr.
 29      GMAC Building
 30      Ridgecrest Terrace Apartments                                          12              12             12               6
 31      Fountain Square Shopping Center                  78
 32      1550 Brickell
 32a     Lafayette Towers
 33      Lake Village Apartments
 34      All Aboard Mini Storage Portfolio - Oakland
 35      All Aboard Mini-Storage Portfolio - Ventura
 36      All Aboard Mini Storage Portfolio - Van Nuys
 37      Stor-Mor of Cypress
 38      Stor-Mor - Anaheim
 39      Stor-Mor - Torrance


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------

  1      Pacific Coast Plaza Shopping Center            6                 7.85
  2      Norwood Gardens                                6                 7.85
  3      Rookwood Pavilion                              6                 7.85
  4      Skold Self Storage Portfolio                                     7.85
  5      Affordable Self Storage                                          7.85
  6      Skold Portfolio - Greenwood Self Storage                         7.85
  7      Skold Portfolio - Evergreen Mini Storage                         7.85
  8      351 California Street                          3                 7.85
  9      201 Sansome Street                             3                 7.85
 10      Boulder Marriott (19)                          6                 7.85
 11      Beverly Garland Hotel                                            7.85
 12      Rancho Viejo Apts.                             3                 7.85
 13      Lincoln on Memorial Apartments                 3                 7.85
 14      Davis Square Center                            3                 7.85
 15      Fleming Portfolio                              6                 7.85
 16      Marymount Manor                                3                 7.85
 17      Marymount Tower                                3                 7.85
 18      Park Place Shopping Center                     3                16.85
 19      A&P Food Market                                                  7.85
 20      The First National Bank Building               6                 7.85
 21      Boylston Apartments                            6                 7.85
 22      Greenbriar Apartments                          3                 7.85
 23      College Station Apartments                     6                16.85
 24      Kmart Plaza                                    6                 7.85
 25      Rivershire Apartments                                            7.85
 26      Haggerty Tech Center                           3                 7.85
 27      Village at Chestnut Hill                       6                 7.85
 28      Orland Park Exec. Ctr.                         3                 7.85
 29      GMAC Building                                  3                 7.85
 30      Ridgecrest Terrace Apartments                  6                 7.85
 31      Fountain Square Shopping Center                6                 7.85
 32      1550 Brickell                                  3                 7.85
 32a     Lafayette Towers                               3                 7.85
 33      Lake Village Apartments                        3                 7.85
 34      All Aboard Mini Storage Portfolio - Oakland    3                 7.85
 35      All Aboard Mini-Storage Portfolio - Ventura    3                 7.85
 36      All Aboard Mini Storage Portfolio - Van Nuys   3                 7.85
 37      Stor-Mor of Cypress                           12                 7.85
 38      Stor-Mor - Anaheim                            12                 7.85
 39      Stor-Mor - Torrance                           12                 7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PREPAYMENT CODE (18)
LOAN                                                                   LOCKOUT   DEFEASANCE    -------------------------------
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 40      Cypress Lake Apartments                           5              60                                                57
 41      Boardwalk Square                                  8
 42      Whispering Lakes Apts.                            2              60                                                58
 43      Eagle Ridge Retail Shopping Center                4              60                                                57
 44      Holiday Inn and Ramada Inn                        5              60                                                54
 46      The Willows at Appleton Square                    6                                                               117
 47      Ashley Park Apartments                            4              60                                                57
 49      Brumby Apartments                                 6                                                               117
 50      Sun Vista RV Resort                               2              60                                                57
 51      Sunset Mall                                       5              89                                                85
 52      Ramada Hotel Valley Ho Resort                     3              60                                                57
 53      Wynhaven Apartments                               3                                                               114
 54      Claridge Court Apartments                        17
 55      Lake Forest Office                                2              60                                                57
 56      Acorn Self Storage                                1              60                                                57
 57      ACORN III SELF STORAGE                            1              60                                                57
 58      Central Plaza                                     3              36                                                81
 59      Bend Villa Court                                  2              60                                                54
 60      Danbury Retail Center                             3                                                               237
 61      Rose Apartments                                   4              48                                                69
 62      Rose Medical Plaza                                3              60                                                57
 63      Phoenix Inn - Phoenix                             2              60                                                57
 64      Mesa Verde                                        1              60                                                56
 65      Cedar Ridge Apts.                                 3              84                                               153
 110     Mira Mesa Self Storage                            8
 197     Sorrento Mesa SSF                                 8
 66      Cardinal Crest MHC                                4              36                                                81
 67      Harbor Lights Mobile Home Community               4              36                                                81
 68      Meadowview Place MHC                              4              36                                                81
 69      Skyview Terrace Mobile Home Park                  4              36                                                81
 71      Meadow Park Plaza                                 6              60                                               117
 72      Lincoln Bank Building                             2              60                                                57
 73      Walnut Ridge Apts                                 4              60                                                57
 74      Allsize Commercial Storage                        6
 76      Elmwood Distribution Center                       7                                                               117
 77      Rt. 18 Mobile Home Comm. Portfolio (20)           1              60                                  12     12     33
 78      Berrytree Apartments                              1              60                                                54
 79      Silver Drive Office/Warehouse Buildings           3              60                                                57
 80      Fairfield Place Apartments                        2              60                                                57
 81      Holly Ravine Shopping Center                      5              60                                                57


----------------------------------------------------------------------------------------------------------------------------------
                                                                               PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 40      Cypress Lake Apartments
 41      Boardwalk Square                                117
 42      Whispering Lakes Apts.
 43      Eagle Ridge Retail Shopping Center
 44      Holiday Inn and Ramada Inn
 46      The Willows at Appleton Square
 47      Ashley Park Apartments
 49      Brumby Apartments
 50      Sun Vista RV Resort
 51      Sunset Mall
 52      Ramada Hotel Valley Ho Resort
 53      Wynhaven Apartments
 54      Claridge Court Apartments                       114
 55      Lake Forest Office
 56      Acorn Self Storage
 57      ACORN III SELF STORAGE
 58      Central Plaza
 59      Bend Villa Court
 60      Danbury Retail Center
 61      Rose Apartments
 62      Rose Medical Plaza
 63      Phoenix Inn - Phoenix
 64      Mesa Verde
 65      Cedar Ridge Apts.
 110     Mira Mesa Self Storage                          117
 197     Sorrento Mesa SSF                               117
 66      Cardinal Crest MHC
 67      Harbor Lights Mobile Home Community
 68      Meadowview Place MHC
 69      Skyview Terrace Mobile Home Park
 71      Meadow Park Plaza
 72      Lincoln Bank Building
 73      Walnut Ridge Apts
 74      Allsize Commercial Storage                             12              12              24             24              12
 76      Elmwood Distribution Center
 77      Rt. 18 Mobile Home Comm. Portfolio (20)
 78      Berrytree Apartments
 79      Silver Drive Office/Warehouse Buildings
 80      Fairfield Place Apartments
 81      Holly Ravine Shopping Center


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------

 40      Cypress Lake Apartments                       3                  7.85
 41      Boardwalk Square                              3                  7.85
 42      Whispering Lakes Apts.                        3                  7.85
 43      Eagle Ridge Retail Shopping Center            3                  7.85
 44      Holiday Inn and Ramada Inn                    6                  7.85
 46      The Willows at Appleton Square                3                  7.85
 47      Ashley Park Apartments                        3                  7.85
 49      Brumby Apartments                             3                  7.85
 50      Sun Vista RV Resort                           3                  7.85
 51      Sunset Mall                                   6                  7.85
 52      Ramada Hotel Valley Ho Resort                 3                 17.85
 53      Wynhaven Apartments                           6                 17.00
 54      Claridge Court Apartments                     6                  7.85
 55      Lake Forest Office                            3                  7.85
 56      Acorn Self Storage                            3                  7.85
 57      ACORN III SELF STORAGE                        3                  7.85
 58      Central Plaza                                 3                  7.85
 59      Bend Villa Court                              6                  7.85
 60      Danbury Retail Center                         3                  7.85
 61      Rose Apartments                               3                  7.85
 62      Rose Medical Plaza                            3                  7.85
 63      Phoenix Inn - Phoenix                         3                 17.00
 64      Mesa Verde                                    4                  7.85
 65      Cedar Ridge Apts.                             3                  7.85
 110     Mira Mesa Self Storage                        3                  7.85
 197     Sorrento Mesa SSF                             3                  7.85
 66      Cardinal Crest MHC                            3                  7.85
 67      Harbor Lights Mobile Home Community           3                  7.85
 68      Meadowview Place MHC                          3                  7.85
 69      Skyview Terrace Mobile Home Park              3                  7.85
 71      Meadow Park Plaza                             3                  7.85
 72      Lincoln Bank Building                         3                 17.00
 73      Walnut Ridge Apts                             3                  7.85
 74      Allsize Commercial Storage                   36                  7.85
 76      Elmwood Distribution Center                   3                  7.85
 77      Rt. 18 Mobile Home Comm. Portfolio (20)       3                  7.85
 78      Berrytree Apartments                          6                  7.85
 79      Silver Drive Office/Warehouse Buildings       3                  7.85
 80      Fairfield Place Apartments                    3                  7.85
 81      Holly Ravine Shopping Center                  3                  7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PREPAYMENT CODE (18)
LOAN                                                                   LOCKOUT   DEFEASANCE    -------------------------------
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 82      Reeseville Acres                                  4              36                                                81
 83      Spring Brook Village MHP                          4              36                                                81
 84      Bridgeview Gardens MHC                            4              60                                                57
 85      Palm Springs Plaza                                9                                                               120
 86      Plaza on the Boulevard                            6                                                               150
 87      Burtons Landing                                   1             120         Yes
 88      Comfort Inn - Madison                             2              48                                                69
 89      605 Market Street                                 2              60                                                57
 90      Harford Mobile Village                            4              60                                                57
 91      511 East 80th Street                              6                                                               117
 93      Lakeside Park Mobile Home Park                    4              60                                                57
 94      Hampton Inn - Elgin                               2              48                                                69
 95      AAA Chatsworth Self Storage                       2              48                                               126
 96      Triton Valley Estates Portfolio                   4              60                                                57
 97      Triton Valley Estates - Derby                     4              60                                                57
 98      Stoneridge Apts.                                  5              60                                                57
 99      29 Dunham Road                                    9
 100     35 Dunham Road                                    9
 101     Pacific View Apartments                           5              60                                                54
 102     Sonoma Pointe Apartments                          3              60                                                54
 103     A-1 Self Storage - Anaheim                        2              60                                                57
 104     Holiday Ranch & Happy Landings MHC               16
 105     Pompano Palms Apartments                          9              60                                                57
 106     Brewery Apartments                                1              60                                                57
 107     Arbor Woods Mobile Home Community                 5                                                               126
 108     Gardens at Negley                                 2              60                                                57
 109     Coral Ridge Office Center                         8                                                               114
 111     South Street Office Center                        8                                                               117
 112     Lake of the Pines                                 3              72                                               105
 113     Alameda Crossing                                  9                                                               114
 114     16 Bleeker Street                                 2              36                                                81
 115     Knox Village                                      2              60                                                57
 117     Monmouth MHP                                      3                                                               117
 118     American Mini Storage                             4              60                                                57
 119     Edison Lock-Up Self Storage                       7
 120     Saf Keep SSF - San Leandro                       11
 121     The Oaks Office Building                          6              36                                                81
 122     Vista Manor Mobile Home Park                      7                                                               117
 123     Nova Self-Storage                                 4              60                                                57
 124     Lantern Estates                                   5


----------------------------------------------------------------------------------------------------------------------------------
                                                                               PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 82      Reeseville Acres
 83      Spring Brook Village MHP
 84      Bridgeview Gardens MHC
 85      Palm Springs Plaza
 86      Plaza on the Boulevard
 87      Burtons Landing
 88      Comfort Inn - Madison
 89      605 Market Street
 90      Harford Mobile Village
 91      511 East 80th Street
 93      Lakeside Park Mobile Home Park
 94      Hampton Inn - Elgin
 95      AAA Chatsworth Self Storage
 96      Triton Valley Estates Portfolio
 97      Triton Valley Estates - Derby
 98      Stoneridge Apts.
 99      29 Dunham Road                                         12              12              12             12              69
 100     35 Dunham Road                                         12              12              12             12              69
 101     Pacific View Apartments
 102     Sonoma Pointe Apartments
 103     A-1 Self Storage - Anaheim
 104     Holiday Ranch & Happy Landings MHC              117
 105     Pompano Palms Apartments
 106     Brewery Apartments
 107     Arbor Woods Mobile Home Community
 108     Gardens at Negley
 109     Coral Ridge Office Center
 111     South Street Office Center
 112     Lake of the Pines
 113     Alameda Crossing
 114     16 Bleeker Street
 115     Knox Village
 117     Monmouth MHP
 118     American Mini Storage
 119     Edison Lock-Up Self Storage                     117
 120     Saf Keep SSF - San Leandro                             12              12              24             24              12
 121     The Oaks Office Building
 122     Vista Manor Mobile Home Park
 123     Nova Self-Storage
 124     Lantern Estates                                        12              12              24             24              12


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------

 82      Reeseville Acres                              3                  7.85
 83      Spring Brook Village MHP                      3                  7.85
 84      Bridgeview Gardens MHC                        3                  7.85
 85      Palm Springs Plaza                            0                  7.85
 86      Plaza on the Boulevard                        6                  7.85
 87      Burtons Landing                                                  7.85
 88      Comfort Inn - Madison                         3                 17.00
 89      605 Market Street                             3                  7.85
 90      Harford Mobile Village                        3                  7.85
 91      511 East 80th Street                          3                  7.85
 93      Lakeside Park Mobile Home Park                3                  7.85
 94      Hampton Inn - Elgin                           3                 17.00
 95      AAA Chatsworth Self Storage                   6                  7.85
 96      Triton Valley Estates Portfolio               3                  7.85
 97      Triton Valley Estates - Derby                 3                  7.85
 98      Stoneridge Apts.                              3                  7.85
 99      29 Dunham Road                                3                  7.85
 100     35 Dunham Road                                3                  7.85
 101     Pacific View Apartments                       6                  7.85
 102     Sonoma Pointe Apartments                      6                  7.85
 103     A-1 Self Storage - Anaheim                    3                  7.85
 104     Holiday Ranch & Happy Landings MHC            3                  7.85
 105     Pompano Palms Apartments                      3                  7.85
 106     Brewery Apartments                            3                  7.85
 107     Arbor Woods Mobile Home Community             6                  7.85
 108     Gardens at Negley                             3                  7.85
 109     Coral Ridge Office Center                     6                  7.85
 111     South Street Office Center                    3                  7.85
 112     Lake of the Pines                             3                  7.85
 113     Alameda Crossing                              6                  7.85
 114     16 Bleeker Street                             3                 16.85
 115     Knox Village                                  3                  7.85
 117     Monmouth MHP                                  3                  7.85
 118     American Mini Storage                         3                  7.85
 119     Edison Lock-Up Self Storage                   3                  7.85
 120     Saf Keep SSF - San Leandro                   36                  7.85
 121     The Oaks Office Building                      3                  7.85
 122     Vista Manor Mobile Home Park                  3                  7.85
 123     Nova Self-Storage                             3                  7.85
 124     Lantern Estates                              36                  7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PREPAYMENT CODE (18)
LOAN                                                                   LOCKOUT   DEFEASANCE    -------------------------------
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 125     Harvard Medical Park                              3              60                                                57
 126     A American Self Storage                          10
 127     Commerce Crossing *                               4
 128     Woodshire Mobile Home Park                        3              60                                                57
 129     Leender's Portfolio                               5              60                                                57
 130     Copps Food Market                                 2              60                                                56
 131     Harbour East MHC                                  5
 132     LAGO VISTA MHP                                    7
 133     Stor N' Lok                                       2
 134     A-American Pico                                  14
 135     Storage Depot-North SSF                           9
 136     Storage Depot-West SSF                            6
 137     San Luis Obisbo Self Storage                     21
 138     West L.A. Self Storage                            8
 139     Willow Creek Apts.                                1              60                                                57
 140     Redhill MHP                                       3              60                                                57
 141     Phoenix Inn - Troutdale                           2              60                                                57
 142     North Valley Self Storage Facility                4              60                                                57
 143     Stone Creek Plaza                                 3             120                                               117
 144     Everett Portfolio                                 5
 145     Sheffield Lofts                                   7
 146     Paramount Self Storage                            9
 147     Allstate Insurance Building                       3              60                                                57
 148     Mira Mesa Retirement Community                    2              60                                                57
 149     City Gables Apts.                                 4              60                                               117
 150     Windsorland MHC                                   6
 151     Budget Mini Storage - Phoenix                     2              90                                                87
 152     ABQ Mini Storage                                  2              90                                                87
 153     Safeway Self Storage Facility                     5              60                                                57
 154     Southgate Square Apartments                       2              60                                                57
 155     Palm Shadows Apartments                           1              36                                                36
 156     Park Drive Apts.                                  2              72
 157     Continental Luxury Apartments                     3              84                                                93
 158     Dohr Apartments                                   4              60                                                57
 159     Belmont  Self Storage                             4              60                                               117
 160     Westview Plaza Shopping Center *                  6              12
 161     Hamilton House                                    8                                                               117
 162     Linkletter Self Storage Facility                  2              60                                                69
 163     Lyndie Office Building                            2              48                                                69
 164     Juanita Bay Office Building                       4              60                                                57


----------------------------------------------------------------------------------------------------------------------------------
                                                                                   PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 125     Harvard Medical Park
 126     A American Self Storage                         118
 127     Commerce Crossing *                                    36      12      12      12      12     12      81
 128     Woodshire Mobile Home Park
 129     Leender's Portfolio
 130     Copps Food Market
 131     Harbour East MHC                                117
 132     LAGO VISTA MHP                                  117
 133     Stor N' Lok                                     117
 134     A-American Pico                                 117
 135     Storage Depot-North SSF                         117
 136     Storage Depot-West SSF                          117
 137     San Luis Obisbo Self Storage                    117
 138     West L.A. Self Storage                          117
 139     Willow Creek Apts.
 140     Redhill MHP
 141     Phoenix Inn - Troutdale
 142     North Valley Self Storage Facility
 143     Stone Creek Plaza
 144     Everett Portfolio                               117
 145     Sheffield Lofts                                 116
 146     Paramount Self Storage                          117
 147     Allstate Insurance Building
 148     Mira Mesa Retirement Community
 149     City Gables Apts.
 150     Windsorland MHC                                 117
 151     Budget Mini Storage - Phoenix
 152     ABQ Mini Storage
 153     Safeway Self Storage Facility
 154     Southgate Square Apartments
 155     Palm Shadows Apartments                                                                12             12              21
 156     Park Drive Apts.                                                                       12             12              18
 157     Continental Luxury Apartments
 158     Dohr Apartments
 159     Belmont  Self Storage
 160     Westview Plaza Shopping Center *                       24              24              24             24              12
 161     Hamilton House
 162     Linkletter Self Storage Facility
 163     Lyndie Office Building
 164     Juanita Bay Office Building


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 125     Harvard Medical Park                           3                17.00
 126     A American Self Storage                        3                 7.85
 127     Commerce Crossing *                            3                15.85
 128     Woodshire Mobile Home Park                     3                 7.85
 129     Leender's Portfolio                            3                 7.85
 130     Copps Food Market                              3                 7.85
 131     Harbour East MHC                               3                 7.85
 132     LAGO VISTA MHP                                 3                 7.85
 133     Stor N' Lok                                    3                 7.85
 134     A-American Pico                                3                 7.85
 135     Storage Depot-North SSF                        3                 7.85
 136     Storage Depot-West SSF                         3                 7.85
 137     San Luis Obisbo Self Storage                   3                 7.85
 138     West L.A. Self Storage                         3                 7.85
 139     Willow Creek Apts.                             3                 7.85
 140     Redhill MHP                                    3                 7.85
 141     Phoenix Inn - Troutdale                        3                17.00
 142     North Valley Self Storage Facility             3                 7.85
 143     Stone Creek Plaza                              3                 7.85
 144     Everett Portfolio                              3                 7.85
 145     Sheffield Lofts                                4                 7.85
 146     Paramount Self Storage                         3                 7.85
 147     Allstate Insurance Building                    3                17.00
 148     Mira Mesa Retirement Community                 3                 7.85
 149     City Gables Apts.                              3                 7.85
 150     Windsorland MHC                                3                 7.85
 151     Budget Mini Storage - Phoenix                  3                 7.85
 152     ABQ Mini Storage                               3                 7.85
 153     Safeway Self Storage Facility                  3                 7.85
 154     Southgate Square Apartments                    3                 7.85
 155     Palm Shadows Apartments                        3                 7.85
 156     Park Drive Apts.                               6                 7.85
 157     Continental Luxury Apartments                  3                 7.85
 158     Dohr Apartments                                3                 7.85
 159     Belmont  Self Storage                          3                 7.85
 160     Westview Plaza Shopping Center *               0                15.85
 161     Hamilton House                                 3                 7.85
 162     Linkletter Self Storage Facility               3                 7.85
 163     Lyndie Office Building                         3                 7.85
 164     Juanita Bay Office Building                    3                 7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                   LOCKOUT   DEFEASANCE         PREPAYMENT CODE (18)
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 165     Fairway Greens Apartments                         3              60                                                57
 166     Rolling Hills                                     6
 167     Barnes & Noble                                    3              60                                                57
 168     Diamond Grove (21)                                8                                                  12     12     93
 169     Yankee Mobile Home Park                           5              60                                                57
 170     Skylark Village I Mobile Home Park                5              60                                                57
 171     Red Hill Estates                                 11
 172     Desert Springs Apartments                         5                                                               117
 173     Lake Haven/Tall Pines                            11
 174     Green Hill MHC                                   10
 175     Fenton Walgreens                                  1             120                                               112
 176     Skylark II Village Mobile Home Park               5              60                                                57
 177     Laboratory Building                               3              60                                                57
 178     Sorrento Valley Self Storage                      1              60
 179     Westminster Garden                                1              60                                               177
 180     Hillside Courtyard                                5              60                                                57
 181     Village Fair Shopping Center                      2              60                                                57
 182     Just For Feet                                     3              60                                                57
 183     Airway Trade Center                               2              60                                                58
 184     989-1001 Watertown Street                         2              60
 185     Kimberly Place                                    1              60                                                57
 186     Casa Del Sol Apartment                            4              36                                                81
 187     Lake Geneva Apts.                                 3              60                                                57
 188     Austin Commons Industrial Building                9                                                               117
 189     Fairway Executive Center                          2              60                                                57
 190     National City Self Storage Facility               4              60                                                57
 191     Kawaihae Harbor Shopping Center                   5                                                               114
 192     Greenbriar Business Park                          2              60                                                57
 193     St. Vrain Village MHP                             4              60                                                44
 194     2000 E. Irvington Road                            5              60                                               117
 195     Safe Space Self Storage                           7              60                                                57
 196     Arbor Oaks MHC                                    5              36                                                78
 198     Windsor Estates                                   9                                                               117
 199     A-American Self Storage Facility-Palmdale         1              60                                                54
 200     Maple Tree Plaza                                  8                                                               117
 201     17th & State Shops                                8                                                               117
 202     Oxford Corners                                    2              60                                                57
 203     Riverwood                                         1             120         Yes
 204     3500 W. Segerstrom                                3              60                                                80
 205     Oakwood MHP                                       5              60                                                57


----------------------------------------------------------------------------------------------------------------------------------
                                                                                 PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 165     Fairway Greens Apartments
 166     Rolling Hills                                   117
 167     Barnes & Noble
 168     Diamond Grove (21)
 169     Yankee Mobile Home Park
 170     Skylark Village I Mobile Home Park
 171     Red Hill Estates                                117
 172     Desert Springs Apartments
 173     Lake Haven/Tall Pines                           117
 174     Green Hill MHC                                  117
 175     Fenton Walgreens
 176     Skylark II Village Mobile Home Park
 177     Laboratory Building
 178     Sorrento Valley Self Storage                     57
 179     Westminster Garden
 180     Hillside Courtyard
 181     Village Fair Shopping Center
 182     Just For Feet
 183     Airway Trade Center
 184     989-1001 Watertown Street                                                              24             12              18
 185     Kimberly Place
 186     Casa Del Sol Apartment
 187     Lake Geneva Apts.
 188     Austin Commons Industrial Building
 189     Fairway Executive Center
 190     National City Self Storage Facility
 191     Kawaihae Harbor Shopping Center
 192     Greenbriar Business Park
 193     St. Vrain Village MHP                            12
 194     2000 E. Irvington Road
 195     Safe Space Self Storage
 196     Arbor Oaks MHC
 198     Windsor Estates
 199     A-American Self Storage Facility-Palmdale
 200     Maple Tree Plaza
 201     17th & State Shops
 202     Oxford Corners
 203     Riverwood
 204     3500 W. Segerstrom
 205     Oakwood MHP


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 165     Fairway Greens Apartments                      3                 7.85
 166     Rolling Hills                                  3                 7.85
 167     Barnes & Noble                                 3                 7.85
 168     Diamond Grove (21)                             3                 7.85
 169     Yankee Mobile Home Park                        3                 7.85
 170     Skylark Village I Mobile Home Park             3                 7.85
 171     Red Hill Estates                               3                 7.85
 172     Desert Springs Apartments                      3                 7.85
 173     Lake Haven/Tall Pines                          3                 7.85
 174     Green Hill MHC                                 3                 7.85
 175     Fenton Walgreens                               3                 7.85
 176     Skylark II Village Mobile Home Park            3                 7.85
 177     Laboratory Building                            3                15.35
 178     Sorrento Valley Self Storage                   3                 7.85
 179     Westminster Garden                             3                 7.85
 180     Hillside Courtyard                             3                14.85
 181     Village Fair Shopping Center                   3                 7.85
 182     Just For Feet                                  3                 7.85
 183     Airway Trade Center                            3                 7.85
 184     989-1001 Watertown Street                      6                 7.85
 185     Kimberly Place                                 3                 7.85
 186     Casa Del Sol Apartment                         3                 7.85
 187     Lake Geneva Apts.                              3                 7.85
 188     Austin Commons Industrial Building             3                 7.85
 189     Fairway Executive Center                       3                 7.85
 190     National City Self Storage Facility            3                 7.85
 191     Kawaihae Harbor Shopping Center                6                 7.85
 192     Greenbriar Business Park                       3                 7.85
 193     St. Vrain Village MHP                          3                 7.85
 194     2000 E. Irvington Road                         3                 7.85
 195     Safe Space Self Storage                        3                 7.85
 196     Arbor Oaks MHC                                 6                 7.85
 198     Windsor Estates                                3                 7.85
 199     A-American Self Storage Facility-Palmdale      6                 7.85
 200     Maple Tree Plaza                               3                 7.85
 201     17th & State Shops                             3                 7.85
 202     Oxford Corners                                 3                15.85
 203     Riverwood                                                        7.85
 204     3500 W. Segerstrom                             4                 7.85
 205     Oakwood MHP                                    3                 7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                   LOCKOUT   DEFEASANCE         PREPAYMENT CODE (18)
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 206     Calexico Mobile Home Park                         6              60                                                57
 207     American Harbor Self Storage (22)                 5              60
 208     Bennett Avenue Apartments                         5              60                                                57
 209     Friendly Village MHC                              7
 210     Strawberry Hills Apartments                       3              60                                                57
 211     Worthington Business Center                      14
 212     Rancho Del Rio MHP                                7
 213     A-1 Self Storage - El Cajon, CA                   2              60                                                57
 214     28308 Industry Drive                              3              60                                                92
 215     Belmont Self Storage II                           3              60                                               117
 217     Sunland Manor                                     7              24
 218     Storage Solutions                                 9
 219     Craycroft Gardens                                10                                                               117
 220     Fleming Creek Circle Apartments                   2              60                                                57
 221     Tyler Mall Mini Storage                           3              60                                                56
 222     Alyson Manor Mobile Estates                       4              60                                                56
 223     Ogden Days Inn                                    5                                                               117
 225     99 Brainard Road                                  2              72
 226     Securgard Self Storage                           20
 227     Shattuck Avenue Self Storage Facility             2
 228     Meadowbrook Village                               7
 229     11959 Canyon Road                                 4              60                                               120
 230     Walgreens -  Monterey *                           5               0
 231     Southshore Point                                  3              60                                                54
 232     Petcare Superstore                                3              60                                                57
 233     Memorial Crossing                                 3              60                                                57
 234     Bethany Square *                                  3              36
 235     Royal Highlander                                  2              60                                                57
 236     932 N. Rush                                       2              60                                                57
 237     Fineberg Lancaster Apartments                     1              72
 238     Fineberg Beacon Apartments                        1              72
 239     Centennial Estates                                8
 240     Armored Self Storage Facility                     7                                                               117
 241     Extra Space Self Storage Facility                 4              60                                                57
 242     Portgage Green MHP                                6                                                               117
 243     A-American El Cajon                               8                                                               117
 244     7 Mt. Hood Road                                   2              72
 245     370 Diablo Road                                   3              60                                                60
 246     Ashe Road Bus. Park                               2             120         Yes
 247     Gilbert Self Storage                              7              60                                               117


----------------------------------------------------------------------------------------------------------------------------------
                                                                               PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 206     Calexico Mobile Home Park
 207     American Harbor Self Storage (22)                                                      24             12              12
 208     Bennett Avenue Apartments
 209     Friendly Village MHC                            117
 210     Strawberry Hills Apartments
 211     Worthington Business Center                     117
 212     Rancho Del Rio MHP                              116
 213     A-1 Self Storage - El Cajon, CA
 214     28308 Industry Drive
 215     Belmont Self Storage II
 217     Sunland Manor                                                                          12             12               9
 218     Storage Solutions                               117
 219     Craycroft Gardens
 220     Fleming Creek Circle Apartments
 221     Tyler Mall Mini Storage
 222     Alyson Manor Mobile Estates
 223     Ogden Days Inn
 225     99 Brainard Road                                                                       12             12              18
 226     Securgard Self Storage                          118
 227     Shattuck Avenue Self Storage Facility                  12              12              24             24              12
 228     Meadowbrook Village                             117
 229     11959 Canyon Road
 230     Walgreens -  Monterey *                                               120             120
 231     Southshore Point
 232     Petcare Superstore
 233     Memorial Crossing
 234     Bethany Square *                                       36              12              12             12              12
 235     Royal Highlander
 236     932 N. Rush
 237     Fineberg Lancaster Apartments                                                          12             12              18
 238     Fineberg Beacon Apartments                                                             12             12              18
 239     Centennial Estates                              117
 240     Armored Self Storage Facility
 241     Extra Space Self Storage Facility
 242     Portgage Green MHP
 243     A-American El Cajon
 244     7 Mt. Hood Road                                                                        12             12              18
 245     370 Diablo Road
 246     Ashe Road Bus. Park
 247     Gilbert Self Storage


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 206     Calexico Mobile Home Park                     3                  7.85
 207     American Harbor Self Storage (22)            12                  7.85
 208     Bennett Avenue Apartments                     3                  7.85
 209     Friendly Village MHC                          3                  7.85
 210     Strawberry Hills Apartments                   3                  7.85
 211     Worthington Business Center                   3                  7.85
 212     Rancho Del Rio MHP                            3                  7.85
 213     A-1 Self Storage - El Cajon, CA               3                  7.85
 214     28308 Industry Drive                          4                  7.85
 215     Belmont Self Storage II                       3                  7.85
 217     Sunland Manor                                 3                  7.85
 218     Storage Solutions                             3                  7.85
 219     Craycroft Gardens                             3                  7.85
 220     Fleming Creek Circle Apartments               3                  7.85
 221     Tyler Mall Mini Storage                       3                  7.85
 222     Alyson Manor Mobile Estates                   3                  7.85
 223     Ogden Days Inn                                3                  7.85
 225     99 Brainard Road                              6                  7.85
 226     Securgard Self Storage                        3                  7.85
 227     Shattuck Avenue Self Storage Facility        36                  7.85
 228     Meadowbrook Village                           3                  7.85
 229     11959 Canyon Road                             0                 15.85
 230     Walgreens -  Monterey *                       0                 15.85
 231     Southshore Point                              6                  7.85
 232     Petcare Superstore                            3                 15.85
 233     Memorial Crossing                             3                 17.00
 234     Bethany Square *                              0                 15.85
 235     Royal Highlander                              3                  7.85
 236     932 N. Rush                                   4                  7.85
 237     Fineberg Lancaster Apartments                 6                  7.85
 238     Fineberg Beacon Apartments                    6                  7.85
 239     Centennial Estates                            3                  7.85
 240     Armored Self Storage Facility                 3                  7.85
 241     Extra Space Self Storage Facility             3                  7.85
 242     Portgage Green MHP                            3                  7.85
 243     A-American El Cajon                           3                  7.85
 244     7 Mt. Hood Road                               6                  7.85
 245     370 Diablo Road                               0                 15.85
 246     Ashe Road Bus. Park                                              7.85
 247     Gilbert Self Storage                          3                  7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                   LOCKOUT   DEFEASANCE         PREPAYMENT CODE (18)
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------

 248     Lamar Mini Storage                               10
 249     El Dorado Mobile Home Park                        6                                                               117
 250     Boston Market/Kinkos                              8                                                               117
 251     British Square                                    2              60                                                57
 252     Valencia Gardens                                  7              60                                               117
 253     Providence Hill Office Building                   2              60                                                57
 254     A-AMERICAN SELF STORAGE-Valencia                  3
 255     Calhoun Shores Apartments                         4              60                                               117
 256     Wyncrossing Apartments                            3               0                                               114
 257     Garcia Apartments                                 2              60                                                57
 258     Stor-N-Lock #11                                   3
 259     Sycamore Hill Apartments                          4              60                                                57
 260     3400 W. Segerstrom                                3              60                                                80
 261     Larkfield Self Storage                            3
 262     Bellmere Apartments                               4              60                                                57
 263     Armored Mini Storage - 52nd Street                4              60                                                57
 264     CVS - Decatur                                     3              60                                               117
 265     Southwest Professional Plaza                      8                                                               117
 266     Tanglewood                                        9                                                               117
 267     Tracy Portfolio                                   3              36                                                81
 268     Casa del Rey Apartments                           2              60                                                57
 269     A-American SSF - National City                    1              60
 270     B&R Mini Storage                                  3              90                                                87
 271     3630 West Garry Ave.                              4              60                                                80
 272     Twin Oaks Manor                                   3              60                                                54
 273     Etiwanda Self Storage                             5
 274     Your Extra Attic - Stockbridge                    3              48                                                69
 275     116 Washington Street                             2              72
 276     Eugene Camlu Retirement Center                   10
 277     Newgate Apartments                                2              60                                                57
 278     Roosevelt Apartments                              3              84                                                93
 279     Park Place Plaza Shopping Center                  3              60                                                57
 280     Quinsigamond Plaza                                6              60                                                57
 281     Hav-A-Storage Self Storage Facility               5              60                                                57
 282     Brackett Air Business Park                        5              36                                                81
 283     Van Buren Self Storage                            8
 284     5 Walbridge Street                                2              72
 285     EZ Storage Center Self Storage Facility           4              60                                                57
 286     Bethel Self Storage                               9
 287     Handi Self Storage                               10


----------------------------------------------------------------------------------------------------------------------------------
                                                                               PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 248     Lamar Mini Storage                              129
 249     El Dorado Mobile Home Park
 250     Boston Market/Kinkos
 251     British Square
 252     Valencia Gardens
 253     Providence Hill Office Building
 254     A-AMERICAN SELF STORAGE-Valencia                118
 255     Calhoun Shores Apartments
 256     Wyncrossing Apartments
 257     Garcia Apartments
 258     Stor-N-Lock #11                                        12              12              24             24              12
 259     Sycamore Hill Apartments
 260     3400 W. Segerstrom
 261     Larkfield Self Storage                          117
 262     Bellmere Apartments
 263     Armored Mini Storage - 52nd Street
 264     CVS - Decatur
 265     Southwest Professional Plaza
 266     Tanglewood
 267     Tracy Portfolio
 268     Casa del Rey Apartments
 269     A-American SSF - National City                   54
 270     B&R Mini Storage
 271     3630 West Garry Ave.
 272     Twin Oaks Manor
 273     Etiwanda Self Storage                           117
 274     Your Extra Attic - Stockbridge
 275     116 Washington Street                                                                  12             12              18
 276     Eugene Camlu Retirement Center                  117
 277     Newgate Apartments
 278     Roosevelt Apartments
 279     Park Place Plaza Shopping Center
 280     Quinsigamond Plaza
 281     Hav-A-Storage Self Storage Facility
 282     Brackett Air Business Park
 283     Van Buren Self Storage                          117
 284     5 Walbridge Street                                                                     12             12              18
 285     EZ Storage Center Self Storage Facility
 286     Bethel Self Storage                             117
 287     Handi Self Storage                              117


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 248     Lamar Mini Storage                            3                  7.85
 249     El Dorado Mobile Home Park                    3                  7.85
 250     Boston Market/Kinkos                          3                  7.85
 251     British Square                                3                  7.85
 252     Valencia Gardens                              3                  7.85
 253     Providence Hill Office Building               3                  7.85
 254     A-AMERICAN SELF STORAGE-Valencia              3                  7.85
 255     Calhoun Shores Apartments                     3                  7.85
 256     Wyncrossing Apartments                        6                 17.00
 257     Garcia Apartments                             3                  7.85
 258     Stor-N-Lock #11                              36                  7.85
 259     Sycamore Hill Apartments                      3                  7.85
 260     3400 W. Segerstrom                            4                  7.85
 261     Larkfield Self Storage                        3                  7.85
 262     Bellmere Apartments                           3                  7.85
 263     Armored Mini Storage - 52nd Street            3                  7.85
 264     CVS - Decatur                                 3                  7.85
 265     Southwest Professional Plaza                  3                  7.85
 266     Tanglewood                                    3                  7.85
 267     Tracy Portfolio                               3                  7.85
 268     Casa del Rey Apartments                       3                  7.85
 269     A-American SSF - National City                6                  7.85
 270     B&R Mini Storage                              3                  7.85
 271     3630 West Garry Ave.                          4                  7.85
 272     Twin Oaks Manor                               6                  7.85
 273     Etiwanda Self Storage                         3                  7.85
 274     Your Extra Attic - Stockbridge                3                  7.85
 275     116 Washington Street                         6                  7.85
 276     Eugene Camlu Retirement Center                3                  7.85
 277     Newgate Apartments                            3                  7.85
 278     Roosevelt Apartments                          3                  7.85
 279     Park Place Plaza Shopping Center              3                  7.85
 280     Quinsigamond Plaza                            3                  7.85
 281     Hav-A-Storage Self Storage Facility           3                  7.85
 282     Brackett Air Business Park                    3                  7.85
 283     Van Buren Self Storage                        3                  7.85
 284     5 Walbridge Street                            6                  7.85
 285     EZ Storage Center Self Storage Facility       3                  7.85
 286     Bethel Self Storage                           3                  7.85
 287     Handi Self Storage                            3                  7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                   LOCKOUT   DEFEASANCE         PREPAYMENT CODE (18)
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------
 288     Green Valley Storage (Windmill)                   2              60                                                58
 289     Woodgate Mobile Home Village                      2              60                                                57
 290     Aire Libre Apartments                             6              60                                                57
 291     Shattalon Terrace Apartments                      2              60                                                57
 292     Brookhaven MHC                                   13
 294     Heritage/Gibson Mobile Home Village               3              60                                                57
 295     River Point Condos                                4              60                                                57
 296     Villa Vallejo                                     6              60                                                57
 297     CVS - Austell                                     3              60                                               117
 298     Crown Ridge Apartments                            3              60                                                57
 299     1334 Commonwealth Avenue                          2              72
 300     Mini U Novi                                       7                                                               117
 301     Stor-N-Lock #10                                   3
 302     2nd Garage Self Storage                          19
 303     Virginia Court Apartments                         5                                                               114
 304     Oakview Manor Apartments                          2              60                                                57
 305     Timberline Forest Apartments                      3              48                                                69
 306     The Village Plaza                                 5                                                               117
 307     9 Egremont Road                                   2              72
 308     Affordable Self Storage                           9
 309     6630 Baltimore National Pike                     10
 310     4 Vinal Street                                    2              72
 311     Whiskey Bottom Business Center                   10
 312     Royal Estates MHP                                 2              60                                                57
 313     Pep Boys - Streamwood                             1             113                                               110
 314     Orange Avenue Industrial Park                    11
 315     Men's Warehouse                                   1              60                                                57
 316     Pier 1 - Saginaw                                  3              60                                                57
 317     Boulevard Apartments                              3              84                                                93
 318     Stor-N-Lock #8                                    3
 319     Park Plaza Retail Center                          4
 320     Claremont Self Storage                            5
 321     Shamrock MHC                                      9
 322     Security Self Storage Facility                    7              60                                                57
 323     Lock It Up Self Storage Facility                  5              60                                                57
 324     CVS - Bethsaida                                   3              60                                               117
 325     Summer Wind                                      10
 326     Victoria Square Apartments                        2              60                                                58
 327     Foxfire Apartments                                5              60                                                57
 328     Glen Arbor Apartments                            10


----------------------------------------------------------------------------------------------------------------------------------
                                                                                PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 288     Green Valley Storage (Windmill)
 289     Woodgate Mobile Home Village
 290     Aire Libre Apartments
 291     Shattalon Terrace Apartments
 292     Brookhaven MHC                                  129
 294     Heritage/Gibson Mobile Home Village
 295     River Point Condos
 296     Villa Vallejo
 297     CVS - Austell
 298     Crown Ridge Apartments
 299     1334 Commonwealth Avenue                                                               12             12              18
 300     Mini U Novi
 301     Stor-N-Lock #10                                        12              12              24             24              12
 302     2nd Garage Self Storage                         117
 303     Virginia Court Apartments
 304     Oakview Manor Apartments
 305     Timberline Forest Apartments
 306     The Village Plaza
 307     9 Egremont Road                                                                        12             12              18
 308     Affordable Self Storage                         117
 309     6630 Baltimore National Pike                    117
 310     4 Vinal Street                                                                         12             12              18
 311     Whiskey Bottom Business Center                  117
 312     Royal Estates MHP
 313     Pep Boys - Streamwood
 314     Orange Avenue Industrial Park                   117
 315     Men's Warehouse
 316     Pier 1 - Saginaw
 317     Boulevard Apartments
 318     Stor-N-Lock #8                                         12              12              24             24              12
 319     Park Plaza Retail Center                        117
 320     Claremont Self Storage                          117
 321     Shamrock MHC                                    116
 322     Security Self Storage Facility
 323     Lock It Up Self Storage Facility
 324     CVS - Bethsaida
 325     Summer Wind                                     117
 326     Victoria Square Apartments
 327     Foxfire Apartments
 328     Glen Arbor Apartments                           116


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 288     Green Valley Storage (Windmill)               3                  7.85
 289     Woodgate Mobile Home Village                  3                  7.85
 290     Aire Libre Apartments                         3                  7.85
 291     Shattalon Terrace Apartments                  3                  7.85
 292     Brookhaven MHC                                3                  7.85
 294     Heritage/Gibson Mobile Home Village           3                  7.85
 295     River Point Condos                            3                  7.85
 296     Villa Vallejo                                 3                  7.85
 297     CVS - Austell                                 3                  7.85
 298     Crown Ridge Apartments                        3                 17.00
 299     1334 Commonwealth Avenue                      6                  7.85
 300     Mini U Novi                                   3                  7.85
 301     Stor-N-Lock #10                              36                  7.85
 302     2nd Garage Self Storage                       3                  7.85
 303     Virginia Court Apartments                     6                  7.85
 304     Oakview Manor Apartments                      3                  7.85
 305     Timberline Forest Apartments                  3                  7.85
 306     The Village Plaza                             3                  7.85
 307     9 Egremont Road                               6                  7.85
 308     Affordable Self Storage                       3                  7.85
 309     6630 Baltimore National Pike                  3                  7.85
 310     4 Vinal Street                                6                  7.85
 311     Whiskey Bottom Business Center                3                  7.85
 312     Royal Estates MHP                             3                  7.85
 313     Pep Boys - Streamwood                         3                  7.85
 314     Orange Avenue Industrial Park                 3                  7.85
 315     Men's Warehouse                               3                  7.85
 316     Pier 1 - Saginaw                              3                  7.85
 317     Boulevard Apartments                          3                  7.85
 318     Stor-N-Lock #8                               36                  7.85
 319     Park Plaza Retail Center                      3                  7.85
 320     Claremont Self Storage                        3                  7.85
 321     Shamrock MHC                                  3                  7.85
 322     Security Self Storage Facility                3                  7.85
 323     Lock It Up Self Storage Facility              3                  7.85
 324     CVS - Bethsaida                               3                  7.85
 325     Summer Wind                                   3                  7.85
 326     Victoria Square Apartments                    3                  7.85
 327     Foxfire Apartments                            3                  7.85
 328     Glen Arbor Apartments                         3                  7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------
LOAN                                                                   LOCKOUT   DEFEASANCE         PREPAYMENT CODE (18)
 NO.                   PROPERTY NAME                  SEASONING (17)   PERIOD    PROVISION     YM5L   YM4L   YM3L   YM2L   YM1
------------------------------------------------------------------------------------------------------------------------------
 329     Pier 1 - Lewisville                               4                                                               114
 330     Bozeman K-Mart/Applebees                          3             108                                               102
 331     Emerald Lakes Mobile Home Park                    2              60                                                57
 332     Your Extra Attic - Duluth                         3              48                                                69
 333     Pier 1 - Canton                                   3              60                                                57
 334     DeSoto Estates MHP                                4
 335     McWhorters - Cupertino                            8               0
 336     Hide-Away-Hills MHP                               2              60                                                57
 337     AAA Interstate SSF                                6                                                               117
 338     Your Extra Attic - Winters Chapel                 3              48                                                69
 339     ABC Mini Storage                                 10
 340     Pep Boys- Gardena                                 2              81                                                77
 341     Eastwood MHP                                      4              60                                                57
 342     Bama Self Storage                                 8
 343     Thomas Apartments                                 8                                                               117
 345     Missouri Self Storage Facility                    2              60                                                20
 346     A-American Self Storage-Bent Avenue               1              60
 347     The Pine Garden Apartments                        6              60                                                57
 348     Stor-N-Lock #7                                    3
 349     Green Valley Self Storage                         2              60                                                57
 350     130 Englewood Street                              2              72
 351     Radio Shack - Blockbuster Center                  2              60                                                57
 352     1375 Commonwealth Avenue                          2              72
 353     Stor-N-Lock #9                                    3
 354     Mid Cajon Apartments                              2              60                                                57
 355     Payless Shoe Source                               1              60                                                57
 356     Panama City Mobile Home Estates                   3
 357     Your Extra Attic - Norcross                       3              48                                                69
 358     Terrace View Center                               2              60                                                57
 359     Village Corner                                    2              60                                                58
 360     1381 Commonwealth Avenue                          2              72
 361     Pinegrove Place                                   3              60                                                57


----------------------------------------------------------------------------------------------------------------------------------
                                                                                PREPAYMENT CODE (18)
LOAN
 NO.                   PROPERTY NAME                      YM   5.0%    4.5%    4.0%    3.5%    3.0%   2.5%    2.0%    1.5%    1.0%
----------------------------------------------------------------------------------------------------------------------------------

 329     Pier 1 - Lewisville
 330     Bozeman K-Mart/Applebees
 331     Emerald Lakes Mobile Home Park
 332     Your Extra Attic - Duluth
 333     Pier 1 - Canton
 334     DeSoto Estates MHP                                     12              12              24             24              12
 335     McWhorters - Cupertino                                                 96              96
 336     Hide-Away-Hills MHP
 337     AAA Interstate SSF
 338     Your Extra Attic - Winters Chapel
 339     ABC Mini Storage                                117
 340     Pep Boys- Gardena
 341     Eastwood MHP
 342     Bama Self Storage                               117
 343     Thomas Apartments
 345     Missouri Self Storage Facility
 346     A-American Self Storage-Bent Avenue              54
 347     The Pine Garden Apartments
 348     Stor-N-Lock #7                                         12              12              24             24              12
 349     Green Valley Self Storage
 350     130 Englewood Street                                                                   12             12              18
 351     Radio Shack - Blockbuster Center
 352     1375 Commonwealth Avenue                                                               12             12              18
 353     Stor-N-Lock #9                                         12              12              24             24              12
 354     Mid Cajon Apartments
 355     Payless Shoe Source
 356     Panama City Mobile Home Estates                 117
 357     Your Extra Attic - Norcross
 358     Terrace View Center
 359     Village Corner
 360     1381 Commonwealth Avenue                                                               12             12              18
 361     Pinegrove Place


------------------------------------------------------------------------------------
LOAN                                            PREPAYMENT CODE (18)      ADMIN.
 NO.                   PROPERTY NAME                   OPEN          COST RATE (BPS)
------------------------------------------------------------------------------------
 329     Pier 1- Lewisville                            6                  7.85
 330     Bozeman K-Mart/Applebees                      3                 17.00
 331     Emerald Lakes Mobile Home Park                3                  7.85
 332     Your Extra Attic - Duluth                     3                  7.85
 333     Pier 1 - Canton                               3                  7.85
 334     DeSoto Estates MHP                           36                  7.85
 335     McWhorters - Cupertino                                          15.85
 336     Hide-Away-Hills MHP                           3                  7.85
 337     AAA Interstate SSF                            3                  7.85
 338     Your Extra Attic - Winters Chapel             3                  7.85
 339     ABC Mini Storage                              3                  7.85
 340     Pep Boys- Gardena                             3                  7.85
 341     Eastwood MHP                                  3                  7.85
 342     Bama Self Storage                             3                  7.85
 343     Thomas Apartments                             3                  7.85
 345     Missouri Self Storage Facility                3                  7.85
 346     A-American Self Storage-Bent Avenue           6                  7.85
 347     The Pine Garden Apartments                    3                  7.85
 348     Stor-N-Lock #7                               36                  7.85
 349     Green Valley Self Storage                     3                  7.85
 350     130 Englewood Street                          6                  7.85
 351     Radio Shack - Blockbuster Center              3                 15.85
 352     1375 Commonwealth Avenue                      6                  7.85
 353     Stor-N-Lock #9                               36                  7.85
 354     Mid Cajon Apartments                          3                  7.85
 355     Payless Shoe Source                           3                  7.85
 356     Panama City Mobile Home Estates               3                  7.85
 357     Your Extra Attic - Norcross                   3                  7.85
 358     Terrace View Center                           3                  7.85
 359     Village Corner                                3                  7.85
 360     1381 Commonwealth Avenue                      6                  7.85
 361     Pinegrove Place                               3                  7.85

      FOOTNOTES TO APPENDIX II

1 "HF", and "MS" denote Heller Financial Capital Funding, Inc., and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designates multiple loans that are cross-collateralized and cross-defaulted.

3 Mortgage Loan is secured by liens on multiple properties. Property type, address, and year built indicated are for the largest of such properties. All other property information is aggregated for the multiple properties, which are summarized below:

              (3A) Secured by liens on six self storage facilities.
              (3B) Secured by liens on six retail properties.
              (3C) Secured by liens on nine multifamily properties.
              (3D) Secured by liens on two hospitality properties.
              (3E) Secured by liens on four office properties.
              (3F) Secured by liens on three manufactured housing communities.
              (3G) Secured by liens on three manufactured housing communities.
              (3H) Secured by liens on two self storage facilities.
              (3I) Secured by liens on two manufactured housing communities.
              (3J) Secured by liens on three multi-family properties.
              (3K) Secured by liens on two retail properties.
              (3L) Secured by liens on one office facility and one self storage facility.
              (3M) Secured by liens on two multi-family properties.

      Additional Information regarding the multiple property loans can be found on pages II-19 through II-21.

4 Certain ratios including Cut-Off Date Balance Loan/Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted.

5 Effective Maturity Date is assumed to be the Hyper-Amortization Date. See "Description of the Mortgage Pool".

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 At loan closing, $100,000 of loan proceeds were set aside in an escrow account. The escrow will be released to borrower upon satisfaction of a minimum 1.20x debt service coverage, and a maximum 80% loan to value, as determined by an updated appraisal, so long as such conditions are met within six months of the loan closing date. Any portion of the escrow which the borrower does not qualify for will be applied to partially repay the loan, subject to a yield maintenance penalty. Debt service coverage and loan to value presented reflect full loan amount.

8     Loan was interest only until 1/1/98.

9 At loan closing, $700,000 of loan proceeds were set aside in an escrow account. The escrow will be released to the borrower upon satisfaction of a minimum 1.25x debt service coverage, and a maximum 80% loan to value, as determined by an appraisal, so long as such conditions are met by 7/1/99. Any portion of the escrow which the borrower does not qualify for will be applied to partially repay the loan. Debt service coverage and loan to value presented reflect full loan amount. Loan is interest only until 8/1/99.

10 Note provides for an additional $5,000 per month of principal amortization in excess of the calculated payment for the first 48 payments.

      FOOTNOTES TO APPENDIX II

11 At loan closing, $200,000 of loan proceeds were set aside in an escrow account. The escrow will be released to borrower upon satisfaction of a minimum of 1.20x debt service coverage, and a maximum 80% loan to value, as determined by appraisal, as long as such conditions are met by 9/8/98. Any portion of the escrow which the borrower does not qualify for will be applied to partially repay the loan. Debt service coverage and loan to value presented reflect full amount.

12    Loan is interest only until 1/1/2000.

13    Loan has stepped monthly principal and interest payments as follows:

                     3/98               $    9,603.96
                     4/98 - 12/01       $    9,139.25
                     1/02 - 12/06       $    9,870.39
                     1/07 - 12/11       $   10,660.02
                     1/12 - maturity    $   11,300.66

14    Loan has stepped monthly principal and interest payments as follows:

                     2/98               $    7,705.38
                     3/98 - 6/01        $    9,554.67
                     7/01 - 4/04        $   10,510.14
                     5/04 - maturity    $    9,497.28

15 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the preceding twelve month period.

16 "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to or in excess of 10%, of the total square footage at the subject property.

17 "Seasoning" represents the approximate number of months elapsed from the date of origination of the Mortgage Loan to the Cut-Off Date.

18 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1" represents the greater of yield maintenance or one percent of the outstanding principal balance at such time. "YM2L", "YM3L", "YM4L", and YM5L" represent the lesser of yield maintenance or 2%, 3%, 4%, or 5%, respectively, of the outstanding principal balance at such time. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies. An asterisk ("*") denotes Mortgage Loans wherein up to 10% of the original loan balance may be prepaid without penalty each year. In the case of Bethany Square, such 10% fee provision is superceded by the 36 month lockout period. Unless otherwise noted, the sequence of prepayment provisions for each loan over its term is set forth from right to left.

19 Prepayment period indicated as YM1 indicates lesser of yield maintenance or 1%.

      FOOTNOTES TO APPENDIX II

20    Prepayment provisions in sequential order are as follows:

                 Months      Prepayment Code
                 ------      ---------------
                 1-60        Lockout
                 61-84       YM1
                 85-96       YM3L
                 97-108      YM2L
                 109-117     Lesser of 1% or YM
                 118-120     Open

21    Prepayment provisions in sequential order are as follows:

                 Months      Prepayment Code
                 ------      ---------------
                 1-84        YM1
                 85-96       YM3L
                 97-108      YM2L
                 109-117     Lesser of 1% or YM
                 118-120     Open

22    Prepayment provisions in sequential order are as follows:

                 Months      Prepayment Code
                 ------      ---------------
                 1-12        3%
                 13-72       LO
                 73-84       3%
                 85-96       2%
                 97-108      1%
                 109-120     Open

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------
                                                                                 STUDIOS             1 BEDROOMS
                                                                            -------------------  -------------------
LOAN                                                          UTILITIES               WTD. AVG.            WTD. AVG.
NO.          PROPERTY NAME                CURRENT BALANCE    TENANT PAYS    # UNITS  RENT/MONTH  # UNITS  RENT/MONTH
----------------------------------------------------------------------------------------------------------------------
 2   Norwood Apartments                     $22,266,787    Electric / HVAC      0      $0.00        59      $830.61
 12  Rancho Viejo Apts.                     $15,654,907    Electric / HVAC      0      $0.00        96      $648.71
 13  Lincoln on Memorial Apartments         $15,433,946    Electric / HVAC      0      $0.00       244      $565.60
 16  Marymount Manor                         $8,149,703          None           0      $0.00        62      $955.00
 17  Marymount Tower                         $5,929,979    Electric / HVAC      2    $330.00       101      $854.00
 21  Boylston Apartments                    $12,971,450    Electric / HVAC    153    $650.13       150      $828.47
 22  Greenbriar Apartments                  $12,554,680    Electric / HVAC      0      $0.00       113      $705.75
 23  College Station Apartments             $11,929,226    Electric / HVAC      0      $0.00       163      $366.00
 25  Rivershire Apartments                  $11,389,944    Electric / HVAC      0      $0.00         0        $0.00
 30  Ridgecrest Terrace Apartments          $10,776,200    Electric / HVAC     20    $647.63        89      $807.85
 32  1550 Brickell Apartments               $10,590,044    Electric / HVAC      0      $0.00       104      $948.94
32a  Lafayette Tower Apartments             $10,490,985    Electric / HVAC    188    $423.45       236      $531.51
 33  Lake Village Apartments                $10,425,291    Electric / HVAC      0      $0.00        88      $688.00
 40  Cypress Lake Apartments                 $9,958,020    Electric / HVAC      0      $0.00       132      $662.50
 42  Whispering Lakes Apts.                  $9,778,329    Electric / HVAC      0      $0.00        56      $690.64
 46  Willows at Appleton Square Apartments   $8,379,266    Electric / HVAC      0      $0.00        29      $785.51
 47  Ashley Park Apartments                  $8,174,151    Electric / HVAC      0      $0.00       152      $475.00
 49  Brumby Lofts                            $8,066,637    Electric / HVAC      6    $534.17        75      $675.05
 53  Wynhaven Apartments                     $7,483,529    Electric / HVAC     21    $447.00        59      $465.00
 54  Claridge Court Apartments               $7,276,152    Electric / HVAC      0      $0.00       180      $591.60
 61  Rose Apartments                         $6,858,192    Electric / HVAC      0      $0.00         0        $0.00
 64  Mesa Verde Apartments                   $6,494,324    Electric / HVAC      0      $0.00        96      $465.16
 65  Cedar Ridge Apts.                       $6,481,468    Electric / HVAC      0      $0.00       108      $668.83
 73  Walnut Ridge Apts                       $5,905,915    Electric / HVAC      0      $0.00       168      $411.16
 78  Berrytree Apartments                    $5,492,879          None           4    $445.00       105      $488.10
 80  Fairfield Place Apartments              $5,388,509    Electric / HVAC      0      $0.00         0        $0.00
 87  Burtons Landing                         $5,035,665    Electric / HVAC     44    $376.60        92      $434.66
 91  511 East 80th Street                    $4,925,169        Electric         3    $614.00        55    $1,112.37
 98  Stoneridge Apartments                   $4,556,849    Electric / HVAC      0      $0.00       100      $405.38
101  Pacific View Arroyo Apartments          $4,381,773    Electric / HVAC      1    $700.00        60      $993.83
102  Sonoma Pointe Apts.                     $4,338,233    Electric / HVAC      0      $0.00        22      $703.86
105  Pompano Palms                           $4,218,764    Electric / HVAC     14    $323.00       180      $387.00
106  The Brewery Apartments                  $4,244,621    Electric / HVAC     11    $645.91        38      $884.61
108  Gardens at Negley                       $4,227,152          None           0      $0.00        72      $533.39
115  Knox Village                            $3,987,737    Electric / HVAC      0      $0.00       123      $566.67
139  Willow Creek Apartments                 $3,508,854    Electric / HVAC      0      $0.00        23      $532.74
145  Sheffield Lofts                         $3,274,129    Electric / HVAC      0      $0.00        27      $812.41
149  City Gables Apts.                       $3,140,948    Electric / HVAC      0      $0.00        32      $700.47
154  Southgate Square Apartments             $2,998,139          HVAC           0      $0.00       156      $466.00
155  Palm Shadows Apartments                 $2,996,469        Electric        32    $365.00        88      $411.00
156  Park Drive Apartments                   $2,993,412    Electric / HVAC     33    $625.61        45      $783.22

-------------------------------------------------------------------------------------------------------
                                              2 BEDROOMS            3 BEDROOMS           4 BEDROOMS
                                          -------------------  -------------------  -------------------
LOAN                                                WTD. AVG.            WTD. AVG.            WTD. AVG.
NO.          PROPERTY NAME                # UNITS  RENT/MONTH  # UNITS  RENT/MONTH  # UNITS  RENT/MONTH
-------------------------------------------------------------------------------------------------------
 2   Norwood Apartments                     216      $973.86     57     $1,060.65     0          $0.00
 12  Rancho Viejo Apts.                     176      $757.31     40       $923.51     0          $0.00
 13  Lincoln on Memorial Apartments         108      $804.56      8       $947.50     0          $0.00
 16  Marymount Manor                         50    $1,274.00      0         $0.00     0          $0.00
 17  Marymount Tower                          0        $0.00      0         $0.00     0          $0.00
 21  Boylston Apartments                     13      $996.67      0         $0.00     0          $0.00
 22  Greenbriar Apartments                  110      $807.68      1       $920.00     0          $0.00
 23  College Station Apartments             383      $470.00      8       $558.00     0          $0.00
 25  Rivershire Apartments                  224      $740.32      0         $0.00     0          $0.00
 30  Ridgecrest Terrace Apartments           82      $926.69      0         $0.00     0          $0.00
 32  1550 Brickell Apartments                32    $1,332.65      0         $0.00     0          $0.00
32a  Lafayette Tower Apartments             148      $712.76     12     $1,003.75     0          $0.00
 33  Lake Village Apartments                112      $816.00      0         $0.00     0          $0.00
 40  Cypress Lake Apartments                 68      $935.85     16     $1,068.43     0          $0.00
 42  Whispering Lakes Apts.                 128      $784.72      0         $0.00     0          $0.00
 46  Willows at Appleton Square Apartments  111      $981.40      0         $0.00     0          $0.00
 47  Ashley Park Apartments                 132      $612.00      0         $0.00     0          $0.00
 49  Brumby Lofts                            86      $799.59      0         $0.00     0          $0.00
 53  Wynhaven Apartments                    182      $534.00     34       $657.00     0          $0.00
 54  Claridge Court Apartments              144      $750.41      0         $0.00     0          $0.00
 61  Rose Apartments                         28    $1,602.00     20     $2,330.00     0          $0.00
 64  Mesa Verde Apartments                  156      $553.93     24       $741.82     0          $0.00
 65  Cedar Ridge Apts.                       72      $800.67      0         $0.00     0          $0.00
 73  Walnut Ridge Apts                       96      $575.14      0         $0.00     0          $0.00
 78  Berrytree Apartments                   131      $603.13      0         $0.00     0          $0.00
 80  Fairfield Place Apartments             120      $658.98      0         $0.00     0          $0.00
 87  Burtons Landing                         64      $517.33      0         $0.00     0          $0.00
 91  511 East 80th Street                    62    $1,299.42      5     $1,785.40     1      $2,324.00
 98  Stoneridge Apartments                  128      $484.18     40       $590.24     0          $0.00
101  Pacific View Arroyo Apartments           0        $0.00      0         $0.00     0          $0.00
102  Sonoma Pointe Apts.                     48      $940.21      0         $0.00     0          $0.00
105  Pompano Palms                           74      $470.00      0         $0.00     0          $0.00
106  The Brewery Apartments                  28    $1,248.49      0         $0.00     0          $0.00
108  Gardens at Negley                       77      $622.11      0         $0.00     0          $0.00
115  Knox Village                           147      $653.74     46       $766.63     0          $0.00
139  Willow Creek Apartments                 77      $628.80      0         $0.00     0          $0.00
145  Sheffield Lofts                         20    $1,004.75      0         $0.00     0          $0.00
149  City Gables Apts.                       52      $844.13      0         $0.00     0          $0.00
154  Southgate Square Apartments              2     Employee     10       $527.00     0          $0.00
155  Palm Shadows Apartments                 32      $588.28      0         $0.00     0          $0.00
156  Park Drive Apartments                    2    $1,025.00      0         $0.00     0          $0.00


                                     III-1

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

                                                                                 STUDIOS               1 BEDROOMS
                                                                           --------------------   --------------------
LOAN                                                        UTILITIES                WTD. AVG.              WTD. AVG.
NO.            PROPERTY NAME           CURRENT BALANCE     TENANT PAYS     # UNITS   RENT/MONTH   # UNITS   RENT/MONTH
157    Continental Luxury Apartments     $2,988,288      Electric / HVAC      0       $  0.00       16       $700.00
158    Dohr Apartments                   $2,990,480            None           0       $  0.00       43       $505.65
161    Hamilton House                    $2,973,836      Electric / HVAC     21       $638.63       59       $764.35
165    Fairway Greens Apartments         $2,817,201      Electric / HVAC      0       $  0.00        8       $466.13
172    Desert Springs Apartments         $2,748,159      Electric / HVAC      0       $  0.00       96       $430.28
179    Westminster Gardens               $2,694,568            None          16       $400.00       28       $502.22
185    Kimberly Place                    $2,497,723      Electric / HVAC      0       $  0.00       46       $555.87
186    Casa Del Sol Apartments           $2,491,798      Electric / HVAC      0       $  0.00       33       $428.03
187    Lake Geneva Apts.                 $2,485,203      Electric / HVAC      0       $  0.00        0       $  0.00
203    Riverwood Apartments              $2,297,971      Electric / HVAC      0       $  0.00        0       $  0.00
208    Bennett Avenue Apartments         $2,286,064          Electric         2       $366.66       25       $532.73
210    Strawberry Hills Apartments       $2,278,590      Electric / HVAC      0       $  0.00       34       $575.94
217    Sunland Manor                     $2,169,236      Electric / HVAC      0       $  0.00        0       $  0.00
219    Craycroft Gardens                 $2,109,166      Electric / HVAC      0       $  0.00       13       $429.40
220    Fleming Creek Circle              $2,096,270      Electric / HVAC      0       $  0.00       19       $503.00
225    99 Brainard Road                  $2,075,953          Electric        19       $612.89       37       $750.41
231    Southshore Point                  $2,029,164      Electric / HVAC      0       $  0.00        0       $  0.00
237    Fineberg Lancaster Apartments     $1,998,230      Electric / HVAC      0       $  0.00       23       $792.39
238    Fineberg Beacon Apartments        $1,998,230      Electric / HVAC      0       $  0.00       21       $787.00
244    7 Mt. Hood Road                   $1,908,860          Electric         0       $  0.00        0       $  0.00
251    British Square                    $1,846,863      Electric / HVAC      0       $  0.00       16       $381.00
252    Valencia Gardens                  $1,841,805      Electric / HVAC     96       $304.43       32       $365.34
255    Calhoun Shores Apartments         $1,791,118      Electric / HVAC      0       $  0.00       14       $673.85
256    Wyncrossing                       $1,781,080      Electric / HVAC      0       $  0.00        0       $  0.00
257    Garcia Apartments                 $1,759,530          Electric         3       $337.00       24       $475.00
259    Sycamore Hill                     $1,744,508      Electric / HVAC      0       $  0.00       28       $574.00
262    Bellmere Apartments               $1,664,647      Electric / HVAC      0       $  0.00       56       $463.64
268    Casa del Rey                      $1,549,161          Electric         0       $  0.00       82       $408.90
272    Twin Oaks Manor                   $1,540,714          Electric        12       $376.50       36       $472.00
275    116 Washington Street             $1,515,713          Electric        17       $621.47       13       $724.23
277    Newgate Apartments                $1,500,625      Electric / HVAC      0       $  0.00        1       $345.00
278    Roosevelt Apartments              $1,494,111          Electric         0       $  0.00       34       $600.73
284    5 Walbridge Street                $1,488,317          Electric        15       $624.00        1       $740.00
290    Aire Libre Apartments             $1,443,334      Electric / HVAC      0       $  0.00       20       $405.58
291    Shattalon Terrace                 $1,437,634      Electric / HVAC      0       $  0.00       20       $332.00
295    River Point Condos                $1,395,490      Electric / HVAC      0       $  0.00       25       $657.29
296    Villa Vallejo                     $1,390,364      Electric / HVAC      0       $  0.00        1       $  0.00
298    Crown Ridge Apartments            $1,370,746      Electric / HVAC      0       $  0.00        0       $  0.00
299    1334 Commonwealth Avenue          $1,350,072          Electric        14       $658.57       21       $762.38
303    Virginia Court Apartments         $1,317,072      Electric / HVAC      0       $  0.00       20       $616.50
304    Oakview Manor Apartments          $1,302,487      Electric / HVAC      0       $  0.00       78       $455.88

                                            2 BEDROOMS             3 BEDROOMS             4 BEDROOMS
                                       --------------------   --------------------   --------------------
SLOAN                                             WTD. AVG.              WTD. AVG.              WTD. AVG.
NO.            PROPERTY NAME           # UNITS   RENT/MONTH   # UNITS   RENT/MONTH   # UNITS   RENT/MONTH
157    Continental Luxury Apartments      40     $  856.82      10      $  917.86       0       $  0.00
158    Dohr Apartments                    69     $  604.72       0      $    0.00       0       $  0.00
161    Hamilton House                     19     $1,041.31       0      $    0.00       0       $  0.00
165    Fairway Greens Apartments          72     $  670.51       0      $    0.00       0       $  0.00
172    Desert Springs Apartments          39     $  518.61       0      $    0.00       0       $  0.00
179    Westminster Gardens               100     $  565.46       0      $    0.00       0       $  0.00
185    Kimberly Place                     36     $  641.47       0      $    0.00       0       $  0.00
186    Casa Del Sol Apartments            67     $  467.05       0      $    0.00       0       $  0.00
187    Lake Geneva Apts.                  96     $  506.67       0      $    0.00       0       $  0.00
203    Riverwood Apartments               64     $  672.50       0      $    0.00       0       $  0.00
208    Bennett Avenue Apartments          33     $  665.00      15      $  796.83       0       $  0.00
210    Strawberry Hills Apartments        30     $  662.60       0      $    0.00       0       $  0.00
217    Sunland Manor                      53     $  627.84      18      $  763.40       0       $  0.00
219    Craycroft Gardens                  41     $  526.50      40      $  601.60       7       $657.40
220    Fleming Creek Circle               79     $  620.00       2      $  650.00       0       $  0.00
225    99 Brainard Road                    3     $  766.67       0      $    0.00       0       $  0.00
231    Southshore Point                   48     $  664.36       0      $    0.00       0       $  0.00
237    Fineberg Lancaster Apartments      19     $1,032.63       0      $    0.00       0       $  0.00
238    Fineberg Beacon Apartments         16     $  987.50       0      $    0.00       0       $  0.00
244    7 Mt. Hood Road                     0     $    0.00      25      $1,309.96       0       $  0.00
251    British Square                     77     $  418.00       0      $    0.00       0       $  0.00
252    Valencia Gardens                   32     $  460.00       0      $    0.00       0       $  0.00
255    Calhoun Shores Apartments          27     $  960.83       1      $1,120.00       0       $  0.00
256    Wyncrossing                        35     $  624.00      28      $  681.00       0       $  0.00
257    Garcia Apartments                  38     $  592.00       0      $    0.00       0       $  0.00
259    Sycamore Hill                      22     $  617.00       0      $    0.00       0       $  0.00
262    Bellmere Apartments                 4     $  705.00       0      $    0.00       0       $  0.00
268    Casa del Rey                        0     $    0.00       1      $  680.00       0       $  0.00
272    Twin Oaks Manor                    26     $  593.60       4      $  693.66       0       $  0.00
275    116 Washington Street              10     $  855.00       0      $    0.00       0       $  0.00
277    Newgate Apartments                 99     $  429.71       0      $    0.00       0       $  0.00
278    Roosevelt Apartments                6     $  700.83       0      $    0.00       0       $  0.00
284    5 Walbridge Street                  2     $  800.00       0      $    0.00       0       $  0.00
290    Aire Libre Apartments              60     $  459.77       0      $    0.00       0       $  0.00
291    Shattalon Terrace                  60     $  381.00       0      $    0.00       0       $  0.00
295    River Point Condos                  9     $  836.11       0      $    0.00       0       $  0.00
296    Villa Vallejo                      70     $  477.00       0      $    0.00       0       $  0.00
298    Crown Ridge Apartments             40     $  564.00       0      $    0.00       0       $  0.00
299    1334 Commonwealth Avenue            0     $    0.00       0      $    0.00       0       $  0.00
303    Virginia Court Apartments          32     $  723.75       0      $    0.00       0       $  0.00
304    Oakview Manor Apartments            1     Employee        0      $    0.00       0       $  0.00

                                     III-2

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

                                                                                 STUDIOS               1 BEDROOMS
                                                                           --------------------   --------------------
LOAN                                                        UTILITIES                WTD. AVG.              WTD. AVG.
NO.            PROPERTY NAME           CURRENT BALANCE     TENANT PAYS     # UNITS   RENT/MONTH   # UNITS   RENT/MONTH
305    Timberline Forest Apartments     $1,296,395       Electric / HVAC      0       $  0.00        0       $  0.00
307    9 Egremont Road                  $1,292,198           Electric         0       $  0.00        8       $709.13
310    4 Vinal Street                   $1,265,256       Electric / HVAC      0       $  0.00        7       $780.00
317    Boulevard Apartments             $1,195,288       Electric / HVAC      0       $  0.00       16       $622.67
326    Victoria Square Apartments       $1,146,657       Electric / HVAC      0       $  0.00       16       $391.88
327    Foxfire Apartments               $1,145,354       Electric / HVAC      0       $  0.00       24       $371.88
328    Glen Arbor                       $1,133,572             None          47       $396.12       30       $450.53
343    Thomas Apartments                $  962,962       Electric / HVAC     39       $326.29        3       $360.00
347    The Pine Garden Apartments       $  890,463       Electric / HVAC      0       $  0.00        0       $  0.00
350    130 Englewood Street             $  813,236           Electric         0       $  0.00        0       $  0.00
352    1375 Commonwealth Avenue         $  748,377           Electric         4       $619.00       21       $736.00
354    Mid Cajon Apartments             $  678,023       Electric / HVAC      0       $  0.00        6       $450.00
360    1381 Commonwealth Avenue         $  513,886           Electric         0       $  0.00        7       $683.00
361    Pinegrove Place                  $  498,113       Electric / HVAC      2       $485.00        3       $730.00

                                            2 BEDROOMS             3 BEDROOMS             4 BEDROOMS
                                       --------------------   --------------------   --------------------
LOAN                                             WTD. AVG.              WTD. AVG.              WTD. AVG.
NO.            PROPERTY NAME           # UNITS   RENT/MONTH   # UNITS   RENT/MONTH   # UNITS   RENT/MONTH
305    Timberline Forest Apartments      42     $  536.92       24      $  650.00       0        $0.00
307    9 Egremont Road                   18     $1,013.68        0      $    0.00       0        $0.00
310    4 Vinal Street                    23     $  933.91        0      $    0.00       0        $0.00
317    Boulevard Apartments              14     $  746.15        0      $    0.00       0        $0.00
326    Victoria Square Apartments        56     $  440.19        0      $    0.00       0        $0.00
327    Foxfire Apartments                28     $  475.18        2      $  700.00       0        $0.00
328    Glen Arbor                         1     $  600.00        0      $    0.00       0        $0.00
343    Thomas Apartments                  0     $    0.00        0      $    0.00       0        $0.00
347    The Pine Garden Apartments        55     $  482.06        0      $    0.00       0        $0.00
350    130 Englewood Street               6     $  955.00        0      $1,292.00       0        $0.00
352    1375 Commonwealth Avenue           0     $    0.00        0      $    0.00       0        $0.00
354    Mid Cajon Apartments              12     $  577.00        4      $  675.00       0        $0.00
360    1381 Commonwealth Avenue           5     $  913.00        0      $    0.00       0        $0.00
361    Pinegrove Place                    9     $  855.00        0      $    0.00       0        $0.00

                                      III-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

MORGAN STANLEY                                                  March 18, 1998
Real Estate Debt Capital Markets
Mortgage/Asset Capital Markets

                       [MORGAN STANLEY DEAN WITTER LOGO]

                                 CMBS NEW ISSUE
                                   TERM SHEET
                               -----------------

                          PRICING DATE: MARCH 18, 1998
                               -----------------

                                 $1,143,843,000
                                 (APPROXIMATE)

                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                   HELLER FINANCIAL CAPITAL FUNDING, INC. AND

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1

                               -----------------

            MORGAN STANLEY DEAN WITTER          MERRILL LYNCH & CO.


THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1

-----------------------------------------------------------------------------------------------------------------------------
            INITIAL AGGREGATE                                                                     EXPECTED
           CERTIFICATE BALANCE                       RATING                                         FINAL
               OR NOTIONAL         SUBORDINATION     (DCR/          AVERAGE       PRINCIPAL     DISTRIBUTION     PASS-THROUGH
CLASS           AMOUNT(1)              LEVEL          S&P)           LIFE        WINDOW(3)(4)      DATE(3)          RATE(5)
-----------------------------------------------------------------------------------------------------------------------------
A-1           $225,000,000           $28.25%         AAA/AAA        5.44           1-106           01/15/07         6.19%
-----------------------------------------------------------------------------------------------------------------------------
A-2           $697,143,000            28.25          AAA/AAA        9.54          106-118          01/15/08         6.52
-----------------------------------------------------------------------------------------------------------------------------
X           $1,285,217,765(2)          --            AAA/AAA         --             --             02/15/18     Variable Rate(7)
-----------------------------------------------------------------------------------------------------------------------------
B              $67,474,000            23.00           AA/AA         9.80          118-118          01/15/08         6.58
-----------------------------------------------------------------------------------------------------------------------------
C              $64,261,000            18.00            A/A          9.80          118-118          01/15/08         6.75
-----------------------------------------------------------------------------------------------------------------------------
D              $64,261,000            13.00          BBB/BBB        9.87          118-119          02/15/08         7.10
-----------------------------------------------------------------------------------------------------------------------------
E              $25,704,000            11.00          BBB/BBB        9.88          119-119          02/15/08     Variable Rate(8)
-----------------------------------------------------------------------------------------------------------------------------
F(6)           $51,409,000             7.00           NR/BB+        10.24         119-141          12/15/09         7.18
-----------------------------------------------------------------------------------------------------------------------------
G(6)           $19,278,000             5.50           NR/BB         12.71         141-169          04/15/12         7.18
-----------------------------------------------------------------------------------------------------------------------------
H(6)           $12,852,000             4.50           NR/BB-        14.44         169-175          10/15/12         6.19
-----------------------------------------------------------------------------------------------------------------------------
J(6)           $25,705,000             2.50            NR/B         14.67         175-177          12/15/12         6.19
-----------------------------------------------------------------------------------------------------------------------------
K(6)            $9,639,000             1.75            NR/B-        14.77         177-179          02/15/13         6.19
-----------------------------------------------------------------------------------------------------------------------------
L(6)           $22,491,765             --              NR/NR        16.71         179-239          02/15/18         6.19
-----------------------------------------------------------------------------------------------------------------------------

Notes: (1) In the case of each such Class, subject to a permitted variance of plus or minus 5%.

       (2) The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.

       (3) Based on Maturity Assumptions described in the Prospectus Supplement.

       (4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions.

       (5) Other than the Class X Certificates and the E Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement. The Class X and E Certificates will accrue interest at a variable rate as described below.

       (6) To be offered privately.

       (7) The pass-through rate on the Class X Certificates on each Distribution Date will equal, in general, the excess, if any of (i) the weighted average Net Mortgage Rate over (ii) the weighted average of the pass-through rates applicable to the respective balances of principal balance Certificates.

       (8) The pass-through rate on the Class E Certificates equals the weighted average Net Mortgage Rate minus 0.17%.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1


I.   ISSUE CHARACTERISTICS

     Issue Type:              The Class A-1, A-2, X, B, C, D, and E Certificates
                              are offered pursuant to the Prospectus Supplement and accompanying Prospectus dated March 9, 1998, and the Class F, G, H, J, K, and L Certificates will be offered privately (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement Memorandum, dated
                              March 18, 1998.

     Securities Offered:      $1,143,843,000 monthly pay, multi-class
                              sequential pay commercial mortgage REMIC
                              Pass-Through Certificates, including five fixed-rate principal and interest Classes (Classes
                              A-1, A-2, B, C and D), one weighted average coupon principal and interest class (Class E) and one variable rate interest only class (Class X).

     Collateral:              The collateral consists of a $1,285,217,765 pool
                              of 352 fixed-rate commercial and multifamily
                              Mortgage Loans

     Sellers: Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc.

     Lead Manager:            Morgan Stanley & Co. Incorporated

     Co-Manager:              Merrill Lynch, Pierce, Fenner & Smith Incorporated

     Master Servicer:         AMRESCO Services, L.P.

     Special Servicer:        Lennar Partners, Inc.

     Trustee/Fiscal Agent:    LaSalle National Bank/ABN AMRO Bank N.V.

     Pricing Date:            March 18, 1998

     Closing Date:            March 27, 1998

     Distribution Dates:      The 15th of each month, commencing April 15, 1998

     Minimum Denominations:   $5,000 for Class A Certificates; $50,000 for all
                              other Certificates (other than the Class R
                              Certificates)

     Settlement Terms:        DTC, Euroclear and Cedel, same day funds, with
                              accrued interest

     Legal/Regulatory Status: The Class A-1, A-2, and X Certificates are
                              expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

     Risk Factors:            THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                              NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                              FACTORS AND OTHER SPECIAL CONSIDERATIONS" SECTION
                              OF THE PROSPECTUS SUPPLEMENT AND THE "RISK
                              FACTORS" SECTION OF THE PROSPECTUS.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1


II. STRUCTURE CHARACTERISTICS

The Certificates (other than the Class X, E and Class R Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                   Class X(1)
                                   ----------
Class A-1      AAA/AAA   6.19       $225.0MM
Class A-2      AAA/AAA   6.52       $697.1MM
Class B        AA/AA     6.58       $ 67.5MM
Class C        A/A       6.75       $ 64.3MM
Class D        BBB/BBB   7.10       $ 64.3MM
Class E        BBB-/BBB- 7.60(2)    $ 25.7MM
Class F        NR/BB+    7.18       $ 51.4MM
Class G        NR/BB     7.18       $ 19.3MM
Class H        NR/BB-    6.19       $ 12.9MM
Class J        NR/B      6.19       $ 25.7MM
Class K        NR/B-     6.19       $  9.6MM
Class L        NR/NR     6.19       $ 22.5MM

NR = Not Rated

Notes: (1) See Note (7) on Page T-1.
       (2) See Note (8) on Page T-1.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1


Interest Distributions:       Each Class of Certificates (other than the
                              Class R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate
                              Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates:           Class A-1:   6.19%
                              Class A-2:   6.52
                              Class B:     6.58
                              Class C:     6.75
                              Class D:     7.10
                              Class E:     7.60 (WAC Rate minus 0.17%)
                              Class F:     7.18
                              Class G:     7.18
                              Class H:     6.19
                              Class J:     6.19
                              Class K:     6.19
                              Class L:     6.19
                              Class X:     See Note (7) on page T-1

Principal Distributions:      Principal will be distributed on each
                              Distribution Date to the most senior Class (i.e., the Class with the earliest alphabetical/ numerical Class designation) of the Principal
                              Balance Certificates outstanding, until its
                              Certificate Balance is reduced to zero
                              (sequential order). If, due to losses, the Certificate Balances of the Class B through
                              Class L Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                              Certificate Balance of the Subordinate
                              Certificates, payments of principal to the Class
                              A-1 and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium            Prepayment Premiums (to the extent received) will
Allocation:                   be allocated among the Class X Certificates and
                              the Principal Balance Certificates (other than
                              Classes F, G, H, J, K, and L) entitled to distributions in respect of principal on any Distribution Date, as described in the Prospectus
                              Supplement under "DESCRIPTION OF THE CERTIFICATES-
                              Distributions of Prepayment Premiums."

Credit Enhancement:           Each Class of Certificates (other than Classes
                              A-1, A-2 and X) will be subordinate to all other
                              Classes with an earlier alphabetical Class designation.

Advancing:                    The Master Servicer, the Trustee, and the Fiscal
                              Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and Expense   Realized Losses and Expense Losses, if any, will
Losses:                       be allocated to the Class L, Class K, Class J,
                              Class H, Class G, Class F, Class E, Class D,
                              Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class X
                              Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1


Prepayment Interest Shortfalls:  For any Distribution Date, any Net Aggregate
                                 Prepayment Interest Shortfall for such
                                 Distribution Date will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:            An appraisal reduction generally will be
                                 created in the amount, if any, by which the Principal Balance of a Specially Serviced
                                 Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged
                                 Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I
                                 Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificates outstanding.

                                 An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.

Operating Adviser:               The Operating Adviser, which may be appointed
                                 by the Controlling Class, will have the right to receive notification concerning certain actions of the Special Servicer with respect to Specially Serviced Mortgage Loans, review and comment on proposed asset resolution strategies of the Special Servicer and replace the Special Servicer subject to, among other things, Rating Agency approval of the replacement Special Servicer.

Controlling Class:               The Controlling Class will generally be the
                                 most subordinate Class of Certificates
                                 outstanding at any time or, if the Certificate
                                 Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate Class of Principal
                                 Balance Certificates.

Special Servicer:                In general, the Special Servicer has the right
                                 to modify the terms of a Specially Serviced
                                 Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated
                                 Distribution Date, extend the maturity date of a Mortgage Loan which has a below market rate
                                 (except in limited circumstances), reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Stated Principal Balance of such Mortgage Loan.

Optional Termination:            The Depositor, then the Master Servicer, then
                                 the Special Servicer, the Controlling Class and then the holder of a majority of the R-1
                                 Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool
                                 Balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                                 Scheduled Principal Balance of the Mortgage
                                 Loans, plus accrued and unpaid interest and unreimbursed Advances.

Reports to Certificateholders:   The Trustee will prepare and deliver monthly
                                 Certificateholder Reports. The Special
                                 Servicer will prepare and deliver to the Trustee a monthly Special Servicer Report summarizing the status of each Specially
                                 Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage
                                 Loan, as available. Each of the reports will be available to the Certificateholders. A
                                 Report containing information regarding the
                                 Mortgage Loans will be available
                                 electronically.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1

III. SELLERS   Heller Financial Capital Funding, Inc.

               The Mortgage Pool includes 306 Mortgage Loans, representing approximately 84.3% of the Initial Pool Balance to be sold by Heller Financial Capital Funding, Inc. ("Heller") to the Depositor. Heller is a wholly owned subsidiary of Heller Financial, Inc. which was organized to acquire and sell loans secured by mortgages on commercial and multi-family real estate. All of the Mortgage Loans to be sold by Heller to the Depositor for the Mortgage Pool were originated by Heller Financial, Inc. or an affiliate thereof. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Financial has securitized over $1 billion of the commercial mortgage loans which it has originated.

               Morgan Stanley Mortgage Capital Inc.

               The Mortgage Pool includes 46 Mortgage Loans, representing approximately 15.7% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1

IV. COLLATERAL DESCRIPTION

    Summary: The Mortgage Pool consists of a $1,285,217,765 pool of 352 fixed-rate, first lien, mortgage loans secured by liens on commercial and multifamily properties located throughout 36 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average Mortgage Rate of 7.68% and a weighted average remaining term to maturity of 122 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                                PROPERTY SUMMARY

                                                                                            Weighted
                                                                            Weighted         Average
                                               Initial Pool   Weighted       Average          Debt      Weighted
                                 Aggregate      Balance as     Average    Remaining Term    Service      Average
                   Number of   Balance as of    of Cut-Off    Mortgage      to Stated       Coverage     Loan to
Property Type        Loans      Cut-Off-Date     Date (%)      Rate (%)    Maturity (mos)    Ratio       Value (%)
------------------------------------------------------------------------------------------------------------------
Multifamily            96       $407,168,588      31.68%         7.28%        121 mos         1.36x        74.0%
------------------------------------------------------------------------------------------------------------------
Retail                 57        262,311,122      20.41          7.82         132             1.36         73.2
------------------------------------------------------------------------------------------------------------------
Self Storage           86        201,006,960      15.64          8.05         120             1.66         67.6
------------------------------------------------------------------------------------------------------------------
Manufactured Housing
  Community            56        145,904,078      11.35          7.86         117             1.48         69.5
------------------------------------------------------------------------------------------------------------------
Office                 26        123,291,975       9.59          7.76         116             1.37         70.6
------------------------------------------------------------------------------------------------------------------
Hospitality             9         71,696,771       5.58          7.61         132             1.53         69.8
------------------------------------------------------------------------------------------------------------------
Industrial             18         59,875,089       4.66          7.92         118             1.38         70.5
------------------------------------------------------------------------------------------------------------------
Congregate Care         4         13,963,181       1.09          7.77         116             1.50         74.6
------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average             352      1,285,217,765     100.00          7.68         122             1.43         71.6
------------------------------------------------------------------------------------------------------------------

                          $1,143,843,000 (APPROXIMATE)
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-HF1

                            GEOGRAPHIC DISTRIBUTION
                            -----------------------

                   [GRAPHICS OF U.S. MAP SHOWING PERCENTAGES]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                          Morgan Stanley Capital I Inc.
                                    Depositor

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                  (cover continued on next page)

                              --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

      Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                             ----------------------

                              MORGAN STANLEY & CO.
                                   INCOPORATED

March 9, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUPPLEMENT......................................................  2
AVAILABLE INFORMATION......................................................  3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................  4
SUMMARY OF PROSPECTUS......................................................  5
RISK FACTORS...............................................................  13
DESCRIPTION OF THE TRUST FUNDS.............................................  20
USE OF PROCEEDS............................................................  26
YIELD CONSIDERATIONS.......................................................  26
THE DEPOSITOR..............................................................  30
DESCRIPTION OF THE CERTIFICATES............................................  30
DESCRIPTION OF THE AGREEMENTS..............................................  38
DESCRIPTION OF CREDIT SUPPORT..............................................  54
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES.................  57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  73
STATE TAX CONSIDERATIONS...................................................  98
ERISA CONSIDERATIONS.......................................................  99
LEGAL INVESTMENT........................................................... 101
PLAN OF DISTRIBUTION....................................................... 103
LEGAL MATTERS.............................................................. 103
FINANCIAL INFORMATION...................................................... 104
RATING..................................................................... 104
INDEX OF PRINCIPAL DEFINITIONS............................................. 105

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...............   Mortgage Pass-Through Certificates,
                                       issuable in series (the "Certificates").

Depositor...........................   Morgan Stanley Capital I Inc., a
                                       wholly-owned subsidiary of Morgan Stanley
                                       Group Inc. See "The Depositor."

Master Servicer.....................   The master servicer (the "Master
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named in the
                                       related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Collection and Other
                                       Servicing Procedures."

Special Servicer....................   The special servicer (the "Special
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named, or the
                                       circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                                       Supplement. See "Description of the
                                       Agreements--Special Servicers."

Trustee.............................   The trustee (the "Trustee") for each
                                       series of Certificates will be named in
                                       the related Prospectus Supplement. See
                                       "Description of the Agreements--The
                                       Trustee."

The Trust Assets....................   Each series of Certificates will
                                       represent in the aggregate the entire
                                       beneficial ownership interest in a Trust
                                       Fund consisting primarily of:

(a) Mortgage Assets.................   The Mortgage Assets with respect to each
                                       series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the
                                       "Mortgage Loans") and mortgage
                                       participations, mortgage pass-through
                                       certificates or other mortgage-backed
                                       securities evidencing interests in or
                                       secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage
                                       Loans and MBS. The Mortgage Loans will
                                       not be guaranteed or insured by the
                                       Depositor or any of its affiliates or,
                                       unless otherwise provided in the
                                       Prospectus Supplement, by any
                                       governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                                       "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties").

                                       The term "Mortgaged Properties" shall
                                       refer to Multifamily Properties or
                                       Commercial Properties, or both.

                                       To the extent described in the related
                                       Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                       The Mortgaged Properties may be located
                                       in any one of the fifty states, the
                                       District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                       Each Mortgage Loan may provide for no
                                       accrual of interest or for accrual of
                                       interest thereon at an interest rate (a
                                       "Mortgage Rate") that is fixed over its
                                       term or that adjusts from time to time,
                                       or that may be converted from an
                                       adjustable to a fixed Mortgage Rate, or
                                       from a fixed to an adjustable Mortgage
                                       Rate, from time to time at the
                                       mortgagor's election, in each case as
                                       described in the related Prospectus
                                       Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(b) Government Securities...........   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include,
                                       in addition to Mortgage Assets, certain
                                       direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively,
                                       "Government Securities").

(c) Collection Accounts.............   Each Trust Fund will include one or more
                                       accounts established and maintained on
                                       behalf of the Certificateholders into
                                       which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                                       Assets and other assets in the Trust
                                       Fund. Such an account may be maintained
                                       as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Certificate Account and Other
                                       Collection Accounts."

(d) Credit Support..................   If so provided in the related Prospectus
                                       Supplement, partial or full protection
                                       against certain defaults and losses on
                                       the Mortgage Assets in the related Trust
                                       Fund may be provided to one or more
                                       classes of Certificates of the related
                                       series in the form of subordination of
                                       one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered
                                       Certificates, or by one or more other
                                       types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit
                                       Support"). The amount and types of
                                       coverage, the identification of the
                                       entity providing the coverage (if
                                       applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes
                                       MBS will describe any similar forms of
                                       credit support that are provided by or
                                       with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See
                                       "Risk Factors--Credit Support
                                       Limitations" and "Description of Credit
                                       Support."

(e) Cash Flow Agreements............   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include
                                       guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates.
                                       (Currency exchange agreements might be
                                       included in the Trust Fund if some or all of the

                                       Mortgage Assets (such as Mortgage Loans
                                       secured by Mortgaged Properties located
                                       outside the United States) were
                                       denominated in a non-United States
                                       currency.) The principal terms of any
                                       such guaranteed investment contract or
                                       other agreement (any such agreement, a
                                       "Cash Flow Agreement"), including,
                                       without limitation, provisions relating
                                       to the timing, manner and amount of
                                       payments thereunder and provisions
                                       relating to the termination thereof,
                                       will be described in the Prospectus
                                       Supplement for the related series. In
                                       addition, the related Prospectus
                                       Supplement will provide certain
                                       information with respect to the obligor
                                       under any such Cash Flow Agreement. The
                                       Prospectus Supplement for any series of
                                       Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements."
                                       Description of Certificates.

Distributions on Certificates.......   Each series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage
                                       Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements."
                                       Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped
                                       Interest Certificates, as defined below) will have a stated principal amount (a
                                       "Certificate Balance") and (other than
                                       certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through
                                       Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through
                                       Rate, the method for determining the
                                       Pass-Through Rate.

                                       Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (col-lectively, "Subordinate
                                       Certificates") to one or more other
                                       classes of Certificates in respect of
                                       certain distributions on the
                                       Certificates; (iii) be entitled to
                                       principal distributions, with
                                       disproportionately low, nominal or no
                                       interest distributions (collectively,
                                       "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                       (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                       Principal Certificate component and a
                                       Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to
                                       Certificates with two or more
                                       components, references herein to
                                       Certificate Balance, notional amount and
                                       Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                       The Certificates will not be guaranteed
                                       or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(a) Interest........................   Interest on each class of Offered
                                       Certificates (other than Stripped
                                       Principal Certificates and certain
                                       classes of Stripped Interest
                                       Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest
                                       Certificates may be made on each
                                       Distribution Date on the basis of a
                                       notional amount as described in the
                                       related Prospectus Supplement.
                                       Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk
                                       Factors--Average Life of Certificates;
                                       Prepayments; Yields," "Yield
                                       Considerations" and "Description of the
                                       Certificates--Distributions of Interest
                                       on the Certificates."

(b) Principal.......................   The Certificates of each series initially
                                       will have an aggregate Certificate
                                       Balance no greater than the outstanding
                                       principal balance of the Assets as of,
                                       unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                                       "Cut-off Date"), after application of
                                       scheduled payments due on or before such date, whether or not received. The
                                       Certificate Balance of a Certificate
                                       outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                                       Fund. Unless otherwise provided in the
                                       related Prospectus Supplement,
                                       distributions of principal will be made
                                       on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero.
                                       Unless otherwise specified in the related
                                       Prospectus Supplement, distributions of
                                       principal of any class of Certificates
                                       will be made on
                                       a pro rata basis among all of the
                                       Certificates of such class or by random
                                       selection, as described in the related
                                       Prospectus Supplement or otherwise
                                       established by the related Trustee.
                                       Stripped Interest Certificates with no
                                       Certificate Balance will not receive
                                       distributions in respect of principal.
                                       See "Description of the
                                       Certificates--Distributions of Principal of the Certificates."

Advances............................   Unless otherwise provided in the related
                                       Prospectus Supplement, the Master
                                       Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund.
                                       Neither the Depositor nor any of its
                                       affiliates will have any responsibility
                                       to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus
                                       Supplement for any series, the Master
                                       Servicer will be entitled to receive
                                       interest on its outstanding advances,
                                       payable from amounts in the related Trust
                                       Fund. The Prospectus Supplement for any
                                       series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       MBS will describe any corresponding
                                       advancing obligation of any person in
                                       connection with such MBS. See
                                       "Description of the
                                       Certificates--Advances in Respect of
                                       Delinquencies."

Termination.........................   If so specified in the related Prospectus
                                       Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related
                                       Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus
                                       Supplement, the party specified therein
                                       will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related
                                       Prospectus Supplement, certain classes of
                                       Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates........   If so provided in the related Prospectus
                                       Supplement, one or more classes of the
                                       Offered Certificates will initially be
                                       represented by one or more Certificates
                                       registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry
                                       Registration" and "Description of the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates."

Tax Status of the Certificates......   The Certificates of each series will
                                       constitute either (i) "regular interests"
                                       ("REMIC Regular Certificates") and
                                       "residual interests" ("REMIC Residual
                                       Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor
                                       Trust Certificates") in a Trust Fund
                                       treated as a grantor trust under
                                       applicable provisions of the Code.


(a) REMIC...........................   REMIC Regular Certificates generally will
                                       be treated as debt obligations of the
                                       applicable REMIC for federal income tax
                                       purposes. Certain REMIC Regular
                                       Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
                                       Consequences" in the Prospectus
                                       Supplement.

                                       A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual
                                       Certificates, (ii) may be treated as
                                       unrelated business taxable income for
                                       holders of REMIC Residual Certificates
                                       that are subject to tax on unrelated
                                       business taxable income (as defined in
                                       Section 511 of the Code), and (iii) may
                                       be subject to foreign withholding rules.
                                       See "Certain Federal Income Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                       The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and
                                       (ii) "real estate assets" within the
                                       meaning of section 856(c)(4)(A) of the
                                       Code, in each case to the extent
                                       described herein and in the Prospectus.
                                       See "Certain Federal Income Tax
                                       Consequences" herein and in the
                                       Prospectus.

(b) Grantor Trust...................   If no election is made to treat the Trust
                                       Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the related Prospectus Supplement.

ERISA Considerations................   A fiduciary of an employee benefit plan
                                       or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section
                                       4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered
                                       Certificates could give rise to a
                                       transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                                       Considerations" herein and in the related

                                       Prospectus Supplement. To the extent
                                       specified in the related Prospectus
                                       Supplement, certain classes of
                                       Certificates may not be transferred
                                       unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment....................   The related Prospectus Supplement will
                                       specify whether any class or classes of
                                       the Offered Certificates will constitute
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984, as amended.
                                       Investors whose investment authority is
                                       subject to legal restrictions should
                                       consult their own legal advisors to
                                       determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                                       Investment" herein and in the related
                                       Prospectus Supplement.

Rating..............................   At the date of issuance, as to each
                                       series, each class of Offered
                                       Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See
                                       "Rating" herein and in the related
                                       Prospectus Supplement.

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

Obligor Default

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

      Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

        The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the

Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if he Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the

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

Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

Certain Federal Income Tax Considerations Regarding REMIC Residual Certificates

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


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

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

General

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month


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
period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before


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


the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

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


      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


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

Cash Flow Agreements

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition,


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

if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an

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

investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

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

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

            (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

            (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

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

Distributions of Interest on the Certificates

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial

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

aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's)

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

funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

      (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

      (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

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


      (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

      (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

      (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

      (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

      (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

      (xv) the aggregate amount of principal prepayments made during the related Due Period;

      (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

      (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate

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

Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

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

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

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

Representations and Warranties; Repurchases

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties,

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


as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

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      (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (vi) any amounts representing Prepayment Premiums;

      (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

      (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

      (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

      (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to the Certificateholders on each Distribution Date;

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      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause
      (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

      (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;


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      (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
      Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

      (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

      (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

      (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

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

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged

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Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and

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      further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the

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Certificate Account out of such proceeds, prior to distribution thereof to
Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements,


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business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any

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


transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

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

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.


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

Events of Default

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make

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


any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a


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

Trust Fund and the owner of record with respect to any Mortgaged
Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such

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

Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to the Whole Loans

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


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           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured



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by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

 General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power


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of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

 Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record

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


in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of

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junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 REO Properties

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

 Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to


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redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Anti-Deficiency Legislation

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease

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with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages


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or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements

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of the Mortgagors may provide that the commencement of a case under the
Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard

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insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of


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existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal


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statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of


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the Certificates of a Series or as of another specified date, no related
Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

Due-on-Sale and Due-on-Encumbrance

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior


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equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to



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mortgagors who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a. Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to



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original issue discount or certain other income items for which the
Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust


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Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

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
      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


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b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.


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      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus

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Supplement, utilize the original yield to maturity of the Grantor Trust
Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules

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may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and


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certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited

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Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC

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or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity.

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REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

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      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.


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      Although unclear at present, the Depositor intends to treat interest on a
REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular

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Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

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     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

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      The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss


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sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i)

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the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.


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      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC


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Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily


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accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that


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is a "noneconomic residual interest" may be subject to different rules. See
"--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      The Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the


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REMIC will not be subject to any Prohibited Transaction Tax, provided that the
REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions


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on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions
on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless


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no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


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                              ERISA CONSIDERATIONS

General

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

  General

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.


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  Availability of Underwriter's Exemption for Certificates

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

  General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also


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

consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the


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term "numerous obligors," no representation is made as to whether any class of
Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series or classes of Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                      102
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                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.


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                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                         INDEX OF PRINCIPAL DEFINITIONS

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Accrual Certificates....................................................... 31
ADA........................................................................ 71
Applicable Amount.......................................................... 93
ARM Loans.............................................................. 23, 78
Asset Conservation Act..................................................... 67
Asset Seller............................................................... 20
Assets.................................................................. 1, 20
Balloon Mortgage Loans..................................................... 16
Bankruptcy Code............................................................ 63
Book-Entry Certificates.................................................... 30
Cash Flow Agreement........................................................ 26
Cash Flow Agreements........................................................ 1
Cede.................................................................... 3, 36
CERCLA................................................................. 18, 68
Certificate Account........................................................ 41
Certificate Owners......................................................... 37
Certificateholders.......................................................... 3
Closing Date............................................................... 83
Commercial Loans........................................................... 20
Commercial Properties...................................................... 20
Commission.................................................................  3
Contributions Tax.......................................................... 95
Cooperatives............................................................... 20
Covered Trust.......................................................... 17, 54
CPR........................................................................ 28
Credit Support.......................................................... 1, 25
Crime Control Act.......................................................... 72
Deferred Interest.......................................................... 80
Definitive Certificates................................................ 30, 37
Depositor.................................................................. 20
Determination Date......................................................... 30
DTC..................................................................... 3, 37
Due Period................................................................. 31
Environmental Hazard Condition............................................. 68
Equity Participations...................................................... 24
ERISA...................................................................... 99
ERISA Plans................................................................ 99
Exchange Act................................................................ 3
Exemption................................................................. 100
FDIC....................................................................... 41
FHLMC...................................................................... 50
FNMA....................................................................... 68
Government Securities................................................... 1, 20
Indirect Participants...................................................... 37
Insurance Proceeds......................................................... 42
IRS........................................................................ 75
Labor...................................................................... 99


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                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

L/C Bank................................................................... 55
Lease....................................................................... 3
Lease Assignment............................................................ 1
Legislative History........................................................ 83
Lessee...................................................................... 3
Liquidation Proceeds....................................................... 42
Lock-out Date.............................................................. 24
Lock-out Period............................................................ 24
Mark-to-Market Regulations................................................. 93
Master REMIC............................................................... 82
MBS..................................................................... 1, 20
MBS Agreement.............................................................. 24
MBS Issuer................................................................. 24
MBS Servicer............................................................... 24
MBS Trustee................................................................ 24
Morgan Stanley............................................................ 103
Mortgage Loans.......................................................... 1, 20
Mortgage Notes............................................................. 20
Mortgage Rate.............................................................. 24
Mortgages.................................................................. 21
Multifamily Loans.......................................................... 20
Multifamily Properties..................................................... 20
NCUA...................................................................... 102
Nonrecoverable Advance..................................................... 34
Offered Certificates........................................................ 1
OID........................................................................ 75
OID Regulations............................................................ 75
Originator................................................................. 20
Participants............................................................... 37
Pass-Through Rate.......................................................... 32
Payment Lag Certificates................................................... 89
Permitted Investments...................................................... 41
Plans...................................................................... 99
Prepayment Assumption...................................................... 79
Prepayment Premium......................................................... 24
Prohibited Transactions Tax................................................ 95
RCRA....................................................................... 68
Record Date................................................................ 30
Related Proceeds........................................................... 34
Relief Act................................................................. 71
REMIC Certificates......................................................... 82
REMIC Regular Certificateholders........................................... 83
REMIC Regular Certificates................................................. 82
REMIC Regulations.......................................................... 73
REMIC Residual Certificateholder........................................... 90
REMIC Residual Certificates................................................ 82
REO Extension.............................................................. 61
REO Tax.................................................................... 61
Restricted Group.......................................................... 100
RICO....................................................................... 72


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

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Senior Certificates........................................................ 30
Servicing Standard......................................................... 44
SMMEA..................................................................... 101
SMMEA Certificates........................................................ 101
Special Servicer........................................................... 45
Stripped ARM Obligations................................................... 79
Stripped Bond Certificates................................................. 77
Stripped Coupon Certificates............................................... 77
Stripped Interest Certificates............................................. 30
Stripped Principal Certificates............................................ 30
Subordinate Certificates................................................... 30
Sub-Servicer............................................................... 45
Sub-Servicing Agreement.................................................... 45
Subsidiary REMIC........................................................... 82
Super-Premium Certificates................................................. 84
Title V.................................................................... 70
Trust Assets................................................................ 2
Trust Fund.................................................................. 1
UCC........................................................................ 37
Voting Rights.............................................................. 19
Warrantying Party.......................................................... 40


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